UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

WK Kellogg Co

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED AUGUST 7, 2025

WK KELLOGG CO

Battle Creek,

Michigan 49017-3534

     , 2025

To Our Shareowners:

You are cordially invited to attend a special meeting of shareowners (the “Special Meeting”) of WK Kellogg Co, a Delaware corporation (which we refer to as “WK Kellogg,” “the Company,” “we,” “us” or “our”), virtually, to be held at     [a.m./p.m.] Eastern Time, on    , 2025. The Special Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/KLG2025SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting.

On July 10, 2025, WK Kellogg entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) (a copy of which is attached as Annex A to the accompanying proxy statement) with Ferrero International S.A., a Luxembourg public limited company (“Parent”), and Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into WK Kellogg, with WK Kellogg surviving as a wholly owned indirect subsidiary of Parent (the “Merger”). If the Merger is completed, the holders of the common stock, par value $0.0001 per share, of WK Kellogg (the “Common Stock”), will receive $23.00 in cash, without interest and subject to applicable withholding taxes, for each share of Common Stock that they own immediately prior to the time the Merger becomes effective (the “Effective Time”) (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”)). For more information, please see the section of the accompanying proxy statement entitled “The Merger Agreement.”

At the Special Meeting, you will be asked to consider and vote on:

•	a proposal to adopt and approve the Merger Agreement (the “Merger Proposal”);

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to WK Kellogg’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•

a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The WK Kellogg Board of Directors (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. After due and careful discussion and consideration, the Board unanimously (i) determined that it was in the best interests of WK Kellogg and WK Kellogg shareowners, and declared it advisable, to enter into the

Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by WK Kellogg shareowners at the Special Meeting.

Accordingly, the Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

In connection with the execution of the Merger Agreement, Parent entered into a voting agreement (each, a “Voting Agreement”) with each of (1) the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Kellogg Foundation Trust”), (2) certain trusts and entities, including family partnerships, which Zachary Gund and/or members of his family serve as trustees or manage (the “Gund Entities”) and (3) certain trusts benefiting members of the Gund family (collectively, the “Gund Trusts” and, each of the Kellogg Foundation Trust, the Gund Entities and the Gund Trusts, a “Voting Agreement Shareowner”) (copies of which are attached as Annexes B, C and D to the accompanying proxy statement, respectively), pursuant to which each Voting Agreement Shareowner agreed, upon the terms and subject to the conditions of its respective Voting Agreement, among other things, to cause the shares of Common Stock held by the respective shareowner(s) named therein to be voted in favor of the Merger Proposal and against any alternative business combination transaction at the Special Meeting. For more information, please see the section of the accompanying proxy statement entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, Gund Entities and Gund Trusts, please see the section of the accompanying proxy statement entitled “Certain Beneficial Owners of Common Stock.”

The accompanying proxy statement provides you with more specific information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about WK Kellogg from the documents WK Kellogg files with the U.S. Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.

Your vote is very important. If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure of any WK Kellogg shareowner to vote will have the same effect as a vote against the Merger Agreement. If a quorum is present at the Special Meeting, approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, WK Kellogg requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a shareowner of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee to be able to vote at the Special Meeting.

Please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the accompanying proxy statement.

If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or the accompanying proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Toll-Free: (800) 967-5068

Email: KLG@dfking.com

Thank you for your cooperation and continued support.

Sincerely,

Gary Pilnick

Chairman and Chief Executive Officer

The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED     , 2025 AND IS FIRST BEING MAILED

TO SHAREOWNERS OF WK KELLOGG ON OR ABOUT     , 2025

WK KELLOGG CO

Battle Creek,

Michigan 49017-3534

NOTICE OF SPECIAL MEETING OF SHAREOWNERS

TO BE HELD    , 2025

To Our Shareowners:

A special meeting of shareowners (the “Special Meeting”) of WK Kellogg Co, a Delaware corporation (which we refer to as “WK Kellogg,” “the Company,” “we,” “us” or “our”), will be held virtually at    [a.m./p.m.] Eastern Time, on     , 2025. The Special Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/KLG2025SM for the following purposes:

1.   Adoption and Approval of the Merger Agreement. To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 10, 2025 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) by and among WK Kellogg, Ferrero International S.A., a Luxembourg public limited company (“Parent”), and Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into WK Kellogg, with WK Kellogg surviving as a wholly owned indirect subsidiary of Parent (such merger, the “Merger” and such proposal, the “Merger Proposal”);

2.   Advisory Compensation Proposal. To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to WK Kellogg’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3.   Adjournment Proposal. To vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The WK Kellogg Board of Directors (the “Board”), at a meeting duly called and held, has by unanimous vote (i) determined that it was in the best interests of WK Kellogg and the holders of the outstanding shares of WK Kellogg’s common stock, par value $0.0001 per share (the “Common Stock” and such holders, the “WK Kellogg shareowners”), and declared it advisable, to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by WK Kellogg shareowners at a meeting thereof. Accordingly, the Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

WK Kellogg will transact no other business at the Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Board. This proxy statement, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the section entitled “The Merger Agreement” beginning on page 86 of this proxy statement for a description of the transactions contemplated by the Merger Agreement.

For purposes of attendance at the Special Meeting, all references in the proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting. If a quorum is present at the Special Meeting, approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to complete the Merger. The failure to vote will have the same effect as a vote against the Merger Proposal. WK Kellogg shareowners will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal. If a quorum is present at the Special Meeting, approvals of the Advisory Compensation Proposal and the Adjournment Proposal (which are not conditions to the consummation of the Merger) each require the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting.

A shareowner who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares if the Merger is completed, but only if such shareowner submits a written demand for appraisal to WK Kellogg prior to the time the vote is taken on the Merger Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 121 of this proxy statement.

The Board has fixed the close of business on     , 2025 as the record date (the “Record Date”) for the determination of the WK Kellogg shareowners entitled to receive notice of, and to virtually vote at, the Special Meeting or any adjournment or postponement thereof. The WK Kellogg shareowners of record as of the close of business on the Record Date are the only WK Kellogg shareowners that are entitled to receive notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Regardless of whether there is a quorum, the presiding chairman may adjourn the Special Meeting. For additional information regarding the Special Meeting, please see the section entitled “The Special Meeting of WK Kellogg’s Shareowners” beginning on page 27 of this proxy statement.

To ensure your shares are represented and voted at the Special Meeting, please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, please submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.

If you have any questions or need assistance voting your shares, please contact:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005 Toll-Free: (800) 967-5068

Email: KLG@dfking.com

By Request of the Chair of the Board,

Gordon Paulson

Vice President, Chief Corporate Counsel and Secretary

Battle Creek, Michigan

     , 2025

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE BY (i) TELEPHONE USING THE TOLL-FREE NUMBER ON YOUR PROXY CARD, (ii) VISITING THE INTERNET SITE LISTED ON THE PROXY CARD OR (iii) SUBMITTING YOUR PROXY OR VOTING INSTRUCTION CARD BY MAIL BY USING THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Properly executed proxy cards with no voting instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, WK Kellogg requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a shareowner of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee to be able to vote at the Special Meeting.

Please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, please submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.

This proxy statement provides a detailed description of the Merger, the Merger Agreement and the other matters to be considered at the Special Meeting. We urge you to carefully read this proxy statement, including any documents incorporated by reference, and the annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Toll-Free: (800) 967-5068

Email: KLG@dfking.com

i

ii

iii

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as a WK Kellogg shareowner. To understand the Merger (as defined below) fully and for a more complete description of the terms of the Merger, you should read this entire proxy statement carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 127. Items in this summary include a page reference directing you to a more complete description of those items. In this proxy statement, the terms “WK Kellogg,” “the Company,” “we,” “our” and “us” refer to WK Kellogg Co, its divisions and subsidiaries taken as a whole, unless the context requires otherwise.

The Parties to the Merger (See page 26)

WK Kellogg

WK Kellogg is an iconic North American food company with a differentiated portfolio of brands that have delighted our consumers for over a century. As a leading manufacturer, marketer and distributor of branded ready-to-eat cereal, we endeavor to provide consumers with high-quality products while promoting consumer health and well being. Our products are manufactured in the United States, Canada, and Mexico and marketed in the United States, Canada and the Caribbean. Kellogg Company (now known as Kellanova), formally founded in 1906 as a mission-led and family-oriented company, sprang to life when W. K. Kellogg changed breakfast forever by creating Corn Flakes in Battle Creek, Michigan. We have since upheld W. K. Kellogg’s passion and commitment to wellness by producing nutritious, high quality and delicious cereal. Our net sales for 2024 were $2.7 billion.

WK Kellogg was incorporated in Delaware in 2022. Our principal executive offices are located at WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 and our telephone number is (269) 401-3000. Our website address is www.wkkellogg.com.

A detailed description of WK Kellogg’s business is contained in WK Kellogg’s Annual Report filed on Form 10-K for the fiscal year ended December 28, 2024, as amended by WK Kellogg’s Annual Report filed on Form 10-K/A for the fiscal year ended December 28, 2024, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 127.

WK Kellogg’s common stock, par value $0.0001 per share (“Common Stock”), is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “KLG.”

Ferrero International S.A.

Ferrero International S.A., a Luxembourg public limited company, which we refer to as “Parent,” or “Ferrero,” began its journey in the small town of Alba in Piedmont, Italy, in 1946 and has since grown into one of the largest sweet-packaged food companies, delighting people around the world with its beloved treats. Today, the Ferrero Group proudly offers more than 35 iconic brands available in over 170 countries. This is bolstered by Ferrero affiliated companies which include Ferrara, Nonni’s, Fox’s & Burton’s Biscuits and Fine Biscuits Company.

Ferrero entered the US market in 1969 and today Ferrero Group and Ferrero affiliated companies boast an impressive stable of global brands and beloved local jewels including Nutella®, Kinder®, Tic Tac®, Ferrero

Rocher®, Butterfinger®, CRUNCH®, Baby Ruth®, Fannie May®, Keebler, Famous Amos®, Mother’s®, Power Crunch®, NERDS®, Jelly Belly®, SweeTARTS®, Brach’s®, Black Forest®, Trolli®, Laffy Taffy®, Lemonheads®, Halo Top®, Blue Bunny® and Bomb Pop®.

In total, the more than 61,000 employees within the Ferrero family of companies are dedicated to helping people celebrate life’s special moments with high-quality products and fulfilling the company’s deep commitment to the planet and the communities in which it operates around the world.

Parent has its executive offices located at 16, Route de Trèves, L-2633 Senningerberg, Luxembourg.

Frosty Merger Sub, Inc.

Frosty Merger Sub, Inc., which we refer to as “Merger Sub,” is a Delaware corporation and a wholly owned indirect subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement (as defined below) and consummating the transactions contemplated by the Merger Agreement.

The Special Meeting of WK Kellogg’s Shareowners (See page 27)

A special meeting of WK Kellogg (the “Special Meeting”) will be held virtually at    , on    , 2025, at    [a.m./p.m.] Eastern Time. The Special Meeting is being held to consider and vote on the following proposals:

•

to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 10, 2025 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among WK Kellogg, Parent and Merger Sub, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into WK Kellogg, with WK Kellogg surviving as a wholly owned indirect subsidiary of Parent (the “Merger” and such proposal, the “Merger Proposal”);

•

to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to WK Kellogg’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•

to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal by the requisite holders of Common Stock (“WK Kellogg shareowners”). Approval of the Advisory Compensation Proposal and Adjournment Proposal are not conditions to the obligation of the parties to complete the Merger.

Only holders of record of outstanding shares of Common Stock as of the close of business on    , 2025 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. WK Kellogg shareowners may cast one vote for each share of Common Stock owned as of the close of business on the Record Date for each proposal.

As of the close of business on the Record Date, there were    shares of Common Stock issued and outstanding.

If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a WK

Kellogg shareowner’s abstention from voting or the failure of a WK Kellogg shareowner to vote (including the failure of a WK Kellogg shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Bylaws of WK Kellogg (as amended, the “Bylaws”), if a quorum is present at the Special Meeting, approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a WK Kellogg shareowner who is present in person or represented by proxy at the Special Meeting and who abstains from voting on either the Advisory Compensation Proposal or the Adjournment Proposal, such shareowner’s abstention will be counted in connection with the determination of whether a quorum is present with respect to such proposal and will have the same effect as a vote “AGAINST” such proposal. The failure of a WK Kellogg shareowner of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a WK Kellogg shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on the outcome of either the Advisory Compensation Proposal or the Adjournment Proposal.

The Merger and the Merger Agreement (See page 86)

You are being asked to adopt and approve the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing (as defined below), Merger Sub will be merged with and into WK Kellogg, with WK Kellogg surviving as a wholly owned indirect subsidiary of Parent. The Merger and the other transactions contemplated by the Merger Agreement are referred to in this proxy statement as the “transactions” and the closing thereof as the “Closing.” The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully, and in its entirety, as it is the primary legal document that governs the Merger. Following the Merger, the Common Stock will be delisted from the NYSE, will be deregistered under Section  14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and will cease to be publicly traded.

When the Merger is Expected to be Completed (See page 21)

WK Kellogg and Parent are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. WK Kellogg currently anticipates that the Merger will be completed within the second half of 2025. To complete the Merger, WK Kellogg must obtain the required WK Kellogg shareowner approval and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), certain other regulatory approvals and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement—Conditions of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed within the second half of 2025.

Consideration to be Received in the Merger (See page 87)

At the time the Merger becomes effective (the “Effective Time”), each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”)), will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $23.00 per share, without interest and subject to applicable withholding taxes (the “Per Share Price”). In addition, in respect of each such share of Common Stock, if WK Kellogg declares and sets a record date for a dividend as permitted under the Merger Agreement (as further described in the section entitled “The Merger Agreement—Covenants Regarding Conduct of Business by the Company until the Effective Time” beginning on page 93), and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, such dividend (and any applicable dividend equivalent rights to the extent any holder of a WK Kellogg equity award is entitled to such rights under the terms of such equity awards as in effect on the date WK Kellogg declares the applicable dividend) will be paid to holders of record as of such record date on the scheduled payment date.

Voting Agreements (See page 113)

In connection with the execution of the Merger Agreement, Parent entered into voting agreements (each, a “Voting Agreement”), pursuant to which each Voting Agreement Shareowner (as defined below) agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Kellogg Foundation Trust”), certain trusts and entities, including family partnerships, which Zachary Gund and/or members of his family serve as trustees or manage (the “Gund Entities”) and certain trusts benefiting members of the Gund family (collectively, the “Gund Trusts,” and, each of the Kellogg Foundation Trust, the Gund Entities and the Gund Trusts, a “Voting Agreement Shareowner”), please see the section entitled “Certain Beneficial Owners of Common Stock” beginning on page 115.

Recommendation of the Board and Its Reasons for the Merger (See page 48)

The WK Kellogg Board of Directors (the “Board”) has unanimously (i) determined that it was in the best interests of WK Kellogg and WK Kellogg shareowners, and declared it advisable, to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by WK Kellogg shareowners at the Special Meeting. Accordingly, the Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information on the factors considered by the Board in reaching this decision and the recommendation of the Board, please see the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger.”

Opinions of Financial Advisors of WK Kellogg (See page 59)

WK Kellogg retained each of Goldman Sachs & Co. LLC (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as financial advisors to the Board in connection with the proposed Merger. At the meeting of the Board on July 10, 2025, Goldman Sachs rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that as of such date, and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. At the meeting of the Board on July 10, 2025, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that as of such date, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, the Per Share Price to be received by the holders of shares of Common Stock (other than holders of shares of Common Stock (i) held by WK Kellogg as treasury stock, (ii) owned by Parent or any of its subsidiaries or (iii) as to which dissenters’ rights have been perfected (clauses (i), (ii) and (iii), collectively, the “Excluded Shares”)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full texts of the written opinions of Goldman Sachs, dated July 10, 2025, and of Morgan Stanley, dated July 10, 2025, which set forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by each of Goldman Sachs and Morgan Stanley in rendering its opinion, are attached to this proxy statement as Annex E and Annex F, respectively. You are encouraged to read the opinions carefully and in their entirety. The summaries of the respective opinions of Goldman Sachs and Morgan Stanley set forth herein are qualified in their entirety by reference to the full texts of the respective opinions. For a further discussion of the opinions that the Board received from each of Goldman Sachs and Morgan Stanley, see the sections entitled “The Merger—Opinion of Goldman Sachs & Co. LLC” and “The Merger—Opinion of Morgan Stanley & Co. LLC” beginning on pages 59 and 67, respectively, and the full text of the written opinions of Goldman Sachs and Morgan Stanley attached as Annex E and Annex F, respectively, to this proxy statement.

Interests of WK Kellogg’s Directors and Executive Officers in the Merger (See page 76)

In considering the recommendation of the Board that WK Kellogg shareowners vote to approve the Merger Proposal, WK Kellogg shareowners should be aware that WK Kellogg’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of WK Kellogg shareowners generally. These interests include, among others:

•

the treatment of RSUs, PSUs and DSUs (each as defined below) held by directors and executive officers and the treatment of purchase rights under the WK Kellogg Employee Stock Purchase Plan (the “ESPP”), in each case, in accordance with the terms of the Merger Agreement;

•

WK Kellogg’s executive officers participate in the WK Kellogg Change of Control Severance Policy for Key Executives (the “COC Severance Policy”), which provides for certain severance payments or benefits in the event of a qualifying termination of employment following the completion of the Merger; and

•	continued indemnification coverage under a tail directors’ and officers’ liability insurance policy following the Merger, in accordance with the terms of the Merger Agreement.

The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to WK Kellogg shareowners. Sherry Brice and Parent also separately entered into a retention arrangement. See the section entitled “The Merger—Interests of WK Kellogg’s Directors and Executive Officers in the Merger” beginning on page 76.

Treatment of WK Kellogg Incentive Awards (See page 87)

At the Effective Time, all WK Kellogg equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment.

Restricted Stock Units. Each restricted stock unit of WK Kellogg (each, an “RSU”), including all dividend equivalents accrued or credited with respect to such RSU, that is outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder of such vested RSU to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU, and each RSU, including all dividend equivalents accrued or credited with respect to such RSU that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder of such unvested RSU to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes) (the “Converted RSU Cash Award”) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU. All Converted RSU Cash Awards will be paid on the applicable vesting date(s) that applied to the corresponding RSU, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment (unless the Converted RSU Cash Awards relate to an annual RSU grant made as a part of WK Kellogg’s standard 2026 annual grant cycle prior to the Effective Time, in which case such Converted RSU Cash Award will vest on a pro rata basis upon such qualifying termination).

Performance-Based Restricted Stock Units. Each performance-based restricted stock unit of WK Kellogg (each, a “PSU”), including all dividend equivalents accrued or credited with respect to such PSU, that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes) (the “Converted PSU Cash Award”) equal to the Per Share Price multiplied by the number of shares of Common Stock issuable pursuant to such PSUs determined assuming achievement at 140% of target performance. All Converted PSU Cash Awards will be paid at the end of the applicable performance period that applied to the corresponding PSUs, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment.

Deferred Stock Units. Each deferred stock unit of WK Kellogg (a “DSU”), whether vested or unvested, including all dividend equivalents accrued or credited with respect to such DSU, that is outstanding as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder thereof to receive, at the time specified under their applicable terms and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of the Per Share Price and the number of shares of Common Stock underlying such DSU.

Treatment of Employee Stock Purchase Plan. As soon as practicable following the date of the Merger Agreement, WK Kellogg is required to take all actions necessary to provide that, contingent on the consummation of the Merger, (i) no new purchase period under the ESPP will commence after July 10, 2025, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current purchase period from those in effect as of July 10, 2025, (iii) there will be no new participants in the ESPP following July 10, 2025, (iv) each outstanding purchase right will be fully exercised on the earlier of the scheduled purchase date for such purchase period and the date immediately prior to the Effective Time, and (v) the ESPP will terminate immediately prior to the Effective Time.

Financing of the Merger (See page 74)

The Merger Agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that their obligations under the Merger Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

Conditions of the Merger (See page 107)

The obligations of WK Kellogg, Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by WK Kellogg shareowners;

•

the expiration or termination of any applicable waiting periods (and any extensions thereof) under the HSR Act, and receipt of the approvals, clearances, expirations or waivers of waiting periods under certain specified foreign regulatory laws (see the section entitled “The Merger—Regulatory Approvals”);

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

•

the receipt of a waiver of Section 4.2(c) of the Tax Matters Agreement, dated as of September 29, 2023, by and among Kellanova (“Kellanova”) and WK Kellogg (the “Tax Matters Agreement”), which Kellanova has agreed to provide pursuant to the Waiver Agreement, dated as of July 10, 2025, by and between WK Kellogg and Kellanova (the “Waiver Agreement”), subject to the receipt by WK Kellogg and Kellanova of certain closing tax opinions, and the accuracy of certain statements of fact and representations as of the Closing date.

In addition, Parent and Merger Sub’s obligations to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following additional conditions:

•

the accuracy of certain representations and warranties made by WK Kellogg set forth in the Merger Agreement (generally subject to materiality qualifications) (as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger”);

•

WK Kellogg having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by WK Kellogg at or prior to the Closing;

•

since the date of the Merger Agreement, no Company Material Adverse Effect and no change, event, effect, development or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement—Representations and Warranties”), has arisen or occurred following the date of the Merger Agreement;

•

subject to certain limitations, receipt by Parent of the written opinion (the “Parent Closing U.S. Tax Opinion”) of Parent’s tax counsel in the United States (the “Parent U.S. Tax Counsel”) that the Merger contemplated by the Merger Agreement will not affect the tax-free status of the Spin-off (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Tax Matters”) (with respect to U.S. federal income tax matters). Notwithstanding the foregoing, this condition will not apply (and will not be a condition to the obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement) if such tax counsel determines it cannot render such opinion for other reasons than as a result of (a) material changes in (i) law or (ii) facts, as set forth in either WK Kellogg or Parent representation letters or certain sections of the confidential disclosure letter or (b) any breach (other than a breach in a de minimis respect) by WK Kellogg or Kellanova of the Waiver Agreement or any of the covenants set forth in Section 6.18 of the Merger Agreement; and

•	certain other conditions as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger”).

WK Kellogg’s obligation to consummate the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the accuracy of certain representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement (generally subject to materiality qualifications) (as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger”);

•

Parent and Merger Sub having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing; and

•	receipt by WK Kellogg of a certificate of Parent and Merger Sub, executed for and on behalf of Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

WK Kellogg, Parent and Merger Sub can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

No Solicitation of Acquisition Proposals by WK Kellogg (See page 96)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, WK Kellogg and its subsidiaries agreed to not, and agreed to not authorize or knowingly permit any of their respective representatives to, directly or indirectly:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Acquisition Proposal; Superior Proposal”);

•

furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to WK Kellogg or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or personnel, of WK Kellogg or any of its subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal);

•	approve, endorse or recommend an Acquisition Proposal;

•	approve, endorse or recommend any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL; or

•

approve, endorse, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to any Acquisition Transaction (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Acquisition Proposal; Superior Proposal”).

See the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Acquisition Proposal; Superior Proposal” beginning on page 96 for additional information.

Termination of the Merger Agreement (See page 109)

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and WK Kellogg;

•	by either Parent or WK Kellogg if:

•

any governmental authority has issued a permanent injunction or final and non-appealable judgment or order, which remains in effect, or there is any statute, law or regulation, that prohibits, makes illegal, or enjoins the consummation of the Merger;

•

the Merger is not consummated on or before 11:59 p.m., New York City time, on January 10, 2026 (the “Termination Date”); provided that, if as of the Termination Date (a) the parties have not received any of (i) the expiration or termination of any applicable waiting periods (and any extensions thereof) under the HSR Act, or (ii) the approvals, clearances, expirations or waivers of waiting periods under certain specified foreign regulatory laws, or (b) any of the specified antitrust regulatory approvals of the Merger have not been received or waived, or there is a law, injunction or order from any governmental authority prohibiting, enjoining or otherwise making illegal the consummation of the Merger (solely to the extent such order or injunction arises under any antitrust law), the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on July 10, 2026; or

•	if the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting;

•	by Parent if:

•

WK Kellogg breaches or fails to perform (i) any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than as related to the Waiver Agreement or other tax matters) in any respect that would result in a condition to the Closing not being satisfied or (ii) in any respect its covenants or other agreements related to the Waiver Agreement or other tax matters, in each case if such breach has not been timely cured; or

•	prior to the adoption of the Merger Agreement by WK Kellogg shareowners, after being notified that the Board has effected a Company Board Recommendation Change; and

•	by WK Kellogg if:

•

Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the Closing not being satisfied and such breach has not been timely cured; or

•

prior to the adoption of the Merger Agreement by WK Kellogg shareowners, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received after July 10, 2025, if WK Kellogg has complied with its covenants and other agreements (other than any de minimis breach) related to the no-shop with respect to such Superior Proposal, and pays, or causes to be paid, to Parent the Company Termination Fee (as defined below) substantially concurrently with such termination;

in each case, as more fully described in the section entitled “The Merger Agreement—Termination” beginning on page 109.

Expenses (See page 111)

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses.

Company Termination Fee (See page 111)

If the Merger Agreement is terminated in specified circumstances, WK Kellogg will be required to pay or cause to be paid to Parent a termination fee of $73,543,400 (the “Company Termination Fee”).

The circumstances for the Company Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 111.

Parent Termination Fee (See page 111)

If the Merger Agreement is terminated in specified circumstances, Parent will be required to pay or cause to be paid to WK Kellogg a termination fee of $105,062,000 (the “Parent Termination Fee”).

These circumstances for the Parent Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 111.

U.S. Federal Income Tax Considerations (See page 81)

The receipt of cash by U.S. holders (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 81) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.

Any gain realized by a non-U.S. holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 81) pursuant to the Merger generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Regulatory Approvals (See page 84)

The obligations of Parent and WK Kellogg to consummate the Merger are subject to the expiration or termination of the waiting period (and any extensions thereof) applicable to the Merger under the HSR Act. Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) and statutory waiting period requirements have been satisfied. On August 5, 2025, both WK Kellogg and Parent filed or caused to be filed their respective Notification and Report Forms with the FTC and the DOJ and requested “early termination” of the waiting period. The 30-day waiting period under the HSR Act is expected to expire at 11:59 p.m., Eastern Time, on September 4, 2025 unless earlier terminated or extended by the issuance of a request for additional information and documentary material (a “Second Request”) to the parties by the FTC or the DOJ prior to that time. If the FTC or the DOJ issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with such request unless earlier terminated by the FTC or the DOJ. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transaction, the FTC or the DOJ could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.

The consummation of the Merger is also conditioned upon the clearance or approval by antitrust authorities in certain other specified jurisdictions. The Merger cannot be completed until WK Kellogg and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired, been terminated or waived in such jurisdictions.

Beneficial Ownership (See page 115)

At the close of business on July 28, 2025, WK Kellogg’s directors and current executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 1,010,995 shares of Common Stock, collectively representing approximately 1.2% of the shares of Common Stock outstanding on that date. WK Kellogg currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (if necessary). For more information regarding the security ownership of WK Kellogg directors and executive officers, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, (1) the Kellogg Foundation Trust has agreed to vote 13,505,159 shares of Common Stock, representing 15.6% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Kellogg Foundation Trust thereafter, (2) the Gund Entities have agreed to vote 726,106 shares of Common Stock, representing 0.8% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Gund Entities thereafter and (3) the Gund Trusts have agreed to vote 4,535,731 shares of Common Stock, representing 5.2% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Gund Trusts thereafter, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Voting Agreements” beginning on page 113.

Stock Exchange Delisting; Deregistration (See page 75)

Prior to the Effective Time, WK Kellogg will, and will cause its subsidiaries to, reasonably cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to cause the delisting of the Common Stock from the NYSE by WK Kellogg, as the surviving corporation in the Merger (“Surviving Corporation”), as promptly as practicable after the Effective Time and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after such delisting.

Litigation Related to the Merger (See page 84)

As of the date of this proxy statement, no shareowner litigation related to the Merger Agreement has been brought against WK Kellogg or any members of the Board.

Appraisal Rights (See page 121)

Under the DGCL, a holder or beneficial owner of Common Stock who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares of Common Stock as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) if the Merger is completed, but only if such holder or beneficial owner strictly complies with the procedures set forth in Section 262 of the DGCL (“Section 262”). The appraisal amount for each share of Common Stock could be more than, the same as or less than the Per Share Price. Any holder or beneficial owner of Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to WK Kellogg prior to the vote on the Merger Proposal at the Special Meeting and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Market Price of the Common Stock

The Per Share Price of $23.00 per share in cash represents a premium of approximately 40% to WK Kellogg’s 30-day trading period volume weighted average price (“VWAP”) of the Common Stock prior to July 8, 2025, the last full trading day prior to a published article by Reuters reporting that Parent was exploring an acquisition of WK Kellogg. On     , 2025, which is the latest practicable trading day before this proxy statement was printed, the closing price of a share of Common Stock on the NYSE was $    . You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.

Additional Information

You can find more information about WK Kellogg in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Merger. They may not include all the information that is important to WK Kellogg shareowners. WK Kellogg shareowners should carefully read this entire proxy statement, including the annexes and the other documents referred to herein and incorporated by reference.

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because WK Kellogg has agreed to be acquired pursuant to an all-cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into WK Kellogg, the separate corporate existence of Merger Sub will cease and WK Kellogg will continue as the Surviving Corporation and as a wholly owned indirect subsidiary of Parent. The Merger Agreement governs the terms of the Merger of Merger Sub and WK Kellogg and is attached to this proxy statement as Annex A. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting.

To complete the Merger, among other things, WK Kellogg shareowners must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety, together with any documents incorporated by reference and the annexes, contains important information about the Special Meeting, the Merger and other matters.

Q:	What will happen in the Merger?

A:

The Merger Agreement sets forth the terms and conditions of the proposed Merger. Under the Merger Agreement, Merger Sub will be merged with and into WK Kellogg, the separate corporate existence of Merger Sub will cease and WK Kellogg will continue as the Surviving Corporation and as a wholly owned indirect subsidiary of Parent. The Merger Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the proposed Merger, its effects and the other transactions contemplated by the Merger Agreement, please see the section entitled “The Merger.”

Q:	What are WK Kellogg shareowners being asked to vote on?

A:

WK Kellogg is holding the Special Meeting to vote on the Merger Proposal, pursuant to which each outstanding share of Common Stock will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262, immediately prior to the Effective Time. WK Kellogg shareowners will also be asked to approve the Advisory Compensation Proposal (on a non-binding, advisory basis) and the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Parent and WK Kellogg to complete the Merger.

Q:	How important is my vote as a WK Kellogg shareowner?

A:

Your vote “FOR” each proposal presented at the Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The Merger cannot be completed without the approval of the Merger Proposal by the WK Kellogg shareowners.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?

A:

The holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date must be represented at the Special Meeting in person or be represented by proxy to constitute a quorum. Virtual attendance by shareowners of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting.

If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

If a quorum is present, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Accordingly, a WK Kellogg shareowner’s abstention from voting or the failure of a WK Kellogg shareowner to vote (including the failure of a WK Kellogg shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.

If a quorum is present, approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a WK Kellogg shareowner who is present in person or represented by proxy at the Special Meeting, such shareowner’s abstention from voting on either the Advisory Compensation Proposal or the Adjournment Proposal will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal or the Adjournment Proposal. Regardless of whether there is a quorum, the presiding chairman may adjourn the Special Meeting.

As of the close of business on the Record Date, there were    shares of Common Stock issued and outstanding.

Q:	How can I attend the Special Meeting?

A:

WK Kellogg shareowners as of the Record Date may attend and vote their shares virtually at the Special Meeting (or any adjournment or postponement thereof) by logging in at www.virtualshareholdermeeting.com/KLG2025SM. To log in, WK Kellogg shareowners (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a WK Kellogg shareowner or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Are there any WK Kellogg shareowners who have already committed to voting in favor of any of the proposals at the Special Meeting?

A:

Yes. In connection with the execution of the Merger Agreement, Parent entered into the Voting Agreements with the Voting Agreement Shareowners, pursuant to which each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, Gund Entities and Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Q:	What will WK Kellogg shareowners receive if the Merger is completed?

A:

If the Merger is completed, shares of Common Stock outstanding at the Effective Time will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price of $23.00 per share in cash without interest and subject to applicable withholding taxes, unless the holder of such shares properly perfects its appraisal rights under the DGCL. Notwithstanding the foregoing, any shares of Common Stock held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof immediately prior to the Effective Time will be automatically cancelled and extinguished without any conversion thereof or the Per Share Price paid therefor. You will not be entitled to receive shares in the Surviving Corporation or Parent.

For more information regarding the Per Share Price to be received by WK Kellogg shareowners if the Merger is completed, please see the section entitled “The Merger Agreement—Consideration to be Received in the Merger” beginning on page 87.

Q:	What will happen to the RSUs, PSUs and DSUs that I hold?

A:

At the Effective Time, all WK Kellogg equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment.

Restricted Stock Units. Each RSU, including all dividend equivalents accrued or credited with respect to such RSU, that is outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder of such vested RSU to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU, and each RSU, including all dividend equivalents accrued or credited with respect to such RSU that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder of such vested RSU to receive from the Surviving Corporation a Converted RSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU. All Converted RSU Cash Awards will be paid on the applicable vesting date(s) that applied to the corresponding RSU, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment (unless the Converted RSU Cash Awards relate to an annual RSU grant made as a part of WK Kellogg’s standard 2026 annual grant cycle prior to the Effective Time, in which case such Converted RSU Cash Award will vest on a pro rata basis upon such qualifying termination).

Performance-Based Restricted Stock Units. Each PSU, including all dividend equivalents accrued or credited with respect to such PSU, that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder to receive from the Surviving Corporation a Converted PSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the number of shares of Common Stock issuable pursuant to such PSUs determined assuming achievement at 140% of target performance. All

Converted PSU Cash Awards will be paid at the end of the applicable performance period that applied to the corresponding PSUs, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment.

Deferred Stock Units. Each DSU, whether vested or unvested, including all dividend equivalents accrued or credited with respect to such DSU, that is outstanding as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder thereof to receive, at the time specified under their applicable terms and in accordance with Section 409A of the Code, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of the Per Share Price and the number of shares of Common Stock underlying such DSU.

Q:	Will I be able to continue participating in the ESPP?

A:

As soon as practicable following the date of the Merger Agreement, WK Kellogg is required to take all actions necessary to provide that, contingent on the consummation of the Merger, (i) no new purchase period under the ESPP will commence after July 10, 2025, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and there will be no contributions other than previously elected payroll deductions during the current purchase period from those in effect as of July 10, 2025, (iii) there will be no new participants in the ESPP following July 10, 2025, (iv) each outstanding purchase right will be fully exercised on the earlier of the scheduled purchase date for such purchase period and the date immediately prior to the Effective Time, and (v) the ESPP will terminate immediately prior to the Effective Time.

Q:	How does the Board recommend that I vote at the Special Meeting?

A:

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information regarding the recommendation of the Board, please see the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger.”

Q:	Who is entitled to vote at the Special Meeting?

A:

All holders of shares of Common Stock who held shares at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each such holder of Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting or any adjournment or postponement thereof for each share of Common Stock that such holder owned of record as of the close of business on the Record Date. Please see the section entitled “The Special Meeting of WK Kellogg’s Shareowners—Voting at the Special Meeting” for instructions on how to vote your shares without attending the Special Meeting.

Q:	What is a proxy?

A:

A shareowner’s legal designation of another person to vote shares of such shareowner’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the Special Meeting?

A:

Each WK Kellogg shareowner is entitled to one vote for each share of Common Stock held of record as of the close of business on the Record Date for each matter properly brought before the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were    outstanding shares of Common Stock.

Q:	What happens if the Merger is not completed?

A:

If the requisite WK Kellogg shareowners do not approve the Merger Proposal or if the Merger is not completed for any other reason, WK Kellogg shareowners will not receive the Per Share Price or other payment for their shares of Common Stock in connection with the Merger. Instead, WK Kellogg expects that its management will operate WK Kellogg’s business in a manner similar to that in which it is being operated today and WK Kellogg will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, the Common Stock will continue to be registered under the Exchange Act and WK Kellogg shareowners will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock. Under certain circumstances, if the Merger is not completed, WK Kellogg may be obligated to pay to Parent the Company Termination Fee. Please see the section of entitled “The Merger Agreement—Termination Fees and Expenses.”

Q:	What conditions must be satisfied to complete the Merger?

A:

The obligations of WK Kellogg, Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including (i) the adoption of the Merger Agreement by WK Kellogg shareowners; (ii) the expiration or termination of any applicable waiting periods (and any extensions thereof) under the HSR Act, and receipt of the approvals, clearances, expirations or waivers of waiting periods under certain specified foreign regulatory laws; (iii) the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and (iv) the receipt of a waiver of Section 4.2(c) of the Tax Matters Agreement, which Kellanova has agreed to provide pursuant to the Waiver Agreement, subject to the receipt by WK Kellogg and Kellanova of certain closing tax opinions, and the accuracy of certain statements of fact and representations as of the Closing date.

In addition, Parent and Merger Sub’s obligations to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including (i) the accuracy of certain representations and warranties made by WK Kellogg set forth in the Merger Agreement (generally subject to materiality qualifications); (ii) WK Kellogg having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by WK Kellogg at or prior to the Closing; (iii) since the date of the Merger Agreement, no Company Material Adverse Effect and no change, event, effect, development or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, has arisen or occurred following the date of the Merger Agreement; (iv) subject to certain limitations, the receipt of the Parent Closing U.S. Tax Opinion from the Parent U.S. Tax Counsel; and (v) certain other conditions as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger”).

WK Kellogg’s obligation to consummate the Merger is subject to the satisfaction or waiver of the following additional conditions: (i) the accuracy of certain representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement (generally subject to materiality qualifications) (as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger”); (ii) Parent and Merger Sub having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to Closing; and (iii) receipt by WK Kellogg of a certificate of Parent and Merger Sub, executed for and on behalf of Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

Q:	What effects will the Merger have on WK Kellogg?

A:

WK Kellogg’s Common Stock is currently registered under the Exchange Act, and it is quoted on the NYSE under the symbol “KLG.” As a result of the Merger, WK Kellogg will cease to be a publicly traded company and will become a wholly owned indirect subsidiary of Parent. Following the consummation of the Merger, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and WK Kellogg will no longer be required to file periodic reports with the SEC with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.

Q:	How does the Per Share Price compare to the market price of WK Kellogg Common Stock prior to the announcement of WK Kellogg’s entry into the Merger Agreement?

A:

The Per Share Price of $23.00 per share in cash represents a premium of approximately 40% to WK Kellogg’s 30-day trading period VWAP of the Common Stock prior to July 8, 2025, the last full trading day prior to a published article by Reuters reporting that Parent was exploring an acquisition of WK Kellogg.

Q:	How can I vote my shares and participate at the Special Meeting?

A:

We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. If you are a WK Kellogg shareowner of record as of the close of business on the Record Date, you may submit your proxy before the Special Meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;

•	Internet: visit the website shown on your proxy card to vote via the Internet; or

•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a WK Kellogg shareowner of record as of the close of business on the Record Date, you may also cast your vote virtually at the Special Meeting by attending the Special Meeting virtually at www.virtualshareholdermeeting.com/KLG2025SM. If you decide to attend the Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The Special Meeting will begin promptly at    [a.m./p.m.] Eastern Time, on    , 2025. WK Kellogg encourages its shareowners to access the meeting prior to the start time, leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement. Even if you plan to attend the Special Meeting virtually, WK Kellogg requests that you complete, sign, date and return your proxy in advance as described below so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:

Whether you hold your shares directly as a shareowner of record of WK Kellogg or beneficially in “street name,” as of the close of business on the Record Date, you may direct your vote by proxy without attending the Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee. Additional information on voting procedures can be found in the section entitled “The Special Meeting of WK Kellogg’s Shareowners.”

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/KLG2025SM, on , 2025, at [a.m./p.m.] Eastern Time. Online access will begin at [a.m./p.m.]

Eastern Time, and WK Kellogg encourages its shareowners to access the meeting prior to the start time, leaving ample time for check-in. Even if you plan to attend the Special Meeting virtually, WK Kellogg requests that you complete, sign, date and return your proxy in advance as described above so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	What is the difference between holding shares as a shareowner of record and as a beneficial owner of shares held in “street name”?

A:

If your shares are held in “street name” in a stock brokerage account or by a broker, bank, trust or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to WK Kellogg or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.

Q:	What if my shares of Common Stock are held in “street name” by my bank, broker, trust or other nominee?

A:

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting.

If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares on any of the proposals will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Merger Proposal, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Advisory Compensation Proposal, the resulting broker non-vote will not have any effect on the outcome of Advisory Compensation Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Adjournment Proposal, the resulting broker non-vote will not have any effect on the outcome of Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials for the Special Meeting?

A:

If you hold shares of Common Stock in “street name” and also directly in your name as a shareowner of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may submit your proxy by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement to ensure that all of your shares of Common Stock are voted.

“Street Name” Holders. For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.

Q:	If a shareowner gives a proxy, how are the shares of Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	How will my shares of Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote of shares of Common Stock after I have submitted my proxy?

A:	Yes. Any shareowner of record as of the close of business on the Record Date giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to WK Kellogg’s Secretary; or

•	attending the Special Meeting virtually and voting.

Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to WK Kellogg’s Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

WK Kellogg Co

Attn: Office of the Secretary

North Tower, One Kellogg Square

Battle Creek, Michigan 49017-3532

For more information, please see the section entitled “The Special Meeting of WK Kellogg’s Shareowners—Revocation of Proxies.”

Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?

A:

If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results for the Special Meeting will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, WK Kellogg intends to file the final voting results of the Special Meeting with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to appraisal rights?

A:

Yes. Under Section 262 of the DGCL, a shareowner who does not vote in favor of the Merger Proposal will be entitled to seek appraisal of its shares if such shareowner takes certain actions and certain criteria are satisfied. For more information, see the section entitled “Appraisal Rights.” A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of the officers or directors of WK Kellogg have interests in the Merger that may differ from or be in addition to my interests as a WK Kellogg shareowner?

A:

Yes. In considering the recommendation of the Board that WK Kellogg shareowners vote to approve the Merger Proposal, WK Kellogg shareowners should be aware that WK Kellogg’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of WK Kellogg shareowners generally. The Board was aware of these interests and considered, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to WK Kellogg’s shareowners. See the section entitled “The Merger—Interests of WK Kellogg’s Directors and Executive Officers in the Merger.”

Q:	Why am I being asked to vote on the Advisory Compensation Proposal?

A:

SEC rules require WK Kellogg to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to WK Kellogg’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger. Accordingly, because WK Kellogg is contractually obligated to pay the compensation, if the Merger Proposal is adopted by WK Kellogg shareowners and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.

Q:	What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q:	When is the Merger expected to be completed?

A:

WK Kellogg and Parent are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. WK Kellogg currently anticipates that the Merger will be completed in the second half of 2025. To complete the Merger, we must obtain the required WK Kellogg shareowner approval, approval under the HSR Act and certain other regulatory approvals, and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement—Conditions of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the second half of 2025.

Q:	What are the United States federal income tax considerations of the Merger for WK Kellogg shareowners?

A:

The receipt of cash by U.S. holders (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Any gain realized by a non-U.S. holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations”) pursuant to the Merger generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States. For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 81 of this proxy statement.

This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Q:	What should I do now?

A:

You should read this proxy statement carefully, and in its entirety, including the annexes and documents incorporated by reference, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareowners reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareowner continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:	Who will solicit and bear the cost of soliciting votes for the Special Meeting?

A:

WK Kellogg will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. WK Kellogg has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Special Meeting. WK Kellogg may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about WK Kellogg?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 127.

Q:	Whom do I contact if I have questions about the Special Meeting or the Merger?

A:

If you have more questions about the Special Meeting or the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact WK Kellogg Co, Investor Relations, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 or by sending an email to investorrelations@wkkellogg.com.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain statements and information in this proxy statement and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Merger, shareowner and regulatory approvals, the expected timetable for completing the Merger and any other statements regarding WK Kellogg’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on WK Kellogg’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.

The forward-looking statements contained in this document speak only as of the date of this proxy statement and are largely based on WK Kellogg’s expectations for the future, which reflect certain estimates and assumptions made by WK Kellogg’s management, and WK Kellogg undertakes no obligation to update or revise any forward-looking statements made herein, except as required by law. These estimates and assumptions reflect WK Kellogg’s best judgment based on currently known market conditions, operating trends and other factors. Although WK Kellogg believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond WK Kellogg’s control. As such, the assumptions of WK Kellogg’s management about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in WK Kellogg’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

These cautionary statements qualify all forward-looking statements attributable to WK Kellogg, or persons acting on WK Kellogg’s behalf. WK Kellogg’s management cautions you that the forward-looking statements contained in this proxy statement are not guarantees of future performance, and WK Kellogg cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. WK Kellogg can give no assurance that the conditions to the Merger will be satisfied, or that the Merger will close within the anticipated time period. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	failure to obtain the required vote of WK Kellogg’s shareowners in connection with the Merger;

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the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement;

•	the risk that the conditions to Closing may not be satisfied or waived;

•	the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated;

•	potential litigation relating to, or other unexpected costs resulting from, the Merger;

•	legislative, regulatory, and economic developments;

•	risks that the Merger disrupts WK Kellogg’s current plans and operations;

•	the risk that certain restrictions during the pendency of the Merger may impact WK Kellogg’s ability to pursue certain business opportunities or strategic transactions;

•	the diversion of management’s time on transaction-related issues;

•	continued availability of capital and financing and rating agency actions;

•	the risk that any announcements relating to the Merger could have adverse effects on the market price of the Common Stock, WK Kellogg’s credit ratings or its operating results;

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the risk that the Merger and its announcement could have an adverse effect on the ability of WK Kellogg to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers;

•	risks related to WK Kellogg’s indebtedness and continued availability of capital and financing and rating agency actions;

•	general macroeconomic conditions, including the applicability, timing, magnitude and duration of new or expanded tariffs on imports from and exports to Canada and Mexico;

•	other business effects, including as a result of geopolitical, economic, and trade policies and regulations, and market conditions; and

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the other factors that are described from time to time in WK Kellogg’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as amended by its Annual Report filed on Form 10-K/A for the fiscal year ended December 28, 2024. See the section entitled “Where You Can Find More Information” for documents incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER

WK Kellogg

WK Kellogg is an iconic North American food company with a differentiated portfolio of brands that have delighted our consumers for over a century. As a leading manufacturer, marketer and distributor of branded ready-to-eat cereal, we endeavor to provide consumers with high-quality products while promoting consumer health and well being. Our products are manufactured in the United States, Canada, and Mexico and marketed in the United States, Canada and the Caribbean. Kellogg Company (now known as Kellanova), formally founded in 1906 as a mission-led and family-oriented company, sprang to life when W. K. Kellogg changed breakfast forever by creating Corn Flakes in Battle Creek, Michigan. We have since upheld W. K. Kellogg’s passion and commitment to wellness by producing nutritious, high quality and delicious cereal. Our net sales for 2024 were $2.7 billion.

A detailed description of WK Kellogg’s business is contained in WK Kellogg’s Annual Report filed on Form 10-K for the fiscal year ended December 28, 2024, as amended by WK Kellogg’s Annual Report filed on Form 10-K/A for the fiscal year ended December 28, 2024, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 127.

The Common Stock is listed and traded on the NYSE under the ticker symbol “KLG.” Our principal executive offices are located at WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 and our telephone number is (269) 401-3000. Our website address is www.wkkellogg.com.

Ferrero International S.A.

Ferrero International S.A., a Luxembourg public limited company, which we refer to as “Parent,” or “Ferrero,” began its journey in the small town of Alba in Piedmont, Italy, in 1946 and has since grown into one of the largest sweet-packaged food companies, delighting people around the world with its beloved treats. Today, the Ferrero Group proudly offers more than 35 iconic brands available in over 170 countries. This is bolstered by Ferrero affiliated companies which include Ferrara, Nonni’s, Fox’s & Burton’s Biscuits and Fine Biscuits Company.

Ferrero entered the US market in 1969 and today Ferrero Group and Ferrero affiliated companies boast an impressive stable of global brands and beloved local jewels including Nutella®, Kinder®, Tic Tac®, Ferrero Rocher®, Butterfinger®, CRUNCH®, Baby Ruth®, Fannie May®, Keebler, Famous Amos®, Mother’s®, Power Crunch®, NERDS®, Jelly Belly®, SweeTARTS®, Brach’s®, Black Forest®, Trolli®, Laffy Taffy®, Lemonheads®, Halo Top®, Blue Bunny® and Bomb Pop®.

In total, the more than 61,000 employees within the Ferrero family of companies are dedicated to helping people celebrate life’s special moments with high-quality products and fulfilling the company’s deep commitment to the planet and the communities in which it operates around the world.

Parent has its executive offices located at 16, Route de Trèves, L-2633 Senningerberg, Luxembourg.

Frosty Merger Sub, Inc.

Frost Merger Sub, Inc., which we refer to as “Merger Sub,” is a Delaware corporation and a wholly owned indirect subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING OF WK KELLOGG’S SHAREOWNERS

General

This proxy statement is first being mailed on or about    , 2025 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.

This proxy statement is being provided to WK Kellogg shareowners as part of a solicitation of proxies by the Board for use at the Special Meeting and at any adjournment or postponement of the Special Meeting. WK Kellogg shareowners are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The Special Meeting will be held virtually on    , 2025, at    [a.m./p.m.] Eastern Time. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/KLG2025SM, where WK Kellogg shareowners will be able to participate and vote online. This proxy statement is first being furnished to WK Kellogg shareowners on or about    , 2025. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, WK Kellogg shareowners will be asked to consider and vote on the following:

•	the Merger Proposal;

•	the Advisory Compensation Proposal; and

•	the Adjournment Proposal.

WK Kellogg will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. This proxy statement, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.

Recommendation of the Board

The Board has unanimously (i) determined that it was in the best interests of WK Kellogg and WK Kellogg shareowners, and declared it advisable, to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by WK Kellogg shareowners at the Special Meeting. A description of factors considered by the Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger” beginning on page 48.

The Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal at the Special Meeting.

WK Kellogg shareowners’ approval of Merger Proposal is a condition for the Merger to occur. If WK Kellogg shareowners fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Shareowners Entitled to Vote

Only holders of record of outstanding shares of Common Stock as of the close of business on    , 2025, the Record Date for the Special Meeting, will be entitled to notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. At the close of business on the Record Date,     shares of Common Stock were issued and outstanding.

Holders of Common Stock are entitled to one vote for each share of Common Stock they own at the close of business on the Record Date.

A list of the names of shareowners entitled to vote at the Special Meeting will be available for a period of at least ten days prior to the Special Meeting. To arrange review of the list of shareowners for any purpose relevant to the Special Meeting, please contact Investor Relations at (269) 401-3000. The shareowner list will also be available during the virtual Special Meeting for examination by shareowners at www.virtualshareholdermeeting.com/KLG2025SM.

Quorum; Adjournment

The presence at the Special Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or represented by proxy will constitute a quorum with respect to a proposal. As a result, with respect to any proposal, there must be a majority of all of our outstanding shares of Common Stock represented by proxy or by shareowners present at the Special Meeting to have a quorum with respect to such proposal. Virtual attendance by WK Kellogg shareowners of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting.

Abstentions are counted as present at the Special Meeting for purposes of determining whether a quorum exists. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions.

Failure of a quorum to be represented at the Special Meeting may result in an adjournment of the Special Meeting and may subject WK Kellogg to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal. In addition, the Special Meeting may be postponed by the presiding chairman.

Notice need not be given of any adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which WK Kellogg shareowners and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable WK Kellogg shareowners and proxyholders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each WK Kellogg shareowner of record entitled to vote at the meeting. In addition, the Special Meeting could be postponed before it commences.

If the Special Meeting is adjourned or postponed one or more times for the purpose of soliciting additional votes, WK Kellogg shareowners who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Special Meeting.

Required Vote

Approval of Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date. Accordingly, if a quorum is present in person or represented by proxy at the Special Meeting, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the Voting Agreements, each Voting Agreement Shareowner agreed, upon the terms and subject to the conditions of its respective Voting Agreement, among other things, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, the Gund Entities and the Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Approval of Advisory Compensation Proposal

If a quorum is present at the Special Meeting, the approval of the Advisory Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Advisory Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

Approval of Adjournment Proposal

If a quorum is present at the Special Meeting, the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Special Meeting. The Advisory Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement and are not conditions to the consummation of the Merger.

Abstentions and Broker Non-Votes

An abstention occurs when a shareowner attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be treated as present for purposes of determining the presence of a quorum. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Board’s recommendation with respect to each proposal and consequently will be voted “FOR” each of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal, and (iii) the Adjournment Proposal.

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of WK Kellogg’s Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum and will be voted on any proposal for which you provide instructions.

Failure to Vote

If you are a WK Kellogg shareowner of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting, and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal, a failure of record owners to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal. A failure of record owners who are not present in person or represented by proxy at the Special Meeting to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of either of the Advisory Compensation Proposal or the Adjournment Proposal. All abstentions from voting will have the same effect as a vote “AGAINST” the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

If you are a WK Kellogg shareowner of record and you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Voting by WK Kellogg’s Directors and Executive Officers

At the close of business on July 28, 2025, WK Kellogg’s directors and current executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 1,010,995 shares of Common Stock, collectively representing approximately 1.2% of the shares of Common Stock outstanding on that date. Directors and executive officers of WK Kellogg have informed WK Kellogg that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of the directors and executive officers are obligated to do so, except as noted below. As noted above, pursuant to the Voting Agreements, and subject to the terms and conditions thereof, each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, the Gund Entities and the Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Voting at the Special Meeting

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Special Meeting will be held on    , 2025 at    [a.m./p.m.] Eastern Time. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/KLG2025SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at    [a.m./p.m.] Eastern Time. Please allow time for online check-in procedures. The virtual shareowner meeting format uses technology designed to increase shareowner access, save WK Kellogg and WK Kellogg shareowners time and money, and provide WK Kellogg shareowners rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, WK Kellogg provides shareowners with an opportunity to hear all portions of the official meeting and vote online during the open poll portion of the meeting. Although WK Kellogg offers four different voting methods, WK Kellogg encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Special Meeting.

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To Submit a Proxy to Vote over the Internet or by Telephone: You may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you choose to submit your vote via proxy over the Internet or by telephone, you must do so prior to    on    , 2025.

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To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage-paid envelope provided. If you sign and return your proxy card without indicating how you want your shares of Common Stock to be voted with regard to a particular proposal, your shares of Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Special Meeting and cannot be voted.

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To Vote Virtually at the Special Meeting: To vote virtually at the Special Meeting to be held on    , 2025 at    [a.m./p.m.] Eastern Time, visit www.virtualshareholdermeeting.com/KLG2025SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at    [a.m./p.m.] Eastern Time, on    , 2025. If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted. If you are a WK Kellogg shareowner of record and you sign your proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the shareowner of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to the start of the Special Meeting or otherwise timely delivering a valid, later-dated proxy;

•	timely delivering a written notice that you are revoking your proxy to WK Kellogg’s Secretary; or

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attending the Special Meeting and voting. Your virtual attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to WK Kellogg’s Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting.

If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Board is soliciting your proxy in connection with the Special Meeting, and WK Kellogg will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement. WK Kellogg has retained D.F. King & Co., Inc. as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. WK Kellogg estimates it will pay D.F. King & Co., Inc. a fee of approximately $25,000, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of WK Kellogg’s directors, officers and employees, without additional compensation.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes at the Special Meeting.

Householding of Special Meeting Materials

Each registered WK Kellogg shareowner will receive one copy of this proxy statement per account, regardless of whether you have the same address as another shareowner of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareowners sharing the same address by delivering a single proxy statement or a single notice addressed to those shareowners. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowners. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WK Kellogg will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any WK Kellogg shareowner residing at an address to which only one copy was mailed. Requests for additional copies should be directed to WK Kellogg Co, Investor Relations, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 or by sending an email to investorrelations@wkkellogg.com.

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact WK Kellogg Co, Investor Relations, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 or by sending an email to investorrelations@wkkellogg.com.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Special Meeting, please contact WK Kellogg’s proxy solicitation agent:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Toll-Free: (800) 967-5068

Email: KLG@dfking.com

THE MERGER (PROPOSAL 1)

The discussion of the Merger and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully in its entirety.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation of, or among the Board, WK Kellogg, Parent or the representatives of WK Kellogg, Parent or their respective advisors and other parties.

As part of its ongoing evaluation of WK Kellogg’s business, the Board, together with WK Kellogg’s management and advisors, regularly reviews WK Kellogg’s historical performance, strategic plans, operations, competitive position and future prospects, in addition to ways to enhance shareowner value. As part of these reviews, the Board and WK Kellogg’s management also monitor developments in the ready-to-eat cereal category, as well as the opportunities, challenges and changes facing participants in the broader packaged foods industry. As part of the Board’s regular process for evaluating WK Kellogg’s business, strategic and financial position, WK Kellogg’s senior management prepared a long-range plan that was presented to the Board in the ordinary course in July 2024.

On August 14, 2024, representatives of a consortium comprised of a financial sponsor and a family-owned investment firm (the “Party A Consortium”) reached out to representatives of Goldman Sachs to request an introduction to Gary Pilnick, Chairman and Chief Executive Officer of WK Kellogg, to express their clients’ interest in discussing a potential transaction with WK Kellogg. Later on that day, representatives of Goldman Sachs informed Mr. Pilnick of the outreach from the Party A Consortium and Mr. Pilnick informed Zachary Gund, lead director of the Board, of the outreach from the Party A Consortium.

On August 16, 2024, Mr. Pilnick joined an introductory call with representatives of the Party A Consortium. On the same day and shortly after the introductory call, the Party A Consortium submitted an unsolicited, written non-binding indication of interest to acquire all of the outstanding Common Stock for $22.00 per share in cash (the “August 16 Consortium Offer”), representing a premium of 32% to the $16.67 closing price of the Common Stock on August 15, 2024, the last full trading day prior to submission of the proposal. The August 16 Consortium Offer requested a 30-day timeline for the completion of the Party A Consortium’s diligence of WK Kellogg, noting that the Party A Consortium would be prepared to improve its offer if it identified additional sources of value during diligence, and indicated the Party A Consortium was able to provide all of the equity financing and that certain banks were highly confident in their ability to provide debt financing for the proposed transaction. Later on August 16, 2024, Mr. Pilnick informed Mr. Gund of the August 16 Consortium Offer.

Following the August 16, 2024 call with the Party A Consortium, WK Kellogg determined to engage Goldman Sachs due to, among other things, Goldman Sachs’ qualifications, expertise and familiarity with WK Kellogg’s business and industry. Goldman Sachs, which had from time to time assisted WK Kellogg with strategic opportunities and other matters, was subsequently formally retained by WK Kellogg as a financial advisor with respect to the potential transaction and would enter into an engagement letter with WK Kellogg on July 9, 2025.

On August 22, 2024, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs and Kirkland & Ellis LLP (“Kirkland”), outside counsel to WK Kellogg, were present. Representatives of Goldman Sachs provided an overview of the August 16 Consortium Offer, which had been provided to the Board in advance of the meeting, and reviewed its preliminary financial analyses of the August 16 Consortium Offer. Representatives of Kirkland reviewed with the Board the legal considerations of evaluating the August 16 Consortium Offer and the Board’s fiduciary duties in the context of the receipt of an unsolicited offer. The members of the Board discussed and provided their perspectives on the August 16 Consortium Offer. The Board determined that WK Kellogg should reject the August 16 Consortium Offer and directed Mr. Pilnick to respond to the Party A Consortium that the August 16 Consortium Offer was inadequate, and WK Kellogg did not see a basis to engage with the Party A Consortium on such proposal. On August 23, 2024, Mr. Pilnick communicated this to representatives of the Party A Consortium.

On September 4, 2024, representatives of the Party A Consortium held a call with representatives of Goldman Sachs to reiterate the Party A Consortium’s interest in a potential transaction.

On September 13, 2024, the Party A Consortium submitted a written non-binding proposal to WK Kellogg to acquire all of the outstanding Common Stock for $25.00 per share in cash (the “September 13 Consortium Offer”), representing a premium of 50% to the $16.67 closing price of the Common Stock on August 15, 2024, the last full trading day prior to submission of the August 16 Consortium Offer, and a premium of 45% to the 30-day volume weighted average price of the Common Stock as of September 13, 2024. The September 13 Consortium Offer conditioned the offer price on the Party A Consortium validating certain assumptions regarding WK Kellogg’s plans and current performance through diligence, including detailed plans on WK Kellogg’s initiatives to expand EBITDA margins by the end of fiscal year 2026, detailed optimization plans for WK Kellogg’s manufacturing facilities, validation of WK Kellogg’s innovation pipeline, demonstration of improving tonnage to unit trends across WK Kellogg’s portfolio and validation of certain details concerning WK Kellogg’s supply chain. Later on September 13, 2024, Mr. Pilnick informed Mr. Gund of the September 13 Consortium Offer.

On September 19, 2024, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs and Kirkland were present. Representatives of Goldman Sachs provided an overview of the September 13 Consortium Offer and reviewed its preliminary financial analyses of the September 13 Consortium Offer, which had been provided to the Board in advance of the meeting, and discussed the potential responses to the Party A Consortium. Representatives of Kirkland reviewed with the Board the legal considerations involved in evaluating the September 13 Consortium Offer and the Board’s fiduciary duties in the context of the receipt of an unsolicited offer. The members of the Board discussed and provided their perspectives on the September 13 Consortium Offer, including that the offer price was conditioned on various diligence items and that the September 13 Consortium Offer did not warrant full engagement from WK Kellogg. The Board determined that WK Kellogg should reject the September 13 Consortium Offer and directed Mr. Pilnick to respond to the Party A Consortium that the September 13 Consortium Offer was inadequate, and WK Kellogg did not see a basis to engage with the Party A Consortium on the proposal. Following the meeting, Mr. Pilnick communicated this to representatives of the Party A Consortium.

On November 19, 2024, representatives of the Party A Consortium called a representative of Goldman Sachs to reiterate the Party A Consortium’s continued interest in a potential transaction on the same terms as the September 13 Consortium Offer.

On November 22, 2024, Zachary Gund, lead director of the Board, received a call from representatives of a financial sponsor (“Party B”), expressing admiration for WK Kellogg’s brands and potential interest in various financial alternatives. Following the call, Mr. Gund informed Mr. Pilnick of Party B’s outreach and each agreed that David McKinstray, Chief Financial Officer of WK Kellogg, should speak with Party B.

On February 5 and 6, 2025, the Board held a regular meeting at which members of WK Kellogg’s senior management presented the quarter-to-date and full year financial results for fiscal year 2024 and reviewed WK Kellogg’s final budget for fiscal year 2025, which the Board approved.

On February 13, 2025, a representative of the Party A Consortium called Mr. Pilnick to express the Party A Consortium’s continued interest in acquiring WK Kellogg and to inform him that the Party A Consortium would be sending an updated offer letter later that day. After the call, Mr. Pilnick informed Mr. Gund of the outreach from the Party A Consortium.

Later on February 13, 2025, the Party A Consortium submitted to WK Kellogg an additional written non-binding proposal reiterating their continued interest in acquiring all of the outstanding Common Stock at a purchase price of $25.00 per share (the “February 13 Consortium Offer”), representing a premium of 50% to the 30-day volume weighted average price of the Common Stock as of February 13, 2025. Unlike the September 13 Consortium Offer, the February 13 Consortium Offer did not condition the purchase price on the Party A Consortium validating certain assumptions regarding WK Kellogg’s plans and current performance through diligence, and noted that the Party A Consortium would endeavor to improve the purchase price if warranted after being provided with access to WK Kellogg’s management and more detailed diligence information. Later on February 13, 2025, Mr. Pilnick informed Mr. Gund of the February 13 Consortium Offer.

On February 14, 2025, it was reported by multiple media sources that Parent was in the early stages of considering a potential offer to acquire WK Kellogg.

On February 21, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs and Kirkland were present. Representatives of Goldman Sachs provided an overview of the February 13 Consortium Offer and reviewed its preliminary financial analyses of the February 13 Consortium Offer, which had been provided to the Board in advance of the meeting, noting that while the price had not changed since the September 13 Consortium Offer, the letter indicated increased confidence by the Party A Consortium in the proposed offer price as well as a potential for further price improvements with access to diligence. Representatives of Goldman Sachs also discussed the press reports that Parent was in the early stages of considering a potential offer to acquire WK Kellogg. The Board discussed and provided their perspectives on the February 13 Consortium Offer. The Board, senior management and representatives of Goldman Sachs also discussed the changes in the macroenvironment for food companies since the September 13 Consortium Offer, including more persistent than expected inflation and a more challenging retail and regulatory environment, which had been reflected in lower stock price multiples for WK Kellogg and WK Kellogg’s peers in the ready-to-eat cereal industry. Representatives of Kirkland reviewed legal considerations associated with consideration of an unsolicited proposal, including a review of the Board’s fiduciary duties and potential approaches to conducting a market check. The Board authorized management to meet with the Party A Consortium to further understand the February 13 Consortium Offer, to provide targeted diligence information to the Party A Consortium, and to explore whether the Party A Consortium would be willing to increase the price reflected in the February 13 Consortium Offer.

On February 23, 2025, WK Kellogg engaged Morgan Stanley as an additional financial advisor to advise on the potential transaction due to, among other things, Morgan Stanley’s qualifications, expertise and familiarity with WK Kellogg’s business and industry. Morgan Stanley had, from time to time, assisted WK Kellogg with strategic opportunities and other matters and would enter into an engagement letter with WK Kellogg on July 9, 2025.

On February 24, 2025, representatives of Goldman Sachs and Morgan Stanley informed representatives of the Party A Consortium that WK Kellogg was authorized by its Board to engage in targeted discussions with the Party A Consortium and provide limited diligence information to determine whether the Party A Consortium would be willing to increase the price reflected in the February 13 Consortium Offer.

Later on the same day, representatives of Kirkland provided a draft confidentiality agreement to representatives of the Party A Consortium.

On February 28, 2025, representatives of Party B contacted Mr. McKinstray to request a meeting.

On March 5, 2025, to further facilitate discussions between WK Kellogg and the Party A Consortium and the Party A Consortium’s evaluation of WK Kellogg, WK Kellogg entered into confidentiality agreements with each member of the Party A Consortium. The confidentiality agreements contained customary standstill provision that permitted each member of the Party A Consortium to make non-public acquisition proposals to the

Board, as well as competing acquisition proposals at any time after WK Kellogg entered into a definitive acquisition agreement with a third party.

On March 6, 2025, an in-person meeting was held among members of WK Kellogg’s senior management and representatives of each of Goldman Sachs, Morgan Stanley and the Party A Consortium. During this meeting, WK Kellogg’s senior management and representatives of the Party A Consortium discussed WK Kellogg’s strategic plan and potential upsides and senior management provided the Party A Consortium with several items of diligence information, including certain unaudited, standalone financial projections for fiscal years 2025 through 2027, which included (i) the budgeted forecast for fiscal year 2025 reviewed by the Board at the Board’s meeting on February 5 and 6, 2025, and (ii) forecasts for fiscal years 2026 and 2027 which were originally prepared in the ordinary course in July 2024 as part of management’s long-range plan and were updated in February 2025 to reflect the impact of actual results for fiscal year 2024 and the fiscal year 2025 budget (such forecasts, including forecasts for fiscal years 2028 and 2029 as described in the foregoing clause but which were not provided to the Party A Consortium, the “February Projections”). The February Projections are described in more detail in this proxy statement in the section entitled “—Certain Unaudited Prospective Financial Information.” Members of WK Kellogg’s senior management also discussed with the Party A Consortium management’s plans to expand EBITDA margins to approximately 14.9% in the next three years with the understanding that, considering the February Projections forecasted flat revenue growth, long-term EBITDA margin expansion would be a core driver of WK Kellogg’s longer term value.

On March 10, 2025, Mr. McKinstray met with representatives of Party B in which Party B’s general interest in WK Kellogg was discussed. Following this discussion, Party B did not make any formal or informal proposal to acquire WK Kellogg and no further discussions were held between WK Kellogg and Party B.

On March 11, 2025, the Party A Consortium submitted a due diligence request list to WK Kellogg. WK Kellogg provided responses to such request list on March 14, 2025, and on March 18, 2025, a virtual meeting was held among members of WK Kellogg’s senior management and representatives of each of Goldman Sachs, Morgan Stanley and the Party A Consortium at which such responses were reviewed and discussed in greater detail.

On April 4, 2025, the Party A Consortium submitted a letter to WK Kellogg which reiterated its continued interest in acquiring all of the outstanding Common Stock and increased the purchase price to $25.25 per share (the “April 4 Consortium Offer”), representing a premium of 38% to the 60-day volume weighted average price of the Common Stock as of April 3, 2025, the last full trading day prior to submission of the proposal, and a 51% premium to the 30-day volume weighted average price of the Common Stock as of February 13, 2025, the full trading day prior to multiple media sources reporting that Parent was in the early stages of considering a potential offer to acquire WK Kellogg. The April 4 Consortium Offer noted several ongoing risks, including a more volatile operating environment, a challenging macroenvironment for consumers, changes in the regulatory environment, potential price impacts on WK Kellogg’s supply chain, and findings from diligence that the Party A Consortium considered to be negative from a value perspective, and requested an additional 30-day period of diligence and access to management before the Party A Consortium would be in a position to present a final, binding offer. Later on April 4, 2025, Mr. Pilnick informed Mr. Gund of the April 4 Consortium Offer.

On April 14, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Kirkland discussed customary written relationship disclosure letters of Goldman Sachs and Morgan Stanley, which had previously been provided to WK Kellogg, regarding their respective relationships with WK Kellogg and the members of the Party A Consortium. Representatives of Kirkland also reiterated the Board’s fiduciary duties in the context of an unsolicited offer. Mr. McKinstray reviewed with the Board the portions of the February Projections that were provided to the Party A Consortium, noting that the February Projections were comprised of the budgeted forecast for fiscal year 2025, which was reviewed with the Board at the February 5 and 6, 2025 Board meeting, and forecasts for fiscal years 2026 through 2029, which were contained in the long-range plan that was presented to the Board by WK Kellogg’s senior management in the ordinary course in July 2024 with minor updates to reflect the impact of actual results for fiscal year 2024 and the 2025 budget. Mr. McKinstray further noted that senior management was in the process of preparing an additional update to WK Kellogg’s projections to reflect the revenue trends experienced by WK Kellogg in the first quarter of fiscal year 2025 and broader industry trends. Representatives of Goldman Sachs and Morgan Stanley provided an overview of the April 4 Consortium Offer and reviewed their preliminary financial analyses of the April 4 Consortium Offer, which had been provided to the Board in advance of the meeting, noting that such analyses were based on the February Projections. The Board, senior management and representatives of Goldman Sachs and Morgan Stanley also discussed changes in the macroenvironment, including the impact potential price impacts on WK Kellogg’s supply chain, lower consumer confidence and market volatility and the several impacts of these macro trends on WK Kellogg and other companies in the packaged food industry. Members of the Board asked Goldman Sachs and Morgan Stanley various questions and discussed the April 4 Consortium Offer. The Board authorized management to continue to discuss the April 4 Consortium Offer with the Party A Consortium.

On April 16, 2025, Mr. Pilnick received a call from representatives of Lazard, financial advisor to Parent, who informed Mr. Pilnick that representatives of Parent would be calling him with a proposal to acquire WK Kellogg. Later on April 16, 2025, Mr. Pilnick received a call from representatives of Parent informing him that Parent would be submitting a proposal to acquire WK Kellogg. Later on the same day, Parent submitted a written, non-binding proposal to WK Kellogg to acquire all of the Common Stock of WK Kellogg for $23.50 per share in cash (the “April 16 Parent Offer”), representing a premium of 30% to the $18.11 closing price of the Common Stock on February 13, 2025, the full trading day prior to multiple media sources reporting that Parent was in the early stages of considering a potential offer to acquire WK Kellogg, and a premium of 41% to the 20-day volume weighted average price of the Common Stock of $16.73 as of February 13, 2025. The April 16 Parent Offer requested access to management and additional diligence and expressed confidence that a definitive transaction agreement could be finalized on a 45-day timeline. Later on April 16, 2025, Mr. Pilnick informed Mr. Gund of the April 16 Parent Offer.

Also on April 16, 2025, representatives of Goldman Sachs and Morgan Stanley informed representatives of the Party A Consortium that WK Kellogg was authorized by its Board to continue discussions with the Party A Consortium and requested that the representatives of the Party A Consortium prepare a detailed work plan and timeline for the completion of remaining diligence and financing workstreams.

On April 20, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Members of senior management provided to the Board an overview of WK Kellogg’s financial results for the first quarter of fiscal year 2025 (the “Q1 2025 Results”) and an updated forecast prepared by updating the February Projections to reflect the Q1 2025 Results, the latest view of the remainder of fiscal year 2025 based on the revenue trends experienced by WK Kellogg during the first quarter of fiscal year 2025 and the resulting impact on fiscal years 2026 through 2029 (the “April Projections”). The April Projections are described in more detail in this proxy statement in the section entitled “—Certain Unaudited Prospective Financial Information.” Members of senior management noted that the Q1 2025 Results had been impacted by, among other things, an acceleration of consumer purchasing trending toward health focused brands and that the overall cereal category was largely flat-to-slightly-down year-over-year, with mainstream cereals disproportionately impacted, losing share to smaller, more health-forward brands. The Board approved sharing the Q1 2025 Results and the April Projections with the Party A Consortium. Representatives of Morgan Stanley discussed the additional targeted due diligence requested by the Party A Consortium. Representatives of senior management, Goldman Sachs and Morgan Stanley then provided an overview of the April 16 Parent Offer. Goldman Sachs and Morgan Stanley also discussed potential responses to the April 16 Parent Offer, and the members of the Board discussed and provided their perspectives on the April 16 Parent Offer. The Board determined that WK Kellogg should reject the April 16 Parent Offer because it meaningfully undervalued WK Kellogg and the offer price was lower than that of the April 4 Consortium Offer. Representatives of Kirkland then provided a summary of a provision in the Tax Matters Agreement which would prohibit WK Kellogg from entering into the potential transactions unless WK Kellogg obtained an “Unqualified

Tax Opinion” (as defined in the Tax Matters Agreement) in form and substance satisfactory to Kellanova in its sole and absolute discretion or obtained the prior written consent of Kellanova waiving such requirement that WK Kellogg obtain an Unqualified Tax Opinion. Representatives of Kirkland also noted that, in light of Kellanova’s pending transaction with Mars, Incorporated (“Mars”), Kellanova may notify Mars regarding any request for such consent.

On April 21, 2025, Mr. Pilnick communicated to representatives of Parent the Board’s determination that the April 16 Parent Offer meaningfully undervalued WK Kellogg.

On April 25, 2025, representatives of Parent called Mr. Pilnick to reiterate their interest in acquiring WK Kellogg and, later that day, sent an updated proposal letter stating their continued interest in a possible transaction with WK Kellogg, that they would be prepared to increase the purchase price of the April 16 Parent Offer, and that they wished to enter into a customary confidentiality agreement in order to receive due diligence information to enable Parent to potentially improve its offer.

Also on April 25, 2025, representatives of WK Kellogg’s management, together with representatives of Goldman Sachs and Morgan Stanley, provided representatives of the Party A Consortium with the Q1 2025 Results and the forecasts for fiscal years 2025 through 2027 contained in the April Projections.

On April 28, 2025, representatives of Goldman Sachs and Morgan Stanley discussed the letter received from Parent on April 25, 2025 with representatives of Lazard and Bank of America Europe DAC, financial advisors to Parent, during which representatives of Goldman Sachs and Morgan Stanley conveyed to representatives of Lazard and Bank of America Europe DAC that the April 16 Parent Offer was not competitive compared to WK Kellogg’s standalone prospects or compared to other potential strategic alternatives. Representatives of Lazard and Bank of America Europe DAC reiterated their request for diligence information which could enable Parent to potentially improve its offer.

On April 29, 2025, the Party A Consortium was given access to a virtual data room containing due diligence information on WK Kellogg.

On April 30, 2025, the Board held a regular meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Goldman Sachs and Morgan Stanley discussed the due diligence that the Party A Consortium had performed and expected further diligence requests from the Party A Consortium, including site visits. Representatives of Goldman Sachs and Morgan Stanley discussed with the Board Parent’s updated letter. The Board authorized management to enter into a confidentiality agreement with Parent and to provide limited due diligence to Parent. Representatives of Goldman Sachs and Morgan Stanley also discussed with the Board the potential for conducting outbound calls to other potentially interested counterparties, and members of senior management discussed the other potential counterparties that may be interested in pursuing a transaction to acquire WK Kellogg, the risks and benefits of conducting an outreach to potential counterparties and the likelihood that other potential counterparties could provide an offer that would be superior to the value likely to be obtained from the Party A Consortium or Parent. The Board discussed with the representatives of Goldman Sachs, Morgan Stanley and Kirkland, among other things, the risks and benefits of reaching out to a certain company in the ready-to-eat food industry (“Party C”), and the likelihood that Party C would be interested and able to pursue an acquisition of WK Kellogg. The Board determined that WK Kellogg should potentially reach out to Party C to gauge interest in evaluating a potential transaction with WK Kellogg only after WK Kellogg had received a compelling offer from the Party A Consortium or Parent and that no broader outreach to other potential counterparties should be conducted.

Later on April 30, representatives of Goldman Sachs and Morgan Stanley informed representatives of Parent that WK Kellogg was authorized by its Board to provide limited due diligence to Parent.

On May 1, 2025, to further facilitate discussions between WK Kellogg and Parent and to assist with Parent’s evaluation of WK Kellogg, WK Kellogg entered into a confidentiality agreement with Parent. The confidentiality agreement contained a customary standstill provision that permitted Parent to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after WK Kellogg entered into a definitive acquisition agreement with a third party. Following execution of the confidentiality agreement, Parent was provided access to select financial and business due diligence information to facilitate its evaluation of WK Kellogg, which included the Q1 2025 Results and the forecasts for fiscal years 2025 through 2027 contained in the April Projections.

On May 2, 2025, a virtual meeting was held between members of WK Kellogg’s senior management and representatives of Parent, to discuss the limited due diligence information that had been made available to Parent.

Between May 5, 2025 and June 27, 2025, representatives of the Party A Consortium had numerous diligence sessions with members of WK Kellogg’s management covering various functional areas, including commercial, supply chain, IT, employee, finance, accounting, intellectual property, labor and regulatory matters.

On May 9, 2025, Parent submitted a written non-binding proposal to WK Kellogg which reiterated its interest in acquiring all of the Common Stock and increased the purchase price to $24.50 per share, assuming a fully diluted share count of 89.524 million (which represented an aggregate equity value of approximately $2.193 billion) (the “May 9 Parent Offer”). Such equity value, when extrapolated over the then-current fully diluted share count, implied an offer of $23.87 per share, representing a premium of 37% to the 20-day volume weighted average price of the Common Stock as of May 8, 2025, the last full trading day prior to submission of the proposal. The May 9 Parent Offer requested an exclusivity commitment for a period of 30 days. Later on May 9, Mr. Pilnick informed Mr. Gund of the May 9 Parent Offer.

On May 12, 2025, in accordance with direction provided to Mr. Pilnick by Mr. Gund, in his capacity as lead director of the Board, representatives of Goldman Sachs and Morgan Stanley informed representatives of Lazard and Bank of America Europe DAC that Parent would be granted access to a virtual data room containing due diligence information on WK Kellogg but reiterated that the May 9 Parent Offer meaningfully undervalued WK Kellogg and that Parent’s request for exclusivity would not be accepted. Representatives of Goldman Sachs and Morgan Stanley also informed representatives of Lazard and Bank of America Europe DAC that Parent’s assumed share count was outdated, and representatives of Lazard and Bank of America Europe DAC confirmed that the May 9 Parent Offer was made on the basis of a total aggregate equity value of approximately $2.193 billion. On May 14, 2025, Parent was given access to the virtual data room.

Also on May 12, 2025, Mr. Pilnick sent a letter to the Board which, among other things, provided an update on the meetings held between WK Kellogg’s management and the Party A Consortium and Parent to that point in May and the discussion between representatives of Goldman Sachs and Morgan Stanley and representatives of Lazard and Bank of America Europe DAC that occurred earlier that day.

On May 19, 2025, an in-person meeting was held among members of WK Kellogg’s senior management and representatives of each of Goldman Sachs, Morgan Stanley, Lazard, Bank of America Europe DAC, Davis Polk and Parent, to discuss certain due diligence information that had been made available by WK Kellogg’s senior management to Parent.

Between May 26, 2025, and June 27, 2025, representatives of Parent had numerous virtual diligence sessions with members of WK Kellogg’s senior management covering various functional areas, including manufacturing, commercial, supply chain, IT, legal, employee, finance, tax, ESG, treasury, food quality & safety, operations, environmental and regulatory matters.

On June 2, 2025, the Party A Consortium submitted a written non-binding proposal to WK Kellogg which reiterated its interest in acquiring all of the outstanding Common Stock but which decreased the purchase price to

$23.00 per share (the “June 2 Consortium Offer”), representing a premium of 31% to the 30-day volume weighted average price of the Common Stock as of June 2, 2025. The June 2 Consortium Offer noted that the Party A Consortium was substantially complete with its business and commercial due diligence, further noting the following factors as having negative value implications: (i) declines in tracked channels in the ready-to-eat cereal category on both dollar and volume terms during April and May of fiscal year 2025, and the subsequent increase in WK Kellogg’s dollar share of losses in the second quarter of fiscal year 2025, (ii) WK Kellogg’s first quarter performance and revised WK Kellogg forecasts, (iii) the investment requirements of WK Kellogg’s business, including increased capital requirements to accelerate WK Kellogg’s supply chain modernization project, and (iv) certain operating challenges, including those associated with manufacturing modernization. The June 2 Consortium Offer also expressed the Party A Consortium’s belief that definitive transaction documentation could be finalized within 30 days. Later on June 2, 2025, Mr. Pilnick informed Mr. Gund of the June 2 Consortium Offer.

On June 10, 2025, Parent verbally submitted a revised proposal, reaffirming the price reflected in the May 9 Parent Offer to acquire all of the outstanding Common Stock for an aggregate equity value of approximately $2.193 billion (the “June 10 Parent Offer”). Representatives of Parent communicated that the June 10 Parent Offer’s purchase price was subject to ongoing due diligence. Later on June 10, 2025, Mr. Pilnick informed Mr. Gund of the June 10 Parent Offer.

Also on June 10, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Members of management reviewed with the Board the customary written relationship disclosure letters of Goldman Sachs and Morgan Stanley, which had previously been provided to the Board, regarding their respective relationships with WK Kellogg, Parent, and the members of the Party A Consortium. For additional information about Goldman Sachs’ and Morgan Stanley’s relationships to WK Kellogg and Parent, see the sections entitled “—Opinion of Goldman Sachs & Co. LLC” and “—Opinion of Morgan Stanley & Co. LLC.” Mr. McKinstray presented an overview of recent performance of WK Kellogg, including the latest sales and earnings data and projected second quarter performance, noting that WK Kellogg continued to face similar dynamics as experienced during the first quarter, driven by, among other things, the impact of shifting consumer preferences on the ready-to-eat cereal category and sustained declines in sales and volume of branded cereal products. The Board and members of senior management discussed the potential incremental risk these continued trends would potentially lead to underperformance relative to the April Projections. Representatives of Goldman Sachs and Morgan Stanley provided overviews of the June 2 Consortium Offer and the June 10 Parent Offer, which had been provided to the Board in advance of the meeting. Representatives of Goldman Sachs and Morgan Stanley also reviewed their preliminary financial analyses of WK Kellogg, the June 2 Consortium Offer and the June 10 Parent Offer. Representatives of Morgan Stanley noted that the June 2 Consortium Offer decreased the offered per share consideration relative to the April 4 Consortium Offer and that, while the Party A Consortium affirmed their continued interest in WK Kellogg, representatives of the Party A Consortium had cited several factors to explain the decrease in the per share price in the June 2 Consortium Offer. Representatives of Kirkland provided an overview of an initial draft of the merger agreement to be used if the Board were supportive of moving forward with either bidder, noting, among other things, that the draft contemplated (i) a 45-day “go-shop” period during which WK Kellogg and its representatives could actively solicit alternative acquisition proposals, as well as the ability for WK Kellogg to continue to engage following the end of the go-shop period for 15 days with a person or persons that submitted an acquisition proposal during the go-shop period that, among other things, the Board determines constitutes or would reasonably be expected to lead to a Superior Proposal (an “exempted person”), (ii) a ticking fee that would provide additional consideration to shareowners were the Merger to close following a to-be-specified date and WK Kellogg would be permitted to pay dividends between signing and Closing as well as a pro rata dividend for the quarter in which Closing occurred, (iii) a “hell or high water” regulatory efforts covenant requiring the buyer to take all required actions to obtain antitrust approval (including divestitures and other remedies with respect to the buyer or WK Kellogg), (iv) a WK Kellogg termination fee equal to 3.0% of WK Kellogg’s fully diluted equity value (and equal to 1.5% of WK Kellogg’s fully diluted equity value during the go-shop period or with an exempted person), payable if, among other things, WK Kellogg terminates the

Merger Agreement to enter into an agreement with respect to a Superior Proposal, and (v) in the initial draft sent to the Party A Consortium, a reverse termination fee equal to 7.0% of WK Kellogg’s fully diluted equity value payable if, among other things, the Merger Agreement is terminated as a result of the Party A Consortium failing to close when all conditions have been satisfied, subject to certain conditions specified therein. Representatives of Kirkland also provided preliminary regulatory analysis for each of the potential transactions. Representatives of Goldman Sachs and Morgan Stanley provided an overview of potential next steps, including continuing discussions with each of the Party A Consortium and Parent to continue diligence, permitting each party to engage with limited financing sources to submit their final views on value, initiating discussions with Kellanova regarding the tax opinion required to be provided to Kellanova under the Tax Matters Agreement and reaching out to Party C to gauge its interest in evaluating a potential transaction with WK Kellogg, and following discussion the Board expressed their support for such steps. The Board also determined that none of the relationships disclosed by Goldman Sachs or Morgan Stanley impaired the ability of Goldman Sachs or Morgan Stanley to represent WK Kellogg in regard to the proposed transactions.

Also on June 10, 2025, the members of the Board’s Compensation Committee (the “Compensation Committee”) held a meeting at which WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Kirkland discussed compensation-related matters in connection with the potential transactions and reviewed various employee-related terms in the draft Merger Agreement.

On June 11, 2025, representatives of Goldman Sachs and Morgan Stanley held a call with representatives of the Party A Consortium to communicate that the Board approved continued engagement with the Party A Consortium on a potential transaction and that another potential counterparty was interested in a potential transaction with WK Kellogg. Later on June 11, 2025, representatives of Goldman Sachs and Morgan Stanley held a call with representatives of Parent to communicate that the Board approved continued engagement with Parent on a potential transaction and that another potential counterparty was interested in a potential transaction with WK Kellogg.

On June 11, 2025, representatives of Kirkland distributed initial drafts of the Merger Agreement to representatives of Davis Polk & Wardwell LLP (“Davis Polk”), legal advisor to Parent, and representatives of the legal advisor of the Party A Consortium.

Also on June 11, 2025, Mr. Pilnick had a call with Steve Cahillane, Chairman, President and Chief Executive Officer of Kellanova, wherein Mr. Pilnick informed Mr. Cahillane of the potential transactions and discussed the prohibition under the Tax Matters Agreement on WK Kellogg’s ability to enter into such potential transactions unless WK Kellogg obtained an “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement) in form and substance satisfactory to Kellanova in its sole and absolute discretion or obtained the prior written consent of Kellanova. Following this conversation, Mr. Pilnick shared drafts of certain tax opinions with respect to the potential transactions and a proposed waiver agreement with Mr. Cahillane.

On June 12, 2025, representatives of Morgan Stanley had a call with representatives of Party C, wherein representatives of Morgan Stanley inquired whether Party C had any interest in exploring an acquisition of WK Kellogg. Representatives of Party C communicated that Party C was not interested in exploring an acquisition of WK Kellogg.

Later on June 12, 2025, Mr. Pilnick had a call with a representative of Party C, wherein Mr. Pilnick inquired whether Party C had any interest in exploring an acquisition of WK Kellogg. The representative of Party C communicated that Party C was not interested in exploring an acquisition of WK Kellogg.

On June 13, 2025, Parent submitted an updated letter to WK Kellogg expressing continued interest in an acquisition and memorializing the June 10 Parent Offer for an equity value of approximately $2.193 billion. Later on June 13, 2025, Mr. Pilnick informed Mr. Gund of the updated later.

Also on June 13, 2025, Mr. Pilnick called representatives of the Kellogg Foundation Trust to inform them of the potential transactions and to inform such representatives that the potential bidders may request to have the Kellogg Foundation Trust execute a voting agreement. The representatives of the Kellogg Foundation Trust inquired as to the potential bidders’ plans for Battle Creek, Michigan, and requested access to the financial analyses prepared by Goldman Sachs and Morgan Stanley with respect to the potential transactions with the Party A Consortium and Parent.

Also on June 13, 2025, Mr. Pilnick sent a letter to the Board which, among other things, provided an update on discussions with Parent and the Party A Consortium and explaining that Party C was not interested in exploring an acquisition of WK Kellogg.

On June 13, 2025, and June 14, 2025, respectively, Morgan Stanley and Goldman Sachs entered into non-reliance letters with the Kellogg Foundation Trust and certain of its trustees in order to share with the Kellogg Foundation Trust certain financial analyses and related materials.

On June 16 and June 17, 2025, representatives of the Party A Consortium conducted site visits of several of WK Kellogg’s manufacturing facilities.

Also on June 16, 2025, members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland had a meeting with representatives of the Kellogg Foundation Trust, wherein representatives of Goldman Sachs and Morgan Stanley provided an overview of the June 2 Consortium Offer and the June 10 Parent Offer.

Also on June 16, 2025, representatives of Goldman Sachs and Morgan Stanley held a call with representatives of the Party A Consortium to communicate that the Party A Consortium was permitted to engage with certain limited financing sources. Later on June 16, 2025, representatives of Goldman Sachs and Morgan Stanley notified representatives of Parent that Parent was permitted to engage with certain limited financing sources.

On June 18, 2025 and June 23, 2025, representatives of Kirkland shared with representatives of Davis Polk drafts of certain tax opinions to be delivered to Kellanova and WK Kellogg as well as a proposed draft of a waiver agreement to be entered into between Kellanova and WK Kellogg with respect to certain restrictions under the Tax Matters Agreement. The waiver agreement provided that Kellanova would waive the prohibition under the Tax Matters Agreement on WK Kellogg’s ability to enter into the potential transactions, and that Kellanova would agree to waive the prohibitions under the Tax Matters Agreement on WK Kellogg’s ability to consummate the potential transactions, subject to the receipt of certain closing tax opinions by Kellanova and the accuracy of certain statements of fact and representations of WK Kellogg made as of closing of the potential transaction. Following June 23, 2025 and prior to executing such tax opinions and waiver agreement on July 10, 2025, representatives of WK Kellogg, Parent and Kellanova exchanged drafts of such tax opinions and waiver agreement.

From June 19 through June 24, 2025, representatives of Parent conducted site visits of all of WK Kellogg’s manufacturing facilities and its headquarters.

On June 20, 2025, representatives of the Party A Consortium’s legal advisor sent a revised draft Merger Agreement to representatives of Kirkland, which, among other things, (i) removed the go-shop period, (ii) removed the ticking fee and prohibited WK Kellogg from paying dividends between signing and Closing, (iii) increased the WK Kellogg termination fee to an amount equal to 4.00% of WK Kellogg’s fully diluted equity value, (iv) reduced the reverse termination fee payable by the Party A Consortium in certain circumstances to an amount equal to 5.0% of WK Kellogg’s fully diluted equity value, (v) requested reimbursement of the expenses of the Party A Consortium’s advisors for up to $10 million if WK Kellogg shareowners do not approve the Merger at the special meeting, (vi) requested the entry into voting agreements with the Party A Consortium by certain large shareowners of WK Kellogg (i.e., the Kellogg Foundation Trust and Gordon Gund and Zachary Gund and certain affiliated entities).

On June 22, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Members of senior management provided an overview of recent performance of WK Kellogg, including recent revenue trends and management’s updated expectations for the second half of the year, and WK Kellogg’s projected earnings for the second quarter of fiscal year 2025, which reflected sustained negative revenue growth and lower than projected sales figures (the “Q2 2025 Projected Results”) and updated the April Projections to reflect the Q2 2025 Projected Results and WK Kellogg’s latest view for the remainder of fiscal year 2025 (the “June Projections”). Members of senior management noted that the Q2 2025 Projected Results diverged significantly from then-current consensus estimates for WK Kellogg’s results for the second quarter of fiscal year 2025, that WK Kellogg continued to face similar dynamics experienced across the packaged food category during the first quarter of fiscal year 2025, and that large manufacturers in the ready-to-eat cereal category continued to lose market share. Members of senior management also expressed that, while management’s forecasts for fiscal years 2026 through 2029 remained the same as those included in the April Projections, there was increased operational risk to WK Kellogg meeting such forecasts due to the persistent category headwinds. The Board approved sharing the Q2 2025 Projected Results with the Party A Consortium and Parent. Representatives of Morgan Stanley provided an overview of the process with the Party A Consortium and Parent, noting that the Party A Consortium had completed their commercial and financial diligence and with the permission of WK Kellogg had engaged numerous financing sources. Representatives of Kirkland provided an overview of the Party A Consortium’s revised draft of the Merger Agreement and explained proposed responses. Mr. Pilnick provided an update on discussions with the Kellogg Foundation Trust regarding the proposed transactions.

Also on June 22, 2025, the members of the Compensation Committee held a meeting at which WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Kirkland provided an overview of the discussions with the Party A Consortium and Parent on various employee- and compensation-related matters in connection with the potential transactions.

On June 23, 2025, members of WK Kellogg’s senior management met with representatives of each of the Party A Consortium and Parent, separately, to provide and discuss the Q2 2025 Projected Results and WK Kellogg’s lower than expected sales for the second quarter of fiscal year 2025, resulting in lower than expected profits.

On June 25, 2025, representatives of Goldman Sachs and Morgan Stanley informed representatives of each of the Party A Consortium and Parent that each bidder should submit final offers by July 2, 2025, and also informed representatives of Parent that that such final offer should be accompanied by a revised draft of the Merger Agreement.

On July 1, 2025, representatives of Goldman Sachs and Morgan Stanley had a call with representatives of the Party A Consortium, wherein representatives of the Party A Consortium discussed that the Party’s A Consortium’s revised proposal offer would be provided by the next day and indicated that the purchase price of such offer would be decreased compared with the June 2 Consortium Offer.

On July 3, 2025, the Party A Consortium submitted a letter to WK Kellogg which reiterated its continued interest in acquiring all of the Common Stock and decreased the purchase price to $21.50 per share (the “July 3 Consortium Offer”), representing a premium of 33% to the 30-day volume weighted average price of the Common Stock as of July 2, 2025, the last full trading day prior to submission of the proposal. The July 3 Consortium Offer indicated that such price represented the Party A Consortium’s final proposal and cited, among other things, the following factors as considerations in the purchase price: (i) decline of the ready-to-eat cereal category and WK Kellogg’s loss of market share within such category, (ii) the lower-than-expected profits presented in the Q2 2025 Projected Results, and (iii) uncertainty due to potential exposure to price impacts on

WK Kellogg’s supply chain. The July 3 Consortium Offer also noted a number of outstanding diligence workstreams, including further access to management and in-person visits to WK Kellogg’s manufacturing facilities, and expressed the Party A Consortium’s belief that definitive transaction documentation could be finalized within 30 days. In addition to the incremental commercial diligence required, the Party A Consortium also noted that financing was not fully in place. The July 3 Consortium Offer also requested that WK Kellogg agree to reimburse the expenses of the Party A Consortium’s advisors for up to $10 million in order to induce the Party A Consortium to continue with the process. Later on July 3, 2025, Mr. Pilnick informed Mr. Gund of the July 3 Consortium Offer.

Also on July 3, 2025, Parent submitted a letter to WK Kellogg which reiterated its continued interest in acquiring all of the outstanding Common Stock and decreased its offer price to $23.00 per share (the “July 3 Parent Offer”), representing a premium of 43% to the 20-day volume weighted average price of the Common Stock as of July 2, 2025, the last full trading day prior to submission of the proposal. The July 3 Parent Offer indicated that such price represented Parent’s final proposal and cited, among other things, the following factors as considerations in the decreased offer price: (i) continued challenging operating performance, as reflected in the Q2 2025 Projected Results, (ii) the complexity and uncertainty of WK Kellogg’s supply chain modernization project, and (iii) significant political and regulatory headwinds facing the industry and category. The July 3 Parent Offer also indicated that Parent had substantially completed its diligence and was willing to finalize and execute a definitive transaction agreement by July 9, 2025. Later on July 3, 2025, Mr. Pilnick informed Mr. Gund of the July 3 Parent Offer.

The July 3 Parent Offer was accompanied by a revised draft Merger Agreement, which, among other things, (i) removed the go-shop period, (ii) removed the ticking fee and limited the conditions under which WK Kellogg could pay customary quarterly dividends between signing and Closing, (iii) increased the WK Kellogg termination fee to an amount equal to 3.50% of WK Kellogg’s fully diluted equity value, (iv) limited the efforts requirements with respect to obtaining required regulatory approvals to only require Parent to use reasonable best efforts to take reasonably necessary actions to obtain regulatory approvals without any obligation to agree to divestments or remedies, (v) added as a mutual closing condition that Kellanova provide a waiver under the Tax Matters Agreement with respect to closing of the Merger (such waiver being subject to the receipt of certain tax opinions by Kellanova and the accuracy of certain representations of WK Kellogg made at the signing of the potential transaction through the closing of such transaction) and a closing condition of Parent that certain tax opinions be delivered to Parent as of the closing of the Merger, (vi) did not accept an obligation for Parent to gross-up certain employee payments to compensate for excise tax imposed by Section 4999 of the Code (the “Excise Tax”) payments, (vii) changed the treatment of WK Kellogg’s existing equity awards and certain covenants providing for the maintenance of WK Kellogg’s employee benefits following the closing of the Merger, and (viii) requested the entry into voting agreements with Parent by the Kellogg Foundation Trust and Gordon Gund and Zachary Gund and certain affiliated entities. The July 3 Parent Offer also noted that the accompanying revised draft of the Merger Agreement represented the totality of the basis on which Parent would be prepared to proceed with the proposed transaction.

The July 3 Parent Offer was also accompanied by drafts of proposed Voting Agreements with the Kellogg Foundation Trust and Gordon Gund and Zachary Gund and certain affiliated entities. The Voting Agreements provided that, among other things, the Kellogg Foundation Trust and Gordon Gund and Zachary Gund and certain affiliated entities would vote all shares of the Common Stock owned by them or certain affiliates in favor of the approval and adoption of the Merger Agreement. Representatives of Kirkland shared drafts of the Voting Agreements with representatives of legal advisors for the Kellogg Foundation Trust and the Gund family. Following July 3, 2025 and prior to entering into the Voting Agreements on July 10, 2025, the parties exchanged drafts of the Voting Agreements.

On July 5, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Goldman Sachs and Morgan Stanley provided overviews of the July 3 Consortium Offer and July 3 Parent Offer, which had been provided to the Board in advance of the meeting, noting that July 3 Consortium Offer was not fully financed and that the Party A Consortium had several weeks of remaining work until they would be able to execute a proposed transaction. Members of senior management also reviewed with the Board WK Kellogg’s performance reflected in the Q1 2025 Results and the Q2 2025 Projected Results and the potential risk of underperformance relative to the April Projections for the remainder of fiscal year 2025. Representatives of Goldman Sachs and Morgan Stanley noted WK Kellogg’s recent stock price performance compared to its peers in the ready-to-eat cereal category. Representatives of Kirkland provided an overview of Parent’s draft of the Merger Agreement and proposed responses. The Board discussed the implications of underperformance relative to the April Projections on the attractiveness of the July 3 Consortium Offer and the July 3 Parent Offer. The Board determined to prioritize moving forward with the July 3 Parent Offer, and that with respect to the July 3 Parent Offer WK Kellogg should request an increase in the offer price to $23.50 and make counter-proposals on several key business points that could further increase value.

Following the July 5, 2025 Board meeting, no further substantive negotiations regarding a potential transaction were held between WK Kellogg and the Party A Consortium.

Later on July 5, 2025, representatives of Goldman Sachs and Morgan Stanley and representatives of Lazard and Bank of America Europe DAC held several calls, during which representatives of Goldman Sachs and Morgan Stanley requested, among other things, that Parent increase its offer price to $23.50 and re-evaluate its position on the treatment of certain employee- and compensation-related matters in the Merger Agreement, including the treatment of Excise Tax gross-up payments, PSUs and employee retention items.

On July 6, 2025, representatives of Lazard and Bank of America Europe DAC communicated to representatives of Goldman Sachs and Morgan Stanley that Parent would not increase the offer price of the July 3 Parent Offer but would be willing to meet in person with members of WK Kellogg’s senior management to discuss approach to certain employee matters, including the treatment of Excise Tax gross-up payments, PSUs and employee retention.

Also on July 6, 2025, representatives of Kirkland sent a revised draft Merger Agreement to representatives of Davis Polk, which, among other things, (i) decreased the WK Kellogg termination fee to an amount equal to 3.25% of WK Kellogg’s fully diluted equity value, (ii) included a reverse termination fee equal to 6.0% of WK Kellogg’s fully diluted equity value which is payable if, among other things, the Merger Agreement is terminated as a result of failure to obtain certain regulatory approvals needed to close the Merger, subject to certain conditions specified therein, (iii) limited certain aspects of the tax opinion conditions and added certain customary provisions relating to such tax opinions, (iv) re-included an obligation for Parent to gross-up certain employee payments to compensate for Excise Tax payments, but subjected such obligation to a cap and (v) accepted conversion of equity awards into restricted cash awards but rejected certain of the other changes to the treatment of WK Kellogg’s existing equity awards and covenants providing for the maintenance of WK Kellogg’s employee benefits following the closing of the Merger.

Between July 7 and July 10, 2025, Mr. Pilnick and other members of WK Kellogg’s senior management held several meetings with representatives of Parent to negotiate open terms of the Merger Agreement.

Between July 8 and July 10, 2025, WK Kellogg and Parent, along with their respective advisors, engaged in multiple conversations with respect to the contents and timing of the communications rollout package.

On July 8, 2025, representatives of Davis Polk sent a revised draft Merger Agreement to representatives of Kirkland, which, among other things, (i) increased the WK Kellogg termination fee to an amount equal to 3.5% of WK Kellogg’s fully diluted equity value, (ii) decreased the reverse termination fee to an amount equal to 4.0% of WK Kellogg’s fully diluted equity value, (iii) expanded the tax opinions that would be conditions to the closing of the Merger, (iv) did not accept an obligation of Parent to gross-up certain employee payments to compensate for Excise Tax payments and (v) did not accept the treatment of PSUs and certain covenants providing for the maintenance of WK Kellogg’s employee benefits following the closing of the Merger.

Also on July 8, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Representatives of Goldman Sachs and Morgan Stanley discussed updates since the July 5, 2025 Board meeting, including that Parent had rejected the request to increase its offer price, reiterating that the July 3 Parent Offer reflected its final offer price. Representatives of Goldman Sachs and Morgan Stanley also reviewed their respective preliminary financial analyses of the July 3 Parent Offer. Members of WK Kellogg’s senior management and representatives of Goldman Sachs and Morgan Stanley discussed the potential impact that, in the absence of a strategic transaction, the release of the anticipated Q2 2025 Projected Results may have on the price of the Common Stock. Members of senior management discussed with the Board the June Projections, which would be used by Goldman Sachs and Morgan Stanley for purposes of rendering their fairness opinions and upon which the financial analyses reviewed with the Board at this meeting were based. The June Projections are described in more detail in this proxy statement in the section entitled “—Certain Unaudited Prospective Financial Information.” Representatives of Kirkland discussed updates to the draft Merger Agreement since the July 5, 2025 Board meeting and provided an update on the regulatory analysis undertaken to date in connection with a potential transaction with Parent. The members of the Board discussed and provided their perspectives on the July 3 Parent Offer, the open points of negotiations in the Merger Agreement and the potential transaction with Parent. The Board approved moving forward with a potential transaction with Parent and the goal of signing as soon as possible.

On July 9, 2025, Reuters reported that WK Kellogg was close to announcing a transaction with Parent.

Also on July 9, 2025, representatives of Kirkland sent a revised draft Merger Agreement to representatives of Davis Polk, which, among other things, (i) increased the reverse termination fee to an amount equal to 5.0% of WK Kellogg’s fully diluted equity value, (ii) accepted the removal of Parent’s obligation to gross-up certain employee payments to compensate for Excise Tax payments and (iii) revised the treatment of PSUs and certain covenants providing for the maintenance of WK Kellogg’s employee benefits following the closing of the Merger, and representatives of Kirkland indicated that further discussion regarding retention of employees generally would be necessary. Thereafter, until the Merger Agreement was executed, representatives of Kirkland and representatives of Davis Polk negotiated the final open terms of the Merger Agreement.

Later on July 9, 2025, Mr. Pilnick and a representative of Parent, along with representatives of Kirkland and Davis Polk, spoke to discuss and finalize the remaining open points in the negotiation of the Merger Agreement.

Also on July 9, 2025, representatives of Parent met with Sherry Brice, Chief Supply Chain Officer of WK Kellogg, to discuss Ms. Brice’s continued employment with WK Kellogg after the Closing and the terms of a potential retention award. For details on the retention arrangement that Ms. Brice entered into, see the section entitled “—Interests of WK Kellogg’s Directors and Executive Officers in the Merger.”

Also on July 9, 2025, a representative of Parent called a representative of the Kellogg Foundation Trust to discuss the Kellogg Foundation Trust’s support for the potential transaction in its capacity as a shareholder of WK Kellogg.

On July 10, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Prior to the meeting, the Board was provided the final version of the Merger Agreement. Representatives of Kirkland discussed updates to the draft Merger Agreement since the July 8, 2025 Board meeting. Representatives of Goldman Sachs then presented Goldman Sachs’ financial analyses regarding WK Kellogg and the potential transaction with Parent and rendered its opinion to the Board to the effect that, as of July 10, 2025, and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock was fair, from a financial point of view, to such holders. Representatives of Morgan Stanley then presented Morgan Stanley’s financial analyses regarding WK Kellogg and the potential transaction with Parent and rendered its opinion to the Board to the effect that, as of July 10, 2025, and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, the Per Share Price to be received by the holders of shares of Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of shares of Common Stock. The respective opinions of Goldman Sachs and Morgan Stanley delivered in connection with the Merger are each described in more detail in the sections entitled “—Opinion of Goldman Sachs & Co. LLC” and “—Opinion of Morgan Stanley & Co. LLC.”

After considering the proposed terms of the Merger Agreement and taking into consideration a variety of factors, including those described in the section entitled “—Recommendation of the Board and Its Reasons for the Merger,” the Board unanimously (i) determined that it is fair to, and in the best interests of WK Kellogg and the WK Kellogg shareowners, and declared it advisable, to enter into the Merger Agreement, and consummate the proposed transaction, in accordance with the DGCL and upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder, and the consummation of the proposed transaction upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the WK Kellogg shareowners at a meeting thereof.

Following the meeting of the Board on July 10, 2025, and prior to the commencement of trading of WK Kellogg’s stock on the NYSE, WK Kellogg and Parent executed the Merger Agreement, WK Kellogg, Parent, the Kellogg Foundation Trust, Gordon Gund, Zachary Gund and their respective affiliates, as applicable, executed the Voting Agreements, and Kellanova delivered the Waiver Agreement to WK Kellogg.

Later on July 10, 2025, and prior to the commencement of trading of WK Kellogg’s stock on the NYSE, WK Kellogg and Parent issued a joint press release announcing the Merger.

On July 20, 2025, while preparing WK Kellogg’s consolidated financial statements for the second quarter of fiscal year 2025, management of WK Kellogg identified an error in certain of WK Kellogg’s historical consolidated financial statements that caused understatements of inventories and overstatements of cost of goods sold (the “Error”). Management conducted a fulsome review to determine the magnitude and source of the Error. Management informed Mr. Gund of the Error later that day and informed Wendy Arlin, chair of the Audit Committee of the Board (the “Audit Committee”), of the Error on July 21, 2025.

Between July 21, 2025 and July 29, 2025, management of WK Kellogg continued its review of the Error and discussed the Error and the implications of the Error on WK Kellogg’s historical consolidated financial statements with representatives of Goldman Sachs, Morgan Stanley and Kirkland.

Between July 23, 2025 and July 24, 2025, Mr. Pilnick discussed the Error with each member of the Board.

On July 24, 2025, having determined the source and magnitude of the Error, management of WK Kellogg notified representatives of Parent of the Error. Between July 24, 2025 and July 31, 2025, representatives of Parent and Davis Polk had regular meetings with representatives of WK Kellogg and Kirkland to discuss management’s ongoing analysis of the Error.

On July 30, 2025, the Audit Committee of the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Kirkland were present. Members of WK Kellogg’s senior management discussed the findings of management’s review of the Error with the Audit Committee. The Audit Committee determined to recommend to the Board the preparation of restatements for the historical consolidated financial statements impacted by the Error.

On July 31, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Members of WK Kellogg’s senior management discussed the findings of management’s review of the Error with the Board and provided an overview of the proposed restated historical consolidated financial statements, which included corrections to, among other statements, the Q1 2025 Results and the Q2 2025 Projected Results (the “Corrected Statements”). Members of senior management reviewed with the Board an updated version of the June Projections which was prepared by management solely to reflect the impact of the Corrected Statements (the “July Projections”). Management confirmed to the Board that the Error was non-cash in nature and did not impact the Company’s net sales or net cash provided by or used in operating activities for the affected periods, and that no other forecast period reflected the understatements of inventories and overstatements of cost of goods sold that resulted in the Error. The July Projections are described in more detail in the section entitled “—Certain Unaudited Prospective Financial Information.” Representatives of Goldman Sachs then reviewed the impact of the Corrected Statements and the July Projections on Goldman Sachs’ financial analyses presented to the Board on July 10, 2025, and confirmed that, had Goldman Sachs performed its financial analysis presented to the Board on July 10, 2025 using the Corrected Statements and the July Projections, there would have been no change to Goldman Sachs’ opinion that, subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock was fair, from a financial point of view, to such holders. Representatives of Morgan Stanley then reviewed the impact of the Corrected Statements and the July Projections on Morgan Stanley’s financial analyses presented to the Board on July 10, 2025, and confirmed that, had Morgan Stanley performed its financial analysis presented to the Board on July 10, 2025, using the Corrected Statements and the July Projections, there would have been no change to Morgan Stanley’s opinion that, subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, the Per Share Price to be received by the holders of shares of Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of shares of Common Stock. The Board discussed the Error and the impact thereof on the Board’s resolution to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL. The Board concluded that the Error had no impact on its resolution to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL and authorized management of WK Kellogg to prepare restatements for the historical consolidated financial statements impacted by the Error.

On July 31, 2025, WK Kellogg filed a Current Report on Form 8-K which disclosed the Error and that certain of WK Kellogg’s previously issued audited consolidated financial statements were materially misstated due to the Error and should no longer be relied upon.

On August 7, 2025, WK Kellogg filed: (i) an amendment to its Annual Report on Form 10-K filed on February 25, 2025 including restatements of its audited consolidated financial statements for fiscal year 2024 and restated quarterly financial information for each of the fiscal quarters ended March 30, 2024, June 29, 2024 and September 28, 2024; (ii) an amendment to its Quarterly Report on Form 10-Q filed on May 6, 2025, including a restatement of its unaudited consolidated financial statements for the fiscal quarter ended March 30, 2025; and (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025.

Recommendation of the Board and Its Reasons for the Merger

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by the WK Kellogg shareowners. See the section entitled “—Interests of WK Kellogg’s Directors and Executive Officers in the Merger” beginning on page 76.

By unanimous vote, the Board, at a special meeting held on July 10, 2025, and after careful consideration at this and prior Board meetings, among other things:

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determined that it was in the best interests of WK Kellogg and WK Kellogg shareowners, and declared it advisable, to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement;

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approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

•	resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL; and

•	directed that the adoption of the Merger Agreement be submitted for consideration by WK Kellogg shareowners at the Special Meeting.

Accordingly, the Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal at the Special Meeting.

In reaching its determination and recommendation, the Board consulted with representatives of WK Kellogg management, its legal advisor, Kirkland, and its financial advisors, Goldman Sachs and Morgan Stanley, as further described in the section entitled “—Background of the Merger.” The Board considered a number of factors when evaluating the Merger Agreement. The Board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations with respect to the Merger Agreement. The factors supporting the Board’s determination and recommendation included (which factors are not necessarily presented in order of relative importance):

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Attractive Price. The Board concluded that the Per Share Price of $23.00 to be received by WK Kellogg shareowners in the Merger represented a compelling value for WK Kellogg shareowners and an opportunity for immediate value and liquidity at a compelling price for WK Kellogg shareowners measured against WK Kellogg’s standalone projections, while eliminating the risks, uncertainties and potentially longer timeline for realizing equivalent value from WK Kellogg continuing as a standalone company after considering the challenging macro environment, the current and historical market prices of the Common Stock, regulatory and industry uncertainty, and the potential interest of other parties and other factors, including:

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the fact that the Per Share Price of $23.00 to be received by WK Kellogg shareowners in the Merger represents a premium of approximately 40% over the 30-day trading period VWAP of the Common Stock prior to July 8, 2025, the last full trading day prior to a published article by Reuters reporting that Parent was exploring an acquisition of WK Kellogg;

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the Board’s assessment of the current and prospective business environment in which WK Kellogg operates, including economic, regulatory, market and industry conditions generally, the current competitive environment and WK Kellogg’s competitive positioning in the ready-to-eat cereal industry, and the likely effect of these factors on WK Kellogg and the execution of WK Kellogg’s plans as a standalone public company, including the risks associated with operating in an environment with increasing regulatory requirements and overall softening in consumer demand for packaged food;

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the uncertain returns to WK Kellogg shareowners if WK Kellogg were to remain independent, taking into account, in particular, the potential risk of WK Kellogg’s underperformance relative to certain of the Projections (which are set forth under the section entitled “—Certain Unaudited

Prospective Financial Information”) and the risks involved in achieving those returns, and the fact that there had been significant downward adjustments to the Projections during the course of the 4 months prior to the signing of the Merger Agreement;

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the belief that, if WK Kellogg did not enter into the Merger Agreement, there could be a considerable period of time before the trading price per share of Common Stock would reach and sustain the Per Share Price of $23.00, in light of the industry headwinds affecting WK Kellogg and the fact that since the spinoff WK Kellogg had not maintained a long-term trading price above the Per Share Price;

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the Board’s belief that there were likely no other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the Per Share Price, in light of interactions with other potential acquirors and the fact that, other than the Party A Consortium, no other potential acquirors submitted an acquisition proposal or indication of interest following media reports of a potential transaction, as more fully described in the section entitled “—Background of the Merger”;

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the fact that the Board and WK Kellogg’s senior management, with the assistance of WK Kellogg’s outside legal and financial advisors, vigorously negotiated on an arms-length basis with Parent with respect to price and other terms and conditions in the Merger Agreement and the belief that, after these negotiations, $23.00 per share of Common Stock was the highest price that Parent was willing to pay as of the date of execution of the Merger Agreement and the terms of the Merger Agreement include the most favorable terms to WK Kellogg, in the aggregate, to which Parent would be willing to agree and taken as a whole, and the fact that, the comprehensive terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights and fees of the parties, as finally negotiated, are reasonable and customary;

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the financial analysis of the Per Share Price reviewed by representatives of Goldman Sachs with the Board as well as the oral opinion of Goldman Sachs rendered to the Board on July 10, which was subsequently confirmed by delivery of a written opinion dated July 10, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described in the section entitled “—Opinion of Goldman Sachs & Co. LLC”; and

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the financial analysis of the Per Share Price reviewed by representatives of Morgan Stanley with the Board as well as the oral opinion of Morgan Stanley rendered to the Board on July 10, which was subsequently confirmed by delivery of a written opinion dated July 10, that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, the Per Share Price to be received by the holders of Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described in the section entitled “—Opinion of Morgan Stanley & Co. LLC.”

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Cash Consideration; Certainty of Value. The fact that the Per Share Price consists solely of cash, providing WK Kellogg shareowners with certainty, immediate value and liquidity upon consummation of the Merger, and does not expose them to any future risks related to the future growth and value creation of WK Kellogg’s business or macroeconomic conditions, as compared to WK Kellogg remaining as a standalone public company.

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Potentially Limited Period of Opportunity. The potential risk that if WK Kellogg did not accept Parent’s proposed transaction (as provided for in the Merger Agreement), including the attractive valuation represented by the Per Share Price, it may not have another opportunity to do so on comparable terms or another comparable opportunity.

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Ability to Terminate the Merger Agreement to Accept a Superior Proposal. The ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a Superior Proposal upon payment of the Company Termination Fee of $73,543,400 (which the Board believed was reasonable and customary under the circumstances and would not unduly deter any other party that might be interested in acquiring WK Kellogg).

•

Sufficient Operating Flexibility. The fact that WK Kellogg has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course prior to the consummation of the Merger.

•

Continuation of Regular Dividend. The fact that the Merger Agreement permits WK Kellogg to continue to pay to its shareowners regular quarterly cash dividends in accordance with past practice during the pendency of the Merger, subject to certain limited restrictions.

•

High Likelihood of Completion. The belief of the Board of the high likelihood that the Merger would be consummated, in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, and which, in the case of the condition related to the accuracy of WK Kellogg’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement—Representations and Warranties”), (ii) the likelihood of obtaining the required clearance under the HSR Act and other required approvals under certain foreign antitrust laws along with Parent’s commitment to pursue such clearances and approvals, (iii) the requirement that the parties use their respective reasonable best efforts to do all things reasonably necessary, proper or advisable, under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, and (iv) the fact that the Kellogg Foundation Trust, Gordon Gund and Zachary Gund (and certain family members and other affiliated entities of such persons that are WK Kellogg shareowners), who collectively hold approximately 21.7% of the total outstanding shares of Common Stock as of July 7, 2025, entered into the Voting Agreements to vote their shares in favor of the Merger.

•

Kellanova Waiver. The fact that concurrently with the execution of the Merger Agreement, Kellanova and WK Kellogg executed the Waiver Agreement, whereby Kellanova waived the prohibition in the Tax Matters Agreement against WK Kellogg’s entry into the Merger Agreement and agreed that Kellanova will waive the prohibition in the Tax Matters Agreement against WK Kellogg’s consummation of the transactions contemplated by the Merger Agreement, including the Merger, subject to the receipt by WK Kellogg and Kellanova of certain closing tax opinions, and the accuracy of certain statements of fact and representations as of the Closing date.

•

Sufficient Time to Complete the Merger. The Termination Date of January 10, 2026 (subject to an automatic 6-month extension under certain circumstances in order to satisfy remaining antitrust relating Closing conditions), which the Board believed to be sufficient time to complete the Merger.

•

Antitrust Efforts; Parent Termination Fee. The obligation of Parent to use its reasonable best efforts to take all actions reasonably necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement and the fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to (i) the failure to obtain required regulatory approvals and clearances or (ii) the entry of a permanent injunction or final and non-appealable judgment or order that prohibits, makes illegal or enjoins the consummation of the Merger on antitrust grounds, Parent will be required to pay WK Kellogg the Parent Termination Fee of $105,062,000 (which the Board believed was reasonable under the circumstances).

•

Appraisal Rights. The availability of statutory appraisal rights to WK Kellogg shareowners who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under Section 262 of the DGCL.

•	Shareowner Approval. The fact that the consummation of the Merger is subject to the approval of WK Kellogg shareowners, who will have the opportunity to adopt or reject the Merger Agreement.

•

Unanimous Board Determination. The fact that the Merger Agreement was unanimously approved by the Board, which is comprised of a majority of independent directors who are not employees of WK Kellogg or any of its subsidiaries, and which received advice from WK Kellogg’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement.

•

No Financing Condition. The fact that the Merger is not subject to a financing condition and that Parent has represented that it has, and will have, as of the Closing, available funds sufficient to pay the amounts required to be paid under the Merger Agreement.

•	No Vote of Parent’s Stockholders. The fact that the Merger does not require the approval of Parent’s stockholders, with the attendant risks associated with such vote.

•

Deal Expertise. The likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Parent, including Parent’s prior track record of completing large and complex acquisitions.

•

Remedies. WK Kellogg’s rights to seek specific performance of Parent’s and Merger Sub’s obligations to cause the Merger to occur and to prevent other breaches of the Merger Agreement and monetary damages, including damages based on the loss of the economic benefit of the transactions contemplated by the Merger Agreement, including the Merger, to WK Kellogg and the holders of Common Stock, RSUs, PSUs and DSUs, for any willful and material breach of the Merger Agreement.

In the course of its deliberations, the Board also considered and balanced against the potentially positive factors, a number of uncertainties, risks and other potentially negative factors, including, among other things, the following (which factors are not necessarily presented in order of relative importance):

•

No Participation in Potential Future Gains. The fact that WK Kellogg shareowners will not have the ability to participate in any future growth potential or benefit from any future increase in the value of WK Kellogg as, following the consummation of the Merger and the other transactions contemplated by the Merger Agreement, WK Kellogg will be a private company.

•

Effect of Failure to Complete Transactions. The possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on WK Kellogg’s business, operations, financial results and stock price.

•

Potential Negative Impact on WK Kellogg’s Business. The potential negative effects of the public announcement of the Merger on WK Kellogg’s sales, operating results, and stock price, its ability to retain key personnel, and its relationships with vendors, customers, and employees.

•

Business Operation Restrictions. The restrictions on the conduct of WK Kellogg’s business prior to the completion of the Merger, requiring WK Kellogg to conduct its business in the ordinary course and preventing WK Kellogg from taking certain specified actions, subject to specific limitations, all of which may delay or prevent WK Kellogg from undertaking business opportunities pending completion of the Merger.

•

Prohibition Against Solicitations; Termination Fee. The fact that, subject to certain limited exceptions, during the term of the Merger Agreement, WK Kellogg is prohibited from soliciting any inquiry or proposal with respect to a competing proposal for WK Kellogg and WK Kellogg is obligated to pay Parent the Company Termination Fee of $73,543,400 under specified circumstances, including in the case of termination of the Merger Agreement by WK Kellogg to enter into an alternative acquisition agreement providing for a Superior Proposal (see the section entitled “The Merger Agreement—Termination Fees and Expenses”), which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal.

•

Business Disruptions. The costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the time and effort of WK Kellogg management required to complete the Merger, which may disrupt its business operations and may have a negative effect on its financial results.

•	Parent’s Ability to Terminate. The conditions to the obligations of Parent to complete the Merger and the right of Parent to terminate the Merger Agreement under certain circumstances.

•	Failure of Shareowner Approval. The risk that WK Kellogg shareowners may not approve the Merger.

•

Kellanova Tax Waiver. The possibility that all conditions necessary for Kellanova’s waiver of the prohibition in the Tax Matters Agreement with respect to the consummation of the transactions contemplated by the Merger Agreement will not be timely satisfied and that the waiver with respect to the consummation will not be provided, as more fully described in the section entitled “The Merger Agreement—Conditions of the Merger.”

•

Regulatory Approvals. The fact that completion of the Merger requires regulatory approvals, which could subject the Merger to delays and the risk that the required regulatory approvals may not be obtained at all.

•

Parent Termination Fee. The fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure of antitrust clearance to be obtained, Parent will be required to pay WK Kellogg the Parent Termination Fee of $105,062,000, which may not be sufficient to compensate WK Kellogg for losses suffered as a result of the termination of the Merger Agreement under such circumstances.

•	Transaction Litigation. The risk of litigation arising from WK Kellogg shareowners in respect of the Merger Agreement or transactions contemplated by the Merger Agreement.

•

Taxable Consideration. The fact that the Per Share Price consists of cash and will generally be taxable for U.S. federal income tax purposes, as more fully described in the section entitled “—U.S. Federal Income Tax Considerations.”

•

Interests of the Board and Management. The interests that certain WK Kellogg directors and executive officers may have with respect to the Merger, which interests may be different from, or in addition to, their interests as WK Kellogg shareowners generally, as described in the section entitled “—Interests of WK Kellogg’s Directors and Executive Officers in the Merger.”

•

Additional Risks. Other risks and uncertainties of the nature identified in the section entitled “Cautionary Statement Concerning Forward-Looking Information” and in WK Kellogg’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in WK Kellogg’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024. For more information, see the section entitled “Where You Can Find More Information.”

After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger Agreement and the transactions contemplated thereby were outweighed by the positive factors and potential benefits associated with the Merger Agreement and the transactions contemplated thereby that supported its determination and recommendation. Accordingly, the Board unanimously determined that it was fair to, and in the best interests of WK Kellogg and its shareowners to enter into the Merger Agreement.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but is meant to include material factors considered by the Board. The Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information available to it, including discussions with WK Kellogg’s senior management and outside legal and financial advisors. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page  24. Accordingly, the Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Merger Proposal.

Certain Unaudited Prospective Financial Information

WK Kellogg does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to its future performance, revenue, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting general economic and market conditions, though WK Kellogg has in the past provided investors with financial guidance covering certain operating measures and expenses, which it may update from time to time during the relevant year. As part of the Board’s regular process for evaluating WK Kellogg’s business, strategic and financial position, WK Kellogg’s senior management prepared a long-range plan that was presented to the Board in the ordinary course in July 2024, which contained certain non-public, unaudited, stand-alone financial projections for WK Kellogg’s fiscal years 2025 through 2029 (the “Long-Range Plan”). In connection with the Board’s evaluation of a potential transaction, WK Kellogg’s senior management presented to the Board various updates to the Long-Range Plan, as discussed in further detail below. We refer to these updated forecasts generally as the “Projections.”

The Long-Range Plan included the following assumptions and estimates, and reflected the 53rd week in WK Kellogg’s fiscal year 2025 (collectively, the “Assumptions”):

•	the size of the market in which WK Kellogg operates is in line with historical trends;

•	the current competitive landscape and trends are in line with recent viewpoints;

•	flat revenue growth for fiscal years 2025E through 2029E;

•

Adjusted EBITDA margins increase from approximately 10.6% in fiscal year 2025E to approximately 14.5% in fiscal year 2029E, driven by supply chain modernization and digitization, increased supply reliability, improving gross margin strengthened by procurement savings and disciplined investment approach; and

•	increasing cash flow generation driven by Adjusted EBITDA growth and normalizing capital expenditures.

In February 2025, as part of WK Kellogg’s ordinary course budgeting process, senior management of WK Kellogg reviewed with the Board WK Kellogg’s budget for fiscal year 2025. WK Kellogg’s senior management also prepared an updated forecast for WK Kellogg’s fiscal years 2026 through 2029 to reflect the impact of actual results for fiscal year 2024 and the fiscal year 2025 budget (collectively, with the budgeted forecast for 2025, the “February Projections”). The February Projections generally include the same assumptions and estimates as the Assumptions, but forecasted an improvement in Adjusted EBITDA margins to approximately 15.5% in fiscal year 2029. The February Projections were discussed with and made available to the Board, Goldman Sachs and Morgan Stanley. Forecasts for fiscal years 2025 through 2027 contained within the February Projections were also made available to the Party A Consortium in connection with its due diligence review of a potential transaction involving WK Kellogg.

In April 2025, WK Kellogg’s senior management updated the February Projections to reflect WK Kellogg’s actual results for the first quarter of fiscal year 2025, the latest view of the remainder of fiscal year 2025, based on then current market dynamics, and the resulting impact on fiscal years 2026 through 2029 (the “April Projections”). The April Projections generally include the same assumptions and estimates as the Assumptions, but forecasted (i) stabilization of revenue in fiscal year 2025E and modest recovery in fiscal year 2026E, with flat growth for fiscal years 2027E through 2029E, supported by product innovation and a new marketing model and (ii) an improvement in Adjusted EBITDA margins to approximately 15.5% in fiscal year 2029. The April Projections were discussed with and made available to the Board, Goldman Sachs, and Morgan Stanley, and the forecasts for fiscal years 2025 through 2027 contained in the April Projections were made available to Parent and the Party A Consortium in connection with their respective due diligence reviews of a potential transaction involving WK Kellogg.

In June 2025, WK Kellogg’s senior management updated the April Projections to reflect WK Kellogg’s projected revenue trends for the second quarter of fiscal year 2025 and the latest view of the remainder of fiscal year 2025 (the “June Projections”), which view reflected sustained challenges facing large manufacturers in the ready-to-eat cereal category and continued negative revenue growth for the remainder of fiscal year 2025. The forecasts contained in the June Projections for fiscal years 2026 through 2029 remained the same as the April Projections and include the same assumptions and estimates.

The Board used the June Projections to assist in its decision-making process in determining whether to authorize and approve the execution of the Merger Agreement, and whether to recommend that WK Kellogg’s shareowners adopt the Merger Agreement (as described in further detail in the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger”) and the June Projections were provided to Goldman Sachs and Morgan Stanley in connection with their respective analyses and opinions described in the sections entitled “The Merger—Opinion of Goldman Sachs & Co. LLC” and “The Merger—Opinion of Morgan Stanley & Co. LLC.” WK Kellogg also shared the forecasts for fiscal year 2025 from the June Projections with Parent and the Party A Consortium.

In July 2025 and after WK Kellogg entered into the Merger Agreement, WK Kellogg’s senior management updated the June Projections solely to reflect the corrections to the Q1 2025 Results and Q2 2025 Projected Results and tax-related impacts to cash flows in the second half of fiscal year 2025 and fiscal years 2026 through 2029 resulting from the Error (the “July Projections”). The forecasts contained in the July Projections included the same assumptions and estimates as the June Projections as adjusted for impacts resulting from the Error. The Board used the July Projections to determine whether the Error would impact the Board’s resolution to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL and the July Projections were provided to Goldman Sachs and Morgan Stanley in connection with their confirmation of their respective opinions provided to the Board prior to WK Kellogg’s entry into the Merger Agreement.

July Projections

The following table presents a summary of the July Projections by fiscal year:

($ in millions)	2025E(6)(7)	2026E	2027E	2028E	2029E
Revenue	2,624	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	285	322	396	412	412
Capital Expenditures(2)	263	298	92	95	95
Adjusted Operating Profit(3)(7)	140	226	301	317	317
Net Operating Profit After Tax(4)(7)	106	171	227	239	239
Unlevered Free Cash Flow(5)(7)	(55)	(32)	219	246	245

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.
(3)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(4)	Net Operating Profit After Tax is a non-GAAP measure calculated as operating profit minus income tax expense, and assumes an effective tax rate of 24.5%.
(5)

Unlevered Free Cash Flow is a non-GAAP measure calculated as Net Operating Profit After Tax plus depreciation and amortization expense, adjusted for change in net working capital, less capital expenditures and certain other sources and uses of cash.

(6)	Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025.
(7)

Figures for Adjusted Operating Profit, Net Operating Profit After Tax and Unlevered Free Cash Flow reflect estimates for the second, third and fourth quarters of fiscal year 2025E, rather than full year 2025E.

WK Kellogg is including the foregoing summary of the July Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to the Projections that were made available to the Board in connection with the Board’s review of its resolution to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DCGL and to Goldman Sachs and Morgan Stanley in connection with their confirmation of their respective opinions provided to the Board prior to WK Kellogg’s entry into the Merger Agreement.

June Projections

The following table presents a summary of the June Projections by fiscal year:

($ in millions)	2025E(6)(7)	2026E	2027E	2028E	2029E
Revenue	2,624	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	271	322	396	412	412
Capital Expenditures(2)	263	298	92	95	95
Adjusted Operating Profit(3)(7)	131	226	301	317	317
Net Operating Profit After Tax(4)(7)	99	171	227	239	239
Unlevered Free Cash Flow(5)(7)	(53)	(32)	219	246	245

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.
(3)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(4)	Net Operating Profit After Tax is a non-GAAP measure calculated as operating profit minus income tax expense, and assumes an effective tax rate of 24.5%.
(5)

Unlevered Free Cash Flow is a non-GAAP measure calculated as Net Operating Profit After Tax plus depreciation and amortization expense, adjusted for change in net working capital, less capital expenditures and certain other sources and uses of cash.

(6)	Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,579 million and forecasted Adjusted EBITDA was $261 million.
(7)

Figures for Adjusted Operating Profit, Net Operating Profit After Tax and Unlevered Free Cash Flow reflect estimates for the second, third and fourth quarters of fiscal year 2025E, rather than full year 2025E. On a full-year, 53-week basis, forecasted Adjusted Operating Profit was $181 million, forecasted Net Operating Profit After Tax was $139 million and forecasted Unlevered Free Cash Flow was $(105) million.

WK Kellogg is including the foregoing summary of the June Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to the final Projections that were made available to the Board in connection with its due diligence review and made available to Goldman Sachs and Morgan Stanley, and which Goldman Sachs and Morgan Stanley were authorized by the Board to use in connection with their respective financial analyses and opinions. The June Projections were prepared before the identification of the Error and do not reflect corrections resulting from the Error.

Prior Projections

The following table presents a summary of the February Projections by fiscal year:

($ in millions)	2025E(3)	2026E	2027E	2028E	2029E
Revenue	2,721	2,677	2,677	2,678	2,678
Adjusted EBITDA(1)	288	324	398	414	414
Adjusted Operating Profit(2)	197	229	302	319	319

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(3)

Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,676 million, forecasted Adjusted EBITDA was $278 million and forecasted operating profit was $187 million.

The following table presents a summary of the April Projections by fiscal year:

($ in millions)	2025E(3)	2026E	2027E	2028E	2029E
Revenue	2,678	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	274	322	396	412	412
Adjusted Operating Profit(2)	184	226	301	317	317

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(3)

Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,634 million, forecasted Adjusted EBITDA was $261 million and forecasted operating profit was $170 million.

WK Kellogg is including the foregoing summaries of each of the February Projections and the April Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to additional information that was previously made available to the Board, Goldman Sachs, Morgan Stanley, the Party A Consortium and, in the case of the April Projections, Parent in connection with the uses described above.

The Projections were prepared by WK Kellogg’s senior management on a standalone basis without giving effect to the transactions contemplated by the Merger Agreement (including the Merger), and therefore the

Projections do not give effect to the transactions contemplated by the Merger Agreement, or any changes to WK Kellogg’s operations, capital structure or strategy that may be implemented after the consummation of the transactions contemplated by the Merger Agreement (including the Merger) or to any costs incurred in connection with the Transactions (including the Merger). Furthermore, the Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement (including the Merger) to be completed and should not be viewed as accurate or continuing in that context. The tables above present summaries of the Projections prepared by WK Kellogg’s senior management.

The Projections are not being included in this proxy statement to influence a WK Kellogg shareowner’s decision whether to vote to adopt the Merger Agreement or for any other purpose. The inclusion of this information should not be regarded as an indication that the Board or WK Kellogg’s senior management or financial advisors, Parent or any other person, considered, or now considers, such Projections to be material or to be necessarily predictive of actual future results, and these Projections should not be relied upon as such.

Additional Information About the Projections

The Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Projections are forward-looking statements.

The Projections were prepared by WK Kellogg’s senior management based on estimates they reasonably believed to be achievable. However, the information set forth in the Projections is not factual and should not be relied upon as being necessarily indicative of actual future results. The assumptions and estimates underlying the Projections, all of which are difficult to predict and many of which are beyond the control of WK Kellogg, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections, whether or not the Merger is completed. In addition, the Projections may be affected by WK Kellogg’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither WK Kellogg nor any of its affiliates assumes any responsibility to holders of shares of Common Stock for the accuracy of this information.

The Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. Important factors that may affect actual results and the achievability of the Projections include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; fluctuations in currency exchange rates; changes in applicable laws; and those risks and uncertainties described in WK Kellogg’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as amended by WK Kellogg’s Annual Report filed on Form 10-K/A for the fiscal year ended December 28, 2024. See also the section entitled “Cautionary Statement Concerning Forward-Looking Information.” The Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Projections relate, the less predictive the information becomes.

The Projections contain non-GAAP financial measures including Adjusted EBITDA, Adjusted Operating Profit, Net Operating Profit After Tax and Unlevered Free Cash Flow. WK Kellogg’s senior management included such measures in the Projections because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of WK Kellogg. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA, Adjusted Operating Profit,

Net Operating Profit After Tax and Unlevered Free Cash Flow should not be considered as an alternative to operating income or net income as a measure of operating performance or operating cash flow or as a measure of liquidity. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors, senior management or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Board or WK Kellogg’s senior management or financial advisors in connection with their evaluation of the Merger. Accordingly, WK Kellogg has not provided a reconciliation of the non-GAAP financial measures included in the Projections to the relevant GAAP financial measures.

The Projections have been prepared by, and are the responsibility of, WK Kellogg’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.

Except for the July Projections (which reflected an update to the June Projections solely to reflect the impact of the Error), the Projections summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Projections summarized in this section are based solely on information available to WK Kellogg’s senior management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. WK Kellogg undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions.

By including the Projections in this proxy statement, neither WK Kellogg nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any security holder (or any other person or entity) regarding the information included in the Projections or the ultimate performance of WK Kellogg, Parent, the Surviving Corporation or any of their affiliates compared to the information contained in the Projections. WK Kellogg has made no representation to Parent, Merger Sub or any of their affiliates in the Merger Agreement or otherwise concerning the Projections.

In light of the foregoing factors and the uncertainties inherent in the Projections, WK Kellogg’s shareowners are cautioned not to place undue, if any, reliance on the Projections.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Board that, as of July 10, 2025, and based upon and subject to the factors and assumptions set forth therein, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated July 10, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Common Stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of WK Kellogg for the two fiscal years ended December 30, 2023 and December 28, 2024, respectively;

•	WK Kellogg’s Registration Statement on Form 10-12B, including the Information Statement filed therewith, dated July 24, 2023, as amended;

•	certain interim reports to shareowners and Quarterly Reports on Form 10-Q of WK Kellogg;

•	certain other communications from WK Kellogg to its shareowners;

•	certain publicly available research analyst reports for WK Kellogg; and

•

certain internal financial analyses and forecasts for WK Kellogg prepared by its management, as approved for Goldman Sachs’ use by WK Kellogg, which are referred to in this proxy statement as the “June Projections” (as described in more detail in the section entitled “—Certain Unaudited Prospective Financial Information”).

Goldman Sachs also held discussions with members of the senior management of WK Kellogg regarding their assessment of the past and current business operations, financial condition and future prospects of WK Kellogg; reviewed the reported price and trading activity for shares of Common Stock; compared certain financial and stock market information for WK Kellogg with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the packaged food industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with WK Kellogg’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with WK Kellogg’s consent, that the June Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of WK Kellogg. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of WK Kellogg or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of WK Kellogg to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to WK Kellogg; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Common Stock, as of the date of the opinion, of the Per Share Price to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement, the Voting Agreements, the Tax Matters Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement, the Voting Agreements or the Tax Matters Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of WK Kellogg; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of WK Kellogg, or class of such persons in connection with the Merger, whether relative to the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on WK Kellogg, Parent or the Merger, or as to the impact of the Merger and the other transactions contemplated by the Merger Agreement on the solvency or viability of WK Kellogg or Parent or the ability of WK Kellogg or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses of Goldman Sachs

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 8, 2025, the second to last trading day before the public announcement of the Merger, and is not necessarily indicative of current market conditions.

Following Goldman Sachs’s presentation to the Board that was made on July 10, 2025 (the “July 10 Presentation”), it was determined by the management of WK Kellogg that certain (i) historical consolidated financial statements of WK Kellogg and (ii) financial projections included in the June Projections, in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, were incorrect. See the section entitled “—Certain Unaudited Prospective Financial Information” for more information. The incorrect historical financial information and financial projections for WK Kellogg provided by and approved for Goldman Sachs’ use by the management of WK Kellogg were utilized by Goldman Sachs in performing its illustrative discounted cash flow analysis, illustrative present value of future share price analysis and selected transactions analysis, as applicable, presented in the July 10 Presentation, therefore affecting the calculation of the reference range of implied values per share of Common Stock derived from each such analysis. Goldman Sachs subsequently performed the illustrative discounted cash flow analysis, illustrative present value of future share price analysis and selected transactions analysis, as of July 10, 2025, using the corrected historical consolidated financial statements of WK Kellogg (referred to in this proxy statement as the “Corrected Statements”) and the corrected financial projections for WK Kellogg (referred to in this proxy statement as the “July Projections”), in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg. Such subsequent analysis performed by Goldman Sachs did not address any circumstances, developments or events occurring after July 10, 2025, the date of the written opinion of Goldman Sachs, and Goldman Sachs’s opinion set forth in its written opinion letter was provided only as of such date. Based upon and subject to the foregoing, on July 31, 2025, Goldman Sachs confirmed to the Board that, had Goldman Sachs performed its financial analysis set forth in the July 10 Presentation using the Corrected Statements and the July Projections, there would have been no change to the conclusion set forth in the written opinion of Goldman Sachs.

Historical Stock Trading Analysis

Goldman Sachs analyzed the Per Share Price to be paid to holders of shares of Common Stock pursuant to the Merger Agreement in relation to (i) the closing price per share of Common Stock on July 8, 2025, (ii) the

VWAP per share of Common Stock for the preceding 30-day period ended July 8, 2025 and (iii) the VWAP per share of Common Stock for the preceding 52-week period ended July 8, 2025.

This analysis indicated that the Per Share Price to be paid to holders of shares of Common Stock pursuant to the Merger Agreement represented:

•	a premium of 36.0% based on the closing price per share of Common Stock on July 8, 2025 of $16.91;

•	a premium of 40.6% based on the VWAP per share of Common Stock for the preceding 30-day period ended July 8, 2025 of $16.36; and

•	a premium of 4.7% based on the VWAP per share of Common Stock for the preceding 52-week period ended July 8, 2025 of $21.97.

Illustrative Discounted Cash Flow Analysis

Using the June Projections and the July Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on WK Kellogg to derive a range of illustrative present values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 8.5%, reflecting estimates of WK Kellogg’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 29, 2025 (i) estimates of unlevered free cash flow for WK Kellogg for the last three quarters of fiscal year 2025 and for fiscal years 2026 through 2029 as reflected in the June Projections and the July Projections and (ii) a range of illustrative terminal values for WK Kellogg, which were calculated by applying terminal year exit enterprise value to last twelve month EBITDA (“EV/LTM EBITDA”) multiples ranging from 8.0x to 9.5x, to a terminal year estimate of the EBITDA to be generated by WK Kellogg, as reflected in the June Projections and the July Projections (which analyses implied perpetuity growth rates ranging from 0.2% to 2.2%). The range of terminal year exit EV/LTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of WK Kellogg and of certain publicly traded companies, as described below in the section entitled “—Selected Public Company Comparables Analysis.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain inputs, including WK Kellogg’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for WK Kellogg, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for WK Kellogg by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for WK Kellogg the amount of WK Kellogg’s (i) net debt (adjusted for receivables financing per public filings of WK Kellogg) and (ii) underfunded pension liabilities and added the amount of WK Kellogg’s Voluntary Employees’ Beneficiary Association (“VEBA”) plan surplus, in each case, as of March 29, 2025, and provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of illustrative equity values for WK Kellogg. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, using the treasury stock method. Using the June Projections, and as set forth in the July 10 Presentation, Goldman Sachs derived a range of illustrative present values per share of Common Stock ranging from $20.53 to $26.63. Using the July Projections, Goldman Sachs derived a range of illustrative present values per share of Common Stock ranging from $20.51 to $26.61.

Illustrative Present Value of Future Share Price Analysis

Using the June Projections and the July Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for WK Kellogg as of December 31 for each of fiscal years 2025 and 2026 by applying a range of multiples of illustrative enterprise value to next twelve month EBITDA

(“EV/NTM EBITDA”) of 8.5x to 9.5x to estimates of WK Kellogg’s NTM EBITDA for each of fiscal years 2025 and 2026 as reflected in the June Projections and the July Projections. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for WK Kellogg and current and historical EV/NTM EBITDA multiples for certain publicly traded companies, as described in the section entitled “—Selected Public Company Comparables Analysis.”

Goldman Sachs then subtracted the amount of WK Kellogg’s (i) net debt (adjusted for factored receivables) and (ii) underfunded pension liabilities and added the amount of WK Kellogg’s VEBA plan surplus for each of fiscal years 2025 and 2026, each as reflected in the June Projections and the July Projections and provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for WK Kellogg for each of fiscal years 2025 and 2026. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Common Stock for each of fiscal years 2025 and 2026, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of implied future values per share of Common Stock. Goldman Sachs then added the cumulative dividends per share of Common Stock expected to be paid to holders of shares of Common Stock through the end of each of fiscal years 2025 and 2026, using the June Projections and the July Projections. Goldman Sachs then discounted these implied future equity values per share of Common Stock to March 29, 2025, using an illustrative discount rate of 8.6%, reflecting an estimate of WK Kellogg’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Using the June Projections, and as set forth in the July 10 Presentation, this analysis resulted in a range of implied present values per share of Common Stock of $18.72 to $26.19. Using the July Projections, this analysis resulted in a range of implied present values per share of Common Stock of $18.69 to $26.17.

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from 2010 through 2025 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $2 billion and $5 billion. This analysis excluded transactions (i) in the healthcare and technology industries and (ii) with premia greater than 200% or less than 0% relative to the target’s last undisturbed closing price prior to announcement, using information obtained from FactSet Research Systems Inc. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the observed transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 30% across the period. This analysis also indicated a 25th percentile premium of 19% and 75th percentile premium of 50% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 19% to 50% to the undisturbed closing price per share of Common Stock of $16.91 as of July 8, 2025, and calculated a range of implied equity values per share of Common Stock of $20.08 to $25.37.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the packaged food industry since 2015. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s LTM EBITDA based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to WK Kellogg, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of WK Kellogg’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions		EV/LTM EBITDA
	Acquiror	Target
July 2016	Gores Group Holdings	Hostess Brands L.L.C.	12.1x
April 2017	Post Holdings Inc.	Weetabix Food Co.	~11.0x
April 2019	Ferrero Group	Keebler and certain other brands	~9.3x
February 2021	Hormel Foods Corporation	Planters	12.5x
September 2024	Lactalis	Yoplait and certain other brands	~8.4x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM EBITDA multiples of 8.4x to 12.5x to WK Kellogg’s LTM EBITDA as of March 29, 2025, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of implied enterprise values for WK Kellogg. Goldman Sachs then subtracted WK Kellogg’s (i) net debt (adjusted for receivables financing per public filings of WK Kellogg) and (ii) underfunded pension liabilities and added the amount of WK Kellogg’s 2025 VEBA plan surplus, each as of March 29, 2025, and divided the result by the number of fully diluted outstanding shares of Common Stock, in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg. As set forth in the July 10 Presentation, Goldman Sachs derived a reference range of implied values per share of Common Stock of $15.62 to $27.77. Using the Corrected Statements, Goldman Sachs derived a reference range of implied values per share of Common Stock of $16.90 to $29.67.

Selected Public Company Comparables Analysis

Goldman Sachs reviewed and compared certain financial information for WK Kellogg to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the packaged food industry, which we refer to in this section of the proxy statement as the “Selected Companies”:

Mid-Cap Food

•	Post Holdings, Inc.

•	Flowers Foods Inc.

•	B&G Foods, Inc.

Center of Store

•	The Kraft Heinz Company

•	General Mills, Inc.

•	Conagra Brands, Inc.

•	The J. M. Smucker Company

•	The Campbell’s Company

Although none of the Selected Companies is directly comparable to WK Kellogg, the Selected Companies included were chosen because they are publicly traded companies in the packaged food industry with operations that, for purposes of analysis, may be considered similar to certain operations of WK Kellogg.

Goldman Sachs also calculated and compared various financial multiples based on financial and trading data as of July 8, 2025, information Goldman Sachs obtained from public filings and Institutional Brokers’ Estimate System estimates. With respect to WK Kellogg and the selected companies, Goldman Sachs calculated EV/LTM EBITDA and EV/NTM EBITDA multiples.

The results of these calculations are summarized as follows:

Median EV/LTM EBITDA
	Current	Since 10/02/2023
WK Kellogg	8.8x	9.0x
Mid-Cap Food	8.8x	9.7x
Center of Store	8.4x	10.0x

Median EV/NTM EBITDA
	Current	Since 10/02/2023
WK Kellogg	8.6x	8.5x
Mid-Cap Food	8.2x	9.4x
Center of Store	8.8x	9.5x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to WK Kellogg or the Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Common Stock of the Per Share Price to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of WK Kellogg, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasted.

The Per Share Price was determined through arm’s-length negotiations between WK Kellogg and Parent and was approved by the Board. Goldman Sachs provided advice to WK Kellogg during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to WK Kellogg or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities.

Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of WK Kellogg, Parent, any of their respective affiliates and third parties, including Kellogg Foundation Trust, a significant stockholder of WK Kellogg, and any of its affiliates (collectively, “Relevant Parties”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to WK Kellogg in connection with, and participated in certain of the negotiations leading to, the Merger. During the two-year period ended July 10, 2025, Goldman Sachs Investment Banking has not been engaged by WK Kellogg or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended July 10, 2025, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of July 10, 2025, Goldman Sachs Investment Banking was not currently mandated by Parent and/or its Related Entities (as defined below) (excluding, if applicable, any significant stockholders of Parent and their other affiliates) to provide to any such person financial advisory and/or underwriting services. In addition, as of July 10, 2025, Goldman Sachs Investment Banking was not currently soliciting Parent and/or its Related Entities (excluding, if applicable, any significant stockholders of Parent and their other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs has provided certain financial advisory and/or underwriting services to Kellogg Foundation Trust and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Kellanova (formerly Kellogg Company), an affiliate of Kellogg Foundation Trust, in connection with its spinoff of WK Kellogg in October 2023 and as financial advisor to Kellanova, an affiliate of Kellogg Foundation Trust, in connection with its pending sale to Mars, announced in August 2024. During the two-year period ended July 10, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Kellogg Foundation Trust and/or its affiliates of approximately $22 million. As of July 10, 2025, Goldman Sachs Investment Banking was not currently mandated by Kellogg Foundation Trust and/or its Related Entities (excluding WK Kellogg and its subsidiaries) to provide to any such person financial advisory and/or underwriting services. In addition, as of July 10, 2025, Goldman Sachs Investment Banking was not currently soliciting Kellogg Foundation Trust and/or its Related Entities (excluding WK Kellogg and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

As of July 10, 2025, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in WK Kellogg and/or its affiliates (excluding any significant stockholder and its other affiliates), (ii) no direct GS Principal Investment in Parent and/or its affiliates (excluding any significant stockholder and its other affiliates) and (iii) no direct GS Principal Investments in Kellogg Foundation Trust and/or its affiliates (but excluding any Relevant Party, WK Kellogg or their other respective affiliates).

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of the proxy, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

“GS Principal Investments” (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third-party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

“Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated July 9, 2025, WK Kellogg engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between WK Kellogg and Goldman Sachs provides for a fee of $2 million, which became payable upon the execution of the Merger Agreement, and a transaction fee of at least $18 million but no more than $20 million (as determined by the Board in its sole discretion), which is contingent upon consummation of the Merger. In addition, WK Kellogg has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Morgan Stanley & Co. LLC

WK Kellogg retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale, merger or similar business combination, and, if requested by WK Kellogg, a financial opinion with respect thereto. WK Kellogg selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of WK Kellogg. On July 10, 2025, Morgan Stanley rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 10, 2025, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Per Share Price to be received by the holders of shares of Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common stock.

The full text of the written opinion of Morgan Stanley, dated July 10, 2025, is attached as Annex F and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion to the Board. WK Kellogg Shareowners are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness, from a financial point of view, to the holders of shares of Common Stock (other than the holders of the Excluded Shares) of the Per Share Price to be received by such holders pursuant to the Merger Agreement as of the date of such opinion. Morgan Stanley did not express any view on, and its opinion did not address, any other aspect of the transactions contemplated by the Merger Agreement. Morgan Stanley’s opinion is not a recommendation as to how any holder of shares of Common Stock should act or vote in connection with the Merger or any other matter or whether to take any other action with respect to the Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, Morgan Stanley’s opinion did not in any manner address the price at which shares of Common Stock will trade following the consummation of the Merger or at any time.

In connection with rendering its opinion, Morgan Stanley, among other things:

1)	reviewed certain publicly available financial statements and other business and financial information of WK Kellogg;

2)	reviewed certain internal financial statements and other financial and operating data concerning WK Kellogg;

3)	reviewed certain financial projections prepared by the management of WK Kellogg;

4)	discussed the past and current operations and financial condition and the prospects of WK Kellogg with senior executives of WK Kellogg;

5)	reviewed the reported prices and trading activity for shares of Common Stock;

6)

compared the financial performance of WK Kellogg and the prices and trading activity of shares of Common Stock with that of certain other publicly-traded companies comparable with WK Kellogg and their securities;

7)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	participated in certain discussions and negotiations among representatives of WK Kellogg and Parent and their respective financial and legal advisors;

9)	reviewed a draft, dated July 10, 2025, of the Merger Agreement and certain related documents; and

10)	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley has deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by WK Kellogg, and formed a substantial basis for its opinion. With respect to the June Projections (as defined below), Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of WK Kellogg of the future financial performance of WK Kellogg. Morgan Stanley expressed no view as to the June Projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of WK Kellogg and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of WK Kellogg’s officers, directors or employees, or any class of such persons, relative to the Per Share Price to be received by the holders of shares of Common Stock (other than the holders of the Excluded Shares) in the Merger. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including the Voting Agreements and the Tax Matters Agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of WK Kellogg, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to WK Kellogg, nor did it address the underlying business decision of WK Kellogg to enter into the Merger Agreement or proceed with the transactions contemplated by the Merger Agreement.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter, dated July 10, 2025. The following summary is not a complete description of the financial analyses performed by Morgan Stanley, nor does the order of analyses described represent relative importance or weight given to those analyses by Morgan Stanley. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 8, 2025, the second to last trading day before the public announcement of the Merger, and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized, and was directed by the Board to rely upon, certain financial projections prepared by the management of WK Kellogg, which are referred to in this proxy statement as the “June Projections” (as described in more detail in the section entitled “—Certain Unaudited Prospective Financial Information”).

Following Morgan Stanley’s presentation to the Board that was made on July 10, 2025 (the “July 10 Presentation”), management of WK Kellogg determined that certain (i) historical consolidated financial statements of WK Kellogg and (ii) financial projections included in the June Projections, in each case, as provided by management of WK Kellogg to Morgan Stanley, were incorrect. See the section of this proxy statement entitled “—Certain Unaudited Prospective Financial Information” for more information. The incorrect historical financial information and financial projections for WK Kellogg that were provided by the management of WK Kellogg to Morgan Stanley were utilized by Morgan Stanley in performing its selected comparable company analysis, selected precedent transactions analysis, discounted equity value analysis and discounted cash flow analysis, as applicable, presented in the July 10 Presentation, therefore affecting the calculation of the reference range of implied values per share of Common Stock derived from each such analysis. Morgan Stanley subsequently performed the selected comparable company analysis, selected precedent transactions analysis, discounted equity value analysis and discounted cash flow analysis, as of July 10, 2025, using the corrected historical consolidated financial statements of WK Kellogg (referred to in this proxy statement as the “Corrected Statements”) and the corrected financial projections for WK Kellogg (referred to in this proxy statement as the “July Projections”), in each case, as provided by the management of WK Kellogg. Such subsequent analysis performed by Morgan Stanley did not address any circumstances, developments or events occurring after July 10, 2025, the date of the written opinion of Morgan Stanley, and Morgan Stanley’s opinion set forth in its written opinion letter was provided only as of such date. Based upon and subject to the foregoing, on July 31, 2025, Morgan Stanley confirmed to the Board that, had Morgan Stanley performed its financial analysis set forth in the July 10 Presentation using the Corrected Statements and the July Projections, there would have been no change to the conclusion set forth in the written opinion of Morgan Stanley.

Selected Comparable Company Analysis

Morgan Stanley performed a selected public trading comparables analysis, which is designed to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared the June Projections, the July Projections and the consensus of selected Wall Street equity research financial forecasts for WK Kellogg (the “WK Kellogg Street Projections”) with comparable publicly available consensus equity analyst research estimates for selected companies that, in Morgan Stanley’s professional judgment, share certain similar business characteristics and have certain comparable operating characteristics including, among other things, product characteristics, similarly sized revenue and/or revenue growth rates, market capitalization, profitability, scale and/or other similar operating characteristics. We refer to such companies in this section of the proxy statement as the “comparable companies”:

•	Flowers Foods Inc.

•	Post Holdings, Inc.

•	B&G Foods, Inc.

•	TreeHouse Foods, Inc.

•	General Mills, Inc. (for reference only)

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (“AV”), defined as fully diluted market capitalization plus (i) net debt (adjusted for factored receivables), (ii) unfunded pension liabilities and (iii) investments in unconsolidated affiliates, to Adjusted EBITDA (“AV/Adjusted EBITDA”) for each of the comparable companies.

Based on its analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a reference range of AV/Adjusted EBITDA multiples for estimated fiscal years 2025 and 2026 of 8.0x – 9.5x and 7.5x – 9.0x, respectively. Morgan Stanley applied the selected reference ranges to the estimated Adjusted EBITDA for each of fiscal years 2025 and 2026, as set forth in the June Projections, the July Projections and the WK Kellogg Street Projections. Morgan Stanley’s analysis resulted in the following implied values per share of Common Stock, rounded to the nearest $0.25:

Benchmark	Reference Range	Price Per Share Range
AV/2025E Adjusted EBITDA
WK Kellogg Street Projections	8.0x –9.5x	$14.50 – $19.00
June Projections	8.0x –9.5x	$14.50 – $19.00
July Projections	8.0x –9.5x	$15.75 – $20.25
AV/2026E Adjusted EBITDA
WK Kellogg Street Projections	7.5x –9.0x	$16.50 – $21.75
June Projections	7.5x –9.0x	$17.25 – $22.50
July Projections	7.5x –9.0x	$17.25 – $22.50

No company utilized in the selected comparable company analysis is identical to WK Kellogg. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of WK Kellogg, such as the impact of competition on the businesses of WK Kellogg and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of WK Kellogg or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Selected Precedent Transactions Analysis

Morgan Stanley performed a selected precedent transactions analysis, which is designed to provide an implied value of a company based on publicly available financial terms for selected transactions. In connection with its analysis, Morgan Stanley compared publicly available statistics for six selected transactions in the packaged food industry. For purposes of this analysis, Morgan Stanley analyzed the ratio of AV to LTM EBITDA of the target company (“AV/LTM EBITDA”) for each selected transaction.

The selected transactions for Morgan Stanley’s analysis, together with their respective multiples, were:

Announcement Date	Selected Transactions
	Acquiror	Target	AV/LTM EBITDA
January 2013	Hormel Foods Corporation	Skippy	10.7x
April 2017	Post Holdings Inc.	Weetabix Food Co.	~11.0x
April 2019	Ferrero Group	Keebler and certain other brands	~9.3x
December 2023	Clayton Dubilier & Rice	Shearer’s Foods	~10.0x
September 2024	Lactalis	Yoplait and certain other brands	~8.4x
January 2025	Advent International	Sauer Brands Inc.	~11.0x

Based on its experience and professional judgment and taking into consideration the relevant multiples from the selected transactions, Morgan Stanley applied a range of AV/LTM EBITDA multiples of 9.5x to 11.5x to WK Kellogg’s LTM Adjusted EBITDA as of March 29, 2025, as provided by the management of WK Kellogg. Based on this analysis and the number of fully diluted shares of Common Stock, as provided by the management of WK Kellogg, Morgan Stanley calculated an estimated range of implied values per share of Common Stock of $19.00 to $25.00, rounded to the nearest $0.25, as set forth in the July 10 Presentation. Using the Corrected Statements, Morgan Stanley calculated an estimated range of implied values per share of Common Stock of $20.25 to $26.50, rounded to the nearest $0.25.

No company or transaction utilized in the precedent transactions analysis is identical to WK Kellogg or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous judgments and assumptions with regard to general business, market and financial conditions, and other matters, which are beyond the control of WK Kellogg, such as the impact of competition on the business of WK Kellogg or the industry generally, industry growth and the absence of any adverse material change in the financial condition of WK Kellogg or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value for such company’s potential future equity value.

To calculate the discounted equity values for WK Kellogg, Morgan Stanley utilized the Adjusted EBITDA estimates from the June Projections and the July Projections for fiscal year 2027. Based upon the application of its professional judgment and experience, Morgan Stanley then applied a range of AV/NTM Adjusted EBITDA multiples of 8.0x – 9.5x to WK Kellogg’s estimated NTM Adjusted EBITDA to determine a range of implied aggregate values of WK Kellogg as of December 31, 2026. Morgan Stanley then calculated a range of implied equity values as of such date by subtracting the amount of WK Kellogg’s (i) net debt (adjusted for factored receivables) and (ii) unfunded pension liabilities, and adding the amount of WK Kellogg’s VEBA plan surplus, each as reflected in the June Projections and the July Projections and provided by the management of WK Kellogg. Morgan Stanley then divided this range of implied equity values by the number of fully diluted shares of Common Stock as of such date, as provided by the management of WK Kellogg. Morgan Stanley then discounted this range of per share equity values to July 8, 2025, at a discount rate of 8.5%, which rate was selected by Morgan Stanley based on WK Kellogg’s estimated cost of equity (estimated using the capital asset pricing model method and based on Morgan Stanley’s professional judgment and experience). Using the June Projections and as set forth in the July 10 Presentation, this analysis indicated a range of implied equity values per share of Common Stock of $21.00 to $26.75, rounded to the nearest $0.25. Using the Corrected Statements, this analysis indicated a range of implied equity values per share of Common Stock of $21.00 to $26.75, rounded to the nearest $0.25.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of Common Stock as of March 31, 2025, based on estimates of future unlevered free cash flows for the last three quarters of fiscal year 2025 through fiscal year 2029 contained in the June Projections and the July Projections. For the purposes of this analysis, unlevered free cash flows were calculated as consolidated Adj. EBITDA less taxes and capital expenditures and plus or minus changes in net working capital and certain other adjustments.

Morgan Stanley calculated a range of terminal values for WK Kellogg based on an LTM Adjusted EBITDA exit multiple range of 8.0x to 9.5x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present value as of March 31, 2025 using mid-year discounting convention by applying a discount rate range of 7.0% to 7.7%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect WK Kellogg’s estimated weighted average cost of capital.

To calculate the implied equity value from the discounted cash flow analysis, Morgan Stanley then subtracted WK Kellogg’s (i) net debt (adjusted for factored receivables) and (ii) unfunded pension liabilities, and added the amount of WK Kellogg’s VEBA plan surplus, in each case, as of March 29, 2025 and provided by and approved for Morgan Stanley’s use by the management of WK Kellogg. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted outstanding shares of Common Stock as of July 7, 2025, as provided by the management of WK Kellogg and calculated using the treasury stock method. Using the June Projections and as set forth in the July 10 Presentation, this analysis indicated a range of implied equity values per share of Common Stock of $21.25 to $27.00, rounded to the nearest $0.25. Using the July Projections, this analysis indicated a range of implied equity values per share of Common Stock of $21.25 to $27.00, rounded to the nearest $0.25.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion but were noted as reference data for the Board, including the following information described under the sections entitled “—Historical Trading Range” and “—Broker Price Targets.”

Historical Trading Range

For reference only, Morgan Stanley reviewed the historical trading data of shares of Common Stock for the 52-week period ending July 8, 2025, and noted that the highest intraday trading price per share of Common Stock was $22.21 and the lowest intraday trading price per share of Common Stock was $14.80 during such period.

Broker Price Targets

For reference only, Morgan Stanley reviewed and analyzed future public market trading price targets for shares of Common Stock prepared and published by eight equity research analysts. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of shares of Common Stock.

The range of undiscounted equity analyst price targets was $14.00 to $19.00 per share of Common Stock. Morgan Stanley then discounted the range of analyst price targets at a discount rate of 8.5%, which rate was selected by Morgan Stanley based on WK Kellogg’s estimated cost of equity, to arrive at a range of implied equity values per share of Common Stock of $13.00 to $17.50, rounded to the nearest $0.25.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Common Stock, and these estimates are subject to uncertainties, including the future financial performance of WK Kellogg and future financial market conditions.

General

In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of WK Kellogg. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of WK Kellogg. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Per Share Price pursuant to the Merger Agreement from a financial point of view to holders of shares of Common Stock (other than the holders of the Excluded Shares) and in connection with the delivery of its opinion to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade. The Per Share Price was determined through arm’s-length negotiations between WK Kellogg and Parent and was approved by the Board. Morgan Stanley provided advice to WK Kellogg during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to WK Kellogg or that any specific merger consideration constituted the only appropriate merger consideration for the Merger.

Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the Per Share Price or of whether the Board would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of WK Kellogg, Parent, Kellogg Foundation Trust, a significant stockholder of the WK Kellogg, or their respective affiliates or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided WK Kellogg financial advisory services and a financial opinion in connection with the Merger, and WK Kellogg agreed to pay Morgan Stanley a fee of $2 million, which became payable upon the execution of the Merger Agreement, and a transaction fee of at least $18 million but no more than $20 million (as determined by the Board in its sole discretion), which is contingent upon consummation of the Merger. WK Kellogg has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, WK Kellogg has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley has not provided financial advisory or financing services to WK Kellogg, Parent, or Kellogg Foundation Trust, and has not received fees in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Parent, WK Kellogg, Kellogg Foundation Trust and their respective affiliates in the future and would expect to receive fees for the rendering of these services. As of July 10, 2025, Morgan Stanley held an aggregate interest of between 1% and 2% of the shares of Common Stock, which interests were held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.

Financing of the Merger

The Merger Agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that their obligations under the Merger Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

Certain Effects of the Merger

If the Merger Proposal receives the required approvals of WK Kellogg shareowners described elsewhere in this proxy statement and the other conditions to the Closing of the Merger are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into WK Kellogg upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, WK Kellogg will continue to exist following the Merger as a wholly owned indirect subsidiary of Parent.

WK Kellogg’s Amended and Restated Certificate of Incorporation, effective October 1, 2023 (the “Certificate of Incorporation”) and the Bylaws will be amended and restated as a result of the Merger to the forms attached as Exhibit A and Exhibit B to Annex A to this proxy statement, respectively (collectively, the “Surviving Corporation Organizational Documents”), which include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Indemnified Persons (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers and Insurance” beginning on page 103) as those contained in the Certificate of Incorporation and the Bylaws as of July 10, 2025.

Following the Merger, all Common Stock will be beneficially owned by Parent, and none of the holders of Common Stock as of immediately prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a shareowner of, WK Kellogg, the Surviving Corporation or Parent. As a result, the holders of Common Stock as of immediately prior to the Merger will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Common Stock. Following the Merger, Parent will benefit from any increase in WK Kellogg’s value and also will bear the risk of any decrease in WK Kellogg’s value.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262), will be converted into the right to receive the Per Share Price. Any shares of Common Stock held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, in each case, as of the Effective Time will be automatically cancelled and extinguished without any conversion thereof or Per Share Price paid therefor.

For information regarding the effects of the Merger on WK Kellogg’s outstanding equity awards and the ESPP, please see the sections entitled “The Merger Agreement—Treatment of WK Kellogg Incentive Awards—Restricted Stock Units,” “The Merger Agreement—Treatment of WK Kellogg Incentive Awards—Performance-Based Restricted Stock Units,” “The Merger Agreement—Treatment of WK Kellogg Incentive Awards—Deferred Stock Units,” and “The Merger—Treatment of WK Kellogg Incentive Awards—Treatment of Employee Stock Purchase Plan.”

The Common Stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “KLG.” Following the consummation of the Merger, shares of Common Stock will no longer be traded on the NYSE or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the Exchange Act, WK Kellogg will no longer be required to furnish information to the WK Kellogg shareowners and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareowners’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to WK Kellogg. Parent will become the beneficiary of the cost savings associated with WK Kellogg no longer being subject to the reporting requirements under the federal securities laws.

Effects on WK Kellogg if the Merger Is Not Completed

In the event that the Merger Proposal does not receive the required approvals of WK Kellogg shareowners described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, WK Kellogg’s shareowners will not receive the Per Share Price or other payment for their shares of Common Stock in connection with the Merger. Instead, WK Kellogg expects that its management will operate WK Kellogg’s business in a manner similar to that in which it is being operated today and WK Kellogg will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, Common Stock will continue to be registered under the Exchange Act and WK Kellogg shareowners will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock.

If the Merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of Common Stock may decline to the extent that the current market price of Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to WK Kellogg will be offered or that the business, operations, financial condition, earnings or prospects of WK Kellogg will not be adversely impacted or that WK Kellogg shareowners will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances WK Kellogg is permitted to terminate the Merger Agreement to enter into an alternative transaction. Please see the section entitled “The Merger Agreement—Termination.”

Under certain circumstances, if the Merger is not completed, WK Kellogg may be obligated to pay to Parent the Company Termination Fee. Please see the section entitled “The Merger Agreement—Termination Fees and Expenses.”

Interests of WK Kellogg’s Directors and Executive Officers in the Merger

WK Kellogg’s directors and executive officers may have interests in the Merger that are in addition to, or different from, the interests of other WK Kellogg shareowners, including the treatment of RSUs, PSUs and DSUs, participation in the ESPP, certain severance benefits pursuant to the COC Severance Policy, annual bonus payments under WK Kellogg’s Annual Incentive Plan (the “AIP”), retention opportunities, and continued indemnification coverage. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to WK Kellogg shareowners. These interests are described in further detail below.

Restricted Stock Units

The Merger Agreement provides that each RSU, including all dividend equivalents accrued or credited with respect to such RSU, that is outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder of such vested RSU to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU, and each RSU, including all dividend equivalents accrued or credited with respect to such RSU that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder of such unvested RSU to receive from the Surviving Corporation a Converted RSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU. All Converted RSU Cash Awards will be paid on the applicable vesting date(s) that applied to the corresponding RSU, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment. If any holder of a Converted RSU Cash Award experiences a termination of employment or service at any time prior to the end of the applicable vesting date by the Surviving Corporation without cause, due to the holder’s retirement (if the corresponding RSU was granted at least one year prior to the holder’s retirement), death or disability, or, with respect to any individual who is a participant in the COC Severance Policy (including WK Kellogg’s executive officers), resignation for good reason, the Converted RSU Cash Award will accelerate and vest in full (unless the Converted RSU Cash Award relates to an annual RSU grant made as a part of WK Kellogg’s standard 2026 annual grant cycle prior to the Effective Time, in which case, such Converted RSU Cash Award will vest on a pro rata basis upon such qualifying termination) and be paid shortly following the holder’s termination date, provided that the holder executes and does not revoke a release of claims in favor of the Surviving Corporation and its affiliates.

Performance-Based Restricted Stock Units

The Merger Agreement provides that each PSU, including all dividend equivalents accrued or credited with respect to such PSU, that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder to receive from the Surviving Corporation a Converted PSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the number of shares of Common Stock issuable pursuant to such PSUs determined assuming achievement at 140% of target performance. All Converted PSU Cash Awards will be paid at the end of the applicable performance period that applied to the corresponding PSUs, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment. If any holder of a Converted PSU Cash Award experiences a termination of employment or service at any time prior to the end of the applicable performance period by the Surviving Corporation without cause, due to the holder’s retirement (if the corresponding PSU was granted at least one year prior to the holder’s retirement), death or disability, or, with respect to any individual who is a participant in the COC Severance Policy (including WK Kellogg’s executive officers), resignation for good reason, the Converted PSU Cash Award will accelerate and vest in full and be paid shortly following the holder’s termination date, provided that the holder executes and does not revoke a release of claims in favor of the Surviving Corporation and its affiliates.

Deferred Stock Units

Each DSU, whether vested or unvested, including all dividend equivalents accrued or credited with respect to such DSU, that is outstanding as of immediately prior to the Effective Time, will be cancelled and converted into the right of the holder thereof to receive, at the time specified under their applicable terms and in accordance with Section 409A of the Code, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of the Per Share Price and the number of shares of Common Stock underlying such DSU.

Value of Unvested Equity Awards Held by Executive Officers and Non-Employee Directors

The estimated aggregate value of unvested equity awards held by WK Kellogg’s executive officers, including WK Kellogg’s named executive officers and including such persons who have served as an executive officer since January 1, 2024, that would become vested in connection with the Merger, assuming the Merger closed on July 28, 2025 (the “Equity Awards Cutoff Date”) or, immediately thereafter, the executive officer’s termination of employment by WK Kellogg without cause or a resignation by the executive officer for good reason (in each case, as defined in the COC Severance Policy), is approximately $45,058,768.79. This value does not include any additional equity awards that may be granted after the Equity Awards Cutoff Date. This value is calculated by multiplying the number of shares underlying such awards by the Per Share Price (assuming a performance factor of 140% of target level for PSUs) and includes all dividend equivalents accrued or credited with respect to such awards. Our non-employee directors (including such persons who have served in such capacity since January 1, 2024) do not hold any unvested equity awards and only hold DSUs and deferred shares that are vested and settle upon a separation from service, the estimated aggregate value of which is equal to $4,755,111.

For the estimated value of unvested equity awards for each of WK Kellogg’s named executive officers individually, see the section entitled “—Summary of Potential Transaction Payments to Named Executive Officers.”

Treatment of Employee Stock Purchase Plan

As soon as practicable following the date of the Merger Agreement, WK Kellogg is required to take all actions necessary to provide that, contingent on the consummation of the Merger, (i) no new purchase period under the ESPP will commence after July 10, 2025, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current purchase period from those in effect as of July 10, 2025, (iii) there will be no new participants in the ESPP following July 10, 2025, (iv) each outstanding purchase right will be fully exercised on the earlier of the scheduled purchase date for such purchase period and the date immediately prior to the Effective Time, and (v) the ESPP will terminate immediately prior to the Effective Time.

COC Severance Policy

All of WK Kellogg’s executive officers participate in the COC Severance Policy. The COC Severance Policy provides for enhanced severance benefits in the event that a participant’s employment is terminated without “cause” (other than due to death or disability) or the participant resigns for “good reason,” in each case, within two years following a “change of control” of WK Kellogg (each as defined in the COC Severance Policy), or if the participant demonstrates that such termination is initiated by a third party that has taken steps reasonably calculated to effect a change of control or is in connection with or in anticipation of a change of control (each such termination, a “COC Termination”). In the event of a COC Termination, WK Kellogg’s executive officers will be entitled to receive the following severance payments and benefits, subject to their execution and non-revocation of a release of claims and compliance with certain restrictive covenants:

•	a lump sum payment equal to two times (or three times for the chief executive officer) the sum of the executive officer’s (i) “Annual Base Salary” (calculated as the annualized amount of the executive officer’s highest monthly salary during the one-year period prior to the change of control, or any time after the change of control) and (ii) “Target Annual Bonus” (calculated by multiplying the executive officer’s target annual bonus percentage under the AIP by the Annual Base Salary);

•

prorated Target Annual Bonus for the year in which the termination date occurs (the “COC Severance Policy Prorated Bonus”) (unless a greater amount is due under the terms of the Merger Agreement, as described in the section entitled “—Annual Bonuses”);

•

any compensation previously deferred by the executive officer (together with any accrued interest or earnings thereon), accrued but unpaid vacation pay and the excess of the actuarial equivalent of the benefits under any qualified defined benefit or other retirement plans and any excess or supplemental retirement plans that the executive officer would have received if the executive officer remained employed with WK Kellogg for an additional two years (or three years for the chief executive officer) post-termination over the actuarial equivalent of the actual benefits paid or payable to the executive officer under such plans on the actual termination date;

•

continued welfare benefit plan coverage for the executive officer and/or the executive officer’s family for up to the greater of two years (or three years for the chief executive officer) and such longer period as may be provided under the applicable WK Kellogg plan, which coverage shall be no less favorable, in the aggregate, than the more favorable of (i) the most favorable applicable plans in effect at any time during the 120-day period prior to the change of control and (ii) the applicable plans as in effect generally at any time after the change of control for peer executives of WK Kellogg, with such two years (or three years for the chief executive officer) to count as service credit for eligibility purposes of the executive officer’s retiree benefits (if any) under such health and welfare plans;

•

two years’ continued employment credit for purposes of vesting and exercisability of equity awards, which provision will be superseded by the terms and conditions of the Merger Agreement that apply to outstanding equity awards; and

•	outplacement services until the second taxable year following the taxable year in which the termination occurred, with the scope and provider to be selected by the executive officer.

The COC Severance Policy conditions the above severance payments and benefits on the executive officer’s compliance with an employee non-solicitation covenant (for up to one year following termination) and a perpetual mutual non-disparagement covenant.

The COC Severance Policy also contains a “best net” cutback provision, pursuant to which any of the severance benefits under the COC Severance Policy that constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the Excise Tax will either be (i) provided in full or (ii) reduced to $1.00 less than the amount that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts results in the greater amount of benefits to the executive officer on an after-tax basis, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

The Merger will constitute a “change of control” under the COC Severance Policy. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to WK Kellogg’s named executive officers, see the table below entitled “Named Executive Officer Merger-Related Compensation.”

Annual Bonuses

Pursuant to the Merger Agreement, to the extent unpaid as of the Effective Time, Parent will pay each executive officer’s annual bonus for the calendar year prior to the calendar year in which the Closing occurs (such bonus, the “Prior Year Annual Bonus”) in the ordinary course consistent with past practice, including payment if any executive officer experiences an involuntary termination without “cause” following the calendar year that the Prior Year Annual Bonus relates but prior to the applicable payment date. In respect of each executive officer’s annual bonus for the calendar year in which the Closing occurs (such bonus, if any, the “Closing Year Annual Bonus”), Parent will, or will cause the Surviving Corporation to, honor the terms and conditions of WK Kellogg’s annual bonus programs in effect immediately prior to the Effective Time, subject to any equitable and good faith adjustments in accordance with the applicable plan or program in effect prior to the Effective Time. The Closing Year Annual Bonus will be paid at the same time that annual bonuses would have been paid absent the Merger, subject to the applicable executive officer’s continued employment though the applicable payment date (provided that if the executive officer’s employment is terminated by the Surviving Corporation without “cause” or by such executive officer for “good reason” (in each case, as defined in the COC Severance Policy) (each such termination, a “Qualifying Termination”), and the terminated executive officer executes and does not revoke a release of claims in favor of the Surviving Corporation and its affiliates, such executive officer will receive a pro rata Closing Year Annual Bonus (prorated based on the number of days that elapsed in the year of the Closing prior to the date of the Closing)). Notwithstanding the foregoing, and without duplication, if an executive officer experiences a Qualifying Termination, the executive officer will be entitled to receive the amount in respect of the Closing Year Annual Bonus owed under the COC Severance Policy to the extent such amount is higher than what would be owed in respect of the pro rata Closing Year Annual Bonus described in the preceding sentence.

Agreements with Parent Following the Merger

Pursuant to an arrangement entered into between Sherry Brice and Parent, Ms. Brice will be eligible to receive a retention bonus of $4,000,000 (the “Retention Bonus”). 50% of the Retention Bonus will vest on the 24-month anniversary of the Closing (the “Retention Date”) and the remaining 50% of the Retention Bonus will be eligible to vest and may become earned in whole or in part based on the level of achievement of specified key performance indicators (“KPIs”), with 50% of such KPIs relating to the period from the Closing through December 31, 2026, and the remaining 50% of such KPIs relating to the period from January 1, 2027 through the Retention Date. In the event of Ms. Brice’s termination for any reason prior to the Retention Date, any unpaid portion of the Retention Bonus will be forfeited, except that if Ms. Brice is terminated without cause, subject to Ms. Brice’s execution and non-revocation of a release of claims, Ms. Brice will remain eligible receive the full amount of the Retention Bonus. As a condition of Ms. Brice’s Retention Bonus, she has waived any “good reason” rights with respect to the acceleration of her WK Kellogg equity awards (or the converted cash awards) and any rights she may have under the COC Severance Policy.

As of the date of this proxy statement, none of WK Kellogg’s other executive officers has entered into any new agreement, arrangement or understanding with Parent or any of its affiliates regarding the terms and conditions of compensation, incentive pay, retention or employment with the Company after the Merger. Although no agreements have been entered into at this time with any of WK Kellogg’s executive officers, other than the Retention Bonus, prior to or following the completion of the Merger, Parent may have discussions with other executive officers of WK Kellogg regarding entering into, and such executive officers may enter into, new agreements and/or amendments to existing employment or compensation arrangements with Parent or one of its affiliates regarding their employment with the Surviving Corporation after the Merger.

Summary of Potential Transaction Payments to Named Executive Officers

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that WK Kellogg’s named executive officers could receive in connection with the Merger, as described more fully elsewhere in this section. Such amounts have been calculated assuming (i) the Effective Time occurs on the Equity Awards Cutoff Date, which is the assumed date of Closing of the Merger solely for purposes of the disclosures in this section, (ii) a Per Share Price equal to $23.00 per share of Common Stock, (iii) none of the named executive officers receives any additional equity awards following the Equity Awards Cutoff Date, (iv) each named executive officer experiences a COC Termination or a Qualifying Termination (or, in the case of Ms. Brice, with respect to the Retention Bonus, a termination without cause) at or immediately following the Effective Time (assuming that the Effective Time occurs on the Equity Awards Cutoff Date) in a manner that entitles them to the maximum benefit available under the COC Severance Policy and/or the Merger Agreement (except in the case of Ms. Brice who, pursuant to her Retention Bonus agreement, waived her severance benefits thereunder but will remain eligible to receive the Retention Bonus only if she is terminated without cause), (v) the Annual Base Salary and Target Annual Bonus for purposes of the COC Severance Policy are equal to the then-current annual base salary rate and target annual bonus amount, respectively, for each named executive officer (other than Ms. Brice) as of the Equity Awards Cutoff Date, and (vi) each of the named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive all payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers, if any, may materially differ from the amounts set forth below.

Named Executive Officer Merger-Related Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Gary Pilnick	$7,408,523	$26,005,184	$275,217	$33,688,924
David McKinstray	$2,394,629	$6,248,433	$146,278	$8,789,340
Doug VanDeVelde	$2,165,727	$4,909,550	$180,080	$7,255,357
Sherry Brice	$4,000,000	$3,916,059	—	$7,916,059
Bruce Brown	$1,797,964	$3,979,543	$160,930	$5,938,437

(1)

Amounts shown reflect the estimated lump sum cash severance payments pursuant to the COC Severance Policy and the Merger Agreement, payable in the event the named executive officer experiences a COC Termination as described above. These amounts are “double-trigger” benefits and include: (i) two times (or three times in the case of Gary Pilnick) the sum of each named executive officer’s Annual Base Salary (defined as the annualized amount of the such named executive officer’s highest monthly salary during one year prior to the change of control, or any time after the change of control) and such named executive officer’s Target Annual Bonus (calculated based on the Annual Base Salary); (ii) the greater of the COC Severance Policy Prorated Bonus and the pro rata Closing Year Annual Bonus, which, for purposes of this disclosure, has been assumed to be the amount under the COC Severance Policy that is equal to the prorated target annual bonus based on the named executive officer’s annual base salary rate in effect as of the Equity Awards Cutoff Date; and (iii) any accrued but unpaid vacation pay, as set forth below. The amounts shown in the “Cash” column above and in the table below, for Ms. Brice, reflect the maximum amount payable with respect to the Retention Bonus, which Ms. Brice is eligible to receive if her employment continues through the Retention Date or if she is terminated without cause prior to the Retention Date, and, as described above, do not reflect any severance benefits under the COC Severance Policy which Ms. Brice waived her right to receive under her Retention Bonus agreement.

Name	Cash Severance ($)	Prorated Target Annual Bonus ($)	Accrued but Unpaid Vacation ($)	Retention Bonus ($)
Gary Pilnick	$6,643,501	$678,248	$86,774	—
David McKinstray	$2,106,000	$267,978	$20,651	—
Doug VanDeVelde	$1,921,000	$226,464	$18,263	—
Sherry Brice	—	—	—	$4,000,000
Bruce Brown	$1,598,001	$188,386	$11,577	—

(2)

Amounts shown reflect the potential value that each named executive officer could receive in connection with the payout of all Converted RSU Cash Awards and Converted PSU Cash Awards in full, including all dividend equivalents accrued or credited with respect thereto, as a result of the Merger. These amounts are “double-trigger” benefits and become accelerated in full upon a termination without “cause” or resignation for “good reason” occurring between the Effective Time and the original payment date. The estimated amount of each such payment is set forth in the table below:

Name	Converted RSU Cash Awards ($)	Converted PSU Cash Awards ($)
Gary Pilnick	$18,170,945	$7,834,239
David McKinstray	$4,144,408	$2,104,025
Doug VanDeVelde	$3,461,794	$1,447,756
Sherry Brice	$2,852,828	$1,063,231
Bruce Brown	$2,916,312	$1,063,231

(3)

Amounts shown reflect (i) the estimated cost of continued health benefit plan coverage provided pursuant to the COC Severance Policy, (ii) the estimated cost of outplacement services provided pursuant to the COC Severance Policy, and (iii) the estimated cost of other continued benefits for the named executive officer under the COC Severance Policy, including the annual cost for WK Kellogg-paid death benefits, financial planning and physical exams. As described above, Ms. Brice waived her right to receive these benefits under the terms of her Retention Bonus agreement. These amounts are “double-trigger” benefits, as set forth below:

Name	Continued Health Benefit Coverage ($)	Outplacement Services ($)	Other Benefits ($)
Gary Pilnick	$85,088	$11,138	$178,991
David McKinstray	$50,906	$11,138	$84,234
Doug VanDeVelde	$56,725	$11,138	$112,217
Sherry Brice	—	—	—
Bruce Brown	$35,089	$11,138	$114,703

Indemnification, Exculpation and Insurance

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of the Indemnified Persons, as provided in the organizational documents of WK Kellogg or its subsidiaries existing as of the date of the Merger Agreement or any indemnification agreements existing as of such date will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years from and after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of the Indemnified Persons except to the extent required by applicable law. From and after the Effective Time, Parent will cause the Surviving Corporation and its subsidiaries to honor these obligations.

For more information, see section entitled “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers and Insurance.”

U.S. Federal Income Tax Considerations

The following discussion summarizes the U.S. federal income tax considerations generally applicable to U.S. and non-U.S. holders (each as defined below) who exchange Common Stock for cash pursuant to the Merger. This discussion applies only to holders of Common Stock who hold their stock as a capital asset within the meaning of section 1221 of the Code (generally, an asset held for investment). This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the “Treasury

Regulations,” and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This summary is not binding on the Internal Revenue Service, which we refer to as the “IRS,” or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes (i) a citizen or an individual who is a resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used herein, the term “non-U.S. holder” means a beneficial owner of Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

This summary is not a complete description of all of the U.S. federal income tax considerations relating to the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Common Stock who are subject to special treatment under U.S. federal income tax law including, for example, entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners therein, “controlled foreign corporations” or “passive foreign investment companies,” financial institutions, dealers in securities, insurance companies, tax-exempt entities (including private foundations), mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities dealers, traders in securities who elect to use the mark-to-market method of tax accounting, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former citizens or long-term residents of the United States, holders who acquired Common Stock as compensation, holders who hold Common Stock as part of a constructive sale, conversion transaction, or other integrated investment, and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of Common Stock at any time during the five-year period ending on the date of the consummation of the Merger. Also, this summary does not address U.S. federal income tax considerations applicable to a holder of Common Stock who exercises appraisal rights under DGCL. In addition, no information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any state, local, or non-U.S. tax laws that may be applicable to a holder. This summary does not address the tax consequences of any transaction other than the Merger.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to them in their specific circumstances.

The tax consequences of the Merger will depend on a holder’s specific situation. Holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Tax Consequences to U.S. holders

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.

If a U.S. holder acquired shares of Common Stock by purchasing them, the U.S. holder’s adjusted tax basis in its shares will generally equal the amount the U.S. holder paid for the relevant shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

Information Reporting and Backup Withholding

Payments of cash to a U.S. holder of Common Stock pursuant to the Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations) are exempt from backup withholding.

To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should return a properly completed and executed IRS Form W-9 included with the letter of transmittal, certifying that such holder is a United States person, that the taxpayer identification number provided in the IRS Form W-9 is correct, and that such holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Tax Consequences to non-U.S. holders

Any gain realized by non-U.S. holders pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

(i)

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is also attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder, and, if the non-U.S. holder is a corporation, such corporation may be subject to a branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

(ii)

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger.

Information Reporting and Backup Withholding

Payments of cash to a non-U.S. holder of Common Stock pursuant to the Merger will be subject to information reporting and, in certain circumstances, backup withholding, unless such non-U.S. holder provides the paying agent with a properly executed applicable IRS Form W-8 (or any appropriate successor or replacement forms) certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

The discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax consequences relevant to holders of Common Stock. Holders of Common Stock are strongly urged to consult their tax advisors with respect to the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Litigation Related to the Merger

As of the date of this proxy statement, no shareowner litigation related to the Merger Agreement has been brought against WK Kellogg or any members of the Board.

Regulatory Approvals

U.S. Antitrust

The obligations of Parent and WK Kellogg to consummate the Merger are subject to the expiration or termination of the waiting period (and any extensions thereof) applicable to the Merger under the HSR Act. Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the FTC and the DOJ and statutory waiting period requirements have been satisfied. On August 5, 2025, both WK Kellogg and Parent filed or caused to be filed their respective Notification and Report Forms with the FTC and the DOJ and requested “early termination” of the waiting period. The 30-day waiting period under the HSR Act is expected to expire at 11:59 p.m., Eastern Time, on September 4, 2025 unless earlier terminated or extended by the issuance of a request for a Second Request to the parties by the FTC or the DOJ prior to that time. If the FTC or the DOJ issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with such request unless earlier terminated by the FTC or the DOJ. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transaction, the FTC or the DOJ could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.

Other Regulatory Notifications

The consummation of the Merger is also conditioned upon the clearance or approval by antitrust authorities in certain other specified jurisdictions. The Merger cannot be completed until WK Kellogg and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired, been terminated or waived in such jurisdictions.

There can be no assurances that all of the required regulatory approvals will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, WK Kellogg’s or Parent’s ability to obtain these approvals on satisfactory terms or the absence of any litigation challenging such approvals.

The Merger Agreement includes covenants obligating each of the parties, with respect to filings under the HSR Act and any other antitrust laws applicable to the Merger, to supply information that may be required to make such filings or any additional information that may be requested by the FTC, DOJ, or other governmental authorities in which such a filing is made, to cooperate and coordinate (and to cause their respective affiliates to cooperate and coordinate) with the other to make such filings, and to use reasonable best efforts to take, or cause to be taken (including by their respective affiliates), all actions reasonably necessary, proper or advisable to (i) cause the expiration, termination or waiver of the applicable waiting periods pursuant to the HSR Act and certain specified antitrust laws and (ii) obtain all clearances, consents, approvals, waivers, actions, non-actions, or other authorizations pursuant to the HSR Act and any other antitrust laws applicable to the Merger as promptly as practicable. For more information regarding these covenants, see the section entitled “The Merger Agreement—Other Agreements—Reasonable Best Efforts; Antitrust Filings.”

Required Vote of Shareowners

Approval of the Merger Proposal is a condition to completion of the Merger.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Adjournment Proposal. Accordingly, a WK Kellogg shareowner may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting as of the close of business on the Record Date. A failure to vote (including a “street name” holder’s failure to provide voting instructions to such holder’s bank, broker, trust or other nominee to vote) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the Voting Agreement and subject to the terms and conditions thereof, each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, the Gund Entities and the Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

The Board, after due and careful discussion and consideration, unanimously (i) determined that it was in the best interests of WK Kellogg and WK Kellogg shareowners, and declared it advisable, to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the DGCL upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by WK Kellogg, the performance by WK Kellogg of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and (iii) resolved to recommend that WK Kellogg shareowners adopt the Merger Agreement in accordance with the DGCL.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

THE MERGER AGREEMENT

Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete, may not contain all of the information about the Merger Agreement that is important to you, and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. You should also review the section entitled “Where You Can Find More Information” beginning on page 127.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between WK Kellogg, Parent and Merger Sub and allocates risks between the parties with respect to the Merger, the other agreements contemplated by the Merger Agreement, and the transactions contemplated by the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in WK Kellogg’s public disclosures.

The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings WK Kellogg publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings WK Kellogg makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 127.

The Merger

Upon the terms and subject to the satisfaction or valid waiver of the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into WK Kellogg, the separate corporate existence of Merger Sub will thereupon cease and WK Kellogg will continue as the Surviving Corporation of the Merger and as a wholly owned indirect subsidiary of Parent.

Closing and Effective Time of the Merger

The Closing will take place at 9:00 a.m., New York City time, within five business days after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of all of the conditions described in the section below entitled “Conditions of the Merger” (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or such other time as Parent, Merger Sub and WK Kellogg mutually agree in writing.

The Merger will become effective at the time a certificate of merger is accepted by the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger.

Certificate of Incorporation and By-laws; Directors and Officers

At the Effective Time, (a) by virtue of the Merger, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement, and (b) the Surviving Corporation will take all actions necessary to amend and restate the Bylaws in their entirety to read as set forth in the applicable exhibit attached to the Merger Agreement.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time. WK Kellogg’s officers immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time.

Consideration to be Received in the Merger

At the Effective Time, each share of Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262) will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price, without interest and subject to applicable withholding taxes.

In addition, in respect of each such share of Common Stock, if prior to the Effective Time, WK Kellogg declares and sets a record date for a dividend permitted under the Merger Agreement (as further described in the section entitled “—Covenants Regarding Conduct of Business by the Company Until the Effective Time”), and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, such dividend (and any applicable dividend equivalent rights to the extent any holder of a WK Kellogg equity award is entitled to such rights under the terms of such equity awards as in effect on the date WK Kellogg declares the applicable dividend) will be paid to the holders of record as of such record date on the scheduled payment date.

Treatment of WK Kellogg Incentive Awards

At the Effective Time, all WK Kellogg equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment.

Restricted Stock Units

The Merger Agreement provides that each RSU, including all dividend equivalents accrued or credited with respect to such RSU, that is outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder of such vested RSU to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU, and each RSU, including all dividend equivalents accrued or credited with respect to such RSU that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder of such unvested RSU to receive from the Surviving Corporation a Converted RSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the total number of shares of Common Stock subject to such RSU. All Converted RSU Cash Awards will be paid on the applicable vesting date(s) that applied to the corresponding RSU, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment. If any holder of a Converted RSU Cash Award experiences a termination of employment or service at any time prior to the end of the applicable vesting date by the Surviving Corporation without cause, due to the holder’s retirement (if the corresponding RSU was granted at least one year prior to the holder’s retirement), death or disability, or, with respect to any individual who is a participant in the COC Severance Policy (including WK Kellogg’s executive officers), resignation for good reason, the Converted RSU Cash Award will accelerate and vest in full (unless the Converted RSU Cash Award relates to an annual RSU grant made as a part of WK Kellogg’s standard 2026 annual grant cycle prior to the Effective Time, in which case, such Converted RSU Cash Award will vest on a pro rata basis upon such qualifying termination) and be paid shortly following the holder’s termination date, provided that the holder executes and does not revoke a release of claims in favor of the Surviving Corporation and its affiliates.

Performance-Based Restricted Stock Units

The Merger Agreement provides that each PSU, including all dividend equivalents accrued or credited with respect to such PSU, that is outstanding and unvested as of immediately prior to the Effective Time, will be automatically cancelled and converted into the contingent right of the holder to receive from the Surviving Corporation a Converted PSU Cash Award (without interest and subject to applicable withholding taxes) equal to the Per Share Price multiplied by the number of shares of Common Stock issuable pursuant to such PSUs determined assuming achievement at 140% of target. All Converted PSU Cash Awards will be paid at the end of the applicable performance period that applied to the corresponding PSUs, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment. If any holder of a Converted PSU Cash Award experiences a termination of employment or service at any time prior to the end of the applicable performance period by the Surviving Corporation without cause, due to the holder’s retirement (if the corresponding PSU was granted at least one year prior to the holder’s retirement), death or disability, or, with respect to any individual who is a participant in the COC Severance Policy (including WK Kellogg’s executive officers), resignation for good reason, the Converted PSU Cash Award will accelerate and vest in full and be paid shortly following the holder’s termination date, provided that the holder executes and does not revoke a release of claims in favor of the Surviving Corporation and its affiliates.

Deferred Stock Units

The Merger Agreement provides that each DSU, whether vested or unvested, including all dividend equivalents accrued or credited with respect to such DSU, that is outstanding as of immediately prior to the Effective Time, will be automatically cancelled and converted into the right of the holder to receive, at the time specified under their applicable terms and in accordance with Section 409A of the Code, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of the Per Share Price and the number of shares of Common Stock underlying such DSU.

Treatment of Employee Stock Purchase Plan

As soon as practicable following the date of the Merger Agreement, WK Kellogg is required to take all actions necessary to provide that, contingent on the consummation of the Merger, (i) no new purchase period under the ESPP will commence after July 10, 2025, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current purchase period from those in effect as of July 10, 2025, (iii) there will be no new participants in the ESPP following July 10, 2025, (iv) each outstanding purchase right will be fully exercised on the earlier of the scheduled purchase date for such purchase period and the date immediately prior to the Effective Time, (v) accumulated contributions will be used to purchase shares of Common Stock, and (vi) the ESPP will terminate immediately prior to the Effective Time.

Procedure for Receiving the Per Share Price

Prior to the Effective Time, Parent agreed to select a nationally recognized bank or trust company reasonably acceptable to WK Kellogg to act as the payment agent for the Merger (the “Payment Agent”). At the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the consideration payable to holders of Common Stock (excluding any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law).

Promptly following the Effective Time (and in any event no later than three business days), Parent and WK Kellogg will cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Common Stock (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub, or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law) (the “Certificates”) (i) a letter of transmittal (which will be in customary form and which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Common Stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the sum of the product obtained by multiplying (x) the aggregate number of shares of Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will be cancelled. With respect to record holders of uncertificated shares of Common Stock (other than any shares of Common Stock that are held by WK Kellogg as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), upon the Payment Agent’s receipt of an “agent’s message” (or such other evidence as the Payment Agent may reasonably request), the holder of such uncertificated shares will be entitled to receive in exchange an amount in cash equal to the sum of the product obtained by multiplying (x) the aggregate number of shares of Common Stock represented by such holder’s transferred uncertificated shares by (y) the Per Share Price, and the transferred uncertificated shares will be cancelled.

No interest will be paid or accrued on the cash payable to any holder of a Certificate or uncertificated share. Until so surrendered or transferred, outstanding Certificates and uncertificated shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable (without interest) in respect thereof. You should not send in your Certificates until you receive a letter of transmittal with instructions from the Payment Agent. Do not send your Certificates with your proxy card.

At or prior to the Closing, Parent will deposit (or cause to be deposited), with WK Kellogg, by wire transfer of immediately available funds, the aggregate RSU consideration owed to all holders of vested RSUs and the aggregate DSU consideration owed to all holders of DSUs. Except as otherwise required under the applicable employee plan or WK Kellogg stock plan, or as necessary to avoid the imposition of additional taxes or penalties with respect to awards under the WK Kellogg stock plans pursuant to Section 409A of the Code, as promptly as reasonably practicable, but in any event no less than 10 business days after the Effective Time, the holders of vested RSUs or DSUs will be paid by WK Kellogg or the Surviving Corporation, through its payroll system or payroll provider or through WK Kellogg’s ordinary course procedure for DSUs, all amounts required to be paid to such holders in respect of such equity awards that are cancelled and converted into a cash payment, in each case, less any required withholding.

The Board will take all actions necessary to effect the cancellation and conversion of the RSUs, PSUs and DSUs and to effectuate the treatment of the ESPP, in each case, upon the Effective Time and under the applicable provisions of the Merger Agreement.

Each of the Surviving Corporation, Merger Sub, Parent and the Payment Agent will be entitled to deduct and withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Parent, Merger Sub and WK Kellogg including representations and warranties relating to, among other things,

•	organization, good standing and similar corporate matters;

•	due authorization, execution, delivery and enforceability of the Merger Agreement; and

•	absence of conflicts with the parties’ applicable governing documents, applicable laws and contracts.

In addition, the Merger Agreement contains the following customary representations and warranties of WK Kellogg relating to, among other things:

•	the necessary approval of the Board;

•	capitalization;

•	ownership of WK Kellogg’s subsidiaries;

•	inapplicability of certain takeover laws;

•	antitrust matters and other governmental approvals;

•	the required approval of WK Kellogg shareowners of the adoption of the Merger Agreement;

•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•	preparation of WK Kellogg financial statements in accordance with GAAP;

•	internal controls;

•	no undisclosed liabilities;

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the conduct of the business of WK Kellogg and its subsidiaries in the ordinary course of business since the date of the last audited WK Kellogg balance sheet and the absence of any effect, change, event, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below) since that date;

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the existence, validity and enforceability of specified categories of WK Kellogg’s material contracts, including WK Kellogg’s top customers and suppliers, and any notices with respect to termination or intent not to renew those material contracts;

•	real property;

•	environmental matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	intellectual property matters;

•	employee benefits matters;

•	labor matters;

•	WK Kellogg’s compliance with laws and possession of all governmental authorizations necessary for the ownership and operation of the business;

•	absence of pending or, to the knowledge of WK Kellogg, threatened litigation or pending investigations;

•	insurance matters;

•	government contracts;

•	anti-corruption and compliance, sanctions matters and compliance with import-export matters;

•	food regulatory matters;

•	other than Goldman Sachs and Morgan Stanley, absence of brokers’, finders’ and investment bankers’ fees or commissions in connection with the Merger; and

•	the receipt of a fairness opinion from each of Goldman Sachs and Morgan Stanley.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub:

•	antitrust matters and other governmental approvals;

•	absence of pending or, to the knowledge of Parent or any of its affiliates, threatened litigation or pending investigations against Parent or Merger Sub;

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Parent’s lack of ownership of Common Stock and lack of arrangements between Parent, Merger Sub or any of their affiliates, on the one hand, and WK Kellogg or any of its affiliates (including directors, officers or shareowners), on the other hand;

•	the operations of Parent and Merger Sub;

•	availability of funds to consummate the Merger;

•	no Parent vote or approval requirement;

•	certain tax matters;

•	solvency of the Surviving Corporation;

•	payment of fees to brokers in connection with the Merger Agreement; and

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the absence of any other agreements between Parent, Merger Sub or any of their affiliates, on the one hand, and any stockowners, directors, officers or employees or other affiliates of WK Kellogg, on the other hand.

Certain of WK Kellogg’s representations and warranties in the Merger Agreement are qualified as to “materiality,” “Company Impairment Effect” or “Company Material Adverse Effect.”

The Merger Agreement provides that a Company Impairment Effect means any effect that would reasonably be expected to, individually or in the aggregate, prevent, materially impede or materially delay the consummation by WK Kellogg of the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect, development or occurrence that, individually or in the aggregate has had a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of WK Kellogg and its subsidiaries, taken as a whole; provided, that, no changes, events, effects, development or occurrences to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

1.	any general economic conditions, or conditions in the global, international, national or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

2.

any conditions in the equity, credit, debt, financial, banking, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

3.

any conditions in the industry in which WK Kellogg and its subsidiaries conduct business or in any jurisdiction or geographical area in which WK Kellogg or any of its Subsidiaries conducts business, or changes therein;

4.	any social, political or geopolitical conditions (including changes therein) globally, internationally, nationally or regionally or events, including the results of any primary or general elections;

5.

any natural disaster (including any epidemic, pandemic or disease outbreak, act of God, volcanic activity, earthquake, storm, hurricane, tsunami, tornado, severe weather, power outage or electrical blackout, fire, accident, flood, mudslide, nuclear incident, other natural or man-made catastrophe, or other force majeure event), or outbreak, escalation or worsening of hostilities, armed conflict, war (whether or not declared), military actions, rebellion, insurrection, sabotage, cyberattack, cyberterrorism, acts of terrorism, political instability, foreign or domestic social protest or social unrest (whether or not violent), partial or complete governmental shutdown, or other national or international calamity, crisis or emergency (each of the foregoing, an “Emergency”) or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, mandate, directive, or guideline promulgated by any governmental authority, in each case in connection with or in respect to an Emergency, or any escalation or worsening of such Emergency or Emergency Measures threatened or existing;

6.

the negotiation, execution, delivery or performance of the Merger Agreement or the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of WK Kellogg and its subsidiaries with customers, suppliers, vendors, resellers, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, governmental authorities or any other third Person (other than for purposes of WK Kellogg’s representations and warranties relating to non-contravention or governmental approvals to the extent that such representation and warranty expressly addresses consequences resulting from the negotiation, execution, delivery or performance of the Merger Agreement and the related conditions to the Closing), or the identity of, or any facts or circumstances relating to Parent, Merger Sub or the respective Affiliates of the foregoing, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, in each case, with respect to WK Kellogg or its business;

7.	any labor strikes or lockouts, labor stoppages or interruptions, or material labor disputes;

8.

the compliance by any party to the Merger Agreement with the express terms thereof, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the Merger Agreement;

9.	any action taken or refrained from being taken, in each case, to which Parent has expressly, approved or consented in writing to following July 10, 2025;

10.

any changes or proposed changes in GAAP or other accounting standards, or in any applicable laws (or the enforcement or interpretation of any of the foregoing) after the date of the Merger Agreement, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any applicable law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

11.	any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;

12.

any changes in the price or trading volume of the Common Stock or to WK Kellogg’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

13.

any failure by WK Kellogg and its subsidiaries to meet (A) any internal or public estimates or expectations of WK Kellogg’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

14.	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

15.	any litigation relating to the Merger; and

16.	any breach by Parent or Merger Sub of the Merger Agreement;

except, in each case of the first five bullets and bullets seven, ten and eleven above, to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on WK Kellogg and its subsidiaries, taken as a whole relative to other companies operating in the industry in which WK Kellogg and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

The representations and warranties of WK Kellogg, Parent and Merger Sub will terminate at the Effective Time.

Covenants Regarding Conduct of Business by the Company Until the Effective Time

Except for matters expressly required by the Merger Agreement, required by applicable law or as approved by Parent in advance in writing (which approval will not be unreasonably withheld, delayed or conditioned and will be deemed given if Parent provides no written response within seven business days after a written request by WK Kellogg for such consent), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, WK Kellogg will and will cause each of its subsidiaries to use commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business, (ii) preserve intact in all material respects its material assets, rights, properties and material contracts; (iii) make capital expenditures in accordance with WK Kellogg’s capital expenditure budget; and (iv) preserve intact in all material respects its significant commercial relationships with third parties.

In addition, except for matters expressly required by the Merger Agreement, or as required by applicable law, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, WK Kellogg will not, and will not permit any of its subsidiaries to do, any of the following without the prior written consent of Parent (which approval will not be unreasonably withheld, delayed or conditioned and will be deemed given if Parent provides no written response within seven business days after a written request by WK Kellogg for such consent):

•	amend or repeal the organizational documents of WK Kellogg or any of its subsidiaries (other than immaterial changes to the organizational documents of any of WK Kellogg’s subsidiaries);

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;

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issue, sell, deliver or agree or commit to issue, sell or deliver any securities of WK Kellogg or its subsidiaries, subject to limited exceptions including (i) upon the vesting, exercise or settlement, as applicable, of equity awards, (ii) pursuant to any purchase of shares of Common Stock under any employee stock purchase plan in accordance with the terms thereunder, or as contemplated under certain sections of the Merger Agreement, and (iii) as otherwise contemplated by the Merger Agreement;

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except for transactions solely among WK Kellogg and its wholly owned subsidiaries or solely among WK Kellogg’s wholly owned subsidiaries, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the withholding of shares of Common Stock to satisfy tax obligations incurred in connection with the vesting and settlement of equity awards and (ii) the acquisition by WK Kellogg of equity awards in connection with the forfeiture of such awards;

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declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (i) any cash dividends made by any direct or indirect wholly owned subsidiary of WK Kellogg to WK Kellogg or one of its other wholly owned subsidiaries, (ii) subject to certain limitations, regular quarterly cash dividends in accordance with past practice, including with customary declaration, record and payment dates and (iii) as a result of the vesting and settlement of equity awards;

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incur, assume, settle, prepay, endorse, guarantee, or otherwise become liable for any indebtedness, except (i) revolving borrowings (including (A) any purchases or related fundings under WK Kellogg’s receivables agreement and (B) the issuance of letters of credit) in the ordinary course of business in a manner consistent with past practice, under WK Kellogg’s and its subsidiaries’ credit facilities as in effect on the date of the Merger Agreement or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses and accrued and unpaid interest and premium), it being understood that Parent will be entitled to consent to any such new facility if such existing credit facility to which it relates constitutes a material contract under the Merger Agreement, (ii) guarantees or credit support provided by WK Kellogg or any of its subsidiaries of the obligations of WK Kellogg or any of its subsidiaries to the extent such obligations are in existence on the date of the Merger Agreement or incurred in the ordinary course of business in compliance with the Merger Agreement, (iii) performance bonds and surety bonds entered into in the ordinary course of business, and (iv) any indebtedness among WK Kellogg and its wholly owned subsidiaries or among its wholly owned subsidiaries;

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(i) establish, enter into, adopt, amend or modify in any respect (including accelerating the vesting, funding or payment of any compensation or benefits under any employee plan or taking any action outside of the ordinary course of business to otherwise secure the funding or payment of any such compensation or benefits), or terminate, any employee plan; (ii) grant or increase any form of compensation or benefits payable by WK Kellogg or any of its subsidiaries to any service provider (other than base salary increases in the ordinary course of business consistent with past practice for employees below grade level 8); (iii) enter into or increase the compensation under any employment, change in control, retention, severance or termination agreement with any service provider, except in respect of any employment arrangements entered into with any new hire that is permitted to be hired under clause (v) of this paragraph, that provides compensation, benefits and severance arrangements that are generally consistent with the compensation, benefits and severance arrangements afforded to similarly situated employees of WK Kellogg or any of its subsidiaries; (iv) grant any long-term incentive and equity or equity-based awards or amend or modify the terms of any outstanding long-term incentive and equity or equity-based awards (including any RSU, PSU or DSU) or any other bonus, commission or incentive compensation to, any service provider; (v) hire, promote or engage any employee at or above grade level 8 (other than in respect of any vacancy position set forth in the Company Disclosure Schedule); (vi) terminate any employee of WK Kellogg or any of its subsidiaries at grade level 8 or above other than for cause; or (vii) enter into, amend or terminate any labor agreement, except, as applicable, (A) to the extent required by applicable law or the terms of any employee plan or labor agreement as in effect on the date of the Merger Agreement or (B) in conjunction with annual renewals of service contracts solely for any retirement or health and welfare plans with respect to the applicable foregoing clauses that are made in the ordinary course of business and consistent with past practice that do not materially increase the costs as in effect as of the date of the Merger Agreement to Parent, the Surviving Corporation or any of their respective affiliates;

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settle, release, waive, or compromise any pending or threatened legal proceeding for an amount in excess of $500,000 individually or $1.5 million in the aggregate other than any settlement where the amount paid or to be paid by WK Kellogg or any of its subsidiaries is covered by insurance coverage maintained by WK Kellogg or any of its subsidiaries;

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materially change WK Kellogg’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

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(i) make, change or revoke any material tax election, (ii) settle or compromise any material tax liability or any audit, examination, claim, assessment or other proceeding relating to a material amount of taxes or surrender any claim for a material refund of taxes, (iii) change any annual tax accounting period or change any method of tax accounting, except as may be required by law or GAAP, (iv) file any material amended tax return, (v) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. law), (vi) request any tax ruling from any governmental authority or submit any supplemental requests relating to certain tax rulings or determinations from any governmental authority, (vii) except in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes or (viii) change or amend the Tax Matters Agreement;

•	incur or commit to incur any capital expenditures other than capital expenditures that do not exceed $5,000,000 in the aggregate or are set forth in WK Kellogg’s capital expenditure budget;

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enter into, modify in any material respect, amend in any material respect, waive in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract except, in each case, in the ordinary course of business; provided, however, that the ordinary course exception shall not apply to any material contract that (x) imposes restrictive covenants on WK Kellogg or (y) includes a “most favored nation,” “exclusivity” or similar provision binding on WK Kellogg or any of its subsidiaries, in each case as would be material to WK Kellogg and its subsidiaries, taken as a whole;

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sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, abandon or permit to lapse, or create or incur any lien (other than a permitted lien) on, or grant any option in or to any intellectual property owned by or licensed to WK Kellogg or any of its subsidiaries pursuant to certain agreements with Kellanova, other than expirations of registered intellectual property at the end of the applicable statutory term, or fail to take any action necessary to maintain, enforce or protect any intellectual property owned by or licensed to WK Kellogg;

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enter into (or accept assignment of), amend, renew or extend (in each case, other than any intellectual property license that is subject to any automatic renewal right of the applicable counterparty of such license), replace, approve sublicensees or subcontractors (including sub manufacturers or sub distributors), terminate (other than any intellectual property license that has expired in accordance with its terms and is not subject to any automatic or other renewal right or option) or breach any intellectual property license;

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acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned subsidiary of WK Kellogg, (ii) that do not exceed $2.5 million in the aggregate;

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sell, lease, transfer, abandon, license, assign or otherwise dispose of or create any material lien (other than permitted liens and other liens incurred in the ordinary course of business) on any real property or acquire any real property or interests therein (whether by purchase, lease or otherwise);

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make any loans, advances or capital contributions to, any other person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with WK Kellogg’s or its subsidiaries’ policies related thereto; or (iii) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of WK Kellogg;

•	enter into any new line of business;

•	take any action that would reasonably be expected to result in WK Kellogg or any of its subsidiaries being liable for any amount under certain provisions of the Tax Matters Agreement; or

•	agree, resolve or commit to take any of the foregoing actions.

Other Covenants and Agreements

Non-Solicitation; Acquisition Proposal; Superior Proposal

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, WK Kellogg and its subsidiaries agreed to not, and agreed to not authorize or knowingly permit any of their respective representatives to, directly or indirectly:

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solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

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furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to WK Kellogg or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or personnel, of WK Kellogg or any of its subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

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participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal);

•	approve, endorse or recommend an Acquisition Proposal;

•	approve, endorse or recommend any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL; and

•

approve, endorse, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to any Acquisition Transaction (other than certain acceptable confidentiality agreements) (together with the foregoing, each an “Alternative Acquisition Agreement”).

WK Kellogg also agreed to (i) request the return or destruction of all non-public information concerning WK Kellogg or its subsidiaries theretofore furnished to any such person (other than Parent and its representatives and affiliates) with whom a confidentiality agreement was entered into at any time prior to the date of the Merger Agreement with respect to an Acquisition Proposal, (ii) immediately cease and cause each of its subsidiaries and cause its and their respective representatives to immediately cease, any discussions, communications or negotiations with any person (other than the parties and their respective representatives) in connection with an Acquisition Proposal (or proposals or offers that would reasonably be expected to lead to an Acquisition Proposal) by such person, in each case, that exists as of the date of the Merger Agreement and (iii) terminate all access of any person (other than the parties and their respective representatives) to any electronic data room maintained by WK Kellogg with respect to any Acquisition Proposal. Following any notice from WK Kellogg to Parent regarding a Superior Proposal or an Intervening Event (each as defined below) which results in an executed amendment to the terms of the Merger Agreement, WK Kellogg will be required to perform its obligations again under this provision promptly (and in any event within two Business Days) following the execution of any such amendment.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, WK Kellogg will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Board unless (i) the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

If, at any time on or after the date of the Merger Agreement, until the earlier to occur of the termination of the Merger Agreement and WK Kellogg’s receipt of the WK Kellogg shareowner approval, the Board receives an Acquisition Proposal that was not the result of a material breach of these non-solicitation provisions and that the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, and that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, WK Kellogg is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to WK Kellogg or any of its subsidiaries to the person making such Acquisition Proposal and such person’s representatives, pursuant to a confidentiality agreement. WK Kellogg will provide to Parent and Merger Sub any non-public information or data that is provided to such person that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person.

From and after the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, WK Kellogg has agreed to as promptly as reasonably practicable (and in any event within 48 hours) notify Parent if any Acquisition Proposal, any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal or any request for information relating to WK Kellogg or any of its subsidiaries or for access to the business, properties, assets, books, records or other documents relating to WK Kellogg or any of its subsidiaries by any person that has indicated it may be considering making, or had made an Acquisition Proposal, is received by WK Kellogg or any of its Representatives. Such notice must include the identity of the person making such Acquisition Proposal and, to the extent such terms and conditions are provided to WK Kellogg, a summary of the material terms and conditions of such Acquisition Proposal (including the form and amount of consideration and the proposed financing arrangement) and, to the extent submitted in writing, copies of any such Acquisition Proposal. WK Kellogg must keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours), of the status and material terms of any such Acquisition Proposal (including any material amendments, revisions or other changes thereto) and the status of any related discussions or negotiations. Any material amendment to any Acquisition Proposal is deemed to be a new Acquisition Proposal for the purposes of WK Kellogg’s compliance with the foregoing provision.

As used in the Merger Agreement, the term “Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction. Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

•

any direct or indirect purchase or other acquisition of shares of more than 20% of the outstanding Common Stock (or voting power of WK Kellogg), including pursuant to a tender offer or exchange offer that, if consummated, would result in a person beneficially owning more than 20% of the Common Stock (or voting power of WK Kellogg) outstanding after giving effect to the consummation of such tender or exchange offer;

•

any direct or indirect purchase or other acquisition (including by any exclusive license) of more than 20% of the consolidated assets (including equity securities of the subsidiaries of WK Kellogg), net revenue or net income of WK Kellogg and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Board);

•	any direct or indirect merger, consolidation, business combination, joint venture, partnership, recapitalization, reorganization, liquidation, dissolution or other transaction involving WK Kellogg or any of its subsidiaries pursuant to which any person would hold, directly or indirectly more than 20% of the equity interests or voting power of WK Kellogg or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•	any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.

As used in the Merger Agreement, the term “Superior Proposal” means any bona fide Acquisition Proposal for an Acquisition Transaction on terms that the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would, if consummated, result in a transaction that would be more favorable to WK Kellogg shareowners from a financial point of view than the Merger (taking into account (i) any changes to the terms of the Merger Agreement offered by Parent in response to such Superior Proposal in accordance with the “Board Recommendation Change” provisions discussed below, (ii) the identity and credibility of the person making such Acquisition Proposal and (iii) all legal, regulatory, financial, timing, financing or other aspects (including certainty of Closing) of such Acquisition Proposal that the Board considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Board Recommendation Change

The Board may not (any of the following actions, a “Company Board Recommendation Change”):

•

withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, its recommendation to WK Kellogg shareowners to adopt the Merger Agreement (the “Company Board Recommendation”) in a manner adverse to Parent in any material respect;

•	fail to include the Company Board Recommendation in this proxy statement;

•	recommend a tender or exchange offer related to an Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act;

•

adopt, endorse, approve, recommend, or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to WK Kellogg shareowners for approval or adoption, any Acquisition Proposal; or

•

fail to reaffirm the Company Board Recommendation within ten business days of receiving a written request from Parent (or, if earlier, at least two business days prior to the Special Meeting), provided, however, that Parent may make such request no more than two times in the aggregate to provide such public reaffirmation following receipt by WK Kellogg of a publicly announced Acquisition Proposal.

For the avoidance of doubt, none of (i) the factually accurate disclosure by WK Kellogg of the receipt of an Acquisition Proposal, (ii) the determination by the Board that an Acquisition Proposal constitutes a Superior Proposal or (iii) the delivery by WK Kellogg of an Acquisition Proposal Notice (as defined below) will constitute a Company Board Recommendation Change.

In addition, neither WK Kellogg nor any subsidiary of WK Kellogg may enter into an Alternative Acquisition Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to obtaining WK Kellogg shareowner approval, the Board may make a Company Board Recommendation Change (within the meaning of the first two bullets of Company Board Recommendation Change (as defined above)) (and, if the

Company Board Recommendation Change results from an Acquisition Proposal, terminate the Merger Agreement in order to substantially concurrently enter an Alternative Acquisition Agreement with respect to such Superior Proposal) (i) if WK Kellogg has received an Acquisition Proposal that did not result from a breach (other than a breach in a de minimis respect) of WK Kellogg’s non-solicitation obligations under the Merger Agreement and that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal, if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, or (ii) in response to any change, event, effect, development or circumstance that was not known or reasonably foreseeable or the consequences of which were not known or reasonably foreseeable to the Board on the date of the Merger Agreement and does not relate to (A) any Acquisition Proposal, (B) the mere fact that WK Kellogg meets or exceeds (or fails to meet or exceed) any internal or published financial projections, forecasts or estimates for any period ending on or after the date the Merger Agreement or (C) any changes after the date of the Merger Agreement in the market price or trading volume of Common Stock (it being understood that the underlying cause of any of the foregoing in the foregoing clauses (B) and (C) may be considered and taken into account) (an “Intervening Event”), if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and subject in respect of clauses (i) and (ii) to compliance with the procedures described below.

In the case of a Superior Proposal, no Company Board Recommendation Change and/or termination of the Merger Agreement may be made unless:

•

WK Kellogg has provided prior written notice to Parent at least five business days in advance (such notice period, including any extension thereto, the “Acquisition Proposal Notice Period”) to Parent advising Parent that the Board intends to effect a Company Board Recommendation Change and specifying the identity of the person making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including any Alternative Acquisition Agreements) relating to such Acquisition Proposal;

•

during the Acquisition Proposal Notice Period, WK Kellogg and its representatives have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination (provided that in the event of any material modifications to such Acquisition Proposal, WK Kellogg will be required to deliver a new written notice to Parent and to comply with these requirements with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such new written notice will be three business days); and

•

at the end of the Acquisition Proposal Notice Period and prior to taking any such action, the Board has considered in good faith any such written proposals by Parent for amendments to make revisions to the terms of the Merger Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal continues to constitute a Superior Proposal and (ii) the failure to take such action would continue to be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

In the case of an Intervening Event, no Company Board Recommendation Change may be made unless:

•

WK Kellogg has provided prior written notice at least five business days in advance (such notice period, including any extension thereto, the “Intervening Event Notice Period”) to Parent advising Parent that the Board intends to effect a Company Board Recommendation Change and specifying the basis for such Company Board Recommendation Change;

•

during the Intervening Event Notice Period, WK Kellogg and its representatives have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable

Parent to make such adjustments to the terms and conditions of the Merger Agreement in such a matter that would obviate the need to effect a Company Board Recommendation Change (provided that to the extent the Intervening Event which is the basis for the Company Board Recommendation Change thereafter changes in any material respect, WK Kellogg will be required to deliver a new written notice to Parent and to comply with these requirements with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be three business days); and

•

at the end of the Intervening Event Notice Period and prior to taking any such action, the Board has considered in good faith any such written proposals by Parent for amendments to make revisions to the terms of the Merger Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such acquisition proposal continues to be a superior proposal and (ii) the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

Reasonable Best Efforts; Antitrust Filings

WK Kellogg, Parent and Merger Sub agreed to use their reasonable best efforts to take, or cause to be taken (including by their respective subsidiaries), all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, including by:

•	causing the conditions to the Merger as set forth in the Merger Agreement to be satisfied;

•	obtaining all consents, waivers, approvals and orders from governmental authorities; and

•	making all registrations, declarations and filings with governmental authorities.

Each of WK Kellogg, Parent and Merger Sub agreed to:

•

within 25 business days after the date of the Merger Agreement, file with the FTC and Antitrust Division of the DOJ a Notification and Report Form (and, if applicable, cause their respective affiliates to make such filing) as required under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement;

•

within 20 business days after the date of the Merger Agreement or such earlier period required by law, file such notification filings, forms, and submissions as required by any other applicable antitrust laws (and, if applicable, cause their respective affiliates to promptly make all filings);

•	cooperate and coordinate (and cause its respective affiliates to cooperate and coordinate) with the other in the making of such filings;

•	supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings;

•

supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made;

•

use reasonable best efforts to take (and cause their affiliates to take) all actions reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable antitrust laws and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any antitrust laws applicable to the Merger Agreement or the Merger, in each case as promptly as practicable and in any event at least five business days prior to the Termination Date;

•	promptly inform (and to cause its affiliates to inform) the other parties of any material communication from any governmental authority regarding the Merger;

•

make (or cause to be made) an appropriate response to any comments or request for additional information or documentary material from any governmental authority as promptly as practicable, after consultation with the other parties; and

•

not extend any waiting period or enter into any agreement or understanding with any governmental authority to delay the Closing, without the permission of the other parties, which will not be unreasonably withheld, conditioned, or delayed.

In furtherance and not in limitation of the other covenants related to the HSR Act and other antitrust laws, each of Parent and Merger Sub agreed to (and agreed to cause their respective affiliates to, if applicable) use its reasonable best efforts to take all actions reasonably necessary to obtain clearances, consents, approvals, waivers, actions, expirations or terminations of any waiting period, non-actions or other authorizations pursuant to the HSR Act or any other antitrust laws applicable to the Merger, and to avoid or eliminate each and every impediment under any antitrust law applicable to the Merger as promptly as practicable and in any event at least five business days prior to the Termination Date.

Notwithstanding anything else in the Merger Agreement to the contrary, nothing requires or obligates Parent, Merger Sub, or any of their respective affiliates to, and WK Kellogg may not, without the prior written consent of Parent, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise:

•

the sale, divestiture, license, transfer, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective affiliates and of WK Kellogg and its subsidiaries;

•

the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of Parent, Merger Sub and their respective affiliates and of WK Kellogg and its subsidiaries;

•	the modification of any course of conduct regarding future operations of Parent, Merger Sub and their respective affiliates and of WK Kellogg and its subsidiaries; and

•

any other restrictions on the activities of Parent, Merger Sub and their respective affiliates and of WK Kellogg and its subsidiaries, including the freedom of action of Parent, Merger Sub, and their respective affiliates and of WK Kellogg and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement.

Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority that would restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, and in the event that the Merger is not consummated, the costs and expenses of all such actions will be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, nothing in the Merger Agreement will require Parent or any of its subsidiaries or WK Kellogg or any of its subsidiaries to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.

Each of Parent, Merger Sub and WK Kellogg will, and will cause its respective affiliates to, request early termination of the initial waiting period under the HSR Act.

Until the later (i) the expiration or termination of any waiting periods (and any extensions thereof) pursuant to the HSR Act and (ii) the approvals, clearances or expirations or waivers of waiting periods pursuant to antitrust laws in certain jurisdictions have occurred or been obtained (as applicable), Parent and Merger Sub will not, and will cause each of their affiliates not to, (a) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise); or (b) enter into, or agree to enter into any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any Person that manufactures, distributes, markets or sells ready-to-eat cereal, granola or muesli products in the United States, Canada or Mexico that would reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, or (B) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or (C) cause Parent, Merger Sub or WK Kellogg to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any laws that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the satisfaction of any of the closing conditions thereto.

Proxy Statement; Company Shareowners Meeting

WK Kellogg was required to prepare and file this proxy statement no later than 20 business days following the date of the Merger Agreement. Following the clearance of the proxy statement by the SEC, WK Kellogg will duly call and hold the Special Meeting as promptly as practicable following the commencement of mailing of the proxy statement to WK Kellogg shareowners (but not sooner than 20 business days or later than 30 days following the mailing of the proxy statement). WK Kellogg will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Special Meeting to be set so that the Special Meeting can be held as promptly as possible following the commencement of the mailing of the proxy statement.

WK Kellogg may postpone or adjourn the Special Meeting:

•	to allow additional solicitation of votes in order to obtain the shareowner approval;

•	for the absence of a quorum;

•	if WK Kellogg is required to postpone or adjourn the Special Meeting by applicable law or a request from the SEC or its staff; or

•

in order to give WK Kellogg shareowners sufficient time to evaluate any information or disclosure that WK Kellogg has sent to WK Kellogg shareowners or otherwise made available to WK Kellogg shareowners if, in the good faith judgment of the Board (after consultation with outside legal counsel), such postponement or adjournment is required by applicable law (provided that WK Kellogg may not postpone or adjourn the Special Meeting pursuant to the first or second bullet above or pursuant to this bullet (a) more than two times or (b) for more than 10 business days, in each case, without Parent’s prior written consent).

In no event (x) will the Special Meeting be postponed or adjourned beyond the date that is five business days prior to the Termination Date or (y) once it is fixed by the Board will the record date for the Special Meeting change (whether or not in connection with any such postponement or adjournment), without the prior written consent of Parent.

Unless there has been a Company Board Recommendation Change, WK Kellogg will use reasonable best efforts to solicit from shareowners of WK Kellogg proxies in favor of the adoption of the Merger Agreement.

WK Kellogg agreed to ensure that the proxy statement will not at the time the proxy statement (and any amendment or supplement thereto) is first filed with the SEC, at the time it is first disseminated to shareowners of WK Kellogg and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, WK Kellogg assumes no responsibility with respect to information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. Parent and Merger Sub agreed to ensure that such information supplied by them for inclusion in the proxy statement will not at the time the proxy statement (and any amendment or supplement thereto) is first filed with the SEC, at the time it is first disseminated to WK Kellogg shareowners and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, Parent and Merger Sub assume no responsibility with respect to information supplied by WK Kellogg for inclusion or incorporation by reference therein.

If at any time prior to the Special Meeting, any information relating to WK Kellogg, Parent, Merger Sub or any of their respective affiliates should be discovered by WK Kellogg, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the proxy statement or any other document required to be filed with the SEC in connection with the Merger, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to WK Kellogg shareowners.

Subject to applicable law, WK Kellogg will use its reasonable best efforts to cause the proxy statement to be disseminated WK Kellogg shareowners as promptly as reasonably practicable, and in no event more than four business days (with commencement of dissemination no more than three business days), following confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified WK Kellogg by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.

Indemnification of Directors and Officers and Insurance

As of the Effective Time, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of WK Kellogg and its subsidiaries pursuant to any indemnification agreements between WK Kellogg and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of WK Kellogg or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, cause all the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents as of the date of the Merger Agreement, which provisions will not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

For a period of six years following the Effective Time, the Surviving Corporation will, and Parent will, and will cause the Surviving Corporation and any of its subsidiaries in effect as of the date of the Merger Agreement to, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Indemnified Person from and against all costs, fees and expenses, including attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director or officer of WK Kellogg or any of its subsidiaries; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of WK Kellogg or any of its subsidiaries, or taken at the request of WK Kellogg or such subsidiary (including in connection with serving at the request of WK Kellogg or such subsidiary) as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at, or after the Effective Time; and the Merger, as well as any actions taken by WK Kellogg, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its subsidiaries that is alleged to have rendered the Surviving Corporation or any of its subsidiaries insolvent).

If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding. None of Parent, the Surviving Corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such legal proceeding, or such Indemnified Person otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise, consent or termination.

Prior to the Effective Time, WK Kellogg will, as of the Effective Time, purchase a prepaid “tail” policy with respect to WK Kellogg’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of WK Kellogg’s directors’ and officers’ liability insurance in effect as of immediately prior to the Effective Time from an insurance carrier with the same or better credit rating as WK Kellogg’s current directors’ and officers’ liability insurance carrier. The aggregate cost for such six-year “tail” policy may not exceed 300% of the aggregate annual premium paid by WK Kellogg for its directors’ and officers’ liability insurance for coverage for its last full fiscal year, which amount is referred to as the maximum aggregate premium. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations under such “tail” policy. If WK Kellogg is unable to obtain the “tail” policy for an aggregate cost less than or equal to the maximum aggregate premium, Parent will cause the Surviving Corporation to instead obtain as much comparable insurance as possible for an aggregate premium equal to the maximum aggregate premium.

Financing Cooperation

WK Kellogg will use commercially reasonable best efforts, and will cause its subsidiaries to use their commercially reasonable best efforts, to provide Parent with all customary cooperation, at Parent’s expense, as may be reasonably requested by Parent to arrange, syndicate and obtain any debt financing provided by financing sources for the purpose of funding a portion of the Merger and the other transactions contemplated by the Merger Agreement, including any repayment, prepayment or discharge of the outstanding WK Kellogg indebtedness, or in connection with obtaining consent under WK Kellogg’s credit agreement.

Promptly upon request by WK Kellogg, Parent will reimburse WK Kellogg for any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by

WK Kellogg, its subsidiaries or any of its representatives in connection with the cooperation or obligations of WK Kellogg, its subsidiaries and their representatives contemplated by the foregoing provisions.

WK Kellogg, its subsidiaries and their respective representatives will be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the debt financing and/or the consent under WK Kellogg’s credit agreement or the provision of information utilized in connection therewith (subject to certain customary exceptions).

Waiver Agreement

Without the prior written consent of Parent (which Parent is entitled to grant or withhold in its sole and absolute discretion), WK Kellogg will not, and will cause its subsidiaries not to, amend, restate, modify, supplement or otherwise change in any respect, waive any rights under, terminate, fail to perform any of its obligations under, or otherwise take any action that would impede or delay its ability to enforce its rights under, in each case, the Waiver Agreement. Without limiting the foregoing, WK Kellogg will take any and all actions to (i) perform and comply with all of its covenants and obligations under the Waiver Agreement, (ii) ensure that the other parties to the Waiver Agreement perform and comply with all of their obligations under the Waiver Agreement and (iii) enforce its rights under the Waiver Agreement, including exercising any and all remedies available, whether under the Waiver Agreement or otherwise.

Tax Matters

Immediately prior to the Closing, WK Kellogg and Parent will each execute and deliver their respective representation letters to the Parent U.S. Tax Counsel and Osler, Hoskin & Harcourt (together, the “Parent Tax Counsels”). Each of Parent and WK Kellogg agreed to use its reasonable best efforts to obtain, and to cooperate with one another to obtain, the written opinion of the Parent Tax Counsels, in form and substance reasonably satisfactory to Parent, to the effect that, based upon the representation letters and any other facts, assumptions and representations set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, the Merger will not affect the tax-free status of the Spin-off.

The “Spin-off” refers to the series of transactions in September and October 2023 resulting in (a) the separation of the North America cereal business from Kellanova’s business through the contribution by Kellanova of assets, liabilities and operations associated with the cereal business to WK Kellogg in exchange for certain consideration and (b) the distribution of shares of Common Stock to Kellanova’s share owners.

Each of Parent and WK Kellogg agreed to use its reasonable best efforts to promptly notify the other party after becoming aware of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) cause the Merger to affect the tax-free status of the Spin-off or (ii) otherwise result in WK Kellogg or any of its subsidiaries being liable for any amount under Article V of the Tax Matters Agreement.

Employee Matters

For a period of 12 months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee (as defined below)), Parent agreed to provide each employee of WK Kellogg or its subsidiaries who is employed by WK Kellogg or its subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and who continues employment with Parent or any subsidiary of Parent (including the Surviving Corporation) immediately following the Effective Time (a “Continuing Employee”) with: (i) base salary or wage rate, as applicable, and target short-term or annual cash incentive opportunities (including bonus or commission compensation) that are, in each case, no less than favorable those in effect for such Continuing

Employee immediately before the Effective Time; (ii) target long-term incentive compensation opportunities that are no less favorable than the target long-term compensation opportunities received by such Continuing Employee immediately prior to the Effective Time (except that such opportunities may be in the form of cash-based incentives rather than equity-based awards and Parent may decrease the Continuing Employee’s target long-term incentive opportunities solely to the extent that it makes a corresponding increase to the Continuing Employee’s cash compensation at least equal to or greater than such decrease on a dollar-for-dollar basis); (iii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time; and (iv) all other employee benefit plans, programs, policies, agreements or arrangements of the Surviving Corporation or any of its subsidiaries (including nonqualified deferred compensation and retiree health and welfare benefits, but excluding any equity-based or other long-term incentives and defined benefit plans) at levels that are substantially comparable in the aggregate to those in effect immediately prior to the Effective Time. Parent is not permitted to decrease any Continuing Employee’s base salary or wage rate, as applicable, or target short-term or annual cash incentive compensation opportunities (including bonus and commission) during the 12 months following the Effective Time.

To the extent unpaid as of the Effective Time, in respect of each Continuing Employee’s annual bonus for the calendar year prior to the calendar year in which the Closing occurs (referred to herein as the “prior year annual bonus”), Parent will, or will cause the Surviving Corporation to, pay to each Continuing Employee their prior year annual bonus in the ordinary course, consistent with past practice, including for employees who experience an involuntary termination without “cause” following the end of the applicable calendar year but prior to the applicable payment date. In respect of each Continuing Employee’s annual bonus for the calendar year in which the Closing occurs (referred to herein as the “closing year annual bonus”), Parent will, or will cause the Surviving Corporation to, honor the terms and conditions of WK Kellogg’s annual bonus programs in effect immediately prior to the Closing for the calendar year of the Closing, subject to any equitable and good faith adjustments in accordance with the applicable plan or program in effect prior to the Effective Time. Parent will, or will cause the Surviving Corporation to, pay to each Continuing Employee who experiences a termination without “cause” prior to payment of the closing year annual bonus a pro rata closing year annual bonus that the Continuing Employee would have received based on actual performance through the end of the applicable calendar year, as determined in good faith by the Parent, which will be paid at the same time closing year annual bonuses are normally paid, provided that the terminated Continuing Employee executes and does not revoke a general release of claims. At the Effective Time, each Continuing Employee will be given service credit for all service prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay, but excluding for purposes of any defined benefit plans, retiree health or welfare benefits or deferred compensation arrangements), provided that in no event will any Continuing Employee be given service credit that would result in the duplication of coverage or benefits.

After the Effective Time, Parent will use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (rereferred to herein as a “New Plan”) to the extent coverage under such New Plan replaces coverage under a comparable benefit plan of WK Kellogg in which such Continuing Employee participated immediately prior to the Effective Time and, for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, Parent will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents. The Surviving Corporation and its subsidiaries will recognize any eligible expenses incurred by Continuing Employees and their covered dependents under the WK Kellogg plans for the portion of the plan year prior to the Closing, for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements for the applicable plan year under the applicable New Plan as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will remain outstanding, subject to the terms of the paid time off policy in effect as of the Effective Time.

Unless otherwise directed by Parent in writing at least thirty days prior to the Effective Time, WK Kellogg will terminate, effective immediately prior to the Effective Time, all WK Kellogg 401(k) plans that do not cover union employees and the WK Kellogg Co Executive Survivor Income Plan. If the WK Kellogg 401(k) plans for non-union employees are terminated, Parent will designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by the Surviving Corporation or its subsidiaries that will cover those who participated in such terminated WK Kellogg 401(k) plans prior to the Effective Time.

The terms and conditions of employment for Continuing Employees covered by a collective bargaining agreement will be governed by the applicable collective bargaining agreement until the expiration, modification or termination of such collective bargaining agreement in accordance with its terms or applicable law.

Other Agreements

The Merger Agreement contains additional agreements between WK Kellogg, on the one hand, and Parent and Merger Sub, on the other hand, relating to, among other things:

•	the repayment and discharge of WK Kellogg’s indebtedness by Parent in connection with the Merger;

•	Parent and Merger Sub’s access to information of WK Kellogg;

•	Section 16(b) exemptions;

•	employee matters;

•	notification of certain matters;

•	confidentiality;

•	consultations regarding public statements and disclosure;

•	planning regarding post-Merger integration; and

•	litigation relating to the transactions contemplated by the Merger Agreement.

Conditions of the Merger

The obligations of WK Kellogg, Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by WK Kellogg shareowners;

•

the expiration or termination of any applicable waiting periods (and any extensions thereof) under the HSR Act, and receipt of the approvals, clearances, expirations or waivers of waiting periods under certain specified foreign regulatory laws (see the section entitled “The Merger—Regulatory Approvals”) (referred to as the “Regulatory Approval Closing Condition”);

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement having been enacted, entered or promulgated and continuing in effect (referred to as the “No Legal Prohibition Closing Condition”); and

•

the receipt of a waiver of Section 4.2(c) of the Tax Matters Agreement, which Kellanova has agreed to provide pursuant to the Waiver Agreement, subject to the receipt by WK Kellogg and Kellanova of certain closing tax opinions, and the accuracy of certain statements of fact and representations as of the Closing date.

Parent and Merger Sub’s obligations to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by WK Kellogg (i) that WK Kellogg is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) relating to corporate power and enforceability, (iii) relating to the Board approval, (iv) relating to the fairness opinion, (v) relating to anti-takeover laws, (vi) relating to requisite shareowner approval, and (vii) brokers’ fees being true and correct in all material respects on the Closing as if made on and as of the Closing (in each case, except to the extent any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date);

•

certain of WK Kellogg’s representations and warranties regarding its capitalization and capital structure being true and correct in all respects on the Closing as if made on and as of the Closing (in each case, except to the extent any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any de minimis inaccuracy or combination of inaccuracies;

•

the representation and warranty made by WK Kellogg regarding the absence of a Company Material Adverse Effect since the date of WK Kellogg’s last audited balance statement being true and correct in all respects on the Closing as if made on and as of the Closing (except to the extent such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date);

•

the other representations and warranties made by WK Kellogg in the Merger Agreement being true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) on the Closing as if made on and as of the Closing (in each case, except to the extent any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

•

WK Kellogg having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by WK Kellogg at or prior to the Closing;

•

since the date of the Merger Agreement, no Company Material Adverse Effect and no change, event, effect, development or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, has arisen or occurred following the date of the Merger Agreement;

•

receipt by Parent and Merger Sub of a certificate of WK Kellogg, executed for and on behalf of WK Kellogg by a duly authorized officer of WK Kellogg certifying to the satisfaction of the conditions described immediately above;

•

receipt by Parent of the Parent Closing U.S. Tax Opinion from the Parent U.S. Tax Counsel. Notwithstanding the foregoing, this condition will not apply (and will not be a condition to the obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement) if the Parent U.S. Tax Counsel determines it cannot render such opinion for reasons other than as a result of (A) material changes in (i) law or (ii) facts, as set forth in the representation letter of either WK Kellogg or Parent or certain sections of the confidential disclosure letter or (B) any breach (other than a breach in a de minimis respect) by WK Kellogg or Kellanova of the Waiver Agreement or any of the covenants set forth in Section 6.18 of the Merger Agreement; and

•	the satisfaction of certain conditions set forth in the confidential disclosure letter.

WK Kellogg’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement being true and correct on the Closing as if made on and as the Closing (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individual or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•

Parent and Merger Sub having complied in all material respects with all of the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to Closing; and

•	receipt by WK Kellogg of a certificate of Parent and Merger Sub, executed for and on behalf of Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

The Merger Agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that their obligations under the Merger Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

WK Kellogg, Parent and Merger Sub can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and WK Kellogg;

•	by either Parent or WK Kellogg if:

•

if any governmental authority has issued a permanent injunction or final and non-appealable judgment or order, which remains in effect, or there is any statute, law or regulation, that prohibits, makes illegal, or enjoins the consummation of the Merger; provided, however, that the right to terminate the Merger Agreement on this basis is not available to any party if such restraint was primarily due to or primarily cause by the failure of such Party to perform its obligations under the Merger Agreement (referred to as a “Legal Prohibition Termination”);

•

the Merger is not consummated on or before the Termination Date; provided, however, that if as of the Termination Date any of the conditions set forth in the No Legal Prohibition Closing Condition (solely to the extent such condition has not been satisfied due to an order or injunction arising under any antitrust law) or any conditions set forth in the Regulatory Approval Closing Condition, in each case, shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on July 10, 2026, which later date shall thereafter be deemed the Termination Date; provided further, that the right to terminate the Merger Agreement on this basis is not available to a Party, if the failure of the Merger to be consummated prior to the Termination Date was primarily due to or primarily caused by the failure of such Party to perform any of its obligations under the Merger Agreement (referred to as a “Termination Date Termination”); and

•

if the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting (referred to as a “Shareowner Vote Termination”);

•	by Parent if:

•

WK Kellogg breaches or fails to perform (i) any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than as related to the Waiver Agreement or other tax matters) in any respect that would result in a condition to the Closing not being satisfied or (ii) in any respect its covenants or other agreements related to the Waiver Agreement or other tax matters, in each case if such breach has not been timely cured (provided that Parent is not then in material breach of its obligations under the Merger Agreement such that WK Kellogg would be entitled to terminate the Merger Agreement pursuant to the Parent Breach Termination) (referred to as a “Company Breach Termination”); or

•

prior to the adoption of the Merger Agreement by WK Kellogg shareowners, after being notified that the Board has effected a Company Board Recommendation Change (referred to as a “Recommendation Change Termination”); and

•	by WK Kellogg if:

•

Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the Closing not being satisfied and such breach has not been timely cured (provided that WK Kellogg is not then in material breach of its obligations under the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to the Company Breach Termination) (referred to as a “Parent Breach Termination”); or

•

prior to the adoption of the Merger Agreement by WK Kellogg shareowners, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received after July 10, 2025, if WK Kellogg has complied with its covenants and other agreements (other than any de minimis breach) related to the no-shop with respect to such Superior Proposal (see the section entitled “ —Other Covenants and Agreements—Non-Solicitation; Acquisition Proposal; Superior Proposal”), and pays, or causes to be paid, to Parent the Company Termination Fee substantially concurrently with such termination (referred to as a “Superior Proposal Termination”).

Effect of Termination

Any valid termination of the Merger Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties (or as specified in the mutual written agreement of Parent and WK Kellogg if terminated by mutual written agreement of Parent and WK Kellogg), and the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain provisions of the Merger Agreement, including with respect to public statements, will survive the termination of the Merger Agreement in accordance with their respective terms, as well as the provisions regarding the effect of termination and payment of termination fees and related expenses and the general provisions contained in Article IX of the Merger Agreement. Subject to the provisions regarding payment of the Company Termination Fee and the Parent Termination Fee, neither party will be relieved or released from any liabilities or damages arising out its willful and material breach of any provision of the Merger Agreement, which liability shall include monetary damages, pursuant to Section 261(a)(1) of the DGCL, based on the loss of the economic benefit of the Merger and the other transactions contemplated by the Merger Agreement to WK Kellogg and the holders of Common Stock, RSUs, PSUs and DSUs (“Benefit of the Bargain Damages”). Only WK Kellogg (and not the holders of Common Stock, RSUs, PSUs and DSUs) may bring an action for liability for such willful and material breach and WK Kellogg may retain any damages (including Benefit of the Bargain Damages) received. For purposes of the Merger Agreement, a “willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of the Merger Agreement.

Termination Fees and Expenses

Company Termination Fee

WK Kellogg will be required to pay Parent the Company Termination Fee (i) if the Merger Agreement is terminated due to a Superior Proposal Termination, (ii) if the Merger Agreement is terminated due to a Recommendation Change Termination or (iii) if the Merger Agreement is terminated (A) (x) due to a Shareowner Vote Termination, (y) due to a Termination Date Termination and the WK Kellogg shareowner approval has not been obtained or (z) due to a Company Breach Termination and the WK Kellogg shareowner approval has not been obtained, (B) prior to the termination a third party shall have provided to the Board or publicly made an Acquisition Proposal, that has not been withdrawn or otherwise abandoned at least five business days prior to the Special Meeting or prior to the date or termination and (C) within 12 months of such termination of the Merger Agreement, WK Kellogg enters into a definitive agreement for or consummates any Acquisition Transaction. For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Parent Termination Fee

Parent will be required to pay WK Kellogg the Parent Termination Fee (i) if the Merger Agreement is terminated due to a Termination Date Termination and at such time either the Regulatory Approval Closing Condition or the No Legal Prohibition Closing Condition (solely to the extent such condition has not been satisfied due to a legal prohibition arising under antitrust law) have not been fulfilled, but all other closing conditions either have been waived or fulfilled or would be fulfilled if the Closing were to occur on such date or (ii) if the Merger Agreement is terminated due to a Legal Prohibition Termination (solely as a result of a legal prohibition arising under antitrust law).

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy, including money damages, to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with such injunction or enforcement.

Amendment; Waiver

Prior to the WK Kellogg shareowner approval, the Merger Agreement may be amended at any time by the parties to the Merger Agreement, however, following the receipt of the WK Kellogg shareowner approval, no amendment to the Merger Agreement that requires the approval of the shareowners of WK Kellogg under the DGCL may be made unless the further required approval is obtained.

Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Third Party Beneficiaries

The Merger Agreement is not intended to and will not confer any rights or remedies upon any person other than the parties thereto and their respective successors and permitted assigns, except (i) the provisions of the Merger Agreement relating to indemnification, advancement of expenses and exculpation from liability for the directors and officers of WK Kellogg, (ii) if the Closing occurs, (a) the holders of Common Stock (solely with respect to such holders’ right to receive the Per Share Price) and (b) the holders of RSUs, PSUs and DSUs (solely with respect to such holders’ right to receive the treatment as set forth in the section entitled “The Merger—Treatment of WK Kellogg Incentive Awards,” (iii) the limitation on liability against each of (a) Parent, Merger Sub, and the former, current and future holders of any equity, controlling persons, affiliates (other than Parent or Merger Sub), representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub and (b) WK Kellogg, its subsidiaries and each of their respective affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of each of WK Kellogg, its subsidiaries and each of their respective affiliates, and (iv) if Parent or Merger Sub wrongfully terminates or willfully breaches the Merger Agreement, the following the termination of the Merger Agreement, WK Kellogg may seek damages and other relief on behalf of the holders of Common Stock, RSUs, PSUs and DSUs.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

THE VOTING AGREEMENTS

The following description sets forth the material provisions of the Voting Agreements, but it does not purport to describe all of the terms of the Voting Agreements. The full texts of the Voting Agreements are attached to this proxy statement as Annexes B, C and D and incorporated herein by reference. You are urged to read the Voting Agreements in their entirety.

In connection with the execution of the Merger Agreement on July 10, 2025, Parent entered into a Voting Agreement with the Kellogg Foundation Trust pursuant to which the Kellogg Foundation Trust, among other things, is:

•

required to vote or cause to be voted: (1) in favor of the Merger Proposal and in favor of any other transactions or matters expressly contemplated by the Merger Agreement; (2) against approval of any proposal, including any Acquisition Proposal, made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement; (3) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpose, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance of his, her or its obligations under the Voting Agreement; and (4) against any action, proposal, transaction or agreement that would, or would reasonably be expected, to result in a breach in any material respect of any covenant, representation or warranty of any other obligation or agreement of WK Kellogg contained in the Merger Agreement or of himself, herself or itself contained in the Voting Agreement;

•	prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the Voting Agreement;

•

prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, (2) initiating a shareowners’ vote with respect to an Acquisition Proposal or (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of WK Kellogg with respect to an Acquisition Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.

In addition, pursuant to the Voting Agreement, the Kellogg Foundation Trust revoked all previous proxies granted and agreed, under certain circumstances, to grant an irrevocable proxy to Parent and appoint Parent or its designee as its attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote or cause to be voted (including by proxy or written consent, if applicable) with respect to all of its shares of Common Stock on the matters and in the manner specified above.

The Voting Agreement with the Kellogg Foundation Trust will terminate upon the earliest to occur of (i) a termination of the Merger Agreement, (ii) any amendment of the Merger Agreement that has certain adverse effects to the Kellogg Foundation Trust (including a reduction in the Per Share Price), (iii) the mutual written consent of Parent and the Kellogg Foundation Trust, and (iv) the receipt of the approval of the Merger Proposal.

In connection with the execution of the Merger Agreement on July 10, 2025, Parent also entered into Voting Agreements with the Gund Entities and Gund Trusts, pursuant to which the Gund Entities and Gund Trusts, among other things, are:

•

required to vote or cause to be voted: (1) in favor of the Merger Proposal and in favor of any other transactions or matters expressly contemplated by the Merger Agreement; (2) against approval of any proposal, including any Acquisition Proposal, made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement; (3) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpose, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance of his, her or its obligations under the Voting Agreement; (4) against any action, proposal, transaction or agreement that would, or would reasonably be expected to, result in a breach in any material respect of any covenant, representation or warranty of any other obligation or agreement of WK Kellogg contained in the Merger Agreement or of himself, herself or itself contained in the Voting Agreement; and (5) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•	prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the Voting Agreements;

•

prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, (2) initiating a shareowners’ vote with respect to an Acquisition Proposal or (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of WK Kellogg with respect to an Acquisition Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.

In addition, pursuant to the Voting Agreement, the Gund Entities and Gund Trusts each revoked all previous proxies granted and agreed, under certain circumstances, to grant an irrevocable proxy to Parent and appoint Parent or its designee as its attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote or cause to be voted (including by proxy or written consent, if applicable) with respect to all of its shares of Common Stock on the matters and in the manner specified above.

The Voting Agreements with the Gund Entities and Gund Trusts will terminate upon the earliest to occur of (i) a termination of the Merger Agreement, (ii) any amendment of the Merger Agreement that has certain adverse effects to the Gund Entities and the Gund Trusts (including a reduction in the Per Share Price), (iii) the mutual written consent of Parent and each of the Gund Entities and Gund Trusts, and (iv) the receipt of the approval of the Merger Proposal.

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, (1) the Kellogg Foundation Trust has agreed to vote 13,505,159 shares of Common Stock, representing 15.6% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Kellogg Foundation Trust thereafter, (2) the Gund Entities have agreed to vote 726,106 shares of Common Stock, representing 0.8% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Gund Entities thereafter and (3) the Gund Trusts have agreed to vote 4,535,731 shares of Common Stock, representing 5.2% of the issued and outstanding Common Stock as of July 28, 2025, and any shares of Common Stock acquired by the Gund Trusts thereafter, in each case, in favor of the Merger Proposal at the Special Meeting. In the aggregate, pursuant to the Voting Agreements, holders of at least 21.6% of the issued and outstanding Common Stock as of July 28, 2025 have agreed to vote in favor of the Merger Proposal.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information known to WK Kellogg regarding the beneficial ownership of Common Stock as of July 28, 2025:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of WK Kellogg’s current named executive officers and directors; and

•	all officers and directors of WK Kellogg, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that he, she or it has the right to acquire within 60 days of a specified date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as described in the footnotes below and subject to applicable community property laws and similar laws, WK Kellogg believes that each person listed has sole voting and investment power with respect to such shares of Common Stock or Common Stock beneficially owned by them.

The beneficial ownership of Common Stock is based on 86,412,947 shares of Common Stock issued and outstanding as of July 28, 2025.

Five Percent Holders

The following table shows each person known to us who, based upon their most recent filings or correspondence with the SEC, beneficially owned more than 5% of our outstanding shares of Common Stock as of July 28, 2025.

Beneficial Owner/Address	Shares Beneficially Owned		Percentage of Shares Outstanding
The Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	14,077,876	(1)	16.3%
W.K. Kellogg Foundation Trust c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	13,505,159	(2)	15.6%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	10,126,859	(3)	11.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,846,072	(4)	6.8%
KeyCorp 127 Public Square Cleveland, OH 44114	4,995,093	(5)	5.8%
Gordon Gund 14 Nassau Street Princeton, NJ 08542	4,544,699	(6)	5.3%
Capital International Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	4,412,189	(7)	5.1%

Beneficial Owner/Address	Shares Beneficially Owned		Percentage of Shares Outstanding
Platin Holdings S.a.r.l 4, Rue Jean Monnet, L-2180 Luxembourg	4,331,725	(8)	5.0%

(1)

According to a Schedule 13G/A filed with the SEC on February 13, 2024, Northern Trust Corporation has sole voting power for 61,722 shares, shared voting power for 14,013,012 shares (which includes, to the best of our knowledge, certain shares beneficially owned by the W.K. Kellogg Foundation Trust (the “Kellogg Foundation Trust”) as reported below), sole investment power for 360,397 shares and shared investment power for 13,673,563 shares (which includes, to the best of our knowledge, certain shares beneficially owned by the Kellogg Foundation Trust as reported below). Northern Trust Corporation is the parent holding company for The Northern Trust Company.

(2)

According to a Schedule 13G/A filed with the SEC on February 13, 2025, the Kellogg Foundation Trust shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Foundation Trust with respect to 13,505,159 shares of our Common Stock. As reported therein, the trustees of the Kellogg Foundation Trust are Steve Cahillane, La June Montgomery Tabron, Richard M. Tsoumas and The Northern Trust Company. The Kellogg Foundation, a Michigan nonprofit corporation, is the sole beneficiary of the Kellogg Foundation Trust. Under the agreement governing the Kellogg Foundation Trust (the “Trust Agreement”), if a majority of the trustees of the Kellogg Foundation Trust cannot agree on how to vote the shares of our Common Stock, the Kellogg Foundation has the power to direct the voting of the shares of our Common Stock. In addition, the Kellogg Foundation has the power to approve successor trustees, and to remove trustees of the Kellogg Foundation Trust, subject to certain limitations. As such, the Kellogg Foundation may be deemed to beneficially own the shares reported herein.

(3)	According to a Schedule 13G/A filed with the SEC on November 8, 2024, BlackRock, Inc. has sole voting power for 10,043,065 shares and sole investment power for 10,126,859 shares.
(4)

According to a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power for 0 shares, shared voting power for 33,178 shares, sole investment power for 5,683,617 shares and shared investment power for 162,455 shares.

(5)

According to a Schedule 13G filed with the SEC on January 8, 2024, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (6) below, as well as other trusts, has sole voting power for 34,897 shares, shared voting power for 520 shares, sole investment power for 4,984,019 shares and shared investment power for 10,307 shares.

(6)

According to a Schedule 13D filed with the SEC on July 17, 2025, Gordon Gund has sole voting power for 4,544,699 shares, shared voting power for 112,967 shares, sole investment power for 0 shares and shared investment power for 112,967 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.

(7)	According to a Schedule 13G filed with the SEC on May 13, 2025, Capital International Investors has sole voting power and sole investment power for 4,412,189 shares.
(8)

According to a Schedule 13G filed with the SEC on January 24, 2025, Platin Holdings S.a.r.l. has shared voting power and shared investment power with Olivier Goudet, citizen of France, for 4,331,725 shares.

Officer and Director Stock Ownership

The following table shows the number of shares of our Common Stock beneficially owned by each director, each named executive officer and all directors and executive officers as a group as of July 28, 2025. None of the individuals named in the below table beneficially owned more than 1% of our outstanding shares of our common stock as of such date. All amounts are rounded up to the nearest whole share and may cause totals not to sum. No shares beneficially owned by any of our directors and executive officers have been pledged as collateral.

Name	Shares(1)	Deferred Stock Units(2)	Total Beneficial Ownership	Percentage of Shares Outstanding
Non-NEO Directors
Wendy Arlin	25,412	—	25,412	*
R. David Banyard, Jr.	25,412	—	25,412	*
Michael Corbo	25,412	5,432	30,844	*
Zack Gund(3)	649,492	12,568	662,060	*
Ramon Murguía(4)	26,487	—	26,487	*
Julio Nemeth	25,424	2,560	27,984	*
Mindy Sherwood	25,412	8,305	33,717	*
Named Executive Officers
Gary Pilnick	112,550	—	112,550	*
David McKinstray	47,890	—	47,890	*
Douglas VanDeVelde	24,459	—	24,459	*
Bruce Brown	11,790	—	11,790	*
Sherry Brice	11,335	—	11,335	*
All Directors and executive officers as a group (12 persons)	1,011,075	28,865	1,039,940	1.2%

*	Less than 1%
(1)

Includes shares granted on an annual basis to our non-employee Directors under our deferred compensation program, as well as shares acquired in connection with cash dividends paid on such shares, which are held for the benefit of the respective Director and/or his or her beneficiary in the WK Kellogg Co Grantor Trust for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Ms. Arlin, 25,412 shares; Mr. Banyard, 25,412 shares; Mr. Corbo, 25,412 shares; Mr. Gund, 25,412 shares; Mr. Murguía, 25,412 shares; Mr. Nemeth, 25,412 shares; Ms. Sherwood, 25,412 shares; and all Directors as a group, 177,884 shares.

(2)

Represents the number of deferred stock units granted to the specified non-employee Directors in connection with their election to defer a portion of their respective cash compensation under our deferred compensation program for non-employee Directors as of July 28, 2025. For additional information about our deferred compensation program for non-employee Directors, refer to the “2024 Director Compensation and Benefits—Deferred Compensation Program” section of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2025.

(3)

Includes: (i) 250,000 shares held in a trust for the benefit of certain immediate family members of Mr. Gund and over which Mr. Gund has investment control; (ii) 8,574 shares held by a trust for the benefit of Mr. Gund and certain members of his family, of which Mr. Gund is one of several trustees; (iii) 2,300 shares held by a limited liability company that is owned by a trust for the benefit of certain members of Mr. Gund’s family, of which a family member of Mr. Gund’s is the trustee of the trust; and Mr. Gund is the manager of the limited liability company; and (iv) 352,250 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Gund and he serves as a manager of these partnerships; as a result of these relationships, Mr. Gund may have voting and dispositive power over all such shares. Mr. Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes 10,956 shares held in the name of Mr. Gund under the Kellanova Deferred Compensation Plan for Non-Employee Directors.

(4)	Does not include shares beneficially owned by the Kellogg Foundation, as to which Mr. Murguía is a Trustee.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2)

Pursuant to Section 14A of the Exchange Act, WK Kellogg is asking WK Kellogg shareowners to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to WK Kellogg’s named executive officers in connection with the Merger as described in the section entitled “The Merger—Interests of WK Kellogg’s Directors and Executive Officers in the Merger—Summary of Potential Transaction Payments to Named Executive Officers” beginning on page 79 of this proxy statement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on WK Kellogg, Parent or Merger Sub. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to WK Kellogg’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.

Required Vote of Shareowners

The Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Advisory Compensation Proposal. Under the Bylaws, if a quorum is present at the Special Meeting, approval of the Advisory Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, for shareowners of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Advisory Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Adjournment Proposal. Accordingly, a WK Kellogg shareowner may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Adjournment Proposal, and vice versa.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL (PROPOSAL 3)

The Special Meeting may be adjourned one or more times to another time and place, if any, including if necessary, to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to WK Kellogg shareowners. WK Kellogg is asking its shareowners to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if a quorum is not present, there are not sufficient votes to approve the Merger Proposal, or to ensure that any supplement or amendment to this proxy statement is timely provided to WK Kellogg shareowners.

Required Vote of Shareowners

The Board unanimously recommends that WK Kellogg shareowners vote “FOR” the Adjournment Proposal, if necessary or appropriate.

Under the Bylaws, if a quorum is present at the Special Meeting, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for shareowners of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal. The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Advisory Compensation Proposal. Accordingly, a WK Kellogg shareowner may vote to approve the Adjournment Proposal and vote not to approve the Merger Proposal or the Advisory Compensation Proposal, and vice versa.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

APPRAISAL RIGHTS

If the Merger is consummated, a holder or beneficial owner of Common Stock who does not vote in favor of the Merger Proposal and who properly demands appraisal of its shares of Common Stock, who does not effectively withdraw its demand or waive or lose the right to appraisal, and who otherwise complies with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of his, her or its shares in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder or beneficial owner of Common Stock exercise its appraisal rights under Section 262.

Under Section 262, a holder or beneficial owner of shares of Common Stock who (1) does not vote in favor of the Merger Proposal; (2) continuously is the record holder or beneficial owner, of such shares from the date of the making of the demand through the Effective Time; and (3) otherwise follows the procedures set forth in Section 262, may be entitled to have its shares of Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Per Share Price, payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, on the amount determined to be fair value, as determined by the Delaware Court of Chancery. The “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery may be more than, the same as, or less than the Per Share Price that shareowners are otherwise entitled to receive under the Merger Agreement.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of shareowners, the corporation, not less than 20 days prior to the meeting, must notify each of its shareowners (including beneficial owners of shares of Common Stock) entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 or information directing the shareowners to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes notice to holders and beneficial owners of Common Stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 is incorporated herein by reference. In connection with the Merger, any holder or beneficial owner of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or beneficial owner’s right to do so, should review Section 262 carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder or beneficial owner of Common Stock who loses his, her or its appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company encourages a shareowner considering exercising such rights to seek the advice of legal counsel.

A holder or beneficial owner of shares of Common Stock wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:

•	such person must not vote or submit a proxy in favor of the Merger Proposal;

•	such person must deliver to WK Kellogg a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;

•

such person must continuously hold the shares of Common Stock from the date of making the demand through the Effective Time (a holder or beneficial owner of Common Stock will lose appraisal rights if the holder or beneficial owner of Common Stock transfers the shares before the Effective Time);

•

such person, or another holder or beneficial owner of Common Stock that has duly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the holder or beneficial owner of Common Stock’s obligation to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Common Stock within the time prescribed in Section 262; and

•

if such person is a beneficial owner of Common Stock, they must additionally include in their written demand for appraisal information that reasonably identifies the holder of record of the shares for which the demand is made, documentary evidence of such beneficial owner’s beneficial ownership of Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below).

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a holder or beneficial owner of Common Stock who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the Merger Proposal or not vote their shares.

Filing Written Demand

Any holder or beneficial owner of shares of Common Stock wishing to exercise appraisal rights must deliver to WK Kellogg, before the vote on the Merger Proposal at the Special Meeting at which the Merger Proposal will be submitted to the shareowners, a written demand for the appraisal of such person’s shares of Common Stock. A holder or beneficial owner of shares of Common Stock exercising appraisal rights must hold or own, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold or own, as applicable, beneficially or of record, the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will result in the shareowner’s loss of appraisal rights and will nullify any previously delivered written demand for appraisal. Therefore, a shareowner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A shareowner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in a loss of appraisal rights.

In the case of a written demand for appraisal made by a holder of record, the demand must reasonably inform us of the identity of the holder and that the holder intends thereby to demand an appraisal of such shareowner’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

WK Kellogg Co

Attn: Office of the Secretary

North Tower, One Kellogg Square

Battle Creek, Michigan 49017-3532

At any time within 60 days of the Effective Time, any person entitled to appraisal rights who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Per Share Price offered pursuant to the Merger Agreement by delivering to WK Kellogg a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the shareowner will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be more than, the same as, or less than the Per Share Price.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder or beneficial owner of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the Effective Time thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by any person other than the Surviving Corporation, demanding a determination of the fair value of the shares of Common Stock held by all dissenting holders and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any person who desires to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a person file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Proposal and with respect to which WK Kellogg has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate shareowner holding such shares for purposes of this aggregate number). The Surviving Corporation must give this statement to the requesting shareowner within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the Surviving Corporation. After notice is provided to the applicable persons, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder.

The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. In addition, because the Common Stock is publicly listed on the NYSE (and we do not expect this to change prior to the Merger), the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders or beneficial owners of shares of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of such shares entitled to appraisal rights exceeds 1% of the outstanding shares of Common Stock or (y) the value of consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will appraise the shares of Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Delaware Court of Chancery will determine the “fair value” of the Common Stock as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the Surviving Corporation to the shareowners entitled to receive the same, upon such terms and conditions as the Delaware Court of Chancery shall order. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each shareowner entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

A shareowner considering seeking appraisal should be aware that the fair value of its shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the consideration it would receive pursuant to the Merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the Per Share Price payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although WK Kellogg believes that the Per Share Price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and shareowners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither WK Kellogg nor Parent anticipate offering more than the Per Share Price to any shareowner exercising appraisal rights, and each of WK Kellogg and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Per Share Price. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each shareowner seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon application of a shareowner, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a shareowner in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any shareowner who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, the shareowner’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price. A shareowner will fail to perfect, or effectively lose or withdraw, the holder’s or beneficial owner’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time or if the shareowner delivers to the Surviving Corporation a written withdrawal of the holder’s or beneficial owner’s demand for appraisal and an acceptance of the Per Share Price in accordance with Section 262 within 60 days of the Effective Time or thereafter with the written approval of WK Kellogg.

From and after the Effective Time, no shareowner who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the shareowner’s shares of Common Stock, if any, payable to shareowners as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the shareowner delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such shareowner to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any shareowner who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a shareowner’s statutory appraisal rights. In view of the complexity of Section 262, any shareowner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

DEADLINE FOR RECEIPT OF SHAREOWNER PROPOSALS FOR FUTURE ANNUAL MEETING

WK Kellogg held its 2025 annual meeting of shareowners (the “2025 Annual Meeting”) on May 1, 2025. If the Merger is completed, WK Kellogg will not hold an annual meeting of shareowners in 2026, as it will cease to be a publicly traded company and will become a wholly owned indirect subsidiary of Parent. If the Merger is not completed, WK Kellogg will hold a 2026 annual meeting of shareowners (the “2026 Annual Meeting”), in which case WK Kellogg will provide notice of or otherwise publicly disclose the date on which the 2026 Annual Meeting will be held, and WK Kellogg shareowners may submit proposals for consideration at the 2026 Annual Meeting.

Shareowner Proposals or Director Nominees for the 2026 Annual Meeting

If WK Kellogg holds the 2026 Annual Meeting, shareowner proposals submitted for inclusion in our Proxy Statement for the 2026 Annual Meeting must be received by us no later than November 12, 2025. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than the close of business on January 1, 2026 and not later than the close of business on January 31, 2026, and must meet certain other requirements specified in our Bylaws.

Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2026 Annual Meeting

If WK Kellogg holds the 2026 Annual Meeting, shareowner nominations of director candidates for inclusion in our proxy materials for the 2026 Annual Meeting must be received by us not earlier than January 1, 2026 and not later than January 31, 2026. Any such nomination must meet the other requirements set forth in our Bylaws.

In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of director nominees, other than WK Kellogg’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Office of the Secretary at our principal executive offices no later than March 2, 2026. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from May 1, 2026, then written notice must be provided by the later of the 60th day prior to the date of the 2026 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

A copy of the provisions of our Bylaws governing the notice requirements set forth above may be obtained by contacting WK Kellogg Co, Investor Relations, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 or by sending an email to investorrelations@wkkellogg.com.

FOR MORE INFORMATION REGARDING SHAREOWNER PROPOSALS FOR THE 2026 ANNUAL MEETING, SEE THE SECTIONS ENTITLED “SHAREOWNER PROPOSALS OR DIRECTOR NOMINEES FOR THE 2026 ANNUAL MEETING” AND “SHAREOWNER NOMINATION OF DIRECTOR CANDIDATES FOR INCLUSION IN PROXY STATEMENT FOR 2026 ANNUAL MEETING” OF WK KELLOGG’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON MARCH 12, 2025.

WHERE YOU CAN FIND MORE INFORMATION

WK Kellogg files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. WK Kellogg’s public filings are available to the public free of charge on the website maintained by the SEC at www.sec.gov and may also be obtained through other document retrieval services. Information contained on WK Kellogg’s website or connected thereto does not constitute a part of this proxy statement.

The SEC allows WK Kellogg to “incorporate by reference” information into this proxy statement. This means that WK Kellogg can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that WK Kellogg later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.

WK Kellogg also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•

Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 25, 2025, as amended by Form 10-K/A, filed with the SEC on August 7, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2025, incorporated by reference therein);

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 29, 2025, filed with the SEC on May 6, 2025, as amended by Form 10-Q/A, filed with the SEC on August 7, 2025, and for the quarterly period ended June 28, 2025, filed with the SEC on August 7, 2025; and

•

Current Reports on Form 8-K filed with the SEC on May 6, 2025 and July 10, 2025 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address indicated above or from WK Kellogg by requesting them in writing or by telephone at the following address and telephone number:

WK Kellogg Co

Attn: Investor Relations

North Tower, One Kellogg Square

Battle Creek, MI 49017-3534

These documents are available from WK Kellogg without charge, excluding any exhibits to them, and the proxy materials will also be posted at https://materials.proxyvote.com/92942W. You can also find information about WK Kellogg at its Internet website at www.wkkellogg.com. Information contained on this website does not constitute a part of this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by WK Kellogg or any other person.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

FERRERO INTERNATIONAL S.A.,

FROSTY MERGER SUB, INC.

and

WK KELLOGG CO

Dated as of July 10, 2025

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-40

4.1	Organization; Good Standing	A-40
4.2	Corporate Power; Enforceability	A-40
4.3	Non-Contravention	A-41
4.4	Requisite Governmental Approvals	A-41
4.5	Legal Proceedings; Orders	A-41
4.6	Ownership of Company Common Stock	A-41
4.7	Brokers	A-41
4.8	Operations of Merger Sub	A-41
4.9	Sufficiency of Funds	A-42
4.10	No Parent Vote or Approval Required	A-42
4.11	Stockholder and Management Arrangements	A-42
4.12	Solvency	A-42
4.13	Non-Reliance	A-43
4.14	Parent and Merger Sub Information	A-43
4.15	Tax Matters	A-43
4.16	No Other Representations or Warranties; Acknowledgement of Disclaimer	A-44

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		A-44

5.1	Affirmative Obligations	A-44
5.2	Forbearance Covenants	A-45
5.3	No Solicitation	A-47
5.4	No Control of the Other Party’s Business	A-51

ARTICLE VI ADDITIONAL COVENANTS		A-51

6.1	Required Action and Forbearance; Efforts	A-51
6.2	Antitrust and Regulatory Matters	A-52
6.3	Proxy Statement and Other Required SEC Filings	A-54
6.4	Company Stockholder Meeting	A-55
6.5	Waiver Agreement	A-56
6.6	Financing Cooperation	A-56
6.7	Anti-Takeover Laws	A-60
6.8	Access	A-60
6.9	Section 16(b) Exemption	A-61
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-61
6.11	Employee Matters	A-62
6.12	Public Statements and Disclosure	A-65
6.13	Transaction Litigation	A-65
6.14	Stock Exchange Delisting; Deregistration	A-65
6.15	Additional Agreements	A-66
6.16	Parent Consent	A-66
6.17	Certain Arrangements	A-66
6.18	Tax Matters	A-66
6.19	Notification of Certain Matters	A-66

ARTICLE VII CONDITIONS TO THE MERGER		A-67

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-67
7.2	Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	A-67
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-68

A-ii

ARTICLE VIII TERMINATION		A-69

8.1	Termination	A-69
8.2	Manner and Notice of Termination; Effect of Termination	A-70
8.3	Fees and Expenses	A-70

ARTICLE IX GENERAL PROVISIONS		A-73

9.1	Survival of Representations, Warranties and Covenants	A-73
9.2	Notices	A-73
9.3	Amendment, Waiver and Assignment	A-74
9.4	Confidentiality	A-75
9.5	Entire Agreement	A-75
9.6	Third-Party Beneficiaries	A-75
9.7	Severability	A-75
9.8	Remedies	A-75
9.9	Governing Law	A-76
9.10	Consent to Jurisdiction	A-77
9.11	WAIVER OF JURY TRIAL	A-78
9.12	No Recourse	A-78
9.13	Company Disclosure Letter References	A-78
9.14	Counterparts	A-79

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 10, 2025, by and among Ferrero International S.A., a Luxembourg public limited company (“Parent”), Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), and WK Kellogg Co, a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party” and, collectively, as the “Parties.” All capitalized terms that are used and defined in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has unanimously: (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration at the Company Stockholder Meeting.

B. (i) Each of the board of directors of Parent and the board of directors of Merger Sub has (A) declared it advisable to enter into this Agreement and (B) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (ii) Parent, in its capacity as the sole stockholder of Merger Sub, will adopt this Agreement by written consent promptly following its execution.

C. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, each of the W.K. Kellogg Foundation Trust, Gordon Gund and Zachary Gund (and certain family members and other affiliated entities of such Persons that are Company Stockholders) is entering into a voting agreement with Parent (each, a “Voting Agreement”), pursuant to which such Person is agreeing to vote all of the shares of Company Common Stock beneficially and/or of record owned by it in favor of the adoption of this Agreement and the Transactions, including the Merger, at the Company Stockholder Meeting.

D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof and, in each case, containing terms that are not in any material respect less favorable to the Company than those contained in the Confidentiality Agreement (including standstill obligations, with the understanding that: (1) no such standstill obligations shall prohibit the Person party to the confidentiality agreement from submitting to the Company a confidential Acquisition Proposal (even if: (I) such Acquisition Proposal would be required by the Company to be publicly disclosed; or (II) such submission would arguably violate other clauses of such standstill, such as a prohibition on attempting to influence the Company) and (2) notwithstanding anything in this Agreement or in any confidentiality agreement with a third party to the contrary, nothing in this Agreement shall limit the Company’s ability to waive any such standstill obligations if the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with outside legal counsel) that the failure to grant such waiver would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law).

(b) “Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, or equityholders of any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock (or voting power of the Company) outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock (or voting power of the Company) outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition (including by any exclusive license) by any Person or Group, or equityholders of any such Person or Group, of more than 20% of the consolidated assets (including equity securities of the Subsidiaries of the Company), net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);

(iii) any direct or indirect merger, consolidation, business combination, joint venture, partnership, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests or voting power of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws, in any jurisdiction, whether domestic or foreign, in each case, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case, that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 28, 2024 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 25, 2025.

(g) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in (i) New York, New York or (ii) Luxembourg.

(h) “Bylaws” means the Amended and Restated Bylaws of the Company.

(i) “Canadian Tax Ruling” has the meaning specified in the Tax Matters Agreement.

(j) “Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated as of October 1, 2023.

(k) “Closing Representation Letters” means the Company Closing Representation Letter and the Parent Closing Representation Letter.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Company Board” means the Board of Directors of the Company.

(n) “Company Canadian Share Purchase Plan” means the Company’s discounted share purchase plan maintained for the benefit of service providers in Canada.

(o) “Company Closing Representation Letter” means a representation letter substantially in the form of the Company Signing Representation Letter with such changes, updates or refinements, agreed to by the Company and Parent Tax Counsels, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by the Company, dated and effective as of the Closing Date, delivered to Parent Tax Counsels as a condition to, and in connection with the issuance of the Closing Tax Opinions.

(p) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(q) “Company Credit Agreement Consent” means the receipt of approval from the “Required Lenders” (under and as defined in the Company Credit Agreement) to waive any Default or Event of Default (each under and as defined in the Company Credit Agreement), including any Event of Default arising under Section 8.1(m) of such Credit Agreement as a result of a change of control, arising as a consequence of the Transactions, and to make any other amendments or modifications that are reasonably necessary or appropriate in connection with the Transactions or otherwise reasonably requested by Parent.

(r) “Company Debt Agreements” means (i) that certain Credit Agreement, dated as of September 12, 2023, as amended, amended and restated, supplemented or otherwise modified from time to time, by and among the Company, WK Kellogg Canada Corp., the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative and collateral agent, and all pledge, security and other agreements and documents related thereto

(the “Company Credit Agreement”) and (ii) that certain Agreement for the Purchasing and Servicing of Receivables, dated as of October 3, 2023, as amended, amended and restated, supplemented or otherwise modified from time to time, by and among WK Kellogg Sales LLC, as seller, WK Kellogg Business Services LLC, as servicer, Coöperatieve Rabobank U.A., New York Branch, as purchaser, and the Company, as guarantor (the agreement referred to in this clause (ii), the “Company Receivables Facility”).

(s) “Company DSU” means any deferred share of Company Common Stock (including all dividend equivalents accrued or credited with respect to such Company DSU in accordance with the terms thereof ) (whether or not vested) under any Company Stock Plan that is outstanding as of immediately prior to the Effective Time and is credited in the form of units representing the fair market value of shares of Company Common Stock and is ultimately paid in shares of Company Common Stock.

(t) “Company ESPP” means the WK Kellogg 2023 Employee Stock Purchase Plan.

(u) “Company Indebtedness” means all debt obligations outstanding under the Company Debt Agreements.

(v) “Company Intellectual Property” means the Company Owned Intellectual Property together with any Intellectual Property that is used by the Company or any of its Subsidiaries pursuant to a license or sublicense (or purported license or sublicense) or for which the Company or any of its Subsidiaries has obtained (or purports to have obtained) a covenant not to be sued.

(w) “Company Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate, has had a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no changes, events, effects, developments or occurrences to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

(i) any general economic conditions, or conditions in the global, international, national or regional economy generally, including changes in inflation, supply chain disruptions and labor shortages;

(ii) any conditions in the equity, credit, debt, financial, banking, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) any conditions in the industry in which the Company and its Subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or any of its Subsidiaries conducts business, or changes therein;

(iv) any social, political or geopolitical conditions (including changes therein) globally, internationally, nationally or regionally or events, including the results of any primary or general elections;

(v) any Emergency or Emergency Measures or any change in Emergency Measures or any escalation or worsening of such Emergency or Emergency Measures threatened or existing;

(vi) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, vendors, resellers, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, Governmental

Authorities or any other third Person (other than for the purposes of the representations and warranties set forth in Section 3.5 and Section 3.6 of this Agreement to the extent that such representation and warranty expressly addresses consequences resulting from the negotiation, execution, delivery or performance of this Agreement and the related conditions to Closing), or the identity of, or any facts or circumstances relating to Parent, Merger Sub or the respective Affiliates of the foregoing, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, in each case, with respect to the Company or its business;

(vii) any labor strikes or lockouts, labor stoppages or interruptions, or material labor disputes;

(viii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement;

(ix) any action taken or refrained from being taken, in each case, to which Parent has expressly approved or consented to in writing following the date of this Agreement;

(x) any changes or proposed changes in GAAP or other accounting standards, or in any applicable Laws (or the enforcement or interpretation of any of the foregoing) after the date hereof, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any applicable Law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(xi) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world;

(xii) any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiii) any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xv) any Transaction Litigation; and

(xvi) any breach by Parent or Merger Sub of this Agreement;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vii), (x) and (xi) to the extent that such changes, events, effects, developments or occurrences have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect.

(x) “Company Owned Intellectual Property” means any Intellectual Property that is owned (or purported to be owned) by the Company or any of its Subsidiaries.

(y) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(z) “Company PSU” means a performance-based restricted stock unit (including all dividend equivalents accrued or credited with respect to such Company PSU in accordance with the terms thereof) issued by the Company pursuant to, or otherwise governed by, the Company Stock Plan, that vests in whole or in part based on the achievement of performance goals, pursuant to which the holder has a right to receive shares of Company Common Stock or an equivalent cash payment after the vesting or lapse of restrictions applicable to such unit. “Company PSUs” shall not include any Company RSUs.

(aa) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries.

(bb) “Company RSU” means a restricted stock unit (including all dividend equivalents accrued or credited with respect to such Company RSU in accordance with the terms thereof) issued by the Company pursuant to, or otherwise governed by, the Company Stock Plan, that vests solely upon the continued service of the holder over a specified period of time (including any such unit subject to any previously satisfied performance goals), pursuant to which the holder has a right to receive shares of Company Common Stock or an equivalent cash payment after the vesting or lapse of restrictions applicable to such unit. “Company RSUs” shall not include any Company PSUs.

(cc) “Company Signing Representation Letter” means the representation letter executed by the Company and delivered by the Company to the Parent Tax Counsels on or prior to the date hereof as shall be necessary or appropriate to enable the Parent Tax Counsels to deliver the Signing Tax Opinions.

(dd) “Company Stock Plans” means the Amended and Restated WK Kellogg 2023 Long-Term Incentive Plan, the Company ESPP and the Company Canadian Share Purchase Plan.

(ee) “Company Stockholders” means the holders of shares of Company Common Stock.

(ff) “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.

(gg) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(hh) “Contract” means any legally binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, license or sublicense.

(ii) “Contribution” has the meaning specified in the Separation and Distribution Agreement.

(jj) “Distributing Corporation” means Kellanova.

(kk) “Distribution” has the meaning specified in the Separation and Distribution Agreement.

(ll) “DOJ” means the United States Department of Justice or any successor thereto.

(mm) “Emergency” means any (a) natural disaster (including any epidemic, pandemic or disease outbreak, act of God, volcanic activity, earthquake, storm, hurricane, tsunami, tornado, severe weather, power outage or electrical blackout, fire, accident, flood, mudslide, nuclear incident, other natural or man-made catastrophe, or other force majeure event), or (b) outbreak, escalation or worsening of hostilities, armed conflict, war (whether or not declared), military actions, rebellion, insurrection, sabotage, cyberattack, cyberterrorism, acts of terrorism, political instability, foreign or domestic social protest or social unrest (whether or not violent), partial or complete governmental shutdown, or other national or international calamity, crisis or emergency, including any escalation or worsening of, and, in each case, any governmental or other response to any of the foregoing or any threats thereof.

(nn) “Emergency Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, mandate, directive, or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to an Emergency.

(oo) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA and whether or not subject to ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase, equity or other equity based compensation, incentive compensation, profit sharing, savings, retirement, supplemental retirement, pension, disability, retiree medical, vacation, perquisites, life insurance, deferred compensation, severance, separation, termination, retention, change of control, stay bonus, fringe benefit, employee assistance program, and any other compensatory, health or employee benefit plan, program, policy, agreement or arrangement, in each case, whether written or unwritten, funded or unfunded, insured or self-insured, (i) that is maintained, entered into or contributed to by the Company or any of its Subsidiaries for the benefit of any individual Service Provider or (ii) with respect to which the Company or any of its Subsidiaries has any direct or indirect liability, other than any such plan, scheme or arrangement that is sponsored or maintained by a Governmental Authority.

(pp) “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land), pollution, worker health and safety (as it relates to exposure to hazardous substances) or to the presence, generation, use, management, transportation, storage, treatment or Release of Hazardous Substances.

(qq) “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

(rr) “ERISA Affiliate” with respect to a trade or business means any other trade or business that, together with such first trade or business, is treated as a single employer under Section 414 of the Code.

(ss) “Exchange Act” means the Securities Exchange Act of 1934.

(tt) “FTC” means the United States Federal Trade Commission or any successor thereto.

(uu) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

(vv) “Government Contract” means any Contract, subcontract, task order or delivery order that is (i) between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority, on the other hand, or (ii) entered into by the Company or any of its Subsidiaries as a subcontractor (at any tier) to provide products or services in connection with a Contract between another Person and a Governmental Authority.

(ww) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(xx) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(yy) “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(zz) “Hazardous Substance” means any pollutant, contaminant, chemical or toxic or hazardous material, substance or waste defined, regulated or that could otherwise give rise to liability under Environmental Laws due to its hazardous, toxic, dangerous, or deleterious properties or characteristics, including per- and polyfluoroalkyl substances.

(aaa) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(bbb) “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person in respect of capital and finance leases and leases underlying sale and leaseback transactions on the books and records of such Person, (iv) all Indebtedness of others secured by a lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (v) all letters of credit or performance bonds issued for the account of such Person, solely to the extent drawn upon, and (vi) all guarantees of such Person of any Indebtedness of any other Person other than a wholly owned Subsidiary of such Person.

(ccc) “Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all: (i) United States and foreign patents and applications therefor, including all continuations, divisionals, continuations-in-part, provisionals and patents issuing on any of the foregoing, and all renewals, reexaminations, substitutions, extensions and reissues of any of the foregoing (“Patents”) and all inventions (whether or not patentable), invention disclosures and improvements to inventions, and all documentation relating to the foregoing; (ii) copyrights, works of authorship and industrial designs whether or not registered or published, and all copyright registrations and applications therefor, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by applicable Law, regardless of the medium of fixation or means of expression (“Copyrights”); (iii) trademarks, service marks, trade dress rights, trade names (including social media user names and account names), logos, corporate names and doing business designations, brand names, certification marks, rights of publicity, rights of privacy and any and all other indicia of origin and rights therein, and all translations, adaptations, variations, derivations and combinations of any of the foregoing, and registrations, applications for registration, renewals and extensions thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) rights in trade secrets, know-how and other confidential or proprietary information, including any and all ideas, discoveries, formulas, recipes, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and all other information and data similar to any of the foregoing; (v) Internet domain names (“Domain Names”); (vi) software (including source code, object code, firmware, operating systems and specifications); (vii) databases and data collections; and (viii) rights to sue and recover for any past, present or future infringement, misappropriation or other violation of any of the foregoing.

(ddd) “Intervening Event” means any change, event, effect, development or circumstance that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to any (A) Acquisition Proposal, (B) the mere fact, in and of itself, that the Company meets or exceeds (or fails to meet or exceed) any internal or published financial projections, forecasts or estimates for any period ending on or after the date hereof or (C) changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause of any of the foregoing in the immediately preceding clauses (B) and (C) may be taken into consideration when determining whether an Intervening Event has occurred).

(eee) “IP License Agreement” means any Contract pursuant to which (A) the Company or any of its Subsidiaries obtains any license, sublicense, right or authorization to use, or covenant not to be sued under, any Intellectual Property owned by a third party (other than any (x) non-exclusive off-the-shelf shrinkwrap, clickwrap or similar license or sublicense for non-custom software that is commercially available on nondiscriminatory pricing terms with an annual fee of less than $3,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $500,000) and (y) non-exclusive license or sublicense of Intellectual Property entered into in the ordinary course of business consistent with past practice with customers, contractors, vendors, service providers, suppliers, resellers and distributors and in which the license or sublicense or grant of rights to use Intellectual Property is ancillary and incidental to the transaction contemplated in such Contract) or (B) the Company or any of its Subsidiaries grants any license, sublicense, right or authorization to use, or covenant not to be sued under, any Company Intellectual Property (other than (x) non-exclusive licenses granted to customers, contractors, vendors, service providers, suppliers, resellers and distributors, (y) licenses granted by the Company or any of its Subsidiaries to another Subsidiary and (z) Contracts with officers, employees, or contractors of the Company or any of its Subsidiaries that assign to the Company or any of its Subsidiaries the rights in Intellectual Property developed by any such Person in the scope of their employment or engagement with the Company or any of its Subsidiaries, in each case of the foregoing clauses (x) through (z), in the ordinary course of business consistent with past practice).

(fff) “IRS Ruling” has the meaning specified in the Tax Matters Agreement.

(ggg) “IT Assets” means any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment (including laptops and mobile devices) and systems, and all associated documentation, owned (or purported to be owned) or used by, or licensed or leased (or purported to be licensed or leased) to, the Company or any of its Subsidiaries.

(hhh) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of any of the individuals set forth on Section 1.1(iii) of the Company Disclosure Letter, in each case.

(iii) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, Order, judgment, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(jjj) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.

(kkk) “Lien” means any mortgage, pledge, lien, security interest, attachment, license, option, right of way, easement, encroachment or other similar encumbrance (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable Law).

(lll) “Material Contract” means any of the following Contracts (other than Employee Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective assets, rights, property or business are bound or subject:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii) relating to the disposition or acquisition of equity or assets by the Company or any of its Subsidiaries outside of the ordinary course of business (other than, in the case of assets, in connection with the Supply Chain Modernization Project) with a purchase price in excess of $500,000 and pursuant to which the Company or its Subsidiaries have material continuing obligations;

(iii) with any customer of the Company or any of its Subsidiaries who, in the fiscal year ended December 28, 2024, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (excluding any (A) purchase orders entered into in the ordinary course of business consistent with past practice and (B) contracts entered into in the ordinary course of business consistent with past practice that can be terminated without penalty or liability of any kind or nature by the Company upon ninety (90) days’ notice or less);

(iv) with any vendor of the Company or any of its Subsidiaries who, in the fiscal year December 28, 2024, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any (A) purchase orders, order forms or statements of work entered into in the ordinary course of business consistent with past practice and (B) contracts entered into in the ordinary course of business consistent with past practice that can be terminated without penalty or liability of any kind or nature by the Company upon ninety (90) days’ notice or less);

(v) (A) relating to or evidencing Indebtedness of the Company or any Subsidiary of the Company in excess of $5,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $500,000) (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company) or (B) granting a Lien (other than Permitted Liens) securing Indebtedness in excess of $5,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $500,000) upon any assets or properties of the Company or any of its Subsidiaries;

(vi) that involves (A) a joint venture, revenue or profit sharing or similar agreement under which the Company or any of its Subsidiaries has outstanding commitments or (B) “minimum purchase” requirement, in each case of clauses (A) and (B) with outstanding commitments in an amount in excess of $10,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $500,000 in respect of the immediately preceding (A) and $2,000,000 in respect of the preceding clause (B)), in any calendar year;

(vii) containing any covenant or other provision (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business, (B) prohibiting or restricting the Company or any of its Subsidiaries from engaging in any business with any Person, or (C) limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation”, “exclusivity” or similar provisions, in each case of the above clauses (A) through (C), other than any such Contracts that are not material to the Company and its Subsidiaries, taken as a whole;

(viii) any co-packing or co-manufacturing Contract or other Contract providing for the manufacture or production of products of the Company or any of its Subsidiaries by a third party that provides for annual payments by the Company or any of its Subsidiaries (collectively) of $500,000 or more in the fiscal year ended December 28, 2024;

(ix) that is an agreement in settlement of a dispute that imposes material obligations on the Company or any of its Subsidiaries as of the date hereof;

(x) any Lease relating to the Leased Real Property, in each case requiring by its terms aggregate rental payments by the Company in excess of $2,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $1,000,000) for each of the fiscal year ended December 28, 2024 and the 2025 fiscal year;

(xi) any Contract with a Governmental Authority requiring aggregate annual payments by or to the Company in excess of $25,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $1,000,000) for each of the fiscal year ended December 28, 2024 and the 2025 fiscal year;

(xii) pursuant to which (A) the Company or any of its Subsidiaries obtains any license, sublicense, right or authorization to use, or covenant not to be sued under, any Intellectual Property owned by a third party that is material to the business of the Company and its Subsidiaries, taken as a whole (other than any (x) non-exclusive off-the-shelf shrinkwrap, clickwrap or similar license or sublicense for non-custom software that is commercially available on nondiscriminatory pricing terms with an annual fee of less than $3,000,000 (provided that for purposes of Section 5.2, such amount shall be deemed to be $500,000) and (y) non-exclusive license or sublicense of Intellectual Property entered into in the ordinary course of business consistent with past practice with customers, contractors, vendors, service providers, suppliers, resellers and distributors and in which the license or sublicense or grant of rights to use Intellectual Property is ancillary and incidental to the transaction contemplated in such Contract) or (B) the Company or any of its Subsidiaries grants any license, sublicense, right or authorization to use, or covenant not to be sued under, any Company Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (other than (x) non-exclusive licenses granted to customers, contractors, vendors, service providers, suppliers, resellers and distributors, (y) licenses granted by the Company or any of its Subsidiaries to another Subsidiary and (z) Contracts with officers, employees, or contractors of the Company or any of its Subsidiaries that assign to the Company or any of its Subsidiaries the rights in Intellectual Property developed by any such Person in the scope of their employment or engagement with the Company or any of its Subsidiaries, in each case of the foregoing clauses (x) through (z), in the ordinary course of business consistent with past practice);

(xiii) any Contract between the Company or any of its Subsidiaries, on the one hand, and Kellanova or any of its Subsidiaries, on the other hand; and

(xiv) any Contract with an affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, other than any Contract solely among the Company and its wholly-owned Subsidiaries.

(mmm) “Non-U.S. Employee Plan” means any Employee Plan that is maintained in any non-U.S. jurisdiction that is primarily for the benefit of any current or former employee of the Company or any of its Subsidiaries whose principal work location is outside of the U.S.

(nnn) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(ooo) “Order” means any judgment, decree, injunction, ruling, writ or order of any Governmental Authorization that is binding on any Person or its property under applicable Law.

(ppp) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(qqq) “Parent Canadian Tax Counsel” means Osler, Hoskin & Harcourt LLP.

(rrr) “Parent Closing Canadian Tax Opinion” means the written opinion of Parent Canadian Tax Counsel, addressed to Parent and dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect that, based upon the Closing Representation Letters and any other facts, assumptions and representations set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, the Merger contemplated by this Agreement will not affect the Tax-Free Status of the Transactions (with respect to Canadian tax matters).

(sss) “Parent Closing Representation Letter” means a representation letter substantially in the form of the Parent Signing Representation Letter with such changes, updates or refinements, agreed to by Parent and Parent Tax Counsels, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by Parent, dated and effective as of the Closing Date, delivered to Parent Tax Counsels as a condition to, and in connection with, the issuance of the Parent Closing Tax Opinions.

(ttt) “Parent Closing Tax Opinions” means the Parent Closing US Tax Opinion and the Parent Closing Canadian Tax Opinion.

(uuu) Parent Closing US Tax Opinion” means the written opinion of US Parent Tax Counsel, addressed to Parent and dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect that, based upon the Closing Representation Letters and any other facts, assumptions and representations set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, the Merger contemplated by this Agreement will not affect the Tax-Free Status of the Transactions (with respect to U.S. federal income tax matters).

(vvv) “Parent Related Parties” means, collectively, the former, current and future holders of any equity, controlling persons, directors, officers, employees, attorneys, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub.

(www) “Parent Signing Representation Letter” means the representation letter executed by Parent and delivered by the Parent to Parent Tax Counsels on or prior to the date hereof as shall be necessary or appropriate to enable Parent Tax Counsels to deliver the Signing Tax Opinion.

(xxx) Parent Tax Counsels” means the Parent US Tax Counsel and Parent Canadian Tax Counsel.

(yyy) “Parent US Tax Counsel” means Davis Polk & Wardwell LLP (or, if Davis Polk & Wardwell LLP is unable, or declines, to deliver its US Parent Closing Tax Opinion, Kirkland & Ellis LLP).

(zzz) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies not yet due or payable or that are being contested in good faith by appropriate proceedings, and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests with respect to amounts that are not yet due or payable, or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital and finance leases and leases underlying sale and leaseback transactions) that, in each case, do not (or would not reasonably be expected to) materially impair the ownership, operation, use or value of the impacted asset(s) as currently owned, operated and used; (iv) liens imposed by applicable Law (other than any Tax Law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (of record) and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property or the current operations of the business of the Company and its Subsidiaries; (viii) any non-exclusive license with respect to any Intellectual Property granted in the ordinary course of business consistent with past practice; (ix) liens pursuant to any Company Indebtedness; or (x) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.

(aaaa) “Person” means any individual, corporation (including any nonprofit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(bbbb) “Personal Information” means “personal information,” “personally identifiable information,” “personal data,” and any terms of similar import, in each case as defined under applicable Laws relating to data privacy, data protection, cybersecurity and/or the processing of such information or data.

(cccc) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks; (iii) registered Copyrights and applications for Copyright registration; and (iv) registered Domain Names.

(dddd) “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(b) and Section 6.6(e).

(eeee) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

(ffff) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.

(gggg) “Required Financing Information” means (a)(i) the audited consolidated balance sheets of the Company and its Subsidiaries on a consolidated basis as of the last date of each of fiscal years 2023 and 2024, and related statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows for each of fiscal years 2023 and 2024, and (ii) the unaudited consolidated balance sheets and statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries on a consolidated basis as of the last day of and for the fiscal quarter ended March 29, 2025 and (b)(i) the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of, and related statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries for, the most recently completed fiscal year ended at least 120 days prior to the Closing Date and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of, and related statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries for, each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Company and its Subsidiaries subsequent to the last fiscal quarter for which financial statements were delivered pursuant to the preceding clause (a)(ii) and ended at least 60 days before the Closing Date (in the case of this clause (b)(ii), without footnotes), in each case, prepared in accordance with GAAP.

(hhhh) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(iiii) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(jjjj) “Securities Act” means the Securities Act of 1933.

(kkkk) “Separation and Distribution Agreement” means that certain Separation and Distribution Agreement, dated as of September 29, 2023, by and between the Distributing Corporation and the Company.

(llll) “Separation Transactions” means the Contribution, the Distribution and all other transactions listed on Schedule A to the Tax Matters Agreement.

(mmmm) “Service Provider” means any current or former officer, director, employee, consultant or independent contractor of the Company or any of its Subsidiaries.

(nnnn) “Signing Tax Opinions” means the written opinions of Parent Tax Counsels, addressed to Parent and dated as of the date hereof, to the effect that, based upon the Parent Signing Representation Letter and any other facts, assumptions and representations set forth or referred to in such opinions, and subject to such qualifications and limitations as may be set forth in such opinions, the Merger contemplated by this Agreement will not affect the Tax-Free Status of the Transactions.

(oooo) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions, or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.

(pppp) “Superior Proposal” means any bona fide Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would, if consummated, result in a transaction that would be more favorable to the Company Stockholders from a financial point of view than the Merger (taking into account (i) any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal in accordance with Section 5.3, (ii) the identity and credibility of the Person making such Acquisition Proposal and (iii) all legal, regulatory, financial, timing, financing or other aspects (including certainty of closing) of such Acquisition Proposal that the Company Board (or a committee thereof) considers relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

(qqqq) “Tax” means any U.S. federal, state and local or non-U.S. taxes, levies, assessments and similar governmental charges or impositions (including gross receipts, income, profits, sales, use or occupation, environmental, capital stock, severance, stamp, value added, tariff, production, goods and services, ad valorem, transfer, franchise, license, registration, occupation, premium, windfall profits, withholding, social security, payroll, employment, unemployment, disability, alternative or add-on minimum, estimated, occupancy, excise and real or personal property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon by such Governmental Authority.

(rrrr) “Tax-Free Status of the Transactions” has the meaning specified in the Tax Matters Agreement.

(ssss) “Tax Materials” has the meaning specified in the Tax Matters Agreement.

(ttttt) “Tax Matters Agreement” means the Tax Matters Agreement, dated as of September 29, 2023 by and among the Distributing Corporation and the Company.

(uuuu) “Tax Return” means any return, declaration, report, statement or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(vvvv) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, as well as any pre-litigation demands for the inspection of books and records made pursuant to 8 Del. C. § 220, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement.

(wwww) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(xxxx) “Waiver Agreement” means that certain Waiver Agreement, dated as of the date hereof, by and among the Company and Distributing Corporation, a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement.

(yyyy) “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.

1.2 Index of Defined Terms. In addition to the terms defined in Section 1.1, the following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Proposal Notice Period	5.3(d)(ii)(B)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Benefit of the Bargain Damages	8.2(b)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Impairment Effect	3.1
Company Related Parties	8.3(e)
Company SEC Documents	Article III
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Subsidiary Securities	3.8(c)
Company Termination Fee	8.3(b)(i)
Continuation Period	6.11(b)
Copyrights	1.1(ddd)
Data Privacy Requirements	3.17
Debt Financing	9.10(c)
DGCL	Recitals
D&O Insurance	6.10(c)
Dissenting Company Shares	2.7(d)
Domain Names	1.1(ddd)
DSU Consideration	2.8(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Employee Plan Terminations	6.11(f)
Enforceability Exceptions	3.2
Enforcement Expenses	0
Environmental Permits	3.15(a)
FDA	3.25(a)
FDCA	3.25(a)
Final Exercise Date	2.8(e)
Financing Sources	9.10(c)
Food Authority	3.25(a)
HHS	3.25(a)
Indemnified Persons	6.10(a)
Interim Period	5.1
Intervening Event Notice Period	5.3(d)(i)(A)
IP License Agreements	1.1(mmm)(xii)
IRS	3.19(a)

Term	Section Reference
Labor Agreement	6.11(e)
Lease	3.14
Leased Real Property	3.14
Legal Prohibition	8.1(b)
Marks	1.1(ddd)
Maximum Aggregate Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.19(b)
New Plan	6.11(d)
Prior Year Annual Bonus	6.11(c)
Old Plans	6.11(d)
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Parties	Preamble
Party	Preamble
Patents	1.1(ddd)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Per Share Price	2.7(a)(ii)
Prior Year Annual Bonus	6.11(c)
Products	3.25(a)
Proxy Statement	6.3(a)
Real Property	3.14
Requisite Stockholder Approval	3.4
RSU Consideration	2.8(a)(i)
Surviving Corporation	2.1
Termination Date	8.1(c)
Title IV Plan	3.19(b)
Uncertificated Shares	2.9(c)
Unvested Company RSU	2.8(a)(i)
USDA	3.25(a)
Vested Company RSU	2.8(a)(i)
Voting Agreement	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof (it being understood that with respect to any Contract listed on any schedules hereto (including the Company Disclosure Letter), any such amendment, modification or supplement shall only be deemed to be included if a true, correct and complete copy thereof has been made available to Parent prior to the date of this Agreement).

(k) All accounting terms used herein will be interpreted in accordance with GAAP unless expressly stated otherwise.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a Company SEC document),

(ii) posted to a virtual data room titled “Project Frosty” managed by the Company at https://app.global.datasite.com or (iii) delivered or provided to Parent or its Affiliates or its or their respective Representatives who are involved in the negotiation of the Transactions, in each case, at any time no later than three (3) hours in advance of the execution and delivery of this Agreement.

(p) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time: (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time such filing is accepted for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) will take place at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of (a) the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation and (b) the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).

(b) Bylaws. At the Effective Time, the Surviving Corporation shall take all actions necessary to amend and restate the bylaws of the Company in their entirety to read as set forth in Exhibit B attached hereto and such bylaws, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled, extinguished and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $23.00 without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”), will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time; provided that nothing in this Section 2.7(b) shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that would otherwise be prohibited by Section 5.1 or Section 5.2 or any other terms of this Agreement.

(c) Dividends Declared Prior to Closing. Each of Parent and Merger Sub acknowledges and agrees on its behalf and on behalf of the Surviving Corporation that if prior to the Closing Date, the Company has declared and set a record date for a dividend permitted by this Agreement, and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, that such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company equity award was entitled to such rights under the terms of a Company equity award as in effect on the date the Company declared the applicable dividend) shall be paid to holders of record as of such record date on the scheduled payment date; provided that nothing in this Section 2.7(c) shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that would otherwise be prohibited by Section 5.1 or Section 5.2 (including, for the avoidance of doubt, Section 5.2(e)) or any other terms of this Agreement.

(d) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has (or for which the “beneficial owner” (as defined, solely for purposes of this Section 2.7, in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to such share of Company Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders and beneficial owners of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price without interest thereon and the Surviving Corporation shall remain liable for payment of the Per Share Price without interest thereon for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder or beneficial owner of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) reasonably prompt (and in any event within three (3) Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Prior to the Closing, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.8 Treatment of Equity Awards.

(a) Company RSUs.

(i) At the Effective Time, each Company RSU that is outstanding and vested (but not yet settled) immediately prior to the Effective Time, taking into account any acceleration of vesting of any such Company RSU that is held by a non-employee director of the Company Board or any other Service Provider that occurs upon the Effective Time (each, a “Vested Company RSU”), shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to (1) the Per Share Price multiplied by (2) the total number of shares of Company Common Stock subject to such Vested Company RSU (the “RSU Consideration”).

(ii) At the Effective Time, each outstanding Company RSU that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount (without interest) in cash (a “Converted RSU Cash Award”) equal to (1) the Per Share Price multiplied by (2) the total number of shares of Company Common Stock subject to such Unvested Company RSU. Each such Converted RSU Cash Award assumed and converted pursuant to this Section 2.8(a)(ii) will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time, except that each such Converted RSU Cash Award shall be afforded the accelerated vesting treatment set forth in Section 2.8(a) of the Company Disclosure Letter.

(iii) From and after the Effective time, the Company RSUs shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company RSUs shall cease to have any rights with respect thereto, except the right to receive the RSU Consideration and Converted RSU Cash Awards in accordance with this Section 2.8(a).

(b) Company PSUs.

(i) At the Effective Time, each Company PSU that is outstanding and unvested immediately prior to the Effective Time shall, automatically and without any action required on the part of the holder thereof, be cancelled and converted into a contingent right to receive from Parent or the Surviving Corporation an aggregate amount (without interest) in cash (a “Converted PSU Cash Award”) equal to (1) the Per Share Price multiplied by (2) the number of shares of Company Common Stock issuable pursuant to each such Company PSU determined assuming achievement at one-hundred and forty percent (140%) of target. Each such Converted PSU Cash Award assumed and converted pursuant to this Section 2.8(b)(i) shall be payable on the last day of the performance period that applied to the corresponding Company PSUs immediately prior to the Effective Time (such date, the “Vesting Date”), subject to the applicable holder’s continued service through the Vesting Date, except that each such Converted PSU Cash Award shall be afforded the accelerated vesting treatment set forth in Section 2.8(b) of the Company Disclosure Letter.

(ii) From and after the Effective time, the Company PSUs shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company PSUs shall cease to have any rights with respect thereto, except the right to receive the Converted PSU Cash Awards in accordance with this Section 2.8(b).

(c) Company DSUs. At the Effective Time, each Company DSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right of the holder to receive at the time specified in the applicable Employee Plan and in accordance with Section 409A of the Code, an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to (A) the Per Share Price multiplied by (B) such total number of shares of Company Common Stock subject to such Company DSU in accordance with the terms thereof under the applicable Employee Plan (collectively, the “DSU Consideration”), as adjusted pursuant to Section 2.8(d). From and after the Effective time, the Company DSUs shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company DSUs shall cease to have any rights with respect thereto, except the right to receive the DSU Consideration in accordance with this Section 2.8(c).

(d) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate RSU Consideration owed to all holders of Vested Company RSUs and the aggregate DSU Consideration owed to all holders of Company DSUs. Except as otherwise required under the terms of the applicable Employee Plan or Company Stock Plan or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the Company Stock Plans pursuant to Section 409A of the Code, as promptly as reasonably practicable, but in any event no later than ten (10) Business Days, after the Closing Date, the applicable holders of Vested Company RSUs and Company DSUs will be paid by the Company or the Surviving Corporation, through its payroll system, payroll provider or through the Company’s ordinary course procedure for Company DSUs, all amounts required to be paid to such holders in respect of Vested Company RSUs and Company DSUs that are cancelled and converted pursuant to this Section 2.8, in each case, less any required withholding pursuant to Section 2.12.

(e) Treatment of Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions necessary or required under the Company ESPP or applicable Law to ensure that (i) except for the offering period under the Company ESPP in effect as of the date hereof, no new Purchase Period (as defined in the Company ESPP) under the Company ESPP will be authorized or commenced after the date hereof; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law and other than previously elected payroll deductions during the current Purchase Period from those in effect as of the date of this Agreement; (iv) each purchase right under the Company ESPP outstanding as of the date hereof shall be fully exercised on the earlier of (A) the scheduled purchase date for such Purchase Period and (B) the date immediately prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Company Common Stock returned to the participant, without interest) (the “Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP as of the Final Exercise Date (with any participant payroll deductions not applied to the purchase of Company Common Stock returned to the participant, without interest); and (vi) the Company ESPP will terminate effective as of immediately prior to (and subject to the occurrence of) the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement. At the Effective Time, any funds credited as of such date under the Company ESPP that are not used to purchase shares on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be refunded to the applicable participant, without interest, in accordance with the terms of the Company ESPP and applicable Law.

(f) Further Actions. The Company shall take all actions necessary to effect the cancellation and conversion of Company RSUs, Company PSUs and Company DSUs and to effectuate the treatment of the Company ESPP, in each case, upon the Effective Time, and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company shall provide to Parent or its counsel for reasonable review and comment, which the Company will take into consideration in its good faith discretion, drafts of all resolutions prepared by the Company or its counsel after the date hereof to effectuate such treatment of Company RSUs, Company PSUs, Company DSUs and the Company ESPP prior to the adoption of such resolutions.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (and for the avoidance of doubt, other than Owned Company Shares or Dissenting Company Shares) pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, cash deposited with the Payment Agent shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the sum of the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificates by (2) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the sum of the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price (without interest thereon) payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfer of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or the Certificate or Uncertificated Share shall otherwise be in proper form for transfer and (ii) the Person requesting such payment present evidence to the reasonable satisfaction of the Surviving Corporation that any applicable stock transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered either has been paid or is not applicable.

(f) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

(g) No Liability. Subject to applicable Law, and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Corporation (without duplication), as applicable, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any applicable provision of state, local or non-U.S. Tax Law. Any amounts so deducted or withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC prior to the date of this Agreement (the “Company SEC Documents”) (other than any disclosures contained (i) solely in the risk factors sections of such

Company SEC Documents, except to the extent such information consists of factual and/or historical statements, (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments and (iii) any other disclosures included or referenced in any Company SEC Documents that are cautionary or predictive in nature), provided that, in any event, nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in the first two sentences of Section 3.1, Section 3.2, Section 3.7 and Section 3.26); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets, except where the failure to have such power or authority (i) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially impede or materially delay the consummation by the Company of the Merger and the other Transactions (a “Company Impairment Effect”). The Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect. The Company is not in violation of its Organizational Documents.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions, have been duly authorized and approved by all necessary action on the part of the Company and no additional actions on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its respective covenants and obligations hereunder, or, subject to obtaining the Requisite Stockholder Approval, the consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (i) and (ii), the “Enforceability Exceptions”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Transactions in accordance with the DGCL upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL and (iv) directed that the adoption of the Agreement be submitted for consideration by the Company Stockholders at the Company Stockholder Meeting (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Fairness Opinion. The Company Board has received from each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC an opinion, each to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Per Share Price to be paid to the holders (other than as set forth in such opinion) of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. As of the date of this Agreement, the foregoing opinions have not been withdrawn, revoked or modified in any respect.

(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger or the other Transactions.

3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Transactions.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of the Company; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Transactions, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and this clause (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect.

3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (v) such other Governmental Authorizations, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect.

3.7 Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock and (ii) 50,000,000 shares of Company Preferred Stock. As of 11:59 p.m., New York City time, on July 7, 2025 (such time and date, the “Capitalization Date”), (A) 86,411,497.471 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding and (C) no shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 12,642,000 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) 3,231,551 shares of Company Common Stock subject to outstanding Company RSUs, (ii) 1,686,353 shares of Company Common Stock subject to outstanding Company PSUs (determined based on achievement at one-hundred and forty percent (140%) of target for such Company PSUs), (iii) 28,864 shares of Company Common Stock subject to outstanding Company DSUs, and (iv) 1,945,669 shares of Company Common Stock available for future issuance under the Company ESPP and the Company Canadian Share Purchase Plan. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant to the vesting and settlement of Company RSUs, Company PSUs or Company DSUs, which were granted prior to the date of this Agreement, and has not issued any Company Preferred Stock.

(c) Company Securities. Except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there are: (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those shares of Company Common Stock that were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b) and have become outstanding after the Capitalization Date; (ii) no outstanding options, warrants, calls, convertible, exchangeable or exercisable securities or other rights or binding arrangements that obligate the Company to (A) issue, transfer or sell any shares of capital stock of, or other equity or voting interest in, the Company or securities convertible into or exchangeable or exercisable for such shares or other equity or voting interests (in each case other than to the Company or a Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible, exchangeable or exercisable security, or other similar right, agreement or commitment relating to any shares of capital stock of, or other equity or voting interest in, the Company; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of, or other equity or voting interest in, the Company (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).

(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (ii) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the holders of Company Common Stock have the right to vote; or (iii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. As of the date of hereof, there are no accrued or declared dividends with respect to any outstanding shares of Company Common Stock that have not been paid.

3.8 Subsidiaries.

(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate (or the equivalent thereof) power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect. Section 3.8(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the Subsidiaries of the Company as of the date hereof. None of the Subsidiaries of the Company are in violation of their respective Organizational Documents.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable (to the extent applicable). The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of, or other equity or voting interest in, each direct or indirect Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible into or exchangeable or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or equity or voting interest or other securities of the Company.

(c) Except as set forth in Section 3.8(b), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) no outstanding options, warrants, calls, convertible, exchangeable or exercisable securities or other rights or binding arrangements that obligate any Subsidiary of the Company to (A) issue, transfer or sell any shares of capital stock of, or other equity or voting interest in, such Subsidiary or securities convertible into or exchangeable or exercisable for such shares or other equity or voting interests (in each case other than to the Company or a Subsidiary thereof) or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible, exchangeable or exercisable security, or other similar right, agreement or commitment relating to any shares of capital stock of, or other equity or voting interest in, such Subsidiary; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), collectively, the “Company Subsidiary Securities”).

3.9 Company SEC Documents and the Sarbanes-Oxley Act. Since October 2, 2023, the Company has filed or otherwise made available to Parent, all material forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Document was filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished. As of the date hereof, (A) there are no outstanding or unresolved comments with respect to the Company SEC Documents received by the Company from the SEC and (B) the Company is in compliance in all material respects with the applicable listing and corporate governance requirements of NYSE.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with

GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q) and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments, the effect of which would not, individually or in the aggregate, be material in amount to the Company and its Subsidiaries, taken as a whole). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(b) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all: (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since October 2, 2023, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are complete and correct as of their respective dates. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Securities Act) or director of the Company. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the fiscal year ended December 28, 2024 (nor has any such material weakness been identified since such date through the date hereof).

(c) Internal Controls. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company or any of its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, debt or obligations of any kind (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet (or notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement, (b) arising pursuant to this Agreement or incurred in connection with the Transactions or in connection with obligations under existing Contracts or applicable Law, (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet (excluding any liabilities resulting from a breach of Contract or violation of Law) or (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since the date of the Audited Company Balance Sheet through the date of this Agreement, (i) except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and (ii) none of the Company or its Subsidiaries have undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 5.2, except Section 5.2(c), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(l), Section 5.2(m), Section 5.2(n) and Section 5.2(o).

(b) Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not been any change, event, development, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract (including all material amendments, modifications and supplements thereto) in effect as of the date of this Agreement.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or the applicable Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each of the other parties thereto, and is in full force and effect (in each case, subject to Enforceability Exceptions), except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to, or permit the other party to terminate, any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, such Material Contract.

3.14 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries have good and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of liens, except for Permitted Liens; (b) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (c) each lease, license, sublease and occupancy agreement, together with all schedules, exhibits, addenda, amendments and modifications (each a “Lease”), with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect (in each case, subject to Enforceability Exceptions) and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; (d) true, correct and complete copies of all Leases have been made available to Parent; (e) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods, and to the Knowledge of the Company, no event has occurred and no circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination or modification, or acceleration of rent under, any Lease; and (f) all building, structures, improvements and fixtures located on the Real Property have been maintained in accordance with normal industry practice, are in good operating condition and repair, and suitable for the purposes for which they are currently used. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all material Owned Real Property and material Leased Real Property.

3.15 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are and have been since October 2, 2023, in compliance with all applicable Environmental Laws, which compliance includes obtaining and maintaining all Governmental Authorizations required by any Environmental Law (“Environmental Permits”); (ii) since October 2, 2023, no written notice of violation of any Environmental Law or Environmental Permit has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved; (iii) no Legal Proceeding, including any demand, request for information, citation, complaint, summons, investigation, penalty or order, is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries related to any Environmental Law or Environmental Permit; (iv) there has been no Release of Hazardous Substances in, on, under, to or about the Real Property or, to the Knowledge of the Company, any property or facility formerly owned, leased or operated by or to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, in each case, the Company or any of its Subsidiaries (or any of their respective predecessors); and (v) to the Knowledge of the Company, there is no actual, unresolved liability of the Company or any of its Subsidiaries of any kind relating to any Environmental Law or Hazardous Substance.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all material Company Registered Intellectual Property, specifying as to each such registration or application, as applicable, (i) the owner of such item, (ii) each jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item and (iv) the date of application and issuance or registration of such item. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and its Subsidiaries have maintained, protected and enforced their rights in all Company Owned Intellectual Property and, to the Knowledge of the Company, Company Intellectual Property that is not included in the Company Owned Intellectual Property in the ordinary course of business consistent with reasonable business practices, including making all necessary filings and paying all necessary fees to maintain the Company Registered Intellectual Property; (B) none of the Company Owned Intellectual Property and, to the Knowledge of the Company, Company Intellectual Property that is not included in the Company Owned Intellectual Property, has been adjudged invalid or unenforceable; (C) all Company Owned Intellectual Property is valid, subsisting and, to the Knowledge of the Company, enforceable; (D) to the Knowledge of the Company, all Company Intellectual Property that is not included in the Company Owned Intellectual Property is valid, subsisting and enforceable; and (E) the Company or one of its Subsidiaries, as applicable, solely and exclusively own all of the Company Owned Intellectual Property and hold all right, title and interest in and to all Company Intellectual Property that is not included in the Company Owned Intellectual Property, in each case, free and clear of any Lien (other than Permitted Liens).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, and immediately following the consummation of the Transactions will continue to own, or be licensed or otherwise possess adequate rights to use, all Intellectual Property used or held for use in or otherwise necessary to conduct their respective businesses as currently conducted; (ii) the consummation of the Transactions will not alter, encumber, impair or extinguish any Company Intellectual

Property or any of the Company’s or its Subsidiaries’ rights therein; and (iii) the Company Intellectual Property is not subject to any restrictions or limitations on the use, exploitation, registration, attempted registration, enforceability, transfer or licensing of the Company Intellectual Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Kellanova and its Subsidiaries do not own any Intellectual Property used in the business of the Company and its Subsidiaries as currently conducted, other than the Intellectual Property expressly licensed to the Company and its Subsidiaries pursuant to that certain (i) Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property, dated September 29, 2023, between Kellanova and the Company and (ii) Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property, dated September 29, 2023, between Kellanova and the Company ((i) and (ii), the “Sunset Agreements”).

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Owned Intellectual Property or Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to the Sunset Agreements.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries, the conduct of the business of the Company and its Subsidiaries and the use of their products and services have not since October 2, 2023, infringed, misappropriated or violated and do not infringe, misappropriate or violate any Intellectual Property of any Person and (ii) to the Knowledge of the Company, no Person has, since October 2, 2023, infringed, misappropriated or violated or is infringing, misappropriating or violating any Company Owned Intellectual Property or Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to the Sunset Agreements.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken reasonable steps in accordance with industry practice to maintain, enforce and protect the confidentiality of all Intellectual Property of the Company or any of its Subsidiaries the value of which to their business is contingent upon maintain the confidentiality thereof, and no such Intellectual Property has been disclosed other than to employees, contractors, representatives and agents of the Company or any of its Subsidiaries under written confidentiality agreements; and (ii) all current and former employees and contractors who have developed or contributed any Intellectual Property for or on behalf of the Company or any Subsidiary have executed a binding, written agreement whereby such employees and contractors presently assign to the Company or any of its Subsidiaries any ownership interest and right they may in all such Intellectual Property (except where such ownership interest vests in the Company or any of its Subsidiaries by operation of Law).

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Assets are fully functional and operate and perform in accordance with their documentation and functional specifications and otherwise in a manner that permits the Company and its Subsidiaries to conduct their business as currently conducted and (ii) the Company and its Subsidiaries have taken all commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity, operation and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 2, 2023, there has been no unauthorized use, access, interruption, modification or corruption of any IT Assets (or any information or transactions stored or contained therein or transmitted thereby).

3.17 Data Privacy. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have at all times since October 2, 2023 complied with all applicable Laws, binding industry standards, internal and external, written policies and procedures, and restrictions and requirements contained in any Contract to which the Company or any of its Subsidiaries are bound, in each case, relating to privacy, data protection, cybersecurity and/or the processing of Personal Information (“Data Privacy Requirements”); (b) no notices, indemnification requests or Legal Proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any non-compliance with, or violation of, any Data Privacy Requirements; and (c) since October 2, 2023, there has been no known or suspected information security breaches, intrusions, or failures involving data processed by the Company or any of its Subsidiaries, including any unauthorized or illegal use or disclosure of, or access to, or other misuse of, Personal Information in the Company’s or any of its Subsidiaries’ possession or control.

3.18 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries has filed, or there has been filed on its behalf, (taking into account any applicable extensions) all Tax Returns required to be filed by it with any Governmental Authority, and all such Tax Returns are true, complete and accurate.

(ii) The Company and each of its Subsidiaries has paid or has caused to be paid on its behalf all Taxes due and payable (whether or not shown on any Tax Return), except for Taxes for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(iii) Neither the Company nor any of its Subsidiaries has, except for automatically granted extensions or waivers, consented to any extension or waiver of any statute of limitations for the period of assessment or collection of any Tax, which extension or waiver is currently outstanding.

(iv) No audit, claim, examination, investigation or other proceeding by any Governmental Authority with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries is presently in progress, pending or threatened in writing.

(v) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except for Permitted Liens.

(vi) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to or received from any employee, independent contractor, creditor, stockholder, customer or other third party.

(vii) Since October 2, 2023, no written claim has been made by any Governmental Authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that any such entity is or may be subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay Taxes of such type.

(viii) Neither the Company nor any of its Subsidiaries is or has been a member of any affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company) or, for Tax periods ending on or prior to the Distribution Date (as defined in the Separation and Distribution Agreement), a group the common parent of which was the Distributing Corporation.

(ix) Neither the Company nor any of its Subsidiaries: (A) is a party to or bound by or has any obligations under any Tax sharing or Tax indemnity agreement or similar Contract or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than the Tax Matters Agreement or any other agreement that is solely among the Company and its Subsidiaries or pursuant to commercial agreements or arrangements entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes); or (B) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Law).

(x) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (A) change in or incorrect method of accounting pursuant to Section 481(c) of the Code (or any analogous or similar provision of state, local or non-U.S. Law) prior to the Closing, (B) installment sale, intercompany transaction, related party transaction or open transaction made or entered into prior to the Closing, or any “excess loss account,” existing as of immediately prior to the Closing, (C) prepaid amount received on or prior to the Closing, (D) “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. Law) entered into prior to the Closing or (E) election pursuant to Section 965(h) of the Code (or any analogous or similar provision of state, local or non-U.S. Law).

(xi) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or non-U.S. Law).

(b) Neither the Company nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to cause the Merger contemplated by this Agreement to affect the Tax-Free Status of the Transactions.

(c) As of the date hereof, the representations set forth in the Company Signing Representation Letter and the representation letter attached as Exhibit C to the Waiver Agreement are true, complete and accurate in all material respects.

(d) Since October 3, 2023, neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock that was purported or intended to qualify for tax free treatment under Section 355 of the Code (or any analogous or similar provision of state, local or non-U.S. Law).

(e) As of the date hereof, the Company is not aware of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude the Company from delivering the Company Closing Representation Letter, the representation letter it is required to deliver immediately prior to the consummation of the Merger pursuant to the Waiver Agreement or the items set forth in Section 6.18(d), in each case, immediately prior to the Closing.

(f) As of the date hereof, the Company has delivered, or has caused to be delivered, to Parent the item described in Section (1)(i)(a) of Section 6.18(d) of the Company Disclosure Letter.

(g) To the Knowledge of the Company, all statements of fact contained in the Tax Matters Agreement and the Tax Materials are true, complete and accurate in all material respects. To the Knowledge of the Company, (i) the Tax Matters Agreement has not been amended or modified as of the date hereof, and (ii) neither the Company nor the Distributing Corporation has submitted any supplemental requests relating to the IRS Ruling, Canadian Tax Ruling or any other ruling or determination from any Governmental Authority relating to the Separation Transactions.

(h) All of the representations made by the Company and, to the Knowledge of the Company, the Distributing Corporation, (A) to Kirkland & Ellis LLP and/or PricewaterhouseCoopers in connection with any Tax Opinion (as defined in the Tax Matters Agreement), (B) to the Internal Revenue Service in connection with the request for the IRS Ruling and (C) to the Canadian Revenue Agency in connection with the request for the Canadian Tax Ruling were each true, correct and complete in all material respects as of the dates such representations were delivered.

(i) Without regard to the Transactions, the Company and its Subsidiaries have complied in all material respects with the Tax Matters Agreement. To the Knowledge of the Company, the Distributing Corporation has complied in all material respects with the Tax Matters Agreement.

(j) There has been no indemnification claim and, to the Knowledge of the Company, there is no pending indemnification claim, and the Company is not aware of any fact which the Company believes will give rise to an indemnification obligation of the Company, in each case, relating to the Tax-Free Status of the Transactions (it being agreed and understood that any fact related to the Transactions contemplated by this Agreement shall not constitute a fact that violates this Section 3.18(h)).

3.19 Employee Benefits.

(a) Employee Plans. Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. With respect to each material Employee Plan (other than with respect to any Non-U.S. Employee Plan), to the extent applicable, true, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) all documents constituting such Employee Plan, including amendments thereto; (ii) the most recent summary plan description for each Employee Plan and all related summaries of material modifications; (iii) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Employee Plan; (iv) the most recent audited financial statement and/or actuarial valuation report; and (v) any material correspondence with the Department of Labor, the U.S. Internal Revenue Service (“IRS”) or any other Governmental Authority, since October 2, 2023. The Company has made available to Parent a true and correct copy of each material Non-U.S. Employee Plan (or, if no plan document exists, a true and correct summary thereof).

(b) Absence of Certain Plans. Except as set forth on Section 3.19(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to (or has any obligation to contribute to), or has any actual or contingent liability (including on account of an ERISA Affiliate) with respect to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a plan that is subject to Title IV or ERISA (a “Title IV Plan”) or (iv) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.

(c) Title IV Plans. With respect to each Title IV Plan, (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries (including on account of an ERISA Affiliate) that has not been satisfied in full, other than liability for premiums due to the Pension Benefit Guaranty corporation (“PBGC”) (which premiums have been timely paid when due) (ii) the minimum funding standards under Section 302 of ERISA and Section 412 of the Code are satisfied and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted and (iii) no proceedings have been commenced or threatened by the PBCG to terminate any Title IV Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any Employee Plan.

(d) Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan and any related trust has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and, the Code, including each Employee Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has (x) received a favorable determination letter, (y) may rely on a favorable opinion letter, issued by the IRS, or (z) a remaining period of time in which to apply for such letter and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all contributions required to be made to any Employee Plan by applicable Law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Employee Plan, have been timely made or paid in full or accrued in accordance with past practice and (ii) all reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any Employee Plan participant have been timely filed or distributed. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no Employee Plan is, or since October 2, 2023, has been, the subject of an examination, investigation or audit by a Governmental Authority, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self- correction or similar program.

(e) Employee Plan Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, involving or against any Employee Plan, other than routine claims for benefits.

(f) No Welfare Benefit Plan. Except as set forth on Section 3.19(f) of the Company Disclosure Letter, no Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-retirement or other post-employment welfare benefits to any person, except as provided pursuant to Section 4980B of the Code or any similar Law.

(g) Except as set forth on Section 3.19(g) of the Company Disclosure Letter, and except as otherwise contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the Merger and the Transactions, will, either individually or together with the occurrence of another event, (i) result in any payment or benefit becoming due to any Service Provider under any Employee Plan, (ii) result in the acceleration of the time of a payment, funding or vesting of any payments, or increase the amount payable, under any Employee Plan, or (iii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.

(h) Neither the Company nor any of its Subsidiaries has any obligation (whether actual or contingent) to gross-up or reimburse any Service Provider for any Taxes incurred by such Service Provider, including under Sections 409A or 4999 of the Code or for any other material amounts.

3.20 Labor Matters.

(a) Except as set forth on Section 3.20(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to or subject to any collective bargaining agreements, works council agreement, or other similar Labor Agreement. To the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. There is no strike, lockout, picketing or concerted work slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except where such strike, lockout, picketing or concerted work slowdown or stoppage would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened unfair labor practice charge or other labor dispute against the Company or any of its Subsidiaries.

(b) Since October 2, 2023, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have been in compliance with all applicable Laws respecting labor and employment including those related to labor management relations, wages, hours, overtime, exempt and non-exempt employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, worker safety and health, information privacy and security, and workers compensation.

(c) Since October 2, 2023, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not implemented any “mass layoff” or “plant closing” in violation of the Worker Adjustment and Retraining Act of 1988, or any similar event for purposes of any similar state, local or non-U.S. Law (“WARN Act”) at any single site of employment operated by the Company or any of its Subsidiaries. As of the date hereof, the Company and its Subsidiaries are not contemplating any “mass layoff” or “plant closing” as defined in the WARN Act at any single site of employment operated by the Company or any of its Subsidiaries.

(d) Since October 2, 2023, no formal allegations of sexual harassment through the Company’s complaint procedure have been made with respect to any directors or officers of the Company or any of its Subsidiaries in their capacities as such that the Company has failed to reasonably investigate, nor has the Company or any of its Subsidiaries entered into any settlement agreement related to any such allegations of sexual harassment.

3.21 Compliance with Laws.

(a) The Company and each of its Subsidiaries are, and since October 2, 2023, have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or to the operations and use of the Real Property, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect: (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since October 2, 2023, have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; (iii) there is no Order that is outstanding against the Company or any of its Subsidiaries; and (iv) since October 2, 2023, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging (A) any conflict with or breach of any such Governmental Authorization or (B) that the Company or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such), as applicable, is under investigation by any Governmental Authority for potential non-compliance with any applicable Law, in the case of each of the immediately preceding clauses (A) and (B), the substance of which has not been resolved.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect and other than any Transaction Litigation brought after the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, Legal Proceedings threatened in writing, or investigations pending by any Governmental Authority, against the Company or any of its Subsidiaries.

(b) No Orders. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Company Impairment Effect, neither the Company nor any of its

Subsidiaries is subject to any Order that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, that are customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no written or, to the Knowledge of the Company, oral notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured party thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.24 Anti-Corruption Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any officer, director or employee of the Company or its Subsidiaries has, since October 2, 2023, taken any action that would cause any of the foregoing to be in material violation of any provision of the United States Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, or any other applicable anticorruption Laws.

3.25 Food Regulatory Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries and all products manufactured, distributed, marketed or sold by them (“Products”) have, since October 2, 2023, complied and are in compliance with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act (“FDCA”), including the Nutrition Labeling and Education Act, the Fair Packaging and Labeling Act, and applicable regulations, standards, final guidances and requirements adopted by the United States Department of Health and Human Services (the “HHS”) and the United States Food and Drug Administration (the “FDA”) thereunder, (ii) all applicable Laws administered by the United States Department of Agriculture (the “USDA”), (iii) all applicable Laws administered by the United States Federal Trade Commission, (iv) all applicable Laws administered by Health Canada (together with the HHS, FDA, USDA, and FTC, collectively, the “Food Authorities” and each, a “Food Authority”), and (v) any and all other applicable Laws (other than Environmental Laws), including state laws, established by any other Governmental Authority in the United States or Canada responsible for regulating the use, manufacture, packaging (including indirect additives and food contact substances), licensing, labeling, distribution, marketing, import and export, advertising, or sale of any Product in the United States or Canada (including any Law prohibiting, or requiring the disclosure of, specific ingredients (including allergens, dyes and ultra-processed foods) and all applicable Laws regarding adulteration, compliance with all food manufacturing practice requirements and all applicable health and safety Laws regarding the cleanliness of food and food packaging preparation areas).

(b) None of (i) the Company or any of its Subsidiaries, any Product or the facilities in which the Products are manufactured, processed, packaged or held or (ii) to the Knowledge of the Company, with respect to the Products, the Persons that manufacture, process, package or supply ingredients and packaging materials for or distribute the Products, has received or is subject to, since October 2, 2023, (A) any warning letter, untitled letter, notice of inspectional observation (FDA Form 483) or other adverse correspondence or notice from the FDA or any other Food Authority alleging or asserting material noncompliance with any legal requirement, Notice of Suspension or Notice of Intended Enforcement or other adverse correspondence or notice from the USDA or any other Food Authority or (B) any import detention, investigation, suspension or withdrawal of inspection or registration, penalty assessment or other compliance or enforcement action by any Food Authority, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 2, 2023, none of (i) the Company and its Subsidiaries, or (ii) to the

Knowledge of the Company, with respect to the Products, the Persons that manufacture, process, package supply ingredients for or distribute the Products, has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, market withdrawal or replacement, safety alert, or other notice or action relating to an alleged lack of safety or regulatory compliance of any Product. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 2, 2023, no Products have been subject to any recalls, withdrawals, product corrections, product removals, detentions or seizures or similar action and to the Knowledge of the Company, there are no facts which are reasonably likely to cause (i) the recall, market withdrawal or replacement of any Product sold or intended to be sold or (ii) as a result of regulatory action, a material change in the labeling of any such Products or a termination or suspension of the marketing of such Products.

(d) The Company and its Subsidiaries, since October 2, 2023, have not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any such similar policies set forth by other Food Authorities. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any officer, employee or agent of the Company and its Subsidiaries has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Laws. The Company and its Subsidiaries have not received written notice, and are not otherwise aware, of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Food Authorities or any other Governmental Authority alleging that any operation or activity of the Company and its Subsidiaries is in material violation of the FDCA or the respective counterparts thereof promulgated by applicable Governmental Authorities. To the Knowledge of the Company, there has not been any material violation of any laws by the Company and its Subsidiaries in their product development efforts, submissions or reports to any Food Authority or other Governmental Authority that could reasonably be expected to require investigation, corrective action or enforcement action.

3.26 Brokers. Except for Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission from the Company or any of its Subsidiaries in connection with the Merger and the other Transactions.

3.27 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC, at the time it is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

3.28 Government Contract. Since October 2, 2023, the Company and its Subsidiaries have established and maintained reasonable internal controls for compliance with each of their Government Contracts and all invoices submitted in connection with any Government Contract were current, accurate and complete in all material respects upon submission. Since October 2, 2023, neither the Company nor any of its Subsidiaries has (i) been suspended or debarred from Government Contracts by any Governmental Authority; (ii) been audited or, to the Knowledge of the Company, investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority or other Person with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Authority any written notice of breach, cure, show cause or default, in each case, that has not been cured, with respect to any Government Contract; or (v) had any Government Contract terminated by any Governmental Authority for default or failure to perform.

3.29 No Other Representations or Warranties; Acknowledgement of Disclaimer.

(a) Except for the representations and warranties expressly set forth in this Article III, the Company Signing Representation Letter, the Company Closing Representation Letter, delivered pursuant to or in connection with the Waiver Agreement or in a certificate delivered pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company or its Subsidiaries makes or has made any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Merger Sub or any of their respective Affiliates or Representatives, including its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, in connection with the Transactions.

(b) The Company acknowledges and agrees that, except for the representations and warranties of Parent and Merger Sub expressly set forth in Article IV, the Voting Agreements, the Parent Signing Representation Letter, and the Parent Closing Representation Letter, delivered pursuant to or in connection with the Waiver Agreement or in a certificate delivered pursuant to this Agreement, (a) none of Parent, Merger Sub or any of their respective Affiliates or Representatives is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the Transactions, including the Merger, and none of the Company or its Representatives is relying on any representation or warranty of Parent, Merger Sub or any of their respective Affiliates or Representatives except for those expressly set forth in Article IV, the Voting Agreements or in a certificate delivered pursuant to this Agreement and (b) no Person has been authorized by Parent, Merger Sub or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent, Merger Sub or any of their respective Affiliates or Representatives or their respective businesses or otherwise in connection with the Transactions, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate (or the equivalent thereof) power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder and (c) consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transactions, have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, or the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of or result in a right of termination pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub, (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement or (c) the consummation of the Transactions by Parent and Merger Sub, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (v) such other Governmental Authorizations, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending and, to the knowledge of Parent or any of its Affiliates, as of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or Merger Sub, Legal Proceedings threatened in writing, or investigations pending by any Governmental Authority, against Parent or Merger Sub that would have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective obligations pursuant to this Agreement.

4.6 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective directors, officers or Affiliates, or any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Common Stock or (b) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case, during the three years prior to the date hereof.

4.7 Brokers. Except for Lazard Frères & Co. LLC and Bank of America Europe DAC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger and the other Transactions.

4.8 Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 Sufficiency of Funds. Parent has as of the date hereof, and at the Closing, will have, sufficient immediately available funds to consummate the Transactions and to perform its obligations hereunder, including to make all payments of amounts payable pursuant to Article II in connection with or as a result of the Merger, to repay or discharge (after giving effect to the Merger) the principal of and interest, fees, premiums or other amounts payable on all Company Indebtedness as contemplated by this Agreement, and to pay all fees and expenses required to be paid by the Company, Parent or Merger Sub in connection with the Merger. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other Transactions, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

4.10 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Transactions.

4.11 Stockholder and Management Arrangements. Except for this Agreement and the Voting Agreements, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries: (a) relating to (i) this Agreement or the Merger, (ii) the Company or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions), (ii) any Company Stockholder has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 Solvency. As of the Effective Time, assuming (i) the satisfaction of waiver of the conditions set forth in Section 7.1 and Section 7.2, (ii) the representations and warranties of the Company contained in Article III are true and correct in all material respects and (iii) immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith): (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability). No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (A) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates, (B) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent or (C) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.

4.13 Non-Reliance. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly made by the Company in Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information (or omissions therefrom) made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

4.14 Parent and Merger Sub Information. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC, at the time it is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.

4.15 Tax Matters.

(a) None of the Parent, Merger Sub or any of their respective Affiliates knows of any fact, agreement, plan or other circumstance that would reasonably be expected to cause the Merger contemplated by this Agreement to affect the Tax-Free Status of the Transactions.

(b) As of the date hereof, the representations set forth in the Parent Signing Representation Letter and the representation letter delivered in connection with the tax opinions delivered pursuant to the Waiver Agreement are true, complete and accurate in all material respects.

(c) As of the date hereof, none of the Parent, Merger Sub or any of their respective Affiliates are aware of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude the Parent from delivering the Parent Closing Representation Letter or the representation letter it is required to deliver in connection with the tax opinions delivered pursuant to the Waiver Agreement immediately prior to the consummation of the Merger.

4.16 No Other Representations or Warranties; Acknowledgement of Disclaimer.

(a) Except for the representations and warranties of Parent and Merger Sub expressly set forth in this Article IV, the Voting Agreements or in a certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes or has made any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to Parent or Merger Sub or with respect to any other information provided to the Company or any of its Subsidiaries or Representatives in connection with the Transactions.

(b) Parent and Merger Sub acknowledge and agree that, except for the representations and warranties of the Company expressly set forth in Article III, the Company Signing Representation Letter, the Company Closing Representation Letter, all representations required to be made pursuant to the Waiver Letter or in a certificate delivered pursuant to this Agreement, (a) none of the Company or any of its Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself (other than those made by the parties to the Voting Agreements solely with respect to themselves and their ownership of certain equity interests in the Company and not with respect to the Company or any other Affiliate of the Company) or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the Transactions, including the Merger, and none of Parent, Merger Sub or their respective Affiliates or Representatives is relying on any representation or warranty of the Company or any of its Affiliates except for those expressly set forth in Article III, the Company Signing Representation Letter, the Company Closing Representation Letter or in a certificate delivered pursuant to this Agreement and (b) no Person has been authorized by the Company or any of its Affiliates to make any representation or warranty relating to the Company or any of its Affiliates or their respective businesses or otherwise in connection with the Transactions, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by Parent or Merger Sub.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (A) as expressly required by this Agreement, (B) as set forth in Section 5.1 of the Company Disclosure Letter, (C) as required by applicable Law or (D) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such consent), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (provided that no action or omission by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2):

(a) conduct its business in all material respects in the ordinary course of business;

(b) preserve intact in all material respects its material assets, rights, properties and Material Contracts;

(c) make capital expenditures in accordance with the Company’s capital expenditure budget set forth in Section 5.1(c) of the Company Disclosure Letter (the “Capex Budget”); and

(d) preserve intact in all material respects its significant commercial relationships with third parties.

5.2 Forbearance Covenants. Except (A) as expressly required by this Agreement, (B) as set forth in Section 5.2 of the Company Disclosure Letter, (C) as required by applicable Law or (D) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such consent), during the Interim Period, the Company shall not, and shall not permit any of its Subsidiaries, to:

(a) amend or repeal the Organizational Documents of the Company or any of its Subsidiaries (other than immaterial changes to the Organizational Documents of any of the Company’s Subsidiaries);

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities or Company Subsidiary Securities, except: (i) upon the vesting, exercise or settlement of, Company RSUs, Company PSUs or Company DSUs, in each case, outstanding on the date of this Agreement or granted after the date hereof in compliance with this Agreement; (ii) pursuant to any purchases of shares of Company Common Stock under the current Purchase Period of the Company ESPP or the Company Canadian Share Purchase Plan in accordance with the terms of such plans as of the date of this Agreement and Section 2.8(c); or (iii) as contemplated by Sections 5.2(g) or 6.11;

(d) except for transactions solely among the Company and its wholly-owned Subsidiaries or solely among the wholly-owned Subsidiaries of the Company, adjust, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than: (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the vesting and settlement of Company RSUs, Company PSUs or Company DSUs; and (ii) the acquisition by the Company of Company RSUs, Company PSUs or Company DSUs in connection with the forfeiture of such awards in accordance with the terms of the applicable Employee Plan as of the date of this Agreement;

(e) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (i) cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries, (ii) subject to the limitations set forth in Section 5.2(e) of the Company Disclosure Letter, regular quarterly cash dividends in accordance with past practice, including with customary declaration, record and payment dates, (iii) as a result of the vesting and settlement of any Company RSUs, Company PSUs or Company DSUs in accordance with the terms of the applicable Employee Plan as of the date of this Agreement, (iv) modify the terms of any shares of the Company’s capital stock or other equity or voting interest or (v) pledge or encumber any shares of the Company’s capital stock or other equity or voting interest;

(f) incur, assume, settle, prepay, endorse, guarantee, or otherwise become liable for any Indebtedness, except (i) revolving borrowings (including (A) any purchases or related fundings under the Company Receivables Facility and (B) the issuance of letters of credit) in the ordinary course of business in a manner consistent with past practice under the Company Debt Agreements or under any of the Company’s or any of its Subsidiaries’ other credit facilities as in effect on the date hereof or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses and accrued and unpaid interest and premium), it being understood that Parent will be entitled to consent to any such new facility in accordance with Section 5.2 if such existing facility to which it relates constitutes a Material Contract hereunder, (ii) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such obligations are in existence on the date of this Agreement or incurred in the ordinary course of business in compliance with this

Section 5.2(f), (iii) performance bonds and surety bonds entered into in the ordinary course of business and (iv) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(g) (i) establish, enter into, adopt, amend or modify in any respect (including accelerating the vesting, funding or payment of any compensation or benefits under any Employee Plan or taking any action outside of the ordinary course of business to otherwise secure the funding or payment of any such compensation or benefits), or terminate, any Employee Plan; (ii) grant or increase any form of compensation or benefits payable by the Company or any of its Subsidiaries to any Service Provider (other than base salary increases in the ordinary course of business consistent with past practice for employees below grade level 8); (iii) enter into or increase the compensation under any employment, change in control, retention, severance or termination agreement with any Service Provider, except in respect of any employment arrangements entered into with any new hire that is permitted to be hired under Section 5.2(g)(v) below that provide compensation, benefits and severance arrangements that are generally consistent with the compensation, benefits and severance arrangements afforded to similarly situated employees of the Company or any of its Subsidiaries; (iv) grant any long-term incentive and equity or equity-based awards or amend or modify the terms of any outstanding long-term incentive and equity or equity-based awards (including any Company RSU, Company PSU or Company DSU) or any other bonus, commission or incentive compensation to, any Service Provider; (v) hire, promote or engage any employee at or above grade level 8 (other than in respect of any vacancy that is set forth on Section 5.2(g)(v) of the Company Disclosure Letter); (vi) terminate any employee of the Company or any of its Subsidiaries at grade level 8 or above other than for cause; or (vii) enter into, amend or terminate any Labor Agreement, except, as applicable, (A) to the extent required by applicable Law or the terms of any Employee Plan or Labor Agreement as in effect on the date of this Agreement or (B) in conjunction with annual renewals of service contracts solely for any retirement or health and welfare plans with respect to the applicable foregoing clauses that are made in the ordinary course of business and consistent with past practice that do not materially increase the costs as in effect as of the date of this Agreement to Parent, the Surviving Corporation or any of their respective Affiliates;

(h) take any action described in Section 5.2(h) of the Company Disclosure Letter;

(i) settle, release, waive or compromise any pending or threatened Legal Proceeding for an amount in excess of $500,000 individually or $1,500,000 in the aggregate other than any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries;

(j) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(k) (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax liability or any audit, examination, claim, assessment or other proceeding relating to a material amount of Taxes or surrender any claim for a material refund of Taxes, (iii) change any annual Tax accounting period or change any method of Tax accounting, except as may be required by law or GAAP, (iv) file any material amended Tax Return, (v) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. Law), (vi) request any Tax ruling from any Governmental Authority or submit any supplemental requests relating to the IRS Ruling, Canadian Tax Ruling or any other ruling or determination from any Governmental Authority relating to the Separation Transactions, (vii) except in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes or (viii) change or amend the Tax Matters Agreement;

(l) incur or commit to incur any capital expenditures other than capital expenditures that do not exceed $5,000,000 in the aggregate or are set forth in the Capex Budget;

(m) enter into, modify in any material respect, amend in any material respect, waive in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract except, in each case, in the ordinary course of business but only to the extent such Contract would not constitute a Material Contract under Section 1.1(lll)(vii); provided that any Material Contract (x) described by the definition set forth in Section 1.1(lll)(ii) shall be exclusively governed by Section 5.2(p), (y) described by the definition set forth in Section 1.1(lll)(v) shall be exclusively governed by Section 5.2(f) and (z) described by the definition set forth in Section 1.1(lll)(xii) shall be exclusively governed by Section 5.2(n);

(n) sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, abandon or permit to lapse, or create or incur any Lien (other than a Permitted Lien) on, or grant any option in or to any Company Owned Intellectual Property or the Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to the Sunset Agreements, other than expirations of Company Registered Intellectual Property at the end of the applicable statutory term or any action permitted under Section 5.2(o), or (y) fail to take any action necessary to maintain, enforce or protect any Company Intellectual Property, including the Intellectual Property licensed to the Company or any of its Subsidiaries pursuant to the Sunset Agreements;

(o) enter into (or accept assignment of), amend, renew or extend (in each case, other than any IP License Agreement that is subject to any automatic renewal right of the applicable counterparty of such IP License Agreement), replace, approve sublicensees or subcontractors (including sub manufacturers or sub distributors), terminate (other than any IP License Agreement that has expired in accordance with its terms and is not subject to any automatic or other renewal right or option) or breach any IP License Agreement, including, for the avoidance of doubt, any Contract set forth in Section 5.2(o) of the Company Disclosure Letter;

(p) acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned Subsidiary of the Company or (ii) that do not exceed $2,500,000 in the aggregate;

(q) sell, lease, transfer, abandon, license, assign or otherwise dispose of or create any material Lien (other than Permitted Liens and other Liens incurred in the ordinary course of business) on any real property or acquire any real property or interests therein (whether by purchase, lease or otherwise);

(r) make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; or (iii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company;

(s) enter into any new line of business;

(t) take any action that would reasonably be expected to result in the Company or any of its Subsidiaries being liable for any amount under Article V of the Tax Matters Agreement; or

(u) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not authorize or knowingly permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any

Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal), in each case, other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal solely in order to clarify (but not to engage in negotiations or provide non-public information regarding) the terms or conditions of the Acquisition Proposal that are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; (v) approve, endorse or recommend any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the DGCL; or (vi) approve, endorse, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (including any “clean team” or similar arrangement), other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), promptly (and in any event within two (2) Business Days) following the execution of the Agreement, the Company shall (A) request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent and its Representatives and Affiliates) with whom a confidentiality agreement was entered into at any time prior to the date hereof with respect to an Acquisition Proposal, (B) immediately cease and cause each of its Subsidiaries and cause its and their respective Representatives to immediately cease any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or proposals or offers that would reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case, that exists as of the date of this Agreement and (C) terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to any Acquisition Proposal. Following any notice from the Company to Parent under Section 5.3(d) which results in an executed amendment to the terms of this Agreement, the Company shall be required to perform its obligations again under this Section 5.3(a) promptly (and in any event within two (2) Business Days) following the execution of any such amendment. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case, with respect to an Acquisition Proposal that was not the result of a material breach of Section 5.3(a), that the Company Board (or a committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, (i) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (ii) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that, subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such Person.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d) or Section 5.3(f), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) recommend a tender or exchange offer related to an Acquisition Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act; (D) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the Company Stockholders for approval or adoption, any Acquisition Proposal; or (E) fail to reaffirm the Company Board Recommendation within ten (10) Business Days of receiving a written request from Parent (or, if earlier, at least two (2) Business Days prior to the Company Stockholder Meeting, provided, however, that Parent may make such request no more than two (2) times in the aggregate) to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or (3) the delivery by the Company of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change (within the meaning of clauses (A) and (B) of the definition of “Company Board Recommendation Change”) in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(A) (1) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(i)(A), the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change; and (2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during the Intervening Event Notice Period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change; provided that, in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i)(A) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be three (3) Business Days; and

(B) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any such written proposals by Parent for amendments to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or

(ii) if the Company has received an Acquisition Proposal that did not result from a breach of Section 5.3(a) (other than a breach in a de minimis respect) and that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:

(A) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law;

(B) (1) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(d)(ii)(B), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(d)(ii), which notice shall specify the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including any Alternative Acquisition Agreements) relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Acquisition Proposal Notice Period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; provided that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(B) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such new written notice will be three (3) Business Days; and

(C) at the end of the Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any such written proposals by Parent for amendments to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (1) such Acquisition Proposal continues to constitute a Superior Proposal and (2) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Parent if any Acquisition Proposal, any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, records or other documents relating to the Company or any of its Subsidiaries by any Person that has indicated it may be considering making, or had made an Acquisition Proposal, is received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal; and (ii) to the extent such terms and conditions are provided to the Company, a summary of the material terms and conditions (including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements) of any such Acquisition Proposal and, to the extent submitted in writing, copies of any such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and, in any event, within forty-eight (48) hours), of the status and material terms of any such Acquisition Proposal (including any material amendments, revisions or other changes thereto) and the status of any related discussions or negotiations. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 5.3(e).

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) (1) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or (2) from making disclosures to the Company Stockholders required under applicable securities Laws with regard to the Transactions or an Acquisition Proposal (solely with respect to clause (2), so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Company Board Recommendation Change).

(g) Breach by Representatives. The Company agrees that the taking of any action that the Company is prohibited to take under this Section 5.3 by any director or officer of the Company, or a financial or other advisor acting at the direction or on behalf of the Company or its Affiliates, will be deemed to be a breach of this Section 5.3 by the Company. The Company will not authorize, direct or knowingly permit any director, officer, employee or financial or other advisor or Representative of the Company to breach this Section 5.3, and upon becoming aware of any breach or threatened breach of this Section 5.3 by any such Person, shall use its reasonable best efforts to stop such breach or threatened breach.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Sections 5.1, 6.2 and 6.6(a)), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are reasonably necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (1) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are reasonably necessary or advisable to consummate the Transactions. This Section 6.1(a) shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2 below.

(b) No Consent Fees or Accommodations. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, none of Parent, Merger Sub, the Company nor any of their respective Subsidiaries will be required to agree (or, in the case of the Company or its Subsidiaries, will agree without Parent’s consent) to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty) or any other concessions; or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in the case of each of the preceding clauses (i), (ii) and (iii), in connection with the Transactions, including in connection with obtaining any consent pursuant to any Material Contract.

(c) Obligations of Merger Sub. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.2 Antitrust and Regulatory Matters.

(a) Filing Under Antitrust Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) within twenty-five (25) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act and (ii) within twenty (20) Business Days or such earlier period required by Law, file such notification filings, forms and submissions, including any applications for waivers or draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required pursuant to other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) subject to Section 6.2(b), use reasonable best efforts to take (and cause their Affiliates to take) all actions reasonably necessary, proper or advisable to (1) cause the expiration, termination or waiver of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as reasonably practicable and in any event at least five (5) Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any material communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority to delay the Closing without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub shall be solely responsible for payment of all filing fees payable to a Governmental Authority in connection with filings made under the HSR Act and any other Antitrust Laws, it being understood that the costs and expenses of preparing such notification filings, forms, applications and submissions to any Governmental Authority shall be borne by the Party incurring such costs and expenses, whether or not the Merger is consummated.

(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable) use its reasonable best efforts to take all actions reasonably necessary to obtain clearances, consents, approvals, waivers, actions, expirations or terminations of any waiting period, non-actions or other authorizations pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, and to avoid or eliminate each and every impediment under any Antitrust Law applicable to the Merger as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2(b) or elsewhere in this Agreement shall require or obligate Parent, Merger Sub, or any of their respective Affiliates or Subsidiaries to, and the Company shall not, without the prior written consent of Parent, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries, including the freedom of action of Parent, Merger Sub and their respective Affiliates and of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Authority that would restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any Governmental Authority, it being understood that the costs and expenses of all such actions shall be borne by the Party incurring such costs and expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, nothing in this Agreement shall require Parent or any of its Subsidiaries or the Company or any of its Subsidiaries to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority or take, or agree to take, any other action that is not conditioned on the Closing.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws: (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings (except for HSR filings), submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration, termination or waiver of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or substantive discussions (whether in person, by telephone, by video or otherwise) with or before any

Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the commercially sensitive information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would or reasonably could cause such information to cease to benefit from legal privilege.

(d) Early Termination. Each of Parent, Merger Sub and the Company shall, and shall cause its respective Affiliates to, request early termination of the initial waiting period under the HSR Act.

(e) Other Actions. Until the later of (i) the expiration or termination of any waiting periods (and, subject to Section 6.2, any extensions thereof) applicable to the Transaction pursuant to the HSR Act and (ii) the approvals, clearances or expirations or waivers of waiting periods in the jurisdictions set forth in Section 7.1(b) of the Company Disclosure Letter, in each case, having occurred or been obtained (as applicable), Parent and Merger Sub shall not, and shall cause each of their Affiliates not to, (i) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise); or (ii) enter into or agree to enter into any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any Person that manufactures, distributes, markets or sells ready-to-eat cereal, granola or muesli products in the United States, Canada or Mexico and, in respect of clauses (i) and (ii), that would reasonably be expected to, individually or in the aggregate: (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger; (B) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger; or (C) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger and the other Transactions that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the satisfaction of any of the closing conditions thereto.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as reasonably practicable (but no later than twenty (20) Business Days) following the date of this Agreement, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting; provided that the Company shall not be in breach of this Section 6.3(a) as a result of any delay in filing the Proxy Statement caused by Parent’s or Merger Sub’s failure to comply with their obligations pursuant to Section 6.3(c) in any material respect. Subject to Section 5.3(d), the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC; provided that the Company shall not be in breach of this Section 6.3(b) as a result of any delay in filing the Other Required Company Filings caused by Parent’s or Merger Sub’s failure to comply with their obligations pursuant to Section 6.3(c) in any material respect. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon and the Company shall consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items in the immediately preceding clauses (i) and (ii).

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than four (4) Business Days (with commencement of dissemination no more than three (3) Business Days), following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to Section 5.3, following the clearance of the Proxy Statement by the SEC, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the date that is twenty

(20) Business Days following the mailing of the Proxy Statement, and in no event shall the Company Stockholder Meeting be held later than the thirtieth (30th) day following commencement of the mailing of the Proxy Statement unless otherwise agreed to by the Company and Parent in writing. Unless there has been a Company Board Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held as promptly as possible following the commencement of the mailing of the Proxy Statement.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), such postponement or adjournment is required by applicable Law; provided that in the case of the foregoing clauses (i), (ii) and (iv), such postponement or adjournment shall not (x) occur on more than two occasions or (y) be for more than ten (10) Business Days, in each case, without the prior written consent of Parent; provided, further, that in no event (x) shall the Company Stockholder Meeting be postponed or adjourned beyond the date that is five (5) Business Days prior to the Termination Date or (y) once it is fixed by the Company Board, shall the record date for the Company Stockholder Meeting change (whether or not in connection with any such postponement or adjournment), without the prior written consent of Parent.

6.5 Waiver Agreement. Without the prior written consent of Parent (which Parent shall be entitled to grant or withhold in its sole and absolute discretion), the Company shall not, and shall cause its Subsidiaries not to, amend, restate, modify, supplement or otherwise change in any respect, waive any rights under, terminate, fail to perform any of its obligations under, or otherwise take any action that would impede or delay its ability to enforce its rights under, in each case, the Waiver Agreement. Without limiting the foregoing, the Company shall, and at Parent’s written request shall, take any and all actions to (i) perform and comply with all of its covenants and obligations under the Waiver Agreement, (ii) ensure that the other parties to the Waiver Agreement perform and comply with all of their obligations under the Waiver Agreement and (iii) enforce its rights under the Waiver Agreement, including exercising any and all remedies available, whether under the Waiver Agreement or otherwise.

6.6 Financing Cooperation.

(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its commercially reasonable efforts, and shall cause each of its applicable Subsidiaries to use its commercially reasonable efforts, to provide Parent with all customary cooperation, in each case at Parent’s sole expense, as may be reasonably requested by Parent to arrange, syndicate and obtain any debt financing provided by financing sources for the purpose of funding a portion of the Transactions, including any repayment, prepayment or discharge of the outstanding Company Indebtedness (the “Debt Financing”), or in connection with obtaining the Company Credit Agreement Consent, including using commercially reasonable efforts in:

(i) causing senior management of the Company to participate in a reasonable number of telephonic or virtual meetings, presentations, due diligence sessions and sessions with prospective financing sources and rating agencies to the extent customary for such Debt Financing, in each case, during normal business hours and with reasonable advance written notice to the Company, and at times and locations to be mutually agreed;

(ii) providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations and bank information memoranda (including a bank information memorandum that does not include material non-public information and the delivery of customary authorization letters with respect to the bank information memoranda executed by a senior officer of the Company authorizing the distribution of information to prospective lenders or investors and containing (A) a representation to the prospective financing sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities and (B) a customary “10b-5” representation) and similar documents, in each case, to the extent reasonably requested in writing by the Merger Sub or Parent, required in connection with the Debt Financing;

(iii) providing reasonable and customary assistance to Parent in connection with the preparation and execution of any pledge and security documents and other definitive financing documents or other requested certificates or documents as may be reasonably requested by Parent, it being understood that such documents and any obligations contained therein will not take effect until the Effective Time;

(iv) furnishing Parent with the Required Financing Information by the time such information becomes Required Financing Information in accordance with the definition thereof; it being understood that the Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements and customary marketing materials (other than any assistance required under clause (ii) above) for the Debt Financing and that, notwithstanding anything to the contrary contained herein, the Company shall not be required to deliver any financial information other than the Required Financing Information in a form not customarily prepared by the Company;

(v) providing reasonable and customary assistance in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of the Company will not approve the Debt Financing to be effective prior to the Effective Time; and

(vi) at least two (2) Business Days prior to the Closing Date, furnishing Parent with all customary documentation and other information with respect to the Company required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti money laundering rules and regulations to the extent required by the applicable financing sources and requested in writing at least ten (10) Business Days prior to the Closing Date.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time, (ii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing (other than any authorization letters contemplated by clause (a)(ii) above, conditional notices of prepayment, conditional borrowing notices or Company Credit Agreement Consents, as applicable), (iii) give any indemnities (other than customary indemnities in connection with the Company Credit Agreement Consents) that are effective prior to the Effective Time or (iv) take any action that would unreasonably interfere or disrupt with the conduct of the business or the operations of the Company and its Subsidiaries, breach any confidentiality obligations in any Material Contract (if such party shall have used reasonable best efforts to disclose such information in a way that would not violate such confidentiality obligations), cause significant competitive harm to the business or the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time (other than any authorization letters contemplated by clause (a)(ii) above, conditional notices of prepayment, conditional borrowing notices or Company Credit Agreement Consents, as applicable). Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective directors (or the equivalent thereof), officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument (in each case, other than any authorization letters contemplated by clause (a)(ii) above, conditional notices of prepayment, conditional borrowing notices or Company Credit Agreement Consents, as applicable), including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to any debt financing prior to the Closing. Nothing in this Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions shall be delivered by an officer or board member of the Surviving Corporation immediately after the Effective Time). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions or provide any solvency or other similar certificate of its chief financial officer or similar representative prior to the Effective Time. Nothing in this Section 6.6 shall require the Company or its Subsidiaries to (i) provide or prepare any financial statements not contemplated by Section 6.6(a)(iv) (and the Company’s obligation to deliver financial statements (including the timing thereof) shall be governed solely by Section 6.6(a)(iv)), (ii) take an action that would conflict with the organizational documents of the Company or its Subsidiaries, (iii) take any action that would result in the contravention of, or that would result in a violation or breach of, or a default (with or without notice, lapse of time or both) under any Material Contract to which the Company or its Subsidiaries is party or by which it is bound, or (iv) provide or prepare any projections or pro forma financial statements. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements contained in this Agreement relating to the Debt Financing, in each case, unless (x) the Debt Financing has not been obtained due to the Company’s Willful and Material Breach of its obligations under this Section 6.6, (y) such Willful and Material Breach was the proximate cause of the failure of the Parent or its Affiliates to receive any material portion of the proceeds of the Debt Financing and (z) such Willful and Material Breach has not been cured on or prior to the earlier of (I) the third (3rd) Business Day after Parent has provided written notice specifically identifying such breach to the Company and (II) the date that Closing would otherwise occur.

(c) Company Indebtedness.

(i) At least three (3) Business Days prior to the Effective Time, with respect to all Company Indebtedness (other than, for the avoidance of doubt, the Company Credit Agreement if a Company Credit Agreement Consent is entered into and effective on or prior to the Closing Date), the Company shall have delivered (A) to Parent payoff letters in customary form from the lenders (or their applicable representative) with respect to the Company Debt Agreements, stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Debt Agreements) thereunder and to effect the termination and/or release of any related liens or other security interests and guarantees in connection with the Company Debt Agreements (subject to the finalization of such amounts prior to the Effective Time), and stating that upon receipt of such amounts all obligations under the Company Debt Agreements shall be terminated and repaid in full and the termination and/or release of such related liens or other security interests and guarantees shall occur and (B) to the agent or lenders under the Company Debt Agreements (other than contingent indemnification and unasserted expense reimbursement obligations), any notices as may be required pursuant to the Company Debt Agreements (including conditional notices of prepayment and redemption). Notwithstanding the foregoing, Parent may elect that the Company Receivables Facility remain outstanding and not be subject to this Section 6.6(c), in which case the Company will provide reasonably requested cooperation in connection with any proposed consent or amendment solicitation, subject to limitations consistent with Section 6.6(b).

(ii) At or prior to the Effective Time, Parent shall provide (or cause to be provided) to (or on behalf of) the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness (other than, for the avoidance of doubt, the Company Credit Agreement if a Company Credit Agreement Consent is entered into and effective on or prior to the Closing Date) and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge (or cause to be repaid and discharged) such Company Indebtedness (other than, for the avoidance of doubt, the Company Credit Agreement if a Company Credit Agreement Consent is entered into and effective on or prior to the Closing Date).

(d) Use of Logos. The Company hereby consents to the limited use of its and its Subsidiaries’ logos solely in connection with the Debt Financing or the Company Credit Agreement Consents so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger in each case within the context of the Debt Financing or the Company Credit Agreement Consents.

(e) Confidentiality. All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing or the Company Credit Agreement Consents, and to any underwriters, initial purchasers, ratings agencies or placement agents in connection with the Debt Financing or the Company Credit Agreement Consents (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto or (ii) are subject to customary confidentiality undertakings (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

(f) Reimbursement. Promptly upon request by the Company, Parent shall reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6.

(g) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing and/or the Company Credit Agreement Consents pursuant to this Agreement or the provision of information utilized in connection therewith, except (i) with respect to any material misstatement in, or material omission from, written information prepared or provided by or on behalf of the Company or any of its Subsidiaries or any of their respective Representatives or Affiliates for use in connection with the Debt Financing and (ii) to the extent such losses, damages, claims, costs or expenses arise from the Willful and Material Breach of this Agreement by the Company or result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives or Affiliates.

(h) No Exclusive Arrangements. In no event will Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all actions within their power to ensure that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger or the other Transactions.

6.8 Access. At all times during the Interim Period, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company solely for the purpose of consummating the Transactions, or to the extent necessary for the purposes of business planning and understanding and planning for post-Closing integration and transition, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, use its commercially reasonable efforts to allow for any access or disclosure in a manner that does not result in the effects set out in the foregoing clauses (a) through (d), including by making appropriate substitute arrangements. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Except as may be otherwise permitted by this Section 6.8 and except in the ordinary course of business and not related to the Transactions, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any Person known by them to be an employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any Person known by them to be a customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.8 must be directed to the Vice President, Chief Corporate Counsel and Secretary of the Company or other Person designated by the Company. As promptly as reasonably practicable after the date hereof, each of the Company and Parent will, in good faith and subject to Applicable Law, use its reasonable best efforts to develop a post-closing integration plan and to cooperate with Parent to prepare to effectuate such plan; provided, that such activities shall not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties. Neither Party shall have control over any other Party’s operations, business or decision-making before the Effective Time, and control over all such matters shall remain in the hands of the relevant Party, in each case subject to the terms and conditions of this Agreement.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall take all such actions as may be reasonably necessary or advisable hereto to cause any dispositions of shares of Company Common Stock, Company RSUs, Company PSUs or Company DSUs in connection with the Transactions (including derivative securities of such shares of Company Common Stock, Company RSUs, Company PSUs or Company DSUs) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as of the date of this Agreement. During such six (6)-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted by applicable Law, and any of its Subsidiaries in effect on the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director or officer of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of, or relating to, such Legal Proceeding or such Indemnified Person otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise, consent or termination.

(c) D&O Insurance. Prior to the Effective Time, the Company shall, as of the Effective Time, purchase a prepaid six (6)-year “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance in effect as of immediately prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. The aggregate cost for such six (6)-year “tail” policy shall not exceed 300% of the aggregate annual premium paid by the Company for its directors’ and officers’ liability insurance for coverage for its last full fiscal year (the “Maximum Aggregate Premium”). The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the six (6)-year “tail” policy for an aggregate cost less than or equal to the Maximum Aggregate Premium, Parent shall cause the Surviving Corporation to instead obtain as much comparable insurance as possible for an aggregate premium equal to the Maximum Aggregate Premium.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made to the extent such obligations are not otherwise assumed by operation of Law so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third-party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Organizational Documents of the Company and its Subsidiaries, (ii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries, or (iii) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans listed in Section 6.11(a) of the Company Disclosure Letter that contain a definition of “change of control” (or similar phrase) will occur as of the Effective Time.

(b) Employment; Benefits. For a period of twelve (12) months following the Effective Time (or until the date of termination of the applicable employee’s employment, if earlier) (the “Continuation Period”), the

Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee with (i) a base salary or wage rate, as applicable, and target short-term or annual cash incentive opportunities (including bonus and commission) that are, in each case, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; (ii) target long-term incentive opportunities that are no less favorable than the target equity-based incentive opportunities in effect for such Continuing Employee immediately before the Effective Time; provided, that, the Surviving Corporation and its Subsidiaries may, in respect of any Continuing Employee, (x) satisfy the foregoing obligation by providing cash-based incentive opportunities in lieu of equity-based incentive opportunities and/or (y) decrease the amount of such Continuing Employee’s target long-term incentive opportunities solely to the extent that the Surviving Corporation and its Subsidiaries simultaneously make a corresponding increase to any cash compensation, in writing, that is at least equal to or greater than such decrease of such Continuing Employee’s target equity-based incentive opportunities on a dollar-for-dollar basis of such Continuing Employee’s base salary or wage rate, as applicable, and/or target short-term or annual cash incentive opportunities (including bonuses or commissions) that, in all cases, apply during the Continuation Period; (iii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time; and (iv) all other employee benefit plans, programs, policies, agreements or arrangements of the Surviving Corporation or any of its Subsidiaries (including nonqualified deferred compensation and retiree health and welfare benefits, but excluding any equity-based or other long-term incentives and defined benefit plan) at levels that are substantially comparable in the aggregate to those in effect for such Continuing Employee under the Employee Plans as of immediately prior to the Effective Time. For the avoidance of doubt, base salary or wage rate and target short-term or annual cash incentive compensation opportunities (including bonus and commission) shall, in each case, not be decreased during the Continuation Period for any Continuing Employee employed during that period.

(c) Annual Bonuses. To the extent unpaid as of the Closing Date, in respect of each Continuing Employee’s annual bonus for the calendar year prior to the calendar year to which the Closing Date occurs (the “Prior Year Annual Bonus”), Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee the Prior Year Annual Bonus in the ordinary course consistent with the Company’s past practice for paying Prior Year Annual Bonuses, including paying a Prior Year Annual Bonus to an employee who experiences an involuntary termination without “cause” following the end of the calendar year in which the Prior Year Annual Bonus relates but prior to the applicable payment date. In respect of each Continuing Employee’s annual bonus for the calendar year in which the Closing Date occurs (the “Closing Year Annual Bonus”), Parent shall, or shall cause the Surviving Corporation to, honor the terms and conditions of the Company’s annual bonus programs in effect as of immediately prior to the Closing Date for the calendar year in which the Closing Date occurs, subject to any equitable and good faith adjustments in accordance with the applicable plan or program as in effect immediately prior to the Effective Time; provided, however, Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee (other than any such employee who is on a performance improvement plan) who (x) experiences a termination of employment by the Surviving Corporation without Cause (as defined in Section 2.8(a) of the Company Disclosure Letter), prior to the payment of his or her Closing Year Annual Bonus and (y) executes and does not revoke a customary general release of claims pursuant to a form reasonably provided by the Company, the Closing Year Annual Bonus in an amount equal to the product obtained by multiplying (1) such Continuing Employee’s full bonus entitlement under the applicable Employee Plan based on actual company performance through the end of applicable calendar year, as determined in good faith by Parent by (2) a fraction, the numerator of which equals the number of days that have elapsed from the first day of the calendar year in which the Closing Date occurs through the Closing Date and the denominator of which equals the total number of calendar days in such calendar year (the “Closing Year Annual Bonus Payment”); provided, that, notwithstanding the terms of any applicable Employee Plan, (I) the Closing Year Annual Bonus Payment will be payable at the same time that annual bonuses would have been paid absent the Merger and, (II) for the avoidance of doubt, without duplication, to the extent the Continuing Employee would receive a higher payment for such Continuing Employee’s Closing Year Annual Bonus under the severance benefits protections set forth in Section 6.11(b) above, such Continuing Employee shall receive such greater payment that such Continuing Employee would be entitled under such severance benefits protections set forth in Section 6.11(b) above in respect of such Continuing Employee’s Closing Year Annual Bonus.

(d) New Plans. With respect to each benefit plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay, but excluding for purposes of any defined benefit plans, retiree health or welfare benefits or deferred compensation arrangements), except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to provide that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, the Surviving Corporation and its Subsidiaries shall cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the Surviving Corporation and its Subsidiaries shall cause any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plans ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will remain outstanding, subject to the terms of the Company’s paid time off policy in effect as of the Effective Time.

(e) Labor Agreements; Non-U.S. Employees. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any (i) Continuing Employees covered by a collective bargaining agreement or other Contract with any labor union, labor organization or works council (each, a “Labor Agreement”) shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law, and (ii) Continuing Employees otherwise located outside the United States shall be subject to applicable Law. For the avoidance of doubt, the compensation and benefits covenants provided by this Section 6.11 shall not apply to any Continuing Employee whose terms of employment are covered by a Labor Agreement, and instead, the terms and conditions of such Labor Agreement shall apply.

(f) Termination of Certain Employee Plans. Unless otherwise directed by Parent in writing at least thirty (30) days prior to the Closing Date, the Company will cause to be terminated, effective as of immediately prior to the Effective Time, (i) any Employee Plans qualified under Section 401(k) of the Code that do not cover any employees covered by a Labor Agreement (the “Company Non-Union 401(k) Plan”) and (ii) any other Employee Plans set forth on Section 6.11(f) of the Company Disclosure Letter (collectively, the “Employee Plan Terminations”). The form and substance of any resolutions effectuating the Employee Plan Terminations shall be subject to prior review and approval of Parent (which shall not be unreasonably withheld), and the Company shall provide Parent evidence that such resolutions have been adopted. If the Company Non-Union 401(k) Plan is terminated, Parent shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by the Surviving Corporation or one of its Subsidiaries (the “Parent 401(k) Plan”) that will cover such eligible Continuing Employees who had participated in a Company Non-Union 401(k) Plan effective as of the Closing Date. The Parties shall cooperate in good faith to work with the Company Non-Union 401(k) Plan and Parent 401(k) Plan recordkeepers to develop a process and procedure for effecting the in-kind direct rollover of promissory notes evidencing participant loans from the Company Non-Union 401(k) Plan to the Parent 401(k) Plan.

(g) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee or other Service Provider; (ii) limit the right of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation) to establish, terminate, modify or otherwise amend any Employee Plan, New Plan or any other compensation or benefit plan or arrangement; or (iii) create any third-party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).

(h) Communications. Other than in respect of any materials that the Company or any of its advisors or counsel have furnished to Parent on or prior to the date of this Agreement, prior to making any formal broad-based written communications to the Company’s individual Service Providers pertaining to the treatment of compensation or benefits in connection with the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication and use its reasonable best efforts to provide Parent a reasonable period of time to review and comment on the communication, and the Company shall give reasonable consideration to any comments made by Parent with respect thereto.

6.12 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements (including media interviews) with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided that the Parties shall not be obligated to engage in such consultation with respect to communications (including communications directed to each such Party’s employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to any release or public statement (a) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto, in each case, in accordance with Section 5.3, or (b) in connection with any dispute between the parties regarding this Agreement or the Merger.

6.13 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation against the Company, its Subsidiaries or its directors or officers (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the right to participate in (but, until the Effective Time, not control) the defense, settlement or prosecution of any Transaction Litigation and (b) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.15 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.16 Parent Consent. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.17 Certain Arrangements. Other than this Agreement, the Confidentiality Agreement and the Voting Agreements, without the prior consent of the Company Board, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall, prior to the Effective Time, have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.11.

6.18 Tax Matters.

(a) Immediately prior to the Closing, (i) the Company shall execute and deliver the Company Closing Representation Letter and Parent shall execute and deliver the Parent Closing Representation Letter, in each case, to Parent Tax Counsels and (ii) Parent shall execute and deliver the item described in Section 3 of Section 6.18(d) of the Company Disclosure Letter to the Company.

(b) Each of Parent and the Company shall use its reasonable best efforts to obtain, and to cooperate with one another to obtain, the Parent Closing Tax Opinions.

(c) Each of Parent and the Company shall use reasonable best efforts to notify the other party promptly after becoming aware of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) cause the Merger contemplated by this Agreement to affect the Tax-Free Status of the Transactions or (ii) otherwise result in the Company or any of its Subsidiaries being liable for any amount under Article V of the Tax Matters Agreement. The Company shall use reasonable best efforts to keep Parent reasonably apprised regarding any significant developments, discussions or communications (whether written or otherwise) related to the Separation Transactions, in connection with or as part of any Tax audit, examination or other proceeding that relate to a material amount of Taxes.

(d) The Company shall provide (or cause to be provided) to Parent promptly upon receipt, the item described in Section (1)(i)(b) of Section 6.18(d) of the Company Disclosure Letter.

6.19 Notification of Certain Matters. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect, and/or (c) with respect to either Party, is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.19 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Transactions are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have obtained the Requisite Stockholder Approval.

(b) Antitrust Laws. (i) The waiting periods (and any extensions thereof) applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations or waivers of waiting periods in the jurisdictions set forth in Section 7.1(b) of the Company Disclosure Letter will have occurred or been obtained (as applicable).

(c) No Prohibitive Laws or Injunctions. No Law, injunction or other Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Transactions shall have been enacted, entered or promulgated and be continuing in effect.

(d) Tax Opinion. Section 4.2(c) of the Tax Matters Agreement shall have been waived with respect to the Closing pursuant to the terms of the fourth paragraph of the Waiver Agreement.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Transactions shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3(a) (Company Board Approval), Section 3.3(b) (Fairness Opinion), Section 3.3(c) (Anti-Takeover Laws), Section 3.4 (Requisite Stockholder Approval), and Section 3.26 (Brokers) shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date); (ii) the representations and warranties of the Company set forth in Sections 3.7(a) (Company Capitalization; Capital Stock), Section 3.7(b) (Company Capitalization; Stock Reservation and Awards) and Section 3.7(c) (Company Capitalization; Company Securities) shall be true and correct in all respects on the Closing Date as if made on and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any de minimis inaccuracy or combination of inaccuracies in such representations and warranties; (iii) the representations and warranties of the Company set forth in Section 3.12(b) (Absence of Certain Changes) shall be true and correct in all respects on the Closing Date as if made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date); and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) on the Closing Date as if made on and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect, and no change, event, effect, development or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, in each case, shall have arisen or occurred following the date of this Agreement.

(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

(e) US Parent Closing Tax Opinion.

(i) Parent shall have received the Parent Closing US Tax Opinion. Notwithstanding the foregoing, this Section 7.2(e) shall not apply (and shall not be a condition to the obligations of Parent and Merger Sub to consummate the Transactions) if Parent US Tax Counsel determines that it cannot render the Parent Closing US Tax Opinion, for reasons other than as a result of (A) material changes in (i) Law or (ii) facts, as set forth in either the Company Signing Representation Letter, the Parent Signing Representation Letter or the item described in Section (1)(i)(a) of Section 6.18(d) of the Company Disclosure Letter or (B) any breach (other than a breach in a de minimis respect) by the Company or the Distributing Corporation of the Waiver Agreement or any covenant set forth in Section 6.18.

(ii) The conditions set forth in Section 6.18(d) of the Company Disclosure Letter (other than Section (1)(i)(a) and Section (3) thereof) shall be met in all respects.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Transactions are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) on the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if: (i) any permanent injunction or other judgment or Order issued by any court or other Governmental Authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, law or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger (the events in clauses (i) and (ii), a “Legal Prohibition”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the Legal Prohibition was primarily due to or primarily caused by the failure of such Party to perform any of its obligations under this Agreement;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on January 10, 2026 (the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an Order or injunction arising under any Antitrust Law) or Section 7.1(b) shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on July 10, 2026, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to or primarily caused by the failure of such Party to perform any of its obligations under this Agreement;

(d) by either Parent or the Company, if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof in accordance with Section 6.4) at which a vote is taken on the Merger;

(e) by Parent, if the Company (1) has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 6.5 or Section 6.18(d)), which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b) or (2) has breached or failed to perform in any respect its covenants or other agreements contained in Section 6.5 or Section 6.18(d), in each case, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f) by Parent, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b); or

(h) by the Company, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, but only if the Company (i) has complied with its covenants and other agreements contained in Section 5.3 (other than any de minimis breach of such covenants and other agreements) with respect to such Superior Proposal and (ii) pays, or causes to be paid, to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties (or as specified in the mutual written agreement of Parent and the Company pursuant to Section 8.1(a)). In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Sections 6.6(b), 6.6(e) and 6.12, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), no termination of this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement by such Party prior to termination, which liability shall include, pursuant to Section 261(a)(1) of the DGCL, monetary damages based on the loss of the economic benefit of the Transactions to the Company and the holders of Company Common Stock, Company RSUs, Company PSUs and Company DSUs (“Benefit of the Bargain Damages”) (which shall be deemed to be damages payable to the Company, on its own behalf or as representative of the holders of Company Common Stock, Company RSUs, Company PSUs and Company DSUs). For the avoidance of doubt, (i) only the Company (and not holders of Company Common Stock, Company RSUs, Company PSUs and Company DSUs) may bring an action pursuing liability for such Willful and Material Breach by Parent or Merger Sub and (ii) the Company may retain, without distribution to holders of Company Common Stock, Company RSUs, Company PSUs and Company DSUs, any damages (including Benefit of the Bargain Damages) received. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, any applicable clean team or similar arrangement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the

Transactions are consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent.

(b) Company Termination Fee.

(i) If (A) this Agreement is validly terminated (x) by Parent or the Company pursuant to Section 8.1(c) (Termination; Termination Date) and the Requisite Stockholder Approval shall not have been obtained at the time of such termination or (y) by Parent or the Company pursuant to Section 8.1(d) (Termination; Failure to Obtain Requisite Stockholder Approval) or (z) by Parent pursuant to Section 8.1(e) (Termination; Company Terminating Breach) and the Requisite Stockholder Approval shall not have been obtained at the time of such termination; (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced or provided to the Company Board, or the Company shall have publicly disclosed, an Acquisition Proposal that has not been withdrawn or otherwise abandoned at least five (5) Business Days prior to the Company Stockholder Meeting or prior to the date of termination in the case of a termination pursuant to Section 8.1(c) or Section 8.1(e); and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall promptly (and in any event within three (3) Business Days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent (or its designee) a termination fee of $73,543,400 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent (or its designee). For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated by Parent pursuant to Section 8.1(f) (Termination; Company Board Recommendation Change), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent (or its designee).

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Termination; Superior Proposal), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent (or its designee).

(c) Parent Termination Fee. If this Agreement is validly terminated (i) by the Company or Parent pursuant to Section 8.1(c) (Termination; Termination Date) and at the time of such termination any of the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (solely to the extent such condition has not been satisfied due to a Legal Prohibition arising under an Antitrust Law) shall not have been satisfied (or waived to the extent permissible under applicable Law) but all other conditions to the Closing set forth in Article VII either have been waived or satisfied or would be satisfied if the Closing were to occur on such date or (ii) by the Company or Parent pursuant to Section 8.1(b) (Termination; Legal Prohibition) (solely as a result of a final and non-appealable Legal Prohibition arising under an Antitrust Law), then Parent shall promptly (and in any event within three (3) Business Days) pay the Company a termination fee of $105,062,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Sole Remedy.

(i) Notwithstanding anything in this Agreement to the contrary, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), the Company’s right to enforce its rights under the Confidentiality Agreement, the Enforcement Expenses to the extent owed pursuant to Section 8.3(f) and the Company’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company against: (A) Parent or Merger Sub and (B) the former, current and future holders of any equity, controlling persons, Affiliates (other than Parent or Merger Sub), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub (collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amounts and/or such successful enforcements, none of the Parent Related Parties will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Enforcement Expenses, Sections 8.3(a) and 8.3(c)). The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Parent Termination Fee in accordance with this Section 8.3(e). The Parent Related Parties are intended third-party beneficiaries of this Section 8.3(e)(i).

(ii) Notwithstanding anything in this Agreement to the contrary, if the Company Termination Fee shall become due and payable pursuant to Section 8.3(b), Parent’s receipt (or receipt by its designee) of the Company Termination Fee, any Enforcement Expenses to the extent owed pursuant to Section 8.3(f) the ability of the Parent to seek to recover monetary damages from the Company for Willful and Material Breach or Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates and the Parent Related Parties and any Financing Sources against: (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub or any Parent Related Parties or any Financing Sources relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(a), as applicable). The Parties acknowledge and agree that, while Parent may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Company Termination Fee and the Enforcement Expenses, in no event shall Parent be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Company Termination Fee in accordance with Section 8.3(b) and Enforcement Expenses in accordance with Section 8.3(f). The Company Related Parties are intended third-party beneficiaries of this Section 8.3(e)(ii).

(f) Enforcement Expenses. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without such agreements, Parent would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all reasonable and documented fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any Legal Proceeding initiated by the Company or Parent, as applicable, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law) (collectively, the “Enforcement Expenses”). Each of the Parties acknowledges and agrees that the Company Termination Fee, Parent Termination Fee and the Enforcement Expenses, to the extent payable in accordance with this Section 8.3, do not constitute a penalty but rather constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:

c/o Ferrero International S.A.

16, Route de Trèves

L-2633 Senningerberg

Grand-Duchy of Luxembourg

Attn:  Federico Tecilla and Fabrizio Minneci

Email:  **** and ****

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn:  Daniel Brass; Michael Senders

Email:  ****; ****

(b)	if to the Company (prior to the Effective Time) to:

WK Kellogg Co

One Kellogg Square, P.O. Box 3599

Battle Creek, Michigan 49016-3599

Attn:   Gordon Paulson

   Shannon Bible

Email:   ****

     ****

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:  Daniel E. Wolf, P.C.

  Allison M. Wein, P.C.

  Alix Simnock

Email:  ****

      ****

      ****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment, Waiver and Assignment.

(a) Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary, the provisions relating to any Financing Sources set forth in Sections 9.6, 9.9(b), 9.10(b), 9.11 and this Section 9.3(a) may not be amended in a manner adverse in any material respect to such Financing Sources, without the prior written consent of the Financing Sources providing commitments under any commitment letter or other agreement entered into with respect to Debt Financing.

(b) Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 9.3(b)). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

(c) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its obligations under this Agreement from and after the Effective Time to any of its controlled Affiliates and to any of its financing sources as collateral security. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void ab initio.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, that shall continue in full force and effect in accordance with its terms; provided, that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the Transactions to become a Representative (as defined in the Confidentiality Agreement) of Parent thereunder. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and, to the extent provided for in the Confidentiality Agreement, to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Voting Agreements and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything in this Agreement to the contrary, the Parties hereto acknowledge and agree that the Company Disclosure Letter is not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL, but shall have the effects provided in this Agreement. The Confidentiality Agreement will (a) not be superseded, (b) survive any termination of this Agreement and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of (i) Company Common Stock to receive the Per Share Price and (ii) Company RSUs, Company PSUs and Company DSUs to receive the treatment of such equity awards as set forth in Section 2.8, respectively, in each case, after the Effective Time in accordance with the terms and conditions of this Agreement, (c) as set forth in or contemplated by Section 8.3(e) and (d) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of and as representative of the holders of Company Common Stock, Company RSUs, Company PSUs and Company DSUs (each of whom are third-party beneficiaries hereunder solely to the extent necessary for this clause (d) to be enforceable). The provisions of Sections 9.3(a), 9.9(b), 9.10(b) and 9.11 and this Section 9.6 that pertain to the Financing Sources shall inure to the benefit of the Financing Sources, if any, each of which is intended to be a third-party beneficiary thereof.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance. The Parties acknowledge and agree that: (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.3 are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections, other than those based on the limitations of a Party’s right to such relief under this Agreement, to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that, unless and until any such relief is granted, (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement and (y) nothing set forth in this Section 9.8 shall require any Party to institute any Legal Proceeding for (or limit any party’s right to institute any Legal Proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination to the extent permitted hereunder), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

9.9 Governing Law.

(a) This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(b) Notwithstanding anything to the contrary contained in the foregoing, all disputes against any Financing Sources under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to any Debt Financing), will be governed by, and construed in accordance with, the governing law specified in the definitive documents for such Debt Financing applicable to contracts executed in and to be performed entirely within such jurisdiction, without regard to conflict of law principles that would result in the application of any Law other than the law of the jurisdiction specified in the definitive documents for such Debt Financing (provided, however, that notwithstanding the forgoing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, it is understood and agreed that (A) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (B) the determination of the accuracy of any “specified acquisition agreement representation” (as such term or similar term may be defined in any documentation entered into in connection with the Debt Financing) and whether as a result of any inaccuracy thereof Parent or any of its affiliates have the right to terminate its or their obligations hereunder pursuant to Section 8.1(e) or decline to consummate the Closing as a result thereof pursuant to Section 7.2 and (C) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, shall in each case be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction).

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties: (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10(a) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Financing Sources(c) . Notwithstanding anything in this Agreement to the contrary (but in all cases subject to and without in any way limiting the rights, remedies and claims of Parent and its Affiliates under or pursuant to any commitment letter or any other agreement entered into with respect to any debt financing arrangements entered into in connection with the transactions hereunder (a “Debt Financing”)), each of the parties to this Agreement on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action involving the lenders or other financing sources that have committed to provide any Debt Financing (in such capacities, together with their Affiliates and Representatives and their successors and assigns, the “Financing Sources”) (whether in law or in equity, whether in contract or in tort or otherwise) arising out of or relating to this Agreement, a Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of the applicable court(s) (including any appellate court thereof, if applicable) specified in the definitive documentation for such Debt Financing (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise), against the Financing Sources in any way arising out of or relating to this Agreement, a Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable legal requirements trial by jury in any legal action brought against the Financing Sources in any way arising out of or relating to this Agreement, a Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Financing Sources will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, a Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company or its Affiliates shall bring or support any legal action, including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources relating to or in any way arising out of this Agreement, a Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; and (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Financing Sources or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason; provided that, for the avoidance of doubt, that nothing in this Section 9.10 shall limit the rights of Parent, Merger Sub or the Surviving Corporation and its Subsidiaries against the Financing Sources upon and after the Closing.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR ANY DEBT FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties or Company Related Parties shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an officer of a Party will be deemed to have been delivered only in such officer’s capacity as an officer of such Party (and not in his or her individual capacity) and will not entitle any Party to assert a claim against such officer in his or her individual capacity.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on its face.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FERRERO INTERNATIONAL S.A.

By:	/s/ Daniel Martinez Carretero
Name:	Daniel Martinez Carretero
Title:	Chief Financial Officer

By:	/s/ Fabrizio Minneci
Name:	Fabrizio Minneci
Title:	Chief Legal Officer

FROSTY MERGER SUB, INC.

By:	/s/ Daniel Martinez Carretero
Name:	Daniel Martinez Carretero
Title:	President

By:	/s/ Fabrizio Minneci
Name:	Fabrizio Minneci
Title:	Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

WK KELLOGG CO

By:	/s/ Gary Pilnick
Name:	Gary Pilnick
Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 10, 2025, among Ferrero International S.A., a Luxembourg public limited company (“Acquiror”), and the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Foundation”) (“Stockholder”), a stockholder of WK Kellogg Co, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of common stock of the Company, par value $0.0001 per share (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Frosty Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, Stockholder has determined to vote in favor of the adoption of the Merger Agreement and the other Transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Acquisition Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:

(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement; and

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement (clauses (a) through (d) of this Section 1.01, the “Required Votes”); provided that, notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement if such amendment decreases the Per Share Price, changes the form of the consideration to be paid to holders of Company Common Stock, or otherwise adversely affects, the consideration payable to the holders of Company Common Stock, other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement) including Section 7.1(b) of the Company Disclosure Letter thereto, imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to the Company’s stockholders or extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date (each such amendment, an “Adverse Amendment”).

(e) For the avoidance of doubt, except as expressly set forth in this Section 1.01, Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02. Solicitation. Stockholder further agrees that, until the termination of this Agreement, Stockholder will not solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, subject to Section 5.15, initiate a stockholders’ vote with respect to an Acquisition Proposal or become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal; provided that nothing herein (including Section 4.04) shall prohibit Stockholder or any of its Representatives from participating at the Company’s direction in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with any Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d)(ii) of the Merger Agreement with respect to such Acquisition Proposal.

Section 1.03. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of its obligations set forth in Section 1.01 with respect to the Required Votes (and Stockholder shall give prompt written notice of such failure in accordance with Section 5.04 and, in any event, before the closing of the voting at the Company Stockholder Meeting with sufficient time to allow Acquiror to exercise its rights under this Section 1.03), then Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, if it becomes effective, and except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(d) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Acquiror that:

Section 2.01. Authorization.

(a) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Law, require any further consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder or result in the creation of any Lien upon the Company Shares.

Section 2.03. Actions and Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04. No Inconsistent Agreements. Except for this Agreement, Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares), other than under the terms of the trust agreement of Stockholder.

Section 2.05. Ownership. As of the date hereof, Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A. Stockholder is a trust that, together with the Foundation, is the sole beneficial owner and has and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof (“Exempt Transfers”), will have at all times through the receipt of the Requisite Stockholder Approval such beneficial ownership, free and clear of all Liens (other than Permitted Liens (as defined below)). Stockholder has and, other than in connection with Exempt Transfers, will have at all times through the receipt of the Requisite Stockholder Approval sole voting power (including the right to control such vote as contemplated herein) and sole power of disposition with respect to such Company Shares (and any New Company Shares), and sole power to issue instructions with respect to the matters set forth in Article 1 hereof and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts, Liens imposed pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions or Liens imposed under the terms of any trust in effect as of the date of this Agreement (but none of the terms of any such trust or Lien will impede, restrict, delay or preclude performance by Stockholder of, or compliance by such Stockholder with, its obligations under this Agreement) (collectively, “Permitted Liens”)), no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares as it relates to the matters covered by this Agreement, and Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder.

Section 2.06. Total Shares. As of the date hereof, except for the Company Shares set forth on Exhibit A hereto, Stockholder does not beneficially own any Company Securities.

Section 2.07. Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission that would be payable by any Person other than Stockholder.

Section 2.08. Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to Stockholder that:

Section 3.01. Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02. Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Law, require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03. Actions and Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on Company Shares. Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02. No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if such Permitted Transferee agrees in writing (pursuant to an instrument in a form reasonably satisfactory to Acquiror) to be bound by the terms of this Agreement as if they were a party hereto; such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Stockholder, to any person by will or the laws of intestacy, a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), any trust, the beneficiaries of which include only Stockholder and his or her family members (including the persons named in clause (ii)) (if Stockholder is a natural person), any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03. Additional Company Shares. Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04. No Solicitation. Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 5.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take certain actions set forth in Section 5.3 of the Merger Agreement with respect to an Acquisition Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05. Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement; provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and its legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06. Appraisal and Dissenter’s Rights. Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07. Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; references to “written” or “in writing” include in electronic form; provisions shall apply, when appropriate, to successive events and transactions; a reference to any person includes such person’s successors and permitted assigns; references to “$” shall mean U.S. dollars; any reference to “days” means calendar days unless Business Days are expressly specified; when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02. Further Assurances. Acquiror and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of the termination of the Merger Agreement, the entering into of any Adverse Amendment, the mutual written consent of Acquiror and Stockholder and the receipt of the Requisite Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any Willful and Material Breach (with respect to this Agreement) prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with the terms of Section 9.2 of the Merger Agreement: to Acquiror or the Company in accordance with Section 9.2 of the Merger Agreement or to Stockholder at its address set forth in Exhibit A attached hereto, with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attn: Michael Chao; David Shevlin; Laura Twomey, Email: ****; ****; **** (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.

Section 5.05. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07. Governing Law; Submission to Jurisdiction. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Acquiror or Stockholder in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Section 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE

EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until the Company Board has approved the transactions contemplated by the Merger Agreement and this Agreement, the Merger Agreement is executed by all parties thereto and this Agreement is executed by all parties hereto.

Section 5.10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11. Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12. Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13. No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14. Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15. Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with the applicable terms of the Merger Agreement.

Section 5.16. No Liability. Stockholder (in its capacity as a stockholder of the Company) shall be not liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

Section 5.17. Trust Acknowledgement. The parties hereto acknowledge and agree that Stockholder owns the Company Shares (and will own any New Company Shares) in trust for the benefit of its sole beneficiary, the Foundation.

Section 5.18. No Other Representations. Acquiror and Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Article 2 and Article 3 of this Agreement, neither Acquiror nor Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. Acquiror and Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article 2 or Article 3, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FERRERO INTERNATIONAL S.A.

By:	/s/ Daniel Martinez Carretero
Name: Daniel Martinez Carretero
Title: Chief Financial Officer

By:	/s/ Fabrizio Minneci
Name: Fabrizio Minneci
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST

By: THE NORTHERN TRUST COMPANY, as corporate trustee

By:	/s/ Marina Jaudenes
Name: Marina Jaudenes
Title: Sr. Vice President

By:	/s/ La June Montgomery Tabron
Name: La June Montgomery Tabron, as Co-Trustee
Title: Co-Trustee

By:	/s/ Steven A. Cahillane
Name: Steven A. Cahillane, as Co-Trustee
Title: Co-Trustee

By:	/s/ Richard M. Tsoumas
Name: Richard M. Tsoumas, as Co-Trustee
Title: Co-Trustee

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Information

Stockholder	Company Shares	Notice Address
W.K. Kellogg Foundation Trust	13,505,159	50 S. LaSalle Street—10B Chicago, IL 60603

ANNEX C

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 10, 2025 (the “Effective Date”), among (i) Ferrero International S.A., a Luxembourg public limited company (“Acquiror”), (ii) each of (a) Gund Family Twelfth Investment Partnership, a New Jersey general partnership, (b) Gund Family Thirteenth Investment Partnership, a New Jersey general partnership, (c) G. Zachary Gund Article III, LLC, a Massachusetts limited liability company, (d) GCG Investments, LLC, a Massachusetts limited liability company, (e) Dionis Trust by and through the trustees of Dionis Trust, solely in their capacities as such, (f) the Marital Trust for Gordon Gund by and through the trustees of the Marital Trust for Gordon Gund, (g) the G. Zachary Gund Descendants Trust 2004 by and through the trustees of the G. Zachary Gund Descendants Trust 2004, (h) Gordon Gund – G. Zachary Gund Generation-Skipping Trust Article III Trust by and through the trustees of the Gordon Gund – G. Zachary Gund Generation-Skipping Trust Article III Trust, and (i) GZG 2004 Descendants, LLC, a Massachusetts limited liability company (each of (a) through (i), a “Stockholder,” and, collectively, the “Stockholders”), in each Stockholder’s capacity as a stockholder of WK Kellogg Co, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, each Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of common stock of the Company, par value $0.0001 per share (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Frosty Merger Sub, Inc., a Delaware corporation and direct or indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, each Stockholder has determined to vote in favor of the adoption of the Merger Agreement and the other Transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested each Stockholder, and such Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by such Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, each Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Acquisition Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by such Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by such Stockholder:

(a) with respect to each meeting at which a vote of such Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by such Stockholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.01, the “Required Votes”); provided, that, notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement if such amendment (i) decreases the Per Share Price, changes the form of the Per Share Price or otherwise adversely affects the consideration payable to the holders of Company Common Stock, (ii) other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement) including Section 7.1(b) of the Company Disclosure Letter thereto, imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to the Company’s stockholders or (iii) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date (each such amendment, an “Adverse Amendment”).

(f) For the avoidance of doubt, except as expressly set forth in this Section 1.01, Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02. Solicitation. Without limiting the generality of Section 5.15, such Stockholder further agrees that, until the termination of this Agreement, such Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal; provided, that nothing herein (including Section 4.04) shall prohibit Stockholder or any of its Representatives from participating at the Company’s direction in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with any Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d)(ii) of the Merger Agreement with respect to such Acquisition Proposal.

Section 1.03. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted by such Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of its obligations set forth in Section 1.01 with respect to the Required Votes (and Stockholder shall give prompt written notice of such failure in accordance with Section 5.04 and, in any event, before the closing of the voting at the Stockholder Meeting with sufficient time to allow Acquiror to exercise its rights under this Section 1.03), then Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as such Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by such Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by such Stockholder pursuant to this Section 1.03, if it becomes effective, and except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder, severally and not jointly, represents and warrants to Acquiror that:

Section 2.01. Authorization.

(a) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by such Stockholder of his, her or its covenants and obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder (to the extent such Stockholder is not a natural person), and no additional proceedings or actions on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by such Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of such

Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Stockholder or (iii) result in the creation of any Lien upon the Company Shares.

Section 2.03. Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of such Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04. No Inconsistent Agreements. Except for this Agreement, such Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares).

Section 2.05. Ownership. As of the date hereof, each Stockholder, severally and not jointly, represents and warrants as to such Stockholder that (a) such Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite such Stockholder’s name on Exhibit A and Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times through the Closing) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares, and (c) such Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by such Stockholder.

Section 2.06. Total Shares. As of the date hereof, except for the Company Shares set forth on Exhibit A hereto with respect to such Stockholder, such Stockholder does not beneficially own any Company Securities.

Section 2.07. Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of such Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.

Section 2.08. Acknowledgement. Each Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to each Stockholder that:

Section 3.01. Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02. Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03. Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by any Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees, severally and not jointly, that:

Section 4.01. No Proxies for or Encumbrances on Company Shares. Such Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent such Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02. No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, such Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing (pursuant to an instrument in a form reasonably satisfactory to Acquiror) to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of such Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, such Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of such Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to any Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder (if such Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) (if such Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if such Stockholder is a natural person), (v) if such Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and (vii) in the event that such Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03. Additional Company Shares. Such Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by such Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04. No Solicitation. Such Stockholder hereby agrees that, during the term of this Agreement, such Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 5.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, without limiting the generality of Section 5.15 hereof, to the extent the Company is permitted to take certain actions set forth in Section 5.3 of the Merger Agreement with respect to an Acquisition Proposal, such Stockholder in his or her capacity as an officer or director of the Company, if such Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05. Disclosure. Such Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of such Stockholder’s identity and ownership, this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that Acquiror shall (with respect to any of its disclosures) give such Stockholder and his legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, such Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, such Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06. Appraisal and Dissenter’s Rights. Such Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07. Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02. Further Assurances. Acquiror and each Stockholder agrees to each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the entering into of any Adverse Amendment, (iii) the mutual written consent of Acquiror and each Stockholder and (iv) the receipt of the Requisite Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of each Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiror in accordance with Section 9.2 of the Merger Agreement and to any Stockholder at its address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice). Each Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of any Stockholder set forth in this Agreement that would prevent or delay the performance by such Stockholder of its obligations under this Agreement in any material respect.

Section 5.05. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07. Governing Law; Submission to Jurisdiction. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Acquiror or Stockholders in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Section 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11. Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by any Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, such Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12. Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13. No Third-Party Beneficiaries. Each of Acquiror and each Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14. Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by each Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to each Stockholder, and the Acquiror shall not have any authority to direct such Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15. Capacity. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by such Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict any Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising such Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with the applicable terms of the Merger Agreement.

Section 5.16. No Liability. Stockholder (in its capacity as a stockholder of the Company) shall be not liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

Section 5.17. No Other Representations. Acquiror and Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Article 2 and Article 3 of this Agreement, neither Acquiror nor Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. Acquiror and Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article 2 or Article 3, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FERRERO INTERNATIONAL S.A.

By:	/s/ Daniel Martinez Carretero
Name: Daniel Martinez Carretero
Title: Chief Financial Officer

By:	/s/ Fabrizio Minneci
Name: Fabrizio Minneci
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

STOCKHOLDERS:

GUND FAMILY TWELFTH INVESTMENT PARTNERSHIP

By:	/s/ G. Zachary Gund
Name: G. Zachary Gund
Title: Manager

By:	/s/ Grant A. Gund
Name: Grant A. Gund
Title: Manager

GUND FAMILY THIRTEENTH INVESTMENT PARTNERSHIP

By:	/s/ G. Zachary Gund
Name: G. Zachary Gund
Title: Manager

By:	/s/ Grant A. Gund
Name: Grant A. Gund
Title: Manager

G. ZACHARY GUND ARTICLE III, LLC

By:	/s/ G. Zachary Gund
Name: G. Zachary Gund
Title: Manager

GCG INVESTMENTS, LLC

By:	/s/ G. Zachary Gund
Name: G. Zachary Gund
Title: Manager

[Signature Page to Voting Agreement]

STOCKHOLDERS (cont.):

DIONIS TRUST:

/s/ Gordon Gund
Gordon Gund, solely in his capacity as Trustee of the Dionis Trust

/s/ Grant A. Gund
Grant A. Gund, solely in his capacity as Trustee of the Dionis Trust

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the Dionis Trust

MARITAL TRUST FOR GORDON GUND:

/s/ Gordon Gund
Gordon Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

/s/ Grant A. Gund
Grant A. Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

[Signature Page to Voting Agreement]

/s/ Alison Glover
Alison Glover, solely in her capacity as Trustee of the Marital Trust for Gordon Gund

THE G. ZACHARY GUND DESCENDANTS TRUST 2004:

/s/ William H. Nottage
KeyBank National Association, solely in its capacity as Trustee of the G. Zachary Gund Descendants Trust 2004

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the G. Zachary Gund Descendants Trust 2004

GZG 2004 DESCENDANTS, LLC

By:	/s/ G. Zachary Gund
Name: G. Zachary Gund
Title: Manager

GORDON GUND – G. ZACHARY GUND GENERATION-SKIPPING TRUST ARTICLE III TRUST:

/s/ William H. Nottage
KeyBank National Association, solely in its capacity as Trustee of the Gordon Gund – G. Zachary Gund Generation-Skipping Trust Article III Trust

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the Gordon Gund – G. Zachary Gund Generation-Skipping Trust Article III Trust

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Information

Stockholder	Company Shares	Notice Address
Gund Family Twelfth Partnership	83,500	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
Gund Family Thirteenth Partnership	268,750	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
G. Zachary Gund Article III, LLC	7,660	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
GCG Investments, LLC	2,300	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
Dionis Trust	110,467	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
The Marital Trust for Gordon Gund	2,500	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
The G. Zachary Gund Descendants Trust 2004	250,000	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
GZG 2004 Descendants, LLC	15	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742
Gordon Gund – G. Zachary Gund Generation-Skipping Trust Article III Trust	914	c/o Coppermine Capital 30 Monument Square, #220 Concord, MA 01742

TOTAL	726,106

ANNEX D

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 10, 2025 (the “Effective Date”), among Ferrero International S.A., a Luxembourg public limited company (“Acquiror”), and KeyBank National Association, solely in its capacity as Trustee of the trusts set forth on Exhibit A and not in its individual corporate capacity (“Stockholder”), a stockholder of WK Kellogg Co, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of common stock of the Company, par value $0.0001 per share (“Company Shares”), as set forth opposite Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Frosty Merger Sub, Inc., a Delaware corporation and direct or indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, Stockholder has determined to vote in favor of the adoption of the Merger Agreement and the other Transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Acquisition Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:

(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.01, the “Required Votes”); provided, that, notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement if such amendment (i) decreases the Per Share Price, changes the form of the Per Share Price or otherwise adversely affects the consideration payable to the holders of Company Common Stock, (ii) other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement) including Section 7.1(b) of the Company Disclosure Letter thereto, imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to the Company’s stockholders or (iii) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date (each such amendment, an “Adverse Amendment”).

(f) For the avoidance of doubt, except as expressly set forth in this Section 1.01, Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02. Solicitation. Without limiting the generality of Section 5.15, Stockholder further agrees that, until the termination of this Agreement, Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal; provided, that nothing herein (including Section 4.04) shall prohibit Stockholder or any of its Representatives from participating at the Company’s direction in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with any Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d)(ii) of the Merger Agreement with respect to such Acquisition Proposal.

Section 1.03. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of its obligations set forth in Section 1.01 with respect to the Required Votes (and Stockholder shall give prompt written notice of such failure in accordance with Section 5.04 and, in any event, before the closing of the voting at the Stockholder Meeting with sufficient time to allow Acquiror to exercise its rights under this Section 1.03), then Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, if it becomes effective, and except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Acquiror that:

Section 2.01. Authorization.

(a) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the creation of any Lien upon the Company Shares.

Section 2.03. Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04. No Inconsistent Agreements. Except for this Agreement, Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares).

Section 2.05. Ownership. As of the date hereof, Stockholder represents and warrants as to Stockholder that (a) Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A and Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times through the Closing) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts or Liens listed on Exhibit B (collectively, “Permitted Liens”)), (b) no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares, and (c) Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder.

Section 2.06. Total Shares. As of the date hereof, except for the Company Shares set forth on Exhibit A hereto with respect to Stockholder, Stockholder does not beneficially own any Company Securities.

Section 2.07. Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.

Section 2.08. Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to Stockholder that:

Section 3.01. Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02. Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03. Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on Company Shares. Such Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02. No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing (pursuant to an instrument in a form reasonably satisfactory to Acquiror) to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only the beneficiaries identified in the trusts listed in Exhibit A and his or her family members (including the persons named in clause (ii)) (if Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), (v) if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, (vii) in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement and (viii) any trust resulting from the trust division, split, merger or modification of the trusts identified in Exhibit A. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03. Additional Company Shares. Such Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04. No Solicitation. Such Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 5.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, without limiting the generality of Section 5.15 hereof, to the extent the Company is permitted to take certain actions set forth in Section 5.3 of the Merger Agreement with respect to an Acquisition Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05. Disclosure. Such Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and his legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06. Appraisal and Dissenter’s Rights. Such Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07. Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02. Further Assurances. Acquiror and the Stockholder agrees to each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the entering into of any Adverse Amendment, (iii) the mutual written consent of Acquiror and Stockholder and (iv) the receipt of the Requisite Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiror in accordance with Section 9.2 of the Merger Agreement and to Stockholder at its address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.

Section 5.05. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07. Governing Law; Submission to Jurisdiction. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Acquiror or Stockholders in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Section 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11. Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12. Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13. No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14. Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15. Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with the applicable terms of the Merger Agreement.

Section 5.16. No Liability. Stockholder (in its capacity as a stockholder of the Company) shall be not liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

Section 5.17. No Other Representations. Acquiror and Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Article 2 and Article 3 of this Agreement, neither Acquiror nor Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. Acquiror and Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article 2 or Article 3, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FERRERO INTERNATIONAL S.A.

By:	/s/ Daniel Martinez Carretero
Name: Daniel Martinez Carretero
Title: Chief Financial Officer

By:	/s/ Fabrizio Minneci
Name: Fabrizio Minneci
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

STOCKHOLDERS:

KEYBANK NATIONAL ASSOCIATION solely in its capacity as Trustee of the trusts set forth in Exhibit A and not in its individual corporate capacity

By:	/s/ William Nottage
Name: William Nottage
Title: Family Wealth Office Director; SVP

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Information

Stockholder	Company Shares	Notice Address
KeyBank National Association, Successor Trustee u/a/w George Gund fbo George Gund III #7 dated 12-31-40	374,250	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund A dated 12-31-40	59,354	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund B dated 12-31-40	59,354	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund C dated 12-31-40	59,354	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund D dated 12-31-40	59,354	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Gordon Gund #9 dated 12-31-40	2,137,657	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Graham De C Gund #10 dated 12-31-40	997,322	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Geoffrey De C Gund #11 dated 6-8-42	786,862	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114
KeyBank National Association, Trustee u/a/w Agnes Gund #3 dated 11-21-68	2,224	Key Private Bank OH-01-27-1236 127 Public Square Cleveland, OH 44114

TOTAL	4,535,731

EXHIBIT B

Permitted Liens

None.

ANNEX E

PERSONAL AND CONFIDENTIAL

July 10, 2025

Board of Directors

WK Kellogg Co

One Kellogg Square

Battle Creek, MI 49016

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Ferrero International S.A. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of WK Kellogg Co (the “Company”) of the $23.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of July 10, 2025 (the “Agreement”), by and among Parent, Frosty Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including W.K. Kellogg Foundation Trust, a significant stockholder of the Company (“Kellogg Foundation”), and any of its affiliates or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Kellogg Foundation and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Kellogg Company, an affiliate of Kellogg Foundation, in connection with its spinoff of the Company in October 2023 and as financial advisor to Kellanova, an affiliate of Kellogg Foundation, in connection with its pending sale to Mars, Incorporated, announced in August 2024. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Kellogg Foundation and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended December 30, 2023 and December 28, 2024, respectively; the Company’s Registration Statement on Form 10-12B, including the Information Statement filed therewith, dated July 24, 2023, as amended; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the packaged food industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

E-1

Board of Directors

WK Kellogg Co

July 10, 2025

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $23.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement, the Voting Agreements (as defined in the Agreement), the Waiver Agreement (as defined in the Agreement) or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement, the Voting Agreements or the Waiver Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $23.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $23.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

E-2

ANNEX F

July 10, 2025

Board of Directors

WK Kellogg Co

One Kellogg Square

Battle Creek, MI 49016

Members of the Board:

We understand that WK Kellogg Co (the “Company”), Ferrero International S.A. (“Parent”) and Frosty Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 10, 2025 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares (i) held by the Company as treasury stock, (ii) owned by Parent or any of its Subsidiaries (as defined in the Merger Agreement) or (iii) as to which dissenters’ rights have been perfected (clauses (i), (ii) and (iii), collectively, the “Excluded Shares”), will be converted into the right to receive $23.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and Parent and their respective financial and legal advisors;

9)	Reviewed a draft, dated July 10, 2025, of the Merger Agreement and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such financial projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) in the transaction. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including the Voting Agreements (as defined in the Merger Agreement) and the Waiver Agreement (as defined in the Merger Agreement). We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the transactions contemplated by the Merger Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the two years prior to the date hereof, we have not provided financial advisory or financing services for Parent, the Company or W.K. Kellogg Foundation Trust, a significant stockholder of the Company (“Kellogg Foundation”), and have not received fees in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Parent, the Company, Kellogg Foundation and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, Kellogg Foundation or their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the

Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ James McMahon
James McMahon Managing Director

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION SCAN TO VIEW MATERIALS & VOTE w WK KELLOGG CO VOTE BY INTERNET ONE KELLOGG SQUARE Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above BATTLE CREEK, MI 49017-3534 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/KLG2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77481-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WK KELLOGG CO The Board of Directors recommends a vote FOR Proposal 1. For Against Abstain 1. The Merger Proposal – To adopt and approve the Agreement and Plan of Merger, dated as of July 10, 2025 (as it may be amended, supplemented or ! ! ! otherwise modified in accordance with its terms, the “Merger Agreement”), by and among WK Kellogg Co, a Delaware corporation (“WK Kellogg”), Ferrero International S.A., a Luxembourg public limited company (“Parent”), and Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into WK Kellogg, with WK Kellogg surviving as a wholly owned indirect subsidiary of Parent (the “Merger”). The Board of Directors recommends a vote FOR Proposal 2. 2. The Advisory Compensation Proposal – To approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to ! ! ! WK Kellogg’s named executive officers that is based on or otherwise relates to the Merger. The Board of Directors recommends a vote FOR Proposal 3. 3. The Adjournment Proposal – To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if a quorum is ! ! ! not present or there are not sufficient votes cast at the special meeting to approve the Merger Proposal. NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

WK KELLOGG CO INFORMATION ABOUT ATTENDING THE SPECIAL MEETING OF SHAREOWNERS You are cordially invited to attend the Special Meeting of Shareowners of WK Kellogg (“Special Meeting”) to be held on [ ], 2025 at [ ] [a.m./p.m.] (Central Time). The Special Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/KLG2025SM. There will not be an option to attend the meeting in person. Attendance at the Special Meeting will be limited to Shareowners only. You are entitled to participate in the Special Meeting if you were a Shareowner as of the close of business on [ ], 2025, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/KLG2025SM (the “Special Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote the shares and submit your questions during the Special Meeting by following the instructions available on the Special Meeting Website during the meeting. If you do not have access to the internet and are interested in attending, please contact WK Kellogg Investor Relations at (269) 401-3000 or you can also send an email to investorrelations@wkkellogg.com. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREOWNERS TO BE HELD ON [ ], 2025: The Notice of the Special Meeting and the Proxy Statement are available at https://investor.wkkellogg.com. V77482-TBD WK KELLOGG CO PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREOWNERS, [ ], 2025 The undersigned appoints Gary and Gordan, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareowners of WK Kellogg to be held on [ ], 2025 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of WK Kellogg as the undersigned would be entitled to vote if in attendance, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” proposals 1, 2 and 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.